As filed with the Securities and Exchange Commission on July 19, 2013.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DISH DBS Corporation*

(Exact name of registrant as specified in its charter)

Colorado	4899	84-1328967
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. Employer
incorporation or organization)	classification code number)	Identification Number)

9601 South Meridian Boulevard

Englewood, Colorado 80112

(303) 723-1000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

R. Stanton Dodge

Executive Vice President, General Counsel and Secretary

DISH DBS Corporation

9601 South Meridian Boulevard

Englewood, Colorado 80112

(303) 723-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller
Sullivan & Cromwell LLP
125 Broad Street

New York, New York 10004
(212) 558-4000

* The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Note (1)	Proposed Maximum Aggregate Offering Price (1)		Amount of Registration Fee
4.250% Senior Notes due 2018	$1,200,000,000		100%	$1,200,000,000		$163,680
5.125% Senior Notes due 2020	$1,100,000,000		100%	$1,100,000,000		$150,040
Guarantees of 4.250% Senior Notes due 2018 (3)		(2)	(2)		(2)		(2)
Guarantees of 5.125% Senior Notes due 2020 (3)		(2)	(2)		(2)		(2)

(1)

Pursuant to Rule 457(f) under the Securities Act of 1933, the fee is calculated based upon the book value of the 4.250% Senior Notes due 2018 and the 5.125% Senior Notes due 2020, respectively, as of June 30, 2013.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.
(3)	Guaranteed by the additional Registrants listed below.

ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants as Specified in their Respective Charters*	Jurisdiction of Incorporation/ Organization	IRS Employer Identification No.
DISH Network L.L.C.	Colorado	84-1114039
DISH Operating L.L.C.	Colorado	20-0715965
Echosphere L.L.C.	Colorado	84-0833457
DISH Network Service L.L.C.	Colorado	84-1195952

*

The primary standard industrial classification number for each of these Registrants is 4841. The address for each of the additional Registrants is c/o DISH DBS Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED JULY 19, 2013.

PROSPECTUS

DISH DBS CORPORATION

Offer to Exchange up to $1,200,000,000 aggregate principal amount of new

4.250% Senior Notes due 2018 and
up to $1,100,000,000 aggregate principal amount of new 5.125% Senior Notes due 2020,

which have been registered under the Securities Act of 1933,

for any and all of its outstanding 4.250% Senior Notes due 2018 and 5.125% Senior Notes due 2020, respectively,

Subject to the Terms and Conditions described in this Prospectus

The Exchange Offer will expire at 5:00 p.m., New York City time, on                    , 2013,
unless extended

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, our new 4.250% Senior Notes due 2018 for all of our outstanding 4.250% Senior Notes due 2018 and our new 5.125% Senior Notes due 2020 for all of our outstanding 5.125% Senior Notes due 2020.  We refer to our outstanding 4.250% Senior Notes due 2018 as the “Old 2018 Notes,” our outstanding 5.125% Senior Notes due 2020 as the “Old 2020 Notes” (together with the Old 2018 Notes, the “Old Notes”), the new 4.250% Senior Notes due 2018 issued in this offer as the “2018 Notes” and the new 5.125% Senior Notes due 2020 issued in this offer as the “2020 Notes” (together with the 2018 Notes, the “Notes” and each, a “series of the Notes”).  The 2018 Notes and the 2020 Notes are substantially identical to the Old 2018 Notes and the Old 2020 Notes, respectively, that we issued on April 5, 2013, except for certain transfer restrictions and registration rights provisions relating to the Old Notes.  The CUSIP numbers for the Old 2018 Notes are 25470X AM7 and U25486 AG3. The CUSIP numbers for the Old 2020 Notes are 25470X AN5 and U25486 AH1.

MATERIAL TERMS OF THE EXCHANGE OFFER

•                  You will receive an equal principal amount of 2018 Notes for all Old 2018 Notes that you validly tender and do not validly withdraw, and an equal principal amount of 2020 Notes for all Old 2020 Notes that you validly tender and do not validly withdraw.

•                  The exchange should not be a taxable exchange for United States federal income tax purposes.

•                  There has been no public market for the Old Notes and we cannot assure you that any public market for the Notes will develop.  We do not intend to list the Notes on any securities exchange or to arrange for them to be quoted on any automated quotation system.

•                  The terms of the 2018 Notes and the 2020 Notes are substantially identical to those of the Old 2018 Notes and the Old 2020 Notes, respectively, except for certain transfer restrictions and registration rights relating to the Old Notes.

•                  If you fail to tender your Old Notes for the Notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

Investing in the Notes involves risks.  Consider carefully the “Risk Factors” beginning on page 12 of this prospectus.

We are not making this exchange offer in any state where it is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2013.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  This prospectus is an offer to exchange only the Notes offered by this prospectus and only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is accurate only as of its date.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 under the Securities Act of 1933 (the “Securities Act”) that registers the Notes that will be offered in exchange for the Old Notes.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Notes.  The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to: Investor Relations, DISH DBS Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112; telephone number: (303) 723-1000. To obtain timely delivery, you must request the information no later than                 , 2013.

Additionally, this prospectus contains summaries and other information that we believe are accurate as of the date hereof with respect to the terms of specific documents, but we refer to the actual documents for complete information with respect to those documents, copies of which will be made available without charge to you upon request, for complete information with respect to those documents.  Statements contained in this prospectus as to the contents of any contract or other documents referred to in this prospectus do not purport to be complete.  Where reference is made to the particular provisions of a contract or other document, the provisions are qualified in all respects by reference to all of the provisions of the contract or other document.  Our data and industry data are approximate and reflect rounding in certain cases.

We and our parent company, DISH Network Corporation (“DISH Network”), are each subject to the reporting and informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and accordingly file reports, proxy statements and other information with the SEC.  These reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains

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a website that contains reports and other information that we file electronically with the SEC.  The address of that website is http://www.sec.gov.  Our filings with the SEC and those of DISH Network are also accessible free of charge at our website, the address of which is http://www.dish.com.

The Class A common stock of our parent company, DISH Network, is traded under the symbol “DISH” on the Nasdaq Global Select Market.  DISH Network has not guaranteed and is not otherwise responsible for the Notes.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” throughout this prospectus, including the documents incorporated herein by reference.  Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we “believe,” “intend,” “plan,” “estimate,” “expect” or “anticipate” will occur, and other similar statements), you must remember that our expectations may not be achieved, even though we believe they are reasonable.  We do not guarantee that any future transactions or events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus in its entirety and with the understanding that actual future results may be materially different from what we expect. Whether actual events or results will conform with our expectations and predictions is subject to a number of risks and uncertainties. The risks and uncertainties include, but are not limited to, the following:

Competition and Economic Risks Affecting Our Business

•                  We face intense and increasing competition from satellite television providers, cable companies and telecommunications companies, especially as the pay-TV industry has matured, which may require us to increase subscriber acquisition and retention spending or accept lower subscriber activations and higher subscriber churn.

•                  Competition from digital media companies that provide or facilitate the delivery of video content via the Internet may reduce our gross new subscriber activations and may cause our subscribers to purchase fewer services from us or to cancel our services altogether, resulting in less revenue to us.

•                  Sustained economic weakness, including continued high unemployment and reduced consumer spending, may adversely affect our ability to grow or maintain our business.

•                  Our competitors may be able to leverage their relationships with programmers to reduce their programming costs and offer exclusive content that will place them at a competitive advantage to us.

•                  We face increasing competition from other distributors of unique programming services such as foreign language and sports programming that may limit our ability to maintain subscribers that desire these unique programming services.

Operational and Service Delivery Risks Affecting Our Business

•                  If we do not continue improving our operational performance and customer satisfaction, our gross new subscriber activations may decrease and our subscriber churn may increase.

•                  If our gross new subscriber activations decrease, or if subscriber churn, subscriber acquisition costs or retention costs increase, our financial performance will be adversely affected.

•                  Programming expenses are increasing and could adversely affect our future financial condition and results of operations.

•                  We depend on others to provide the programming that we offer to our subscribers and, if we lose access to this programming, our gross new subscriber activations may decline and subscriber churn may increase.

•                  Our local programming strategy faces uncertainty because we may not be able to obtain necessary retransmission consent agreements at acceptable rates, or at all, from local network stations.

•                  We may be required to make substantial additional investments to maintain competitive programming offerings.

•                  Any failure or inadequacy of our information technology infrastructure could harm our business.

•                  We currently depend on EchoStar Corporation and its subsidiaries, or EchoStar, to design, develop and manufacture all of our new set-top boxes and certain related components, and to provide transponder capacity, digital broadcast operations and other services to us.  Our business would be adversely affected if EchoStar ceases to provide these products and services to us and we are unable to obtain suitable replacement products and services from third parties.

•                  We operate in an extremely competitive environment and our success may depend in part on our timely introduction and implementation of, and effective investment in, new competitive products and services, the failure of which could negatively impact our business.

•                  Technology in our industry changes rapidly and our inability to offer new subscribers and upgrade existing subscribers with more advanced equipment could cause our products and services to become obsolete.

•                  We rely on a single vendor or a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems, and security access devices, and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

•                  Our sole supplier of new set-top boxes, EchoStar, relies on a few suppliers and in some cases a single supplier, for many components of our new set-top boxes, and any reduction or interruption in supplies or significant increase in the price of supplies could have a negative impact on our business.

•                  Our programming signals are subject to theft, and we are vulnerable to other forms of fraud that could require us to make significant expenditures to remedy.

•                  We depend on third parties to solicit orders for our services that represent a significant percentage of our total gross new subscriber activations.

•                  We have limited owned and leased satellite capacity and failures or reduced capacity could adversely affect our business.

•                  Our owned and leased satellites are subject to construction, launch, operational and environmental risks that could limit our ability to utilize these satellites.

•                  We generally do not carry commercial insurance for any of the in-orbit satellites that we use, other than certain satellites leased from third parties, and could face significant impairment charges if one of our satellites fails.

•                  We may have potential conflicts of interest with EchoStar due to DISH Network’s common ownership and management.

•                  We rely on key personnel and the loss of their services may negatively affect our businesses.

Acquisition and Capital Structure Risks Affecting Our Business

•                  Our parent, DISH Network, made a substantial investment to acquire certain 2 GHz wireless spectrum licenses and other assets from DBSD North America Inc. (“DBSD North America”) and TerreStar Networks, Inc. (“TerreStar”).  DISH Network will need to make significant additional investments or partner with others to commercialize these licenses and assets.

•                  Our parent, DISH Network, made a substantial investment to acquire certain 700 MHz wireless spectrum licenses and will need to make significant additional investments or partner with others to commercialize these licenses.

•                  To the extent our parent, DISH Network, commercializes its wireless spectrum licenses, it will face certain risks entering and competing in the wireless services industry and operating a wireless services business.

•                  We may pursue acquisitions and other strategic transactions to complement or expand our business that may not be successful and we may lose up to the entire value of our investment in these acquisitions and transactions.

•                  We may need additional capital, which may not be available on acceptable terms or at all, to continue investing in our business and to finance acquisitions and other strategic transactions.

•                  We have substantial debt outstanding and may incur additional debt.

•                  Our parent, DISH Network, is controlled by one principal stockholder who is also our Chairman.

Legal and Regulatory Risks Affecting Our Business

•                  Our business depends on certain intellectual property rights and on not infringing the intellectual property rights of others.

•                  We are party to various lawsuits which, if adversely decided, could have a significant adverse impact on our business, particularly lawsuits regarding intellectual property.

•                  Our ability to distribute video content via the Internet involves regulatory risk.

•                  Changes in the Cable Act, and/or the Federal Communications Commission (“FCC”) rules that implement the Cable Act, may limit our ability to access programming from cable-affiliated programmers at non-discriminatory rates.

•                  The injunction against our retransmission of distant networks, which is currently waived, may be reinstated.

•                  We are subject to significant regulatory oversight, and changes in applicable regulatory requirements, including any adoption or modification of laws or regulations relating to the Internet, could adversely affect our business.

•                  Our business depends on FCC licenses that can expire or be revoked or modified and applications for FCC licenses that may not be granted.

•                  We are subject to digital high-definition (“HD”) “carry-one, carry-all” requirements that cause capacity constraints.

•                  There can be no assurance that there will not be deficiencies leading to material weaknesses in our internal control over financial reporting.

•                  We may face other risks described from time to time in periodic and current reports we file with the SEC.

All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. Investors should consider the risks described herein and should not place undue reliance on any forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in any reports we file with the SEC.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read carefully the section of this prospectus under the heading “Risk Factors” beginning on page 12.

SUMMARY

In this prospectus, the words “we,” “our,” “us,” “DISH DBS” and the “Company” refer to DISH DBS Corporation and its subsidiaries, unless otherwise stated or the context otherwise requires. “DISH Network” refers to DISH Network Corporation, our ultimate parent company, and its subsidiaries, including us, unless otherwise stated or the context otherwise requires. “EchoStar” refers to EchoStar Corporation and its subsidiaries, unless otherwise stated or the context otherwise requires.  This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in the Notes. You should carefully read the entire prospectus, including the sections under the headings “Risk Factors” and “Disclosure Regarding Forward-Looking Statements.”

DISH DBS Corporation

DISH DBS is a holding company and an indirect, wholly-owned subsidiary of DISH Network, a publicly traded company listed on the Nasdaq Global Select Market.  DISH DBS was formed under Colorado law in January 1996.

We operate the DISH® branded pay-TV service, which had 14.092 million subscribers in the United States as of March 31, 2013.

On January 1, 2008, DISH Network completed the distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar.  DISH Network and EchoStar operate as separate publicly-traded companies, and neither entity has any ownership interest in the other.  However, a substantial majority of the voting power of the shares of both DISH Network and EchoStar is owned beneficially by Charles W. Ergen, our Chairman, or by certain trusts established by Mr. Ergen for the benefit of his family.  Mr. Ergen is also the Chairman of EchoStar.  EchoStar is our sole supplier of digital set-top boxes and digital broadcast operations.  In addition, EchoStar is a key supplier of transponder capacity and related services to us.

Our business strategy is to be the best provider of video services in the United States by providing high-quality products, outstanding customer service, and great value.  We promote DISH branded programming packages as providing our subscribers with a better “price-to-value” relationship than those available from other subscription television providers.  We believe that there continues to be unsatisfied demand for high-quality, reasonably priced television programming services.

•                  High-Quality Products. We offer a wide selection of local and national programming, featuring more national and local HD channels than most pay-TV providers.  We have been a technology leader in our industry, introducing award-winning DVRs, dual tuner receivers, 1080p video on demand, and external hard drives.  To maintain and enhance our competitiveness over the long term, we introduced the Hopper® set-top box that a consumer can use, at his or her option, to view recorded programming in HD in multiple rooms.  We recently introduced the Hopper set-top box with Sling, which promotes a suite of integrated products designed to maximize the convenience and ease of watching TV anytime and anywhere, which we refer to as DISH Anywhere™ that utilizes, among other things, online access and Slingbox “placeshifting” technology.  In addition, the Hopper with Sling has several innovative features that a consumer can use, at his or her option, to watch and record television programming through certain tablet computers and combines program-discovery tools, social media engagement and remote-control capabilities through the use of certain tablet computers.

•                  Outstanding Customer Service. We strive to provide outstanding customer service by improving the quality of the initial installation of subscriber equipment, improving the reliability of our equipment, better educating our customers about our products and services, and resolving customer problems promptly and effectively when they arise.

•                  Great Value. We have historically been viewed as the low-cost provider in the pay-TV industry in the U.S. because we seek to offer the lowest everyday prices available to consumers after introductory promotions expire.

Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112, and our telephone number is (303) 723-1000. Our filings with the SEC and those of DISH Network are accessible free of charge at www.dish.com. None of the information or materials posted, contained or referred to at www.dish.com is incorporated by reference in, or otherwise made a part of, this prospectus, except as specifically described under the caption “Incorporation of Certain Documents by Reference.”

The Exchange Offer

The exchange offer relates to the exchange of up to $1,200,000,000 aggregate principal amount of outstanding 4.250% Senior Notes due 2018 and up to $1,100,000,000 aggregate principal amount of outstanding 5.125% Senior Notes due 2020, for an equal aggregate principal amount of the 2018 Notes and the 2020 Notes, respectively.  The form and terms of the 2018 Notes and the 2020 Notes are identical in all material respects to the form and terms of the corresponding outstanding Old 2018 Notes and Old 2020 Notes, respectively, except that the Notes will be registered under the Securities Act, and therefore they will not bear legends restricting their transfer.

The Exchange Offer

We are offering to exchange $1,000 principal amount of our 2018 Notes that we have registered under the Securities Act for each $1,000 principal amount of outstanding Old 2018 Notes, and $1,000 principal amount of our 2020 Notes that we have registered under the Securities Act for each $1,000 principal amount of outstanding Old 2020 Notes. Old Notes tendered in the exchange offer must be in minimum denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof. In order for us to exchange your Old Notes, you must validly tender them to us and we must accept them. We will exchange all outstanding Old Notes that are validly tendered and not validly withdrawn.

Resale of the Notes

Based on interpretations by the staff of the SEC set forth in no-action letters issued to other parties, we believe that you may offer for resale, resell and otherwise transfer your Notes without compliance with the registration and prospectus delivery provisions of the Securities Act if you are not our affiliate and you acquire the Notes issued in the exchange offer in the ordinary course.

You must also represent to us that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Notes we issue to you in the exchange offer.

Each broker-dealer that receives Notes in the exchange offer for its own account in exchange for Old Notes that it acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Notes issued in the exchange offer. You may not participate in the exchange offer if you are a broker-dealer who purchased such outstanding Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

Expiration date

The exchange offer will expire at 5:00 p.m., New York City time, on            , 2013, unless we decide to extend the expiration date. We may extend the expiration date for any reason. If we fail to consummate the exchange offer, you will have certain rights against us under the registration rights agreement we entered into as part of the offering of the Old Notes.

Special procedures for beneficial owners

If you are the beneficial owner of Old Notes and you registered your Old Notes in the name of a broker or other institution, and you wish to participate in the exchange, you should promptly contact the person in whose name you registered your Old Notes and instruct that person to tender the Old Notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding Old Notes, either make appropriate arrangements to register ownership of the outstanding Old Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed delivery procedures	If you wish to tender your Old Notes and time will not permit your required documents to reach the exchange agent by the expiration date, or you cannot complete the procedure for book-entry transfer on time or you cannot deliver your certificates for registered Old Notes on time, you may tender your Old Notes pursuant to the procedures described in this prospectus under the heading “The Exchange Offer—How to use the guaranteed delivery procedures if you will not have enough time to send all documents to us.”

Withdrawal rights	You may withdraw the tender of your Old Notes at any time prior to the expiration date.

Tax consequences	An exchange of Old Notes for Notes should not be subject to United States federal income tax. See “United States Federal Income Tax Considerations of the Exchange Offer” below.

Use of proceeds	We will not receive any proceeds from the issuance of Notes pursuant to the exchange offer. Old Notes that are validly tendered and exchanged will be retired and canceled.

Exchange Agent

You can reach the Exchange Agent, Wells Fargo Bank, National Association at MAC - N9303-121, Corporate Trust Operations, P.O. Box 1517, Minneapolis, Minnesota 55480-1517. For more information with respect to the exchange offer, you may call the Exchange Agent at (800) 344-5128; the fax number for the Exchange Agent is (612) 667-6282 (Attention: Bondholder Communications).

The Notes

The exchange offer applies to $1,200,000,000 aggregate principal amount of 4.250% Senior Notes due 2018 and $1,100,000,000 aggregate principal amount of 5.125% Senior Notes due 2020.  The form and terms of the 2018 Notes and the 2020 Notes are identical in all material respects to the form and terms of the corresponding outstanding Old 2018 Notes and Old 2020 Notes, respectively, except that the Notes will be registered under the Securities Act, and therefore they will not bear legends restricting their transfer.  The Notes will be entitled to the benefits of the respective indentures governing the Notes.  See “Description of the Notes.” As used in this summary of the Notes, “subsidiaries” refers to our direct and indirect subsidiaries.

Issuer	DISH DBS Corporation, a Colorado corporation.

Notes Offered	$1,200,000,000 aggregate principal amount of 4.250% Senior Notes due 2018; and $1,100,000,000 aggregate principal amount of 5.125% Senior Notes due 2020.

Maturity	For the 2018 Notes: April 1, 2018. For the 2020 Notes: May 1, 2020.

Interest Payment Dates

For the 2018 Notes: semi-annually, on April 1 and October 1 of each year, starting on October 1, 2013.

For the 2020 Notes: semi-annually, on May 1 and November 1 of each year, starting on November 1, 2013.

Interest will accrue from the most recent date through which interest has been paid, or if no interest has been paid, from the date of original issuance of the Old Notes.

Ranking

The Notes will be our unsecured senior obligations and will rank equally with all of our current and future unsecured senior debt and senior to all of our future subordinated debt. The Notes will effectively rank junior to any of our existing and future secured debt to the extent of the value of the assets securing such debt. As of March 31, 2013, after giving effect to the issuance of the Notes, the Notes would have ranked equally with approximately $11.6 billion of our other unsecured debt.

Guarantees

The Notes will be guaranteed by our principal operating subsidiaries on a senior basis. The guarantees will be unsecured senior obligations of the guarantors and will rank equally with all of the current and future unsecured senior debt of the guarantors and senior to all existing and future subordinated debt of the guarantors. The guarantees will effectively rank junior to any existing and future secured debt of the guarantors to the extent of the value of the assets securing such debt. Neither DISH Network nor any of its subsidiaries, other than us and our principal operating subsidiaries, will be obligated under the Notes or any guarantee of the Notes. See “Description of the Notes—Brief Description of the Notes—The Guarantees.”

Redemption

The 2018 Notes and the 2020 Notes will be redeemable, in each case, in whole or in part, at any time at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, together with accrued and unpaid interest to the redemption date.

We may also redeem up to 35% of the 2018 Notes, prior to April 1, 2016, at a purchase price equal to 104.250% of the principal amount of the 2018 Notes redeemed, and up to 35% of the 2020 Notes, prior to May 1, 2016, at a purchase price equal to 105.125% of the principal amount of the 2020 Notes redeemed, in each case plus accrued and unpaid interest, if any, as of the date of redemption with the net cash proceeds from certain equity offerings or capital contributions. See “Description of the Notes—Optional Redemption.”

Change of Control

If a Change of Control Event occurs, as that term is defined in “Description of the Notes — Certain Definitions,” holders of the Notes will have the right, subject to certain conditions, to require us to repurchase their Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Notes — Change of Control Offer” for further information regarding the conditions that would apply if we must offer holders this repurchase right.

Certain Covenants

The indentures governing the Notes (each, an “Indenture” and together, the “Indentures”) contain covenants limiting our and our restricted subsidiaries’ ability to, among other things:

• incur additional debt;

• pay dividends or make distributions on our capital stock or repurchase our capital stock;

• make certain investments;

• create liens or enter into sale and leaseback transactions;

• enter into transactions with affiliates;

• merge or consolidate with another company; and

• transfer and sell assets.

These covenants are subject to a number of important limitations and exceptions and in many circumstances may not significantly restrict our ability to take any of the actions described above. For more details, see “Description of the Notes—Certain Covenants.” If the Notes receive an Investment Grade rating, certain of the covenants in the Indentures will be subject to suspension or termination. See “Description of the Notes— Certain Covenants—Investment Grade Rating.”

Registration Rights

Pursuant to a registration rights agreement between us and the initial purchaser, we agreed:

• to file an exchange offer registration statement within 180 days of April 5, 2013;

• to use our reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC within 270 days of April 5, 2013; and

• to use our reasonable best efforts to cause the exchange offer to be consummated within 315 days of April 5, 2013.

We intend the registration statement relating to this prospectus to satisfy these obligations. In certain circumstances, we will be required to file a shelf registration statement to cover resales of the Notes. If we do not comply with our obligations under the registration rights agreement, we will be required to pay additional interest on the Notes. See “Registration Rights.”

Risk Factors

Investing in the Notes involves substantial risks. You should carefully consider all the information contained in this prospectus prior to investing in the Notes. In particular, we urge you to carefully consider the information set forth in the section under the heading “Risk Factors” for a description of certain risks you should consider before investing in the Notes.

Indentures	Each series of the Notes will be issued under the applicable Indenture, with Wells

Fargo Bank, National Association, as trustee. The rights of holders of the Notes, including rights with respect to default, waivers and amendments, will be governed by the applicable Indenture.

Governing Law	The Indentures are, and the Notes will be, governed by the laws of the State of New York.

Summary Historical Consolidated Financial Data

We derived the following summary historical consolidated financial data for the five years ended December 31, 2012 from our audited consolidated financial statements. The following tables also present summary unaudited consolidated financial data for the three months ended March 31, 2013 and 2012. In our opinion, this interim data reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year.

You should read this data in conjunction with, and it is qualified by reference to, the sections entitled “Management’s Narrative Analysis of Results of Operations,” our consolidated financial statements and the notes thereto, and the other financial information in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

	For the Years Ended December 31,					For the Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
	(dollars in millions)
						(unaudited)
Statements of Operations Data:
Total revenue	$11,617	$11,663	$12,636	$13,060	$13,152	$3,247	$3,336
Operating income	2,060	1,389	1,944	2,950	1,393	574	514
Net income	1,092	604	949	1,526	484	277	206

As of March 31, 2013
(dollars in millions) (unaudited)
Balance Sheet Data:
Cash, cash equivalents and marketable investment securities	$5,718
Total assets	11,453
Total debt	11,855
Total stockholder’s equity (deficit)	$(5,043)

	As of or for the Years Ended December 31,										As of or for the Three Months Ended March 31,
	2008		2009		2010		2011		2012		2012		2013
	(dollars in millions)
											(unaudited)
Other Data:
DISH® subscribers (000’s)(unaudited)	13,678		14,100		14,133		13,967		14,056		14,071		14,092
EBITDA(unaudited)(1)	$3,106		$2,310		$2,927		$3,866		$2,294		$774		$720
Net cash flows from:
Operating activities	$1,935		$1,994		$2,145		$2,268		$1,954		$690		$218
Investing activities	(746)		(2,295)		(1,442)		177		(2,385)		(111)		(714)
Financing activities	(1,573)		301		(294)		(2,553)		3,456		(7)		(8)
Ratio of earnings to fixed charges(unaudited)(2)	5.69	x	3.37	x	4.11	x	5.33	x	2.19	x	4.30	x	2.67	x

(1)      EBITDA is defined as net income (loss) plus net interest expense, taxes and depreciation and amortization.

(2) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes, plus fixed charges. Fixed charges consist of interest incurred on all indebtedness, including capitalized interest and the imputed interest component of rental expense under noncancelable operating leases.

The following table reconciles EBITDA to net income:

	For the Years Ended December 31,					For the Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
	(dollars in millions)
						(unaudited)
EBITDA	$3,106	$2,310	$2,927	$3,866	$2,294	$774	$720
Interest expense, net	(316)	(393)	(457)	(538)	(625)	(133)	(189)
Income tax provision, net	(697)	(373)	(538)	(897)	(286)	(167)	(119)
Depreciation and amortization	(1,001)	(940)	(983)	(905)	(899)	(197)	(206)
Net income	$1,092	$604	$949	$1,526	$484	$277	$206

EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States, or GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the multi-channel video programming distribution industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures because EBITDA is independent of the actual leverage and capital expenditures employed by the business. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

RISK FACTORS

Investing in the Notes involves a high degree of risk. You should carefully consider the following risk factors and all other information contained and incorporated by reference in this prospectus before deciding whether to exchange your Old Notes for the Notes. The risks and uncertainties described below are not the only ones facing us.

If any of the following events occurs, our business, financial condition and results of operations could be materially and adversely affected. In that case, the value of the Notes could decline and you may lose some or all of your investment.

Risks Related to Our Business

Competition and Economic Risks Affecting Our Business

We face intense and increasing competition from satellite television providers, cable companies and telecommunications companies, especially as the pay-TV industry has matured, which may require us to increase subscriber acquisition and retention spending or accept lower subscriber activations and higher subscriber churn.

Our business is primarily focused on providing pay-TV services and we have traditionally competed against satellite television providers and cable companies, some of whom have greater financial, marketing and other resources than we do.  Many of these competitors offer video services bundled with broadband, telephony services, HD offerings, interactive services and video on demand services that consumers may find attractive.  Moreover, mergers and acquisitions, joint ventures and alliances among cable television providers, telecommunications companies and others may result in, among other things, greater financial leverage and increase the availability of offerings from providers capable of bundling television, broadband and telephone services in competition with our services.  We and our competitors increasingly must seek to attract a greater proportion of new subscribers from each other’s existing subscriber bases rather than from first-time purchasers of pay-TV services.  In addition, because other pay-TV providers may be seeking to attract a greater proportion of their new subscribers from our existing subscriber base, we may be required to increase retention spending.

Competition has intensified in recent years as the pay-TV industry has matured and the growth of fiber-based pay-TV services offered by telecommunications companies such as Verizon and AT&T continues.  These fiber-based pay-TV services have significantly greater capacity, enabling the telecommunications companies to offer substantial HD programming content as well as bundled services.  This increasingly competitive environment may require us to increase subscriber acquisition and retention spending or accept lower subscriber activations and higher subscriber churn.  Further, as a result of this increased competitive environment and the maturation of the pay-TV industry, future growth opportunities of our core pay-TV business may be limited and our margins may be reduced, which could have a material adverse effect on our business, results of operations, financial condition and cash flow.

Competition from digital media companies that provide or facilitate the delivery of video content via the Internet may reduce our gross new subscriber activations and may cause our subscribers to purchase fewer services from us or to cancel our services altogether, resulting in less revenue to us.

Our business is primarily focused on pay-TV services, and we face competition from providers of digital media, including companies that offer online services distributing movies, television shows and other video programming.  Moreover, new technologies have been, and will likely continue to be, developed that further increase the number of competitors we face with respect to video services.  For example, online platforms that provide for the distribution and viewing of video programming compete with our pay-TV services.  These online platforms may cause our subscribers to disconnect our services.  In addition, even if our subscribers do not disconnect our services, they may purchase a certain portion of the services that they would have historically purchased from us through these online platforms, such as pay per view movies, resulting in less revenue to us.  Some of these companies have greater financial, marketing and other resources than we do.  In particular, programming offered over the Internet has become more prevalent as the speed and quality of broadband and wireless networks have improved.  In addition, consumers are spending an increasing amount of time accessing video content via the Internet on their mobile devices.  These technological advancements and changes in consumer behavior with regard to the means by which they obtain video content could reduce our gross new subscriber activations and could materially adversely affect our business, results of operations and financial condition or otherwise disrupt our business.

Sustained economic weakness, including continued high unemployment and reduced consumer spending, may adversely affect our ability to grow or maintain our business.

A substantial majority of our revenue comes from residential customers whose spending patterns may be affected by sustained economic weakness and uncertainty.  Economic weakness and uncertainty persisted during 2012.  Our ability to grow or maintain our business may be adversely affected by sustained economic weakness and uncertainty, including the effect of wavering consumer confidence, continued high unemployment and other factors that may adversely affect the pay-TV industry.  In particular, economic weakness and uncertainty could result in the following:

•                  Fewer gross new subscriber activations and increased subscriber churn.  We could face fewer gross new subscriber activations and increased subscriber churn due to, among other things:  (i) the sustained weak housing market in the United States combined with lower discretionary spending; (ii) increased price competition for our products and services; and (iii) the potential loss of retailers, who generate a significant portion of our new subscribers, because many of them are small businesses that are more susceptible to the negative effects of economic weakness.  In particular, subscriber churn may increase with respect to subscribers who purchase our lower tier programming packages and who may be more sensitive to sustained economic weakness, including, among others, our pay-in-advance subscribers.

•                  Lower pay-TV average monthly revenue per subscriber (“Pay-TV ARPU”).  Our Pay-TV ARPU could be negatively impacted by aggressive introductory offers by our competitors and the growth of video content being delivered via the Internet.  Furthermore, due to lower levels of disposable income, our customers may downgrade to lower cost programming packages, elect not to purchase premium services or pay per view movies or may disconnect our services and choose to replace them with less expensive alternatives such as video content delivered via the Internet, including, among others, video on demand.

•                  Higher subscriber acquisition and retention costs.  Our profits may be adversely affected by increased subscriber acquisition and retention costs necessary to attract and retain subscribers during a period of economic weakness.

Our competitors may be able to leverage their relationships with programmers to reduce their programming costs and offer exclusive content that will place them at a competitive advantage to us.

The cost of programming represents the largest percentage of our overall costs.  Certain of our competitors own directly or are affiliated with companies that own programming content that may enable them to obtain lower programming costs or offer exclusive programming that may be attractive to prospective subscribers.  Unlike our larger cable and satellite competitors, we have not made significant investments in programming providers.  For example, in January 2011 the FCC and the Department of Justice approved a transaction between Comcast and General Electric pursuant to which they joined their programming properties, including NBC, Bravo and many others that are available in the majority of our programming packages, in a venture, NBCUniversal, LLC (“NBCUniversal”), controlled by Comcast.  Comcast recently completed the acquisition of substantially all of General Electric’s remaining interest in NBCUniversal.  This transaction may affect us adversely by, among other things, making it more difficult for us to obtain access to NBCUniversal’s programming networks on nondiscriminatory and fair terms, or at all.  The FCC conditioned its approval on, among other things, Comcast complying with the terms of the FCC’s recent order on network neutrality, even if that order is vacated by judicial or legislative action, and Comcast licensing its affiliated content to us, other traditional pay-TV providers and certain providers of video services over the Internet on fair and nondiscriminatory terms and conditions, including, among others, price.  If Comcast does not license its affiliated content to us on fair and nondiscriminatory terms and conditions, we can seek binding arbitration and continue to carry such content while the arbitration is pending.  However, it is uncertain how these conditions may be interpreted and enforced by the FCC; therefore, we cannot predict the practical effect of these conditions.

We face increasing competition from other distributors of unique programming services such as foreign language and sports programming that may limit our ability to maintain subscribers that desire these unique programming services.

We face increasing competition from other distributors of unique programming services such as foreign language and sports programming, including programming distributed over the Internet.  There can be no assurance that we will maintain subscribers that desire these unique programming services.  For example, the increasing availability of foreign language programming from our competitors, which in certain cases has resulted from our inability to renew programming agreements on an exclusive basis or at all, could contribute to an increase in our subscriber churn.  Our agreements with distributors of foreign language programming have varying expiration dates, and some agreements are on a month-to-month basis.  There can be no assurance that we will be able to grow or maintain subscribers that desire these unique programming services such as foreign language and sports programming.

Operational and Service Delivery Risks Affecting Our Business

If we do not continue improving our operational performance and customer satisfaction, our gross new subscriber activations may decrease and our subscriber churn may increase.

If we are unable to continue improving our operational performance and customer satisfaction, we may experience a decrease in gross new subscriber activations and an increase in subscriber churn, which could have a material adverse effect on our business, financial condition and results of operations.  To improve our operational performance, we continue to make significant investments in staffing, training, information systems, and other initiatives, primarily in our call center and in-home service operations.  These investments are intended to help combat inefficiencies introduced by the increasing complexity of our business, improve customer satisfaction, reduce subscriber churn, increase productivity, and allow us to scale better over the long run.  We cannot, however, be certain that our spending will ultimately be successful in improving our operational performance.  In the meantime, we may continue to incur higher costs to improve our operational performance.  While we believe that these costs will be outweighed by longer-term benefits, there can be no assurance when or if we will realize these benefits at all.  If we are unable to improve our operational performance, our future gross new subscriber activations and existing subscriber churn may be negatively impacted, which could in turn adversely affect our revenue growth and results of operations.

If our gross new subscriber activations decrease, or if subscriber churn, subscriber acquisition costs or retention costs increase, our financial performance will be adversely affected.

We may incur increased costs to acquire new subscribers and retain existing subscribers.  Our subscriber acquisition costs could increase as a result of increased spending for advertising and the installation of more HD and DVR receivers, which are generally more expensive than other receivers.  Meanwhile, retention costs may be driven higher by increased upgrades of existing subscribers’ equipment to HD and DVR receivers.  Additionally, certain of our promotions, including, among others, pay-in-advance, allow consumers with relatively lower credit scores to become subscribers.  These subscribers typically churn at a higher rate.

Our subscriber acquisition costs and our subscriber retention costs can vary significantly from period to period and can cause material variability to our net income (loss) and free cash flow.  Any material increase in subscriber acquisition or retention costs from current levels could have a material adverse effect on our business, financial position and results of operations.

Programming expenses are increasing and could adversely affect our future financial condition and results of operations.

Our programming costs currently represent the largest component of our total expense and we expect these costs to continue to increase.  The pay-TV industry has continued to experience an increase in the cost of programming, especially local broadcast channels and sports programming.  Our ability to compete successfully will depend on our ability to continue to obtain desirable programming and deliver it to our subscribers at competitive prices.

When offering new programming, or upon expiration of existing contracts, programming suppliers have historically attempted to increase the rates they charge us for programming.  We expect this practice to continue, which, if successful, would increase our programming costs.  As a result, our margins may face further pressure if we are unable to renew our long-term programming contracts on favorable pricing and other economic terms.

In addition, increases in programming costs could cause us to increase the rates that we charge our subscribers, which could in turn cause our existing subscribers to disconnect our service or cause potential new subscribers to choose not to subscribe to our service.  Therefore, we may be unable to pass increased programming costs on to our customers, which could have a material adverse effect on our financial condition and results of operations.

We depend on others to provide the programming that we offer to our subscribers and, if we lose access to this programming, our gross new subscriber activations may decline and subscriber churn may increase.

We depend on third parties to provide us with programming services.  Our programming agreements have remaining terms ranging from less than one to up to several years and contain various renewal, expiration and/or termination provisions.  We may not be able to renew these agreements on favorable terms or at all, and these agreements may be terminated prior to expiration of their original term.  Certain programmers have, in the past, temporarily limited our access to their programming.  For example, during 2012, our gross new subscriber activations and subscriber churn were negatively impacted as a result of multiple programming interruptions and threatened programming interruptions related to contract disputes with several content providers.  We typically have a few programming contracts with major content providers up for renewal each year and if we are unable to renew any of these agreements or the other parties terminate the agreements, there can be no assurance that we would be able to obtain substitute programming, or that such substitute programming would be comparable in quality or cost to our existing programming.  In addition, loss of access to programming, particularly programming provided by major content providers and/or programming popular with our subscribers, could have a material adverse effect on our business, financial condition and results of operations, including, among other things, our gross new subscriber activations and subscriber churn rate.

Our local programming strategy faces uncertainty because we may not be able to obtain necessary retransmission consent agreements at acceptable rates, or at all, from local network stations.

The Copyright Act generally gives satellite companies a statutory copyright license to retransmit local broadcast channels by satellite back into the market from which they originated, subject to obtaining the retransmission consent of local network stations that do not elect “must carry” status, as required by the Communications Act.  If we fail to reach retransmission consent agreements with such broadcasters, we cannot carry their signals.  This could have an adverse effect on our strategy to compete with cable and other satellite companies that provide local signals.  While we have been able to reach retransmission consent agreements with most of these local network stations, there remain stations with which we have not been able to reach an agreement.  We cannot be sure that we will secure these agreements or that we will secure new agreements on acceptable terms, or at all, upon the expiration of our current retransmission consent agreements, some of which are short-term.  During the second quarter 2012, the four major broadcast television networks filed lawsuits against us alleging, among other things, that the PrimeTime Anytime™ and AutoHop™ features of the Hopper set-top box breach their retransmission consent agreements.  In the event a court ultimately determines that we breached the terms of these retransmission consent agreements, we may be subject, among other things, to substantial damages and we may lose access to programming or may not be able to renew certain of our retransmission consent agreements and other programming agreements on favorable terms or at all.  Even if we ultimately prevail in these actions, there can be no assurance that we will be able to renew our retransmission consent agreements or enter into new agreements with these broadcast networks.  In such event, there can be no assurance that we will be able to obtain substitute programming, or that such substitute programming would be comparable in quality or cost to our existing programming.  In recent years, national broadcasters have used their ownership of certain local broadcast stations to require us to carry additional cable programming in exchange for retransmission consent of their local broadcast stations.  These requirements may place constraints on available capacity on our satellites for other programming.  Furthermore, the rates we are charged for retransmitting local channels have been increasing substantially.  We may be unable to pass these increased programming costs on to our customers, which could have a material adverse effect on our financial condition and results of operations.

We may be required to make substantial additional investments to maintain competitive programming offerings.

We believe that the availability and extent of HD programming and other value-added services such as access to video via smartphones and tablets continues to be a significant factor in consumers’ choice among pay-TV providers.  Other pay-TV providers may have more successfully marketed and promoted their HD programming packages and value-added services and may also be better equipped and have greater resources to increase their HD offerings and value-added services to respond to increasing consumer demand.  In addition, even though it remains a small portion of the market, consumer demand for 3D televisions and programming, as well as higher resolution programming, will likely increase in the future.  We may be required to make substantial additional investments in infrastructure to respond to competitive pressure to deliver enhanced programming, and other value-added services there can be no assurance that we will be able to compete effectively with offerings from other pay-TV providers.

Any failure or inadequacy of our information technology infrastructure could harm our business.

The capacity, reliability and security of our information technology hardware and software infrastructure (including our billing systems) are important to the operation of our current business, which would suffer in the event of system failures.  Likewise, our ability to expand and update our information technology infrastructure in response to our growth and changing needs is important to the continued implementation of our new service offering initiatives.  Our inability to expand or upgrade our technology infrastructure could have adverse consequences, which could include the delayed implementation of new service offerings, service or billing interruptions, and the diversion of development resources.  For example, during 2011, we implemented new interactive voice response and in-home appointment scheduling systems.  We also implemented a new billing system as well as new sales and customer care systems in the first quarter 2012.  We are relying on third parties for developing key components of these systems and ongoing service after their implementation.  Third parties may experience errors or disruptions that could adversely impact us and over which we may have limited control.  Interruption and/or failure of any of these new systems could disrupt our operations and damage our reputation thus adversely impacting our ability to provide our services, retain our current subscribers and attract new subscribers.

In addition, although we take protective measures and endeavor to modify them as circumstances warrant, our information technology hardware and software infrastructure may be vulnerable to unauthorized access, misuse, computer viruses or other malicious code and other events that could have a security impact.  If one or more of such events occur, this potentially could jeopardize our customer and other information processed and stored in, and transmitted through, our information technology hardware and software infrastructure, or otherwise cause interruptions or malfunctions in our operations, which could result in significant losses or reputational damage. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses.

We currently depend on EchoStar and its subsidiaries, to design, develop and manufacture all of our new set-top boxes and certain related components, and to provide transponder capacity, digital broadcast operations and other services to us.  Our business would be adversely affected if EchoStar ceases to provide these products and services to us and we are unable to obtain suitable replacement products and services from third parties.

EchoStar is our sole supplier of digital set-top boxes and digital broadcast operations.  In addition, EchoStar is a key supplier of transponder capacity and related services to us.  We purchase digital set-top boxes from EchoStar pursuant to a contract that expires on December 31, 2014.  EchoStar provides digital broadcast operations to us pursuant to a contract that expires on December 31, 2016.  EchoStar has no obligation to supply digital set-top boxes or digital broadcast operations to us after these dates.  We may be unable to renew agreements for digital set-top boxes or digital broadcast operations with EchoStar on acceptable terms or at all.  Equipment, transponder leasing and digital broadcast operation costs may increase beyond our current expectations.  EchoStar’s inability to develop and produce, or our inability to obtain, equipment with the latest technology, or our inability to obtain transponder capacity and digital broadcast operations and other services from third parties, could affect our subscriber acquisition and churn and cause related revenue to decline.

Furthermore, due to the lack of compatibility of our infrastructure with the set-top boxes of a provider other than EchoStar, any transition to a new supplier of set-top boxes could take a significant period of time to complete, cause us to incur significant costs and negatively affect our gross new subscriber activations and subscriber churn.  For example, the proprietary nature of the Sling technology and certain other technology used in EchoStar’s set-top boxes may significantly limit our ability to obtain set-top boxes with the same or similar features from any other provider of set-top boxes.

If we were to switch to another provider of set-top boxes, we may have to implement additional infrastructure to support the set-top boxes purchased from such new provider, which could significantly increase our costs.  In addition, differences in, among other things, the user interface between set-top boxes provided by EchoStar and those of any other provider could cause subscriber confusion, which could increase our costs and have a material adverse effect on our gross new subscriber activations and subscriber churn.  Furthermore, switching to a new provider of set-top boxes may cause a reduction in our supply of set-top boxes and thus delay our ability to ship set-top boxes, which could have a material adverse effect on our gross new subscriber activations and subscriber churn rate.

We operate in an extremely competitive environment and our success may depend in part on our timely introduction and implementation of, and effective investment in, new competitive products and services, the failure of which could negatively impact our business.

Our operating results are dependent to a significant extent upon our ability to continue to introduce new products and services and to upgrade existing products and services on a timely basis, and to reduce costs of our existing products and services.  We may not be able to successfully identify new product or service opportunities or develop and market these opportunities in a timely or cost-effective manner.  The research and development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation and investment.  The success of new product and service development depends on many factors, including among others, the following:

•                  difficulties and delays in the development, production, timely completion, testing and marketing of products and services;

•                  the cost of the products and services;

•                  proper identification of customer need and customer acceptance of products and services;

•                  the development of, approval of and compliance with industry standards;

•                  the significant amount of resources we must devote to the development of new technologies; and

•                  the ability to differentiate our products and services and compete with other companies in the same markets.

If our products and services, including without limitation, our Hopper set-top box, are not competitive or do not work properly, our business could suffer and our financial performance could be negatively impacted.  If the quality of our products and services do not meet our customers’ expectations or our products are found to be defective, then our sales and revenues, and ultimately our reputation, could be negatively impacted.

Technology in our industry changes rapidly and our inability to offer new subscribers and upgrade existing subscribers with more advanced equipment could cause our products and services to become obsolete.

Technology in the pay-TV industry changes rapidly as new technologies are developed, which could cause our products and services to become obsolete.  We and our suppliers may not be able to keep pace with technological developments.  If the new technologies on which we intend to focus our research and development investments fail to achieve acceptance in the marketplace, our competitive position could be negatively impacted causing a reduction in our revenues and earnings.  We may also be at a competitive disadvantage in developing and introducing complex new products and services because of the substantial costs we may incur in making these products or services available across our installed base of approximately 14 million subscribers.  For example, our competitors could use proprietary technologies that are perceived by the market as being superior.  Further, after we have incurred substantial costs, one or more of the products or services under our development, or under development by one or more of our strategic partners, could become obsolete prior to it being widely adopted.

In addition, our competitive position depends in part on our ability to offer new subscribers and upgrade existing subscribers with more advanced equipment, such as receivers with DVR and HD technology and by otherwise making additional infrastructure investments, such as those related to our information technology and call centers.  Furthermore, the continued demand for HD programming continues to require investments in additional satellite capacity.  We may not be able to pass on to our subscribers the entire cost of these upgrades and infrastructure investments.

New technologies could also create new competitors for us.  For instance, we face increasing consumer demand for the delivery of digital video services via the Internet, including providing what we refer to as “DISH Anywhere.”  We expect to continue to face increased threats from companies who use the Internet to deliver digital video services as the speed and quality of broadband and wireless networks continues to improve.

Technological innovation is important to our success and depends, to a significant degree, on the work of technically skilled employees.  We rely on EchoStar to design, develop and manufacture set-top boxes with advanced features and functionality and solutions for providing digital video services via the Internet.  If EchoStar is unable to attract and retain appropriately technically skilled employees, our competitive position could be materially and adversely affected.  In addition, delays in the delivery of components or other unforeseen problems associated with our technology may occur that could materially and adversely affect our ability to generate revenue, offer new products and services and remain competitive.

We rely on a single vendor or a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems, and security access devices, and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

Historically, we have contracted with a single vendor or a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems, and security access devices.  If these vendors are unable to meet our needs because they fail to perform adequately, are no longer in business, are experiencing shortages or discontinue a certain product or service we need, our business, financial position and results of operations may be adversely affected.  While alternative sources for these products and services exist, we may not be able to develop these alternative sources quickly and cost-effectively which could materially impair our ability to timely deliver our products to our subscribers or operate our business.  Furthermore, our vendors may request changes in pricing, payment terms or other contractual obligations between the parties, which could cause us to make substantial additional investments.

Our sole supplier of new set-top boxes, EchoStar, relies on a few suppliers and in some cases a single supplier, for many components of our new set-top boxes, and any reduction or interruption in supplies or significant increase in the price of supplies could have a negative impact on our business.

EchoStar relies on a few suppliers and in some cases a single supplier, for many components of our new set-top boxes that we provide to subscribers in order to deliver our digital television services. Our ability to meet customer demand depends, in part, on EchoStar’s ability to obtain timely and adequate delivery of quality materials, parts and components from suppliers. In the event of an interruption of supply or a significant price increase from these suppliers, EchoStar may not be able to diversify sources of supply in a timely manner, which could have a negative impact on our business. Further, due to increased demand for products, many electronic manufacturers are experiencing shortages for certain components.  EchoStar has experienced in the past and may continue to experience shortages driven by raw material availability, manufacturing capacity, labor shortages, industry allocations, natural disasters, logistical delays and significant changes in the financial or business conditions of our suppliers that negatively impact our operations.

Any such delays or constraints could have a material adverse effect on our business, financial condition and results of operations, including, among other things, our gross new subscriber activations.

Our programming signals are subject to theft, and we are vulnerable to other forms of fraud that could require us to make significant expenditures to remedy.

Increases in theft of our signal or our competitors’ signals could, in addition to reducing new subscriber activations, also cause subscriber churn to increase.  We use microchips embedded in credit card-sized cards, called “smart cards” or Security Access Devices.

Our signal encryption has been compromised in the past and may be compromised in the future even though we continue to respond with significant investment in security measures, such as Security Access Device replacement programs and updates in security software, that are intended to make signal theft more difficult.  It has been our prior experience that security measures may only be effective for short periods of time or not at all and that we remain susceptible to additional signal theft.  During 2009, we completed the replacement of our Security Access Devices and re-secured our system.  We expect additional future replacements of these devices will be necessary to keep our system secure.  We cannot ensure that we will be successful in reducing or controlling theft of our programming content and we may incur additional costs in the future if our system’s security is compromised.

We are also vulnerable to other forms of fraud.  While we are addressing certain fraud through a number of actions, including terminating retailers that we believe violated DISH Network’s business rules, there can be no assurance that we will not continue to experience fraud which could impact our gross new subscriber activations and subscriber churn.  Sustained economic weakness may create greater incentive for signal theft and other forms of fraud, which could lead to higher subscriber churn and reduced revenue.

We depend on third parties to solicit orders for our services that represent a significant percentage of our total gross new subscriber activations.

Most of our retailers are not exclusive to us and some of our retailers may favor our competitors’ products and services over ours based on the relative financial arrangements associated with marketing our products and services and those of our competitors.  Furthermore, most of these retailers are significantly smaller than we are and may be more susceptible to sustained economic weaknesses that make it more difficult for them to operate profitably.  Because our retailers receive most of their incentive value at activation and not over an extended period of time, our interests may not always be aligned with our retailers.  It may be difficult to better align our interests with our resellers’ because of their capital and liquidity constraints.  Loss of these relationships could have an adverse effect on our subscriber base and certain of our other key operating metrics because we may not be able to develop comparable alternative distribution channels.

We have limited owned and leased satellite capacity and failures or reduced capacity could adversely affect our business.

Operation of our programming service requires that we have adequate satellite transmission capacity for the programming we offer.  Moreover, current competitive conditions require that we continue to expand our offering of new programming.  While we generally have had in-orbit satellite capacity sufficient to transmit our existing channels and some backup capacity to recover the transmission of certain critical programming, our backup capacity is limited.

Our ability to earn revenue depends on the usefulness of our satellites, each of which has a limited useful life.  A number of factors affect the useful lives of the satellites, including, among other things, the quality of their construction, the durability of their component parts, the ability to continue to maintain proper orbit and control over the satellite’s functions, the efficiency of the launch vehicle used, and the remaining on-board fuel following orbit insertion.  Generally, the minimum design life of each of our satellites ranges from 12 to 15 years.  We can provide no assurance, however, as to the actual useful lives of the satellites.  Our operating results could be adversely affected if the useful life of any of our satellites were significantly shorter than the minimum design life.

In the event of a failure or loss of any of our satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other satellites and use it as a replacement for the failed or lost satellite, any of which could have a material adverse effect on our business, financial condition and results of operations.  Such a failure could result in a prolonged loss of critical programming or a significant delay in our plans to expand programming as necessary to remain competitive.  A relocation would require FCC approval and, among other things, a showing to the FCC that the replacement satellite would not cause additional interference compared to the failed or lost satellite.  We cannot be certain that we could obtain such FCC approval.  If we choose to use a satellite in this manner, this use could adversely affect our ability to satisfy certain operational conditions associated with our authorizations.  Failure to satisfy those conditions could result in the loss of such authorizations, which would have an adverse effect on our ability to generate revenues.

Our owned and leased satellites are subject to construction, launch, operational and environmental risks that could limit our ability to utilize these satellites.

Construction and launch risks.  A key component of our business strategy is our ability to expand our offering of new programming and services.  To accomplish this goal, we need to construct and launch satellites.  Satellite construction and launch is subject to significant risks, including construction and launch delays, launch failure and incorrect orbital placement.  Certain launch vehicles that may be used by us have either unproven track records or have experienced launch failures in the recent past.  The risks of launch delay and failure are usually greater when the launch vehicle does not have a track record of previous successful flights.  Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites, which can take more than three years, and to obtain other launch opportunities.  Significant construction or launch delays could materially and adversely affect our ability to generate revenues.  If we were unable to obtain launch insurance, or obtain launch insurance at rates we deem commercially reasonable, and a significant launch failure were to occur, it could impact our ability to fund future satellite procurement and launch opportunities.

In addition, the occurrence of future launch failures for other operators may delay the deployment of our satellites and materially and adversely affect our ability to insure the launch of our satellites at commercially reasonable premiums, if at all.  Please see further discussion under the caption “We generally do not carry commercial insurance for any of the in-orbit satellites that we use, other than certain satellites leased from third parties, and could face significant impairment charges if one of our satellites fails” below.

Operational risks.  Satellites are subject to significant operational risks while in orbit.  These risks include malfunctions, commonly referred to as anomalies, that have occurred in our satellites and the satellites of other operators as a result of various factors, such as satellite manufacturers’ errors, problems with the power systems or control systems of the satellites and general failures resulting from operating satellites in the harsh environment of space.

Although we work closely with the satellite manufacturers to determine and eliminate the cause of anomalies in new satellites and provide for redundancies of many critical components in the satellites, we may experience anomalies in the future, whether of the types described above or arising from the failure of other systems or components.

Any single anomaly or series of anomalies could materially and adversely affect our operations and revenues and our relationship with current customers, as well as our ability to attract new customers for our pay-TV services.  In particular, future anomalies may result in the loss of individual transponders on a satellite, a group of transponders on that satellite or the entire satellite, depending on the nature of the anomaly.  Anomalies may also reduce the expected useful life of a satellite, thereby reducing the channels that could be offered using that satellite, or create additional expenses due to the need to provide replacement or back-up satellites.  You should review the disclosures relating to satellite anomalies set forth under Note 6 in the Notes to the Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus.

Environmental risks.  Meteoroid events pose a potential threat to all in-orbit satellites.  The probability that meteoroids will damage those satellites increases significantly when the Earth passes through the particulate stream left behind by comets.  Occasionally, increased solar activity also poses a potential threat to all in-orbit satellites.

Some decommissioned satellites are in uncontrolled orbits that pass through the geostationary belt at various points, and present hazards to operational satellites, including our satellites.  We may be required to perform maneuvers to avoid collisions and these maneuvers may prove unsuccessful or could reduce the useful life of the satellite through the expenditure of fuel to perform these maneuvers.  The loss, damage or destruction of any of our satellites as a result of an electrostatic storm, collision with space debris, malfunction or other event could have a material adverse effect on our business, financial condition and results of operations.

We generally do not carry commercial insurance for any of the in-orbit satellites that we use, other than certain satellites leased from third parties, and could face significant impairment charges if one of our satellites fails.

Generally, we do not carry launch or in-orbit insurance on the owned satellites we use.  We currently do not carry in-orbit insurance on any of our satellites, other than certain satellites leased from third parties, and generally do not use commercial insurance to mitigate the potential financial impact of launch or in-orbit failures because we believe that the cost of insurance premiums is uneconomical relative to the risk of such failures.  If one or more of our in-orbit satellites fail, we could be required to record significant impairment charges.

We may have potential conflicts of interest with EchoStar due to DISH Network’s common ownership and management.

We are an indirect, wholly-owned subsidiary of DISH Network, which controls all of our voting power and appoints all of our officers and directors. As a result of DISH Network’s control over us, questions relating to conflicts of interest may arise between EchoStar and us in a number of areas relating to past and ongoing relationships between DISH Network and EchoStar. Areas in which conflicts of interest between EchoStar and us, as a result of our relationship with DISH Network, could arise include, but are not limited to, the following:

•                  Cross officerships, directorships and stock ownership.  We and DISH Network have certain overlap in directors and executive officers with EchoStar, which may lead to conflicting interests.  DISH Network’s Board of Directors and executive officers include persons who are members of the Board of Directors of EchoStar, including Charles W. Ergen, who serves as the Chairman of EchoStar and DISH Network and as one of our directors.  The executive officers and the members of DISH Network’s and our Board of Directors who overlap with EchoStar have fiduciary duties to EchoStar’s shareholders.  For example, there is the potential for a conflict of interest when DISH Network and us, on the one hand, or EchoStar, on the other hand, look at acquisitions and other corporate opportunities that may be suitable for both companies.  In addition, certain of DISH Network’s and our directors and officers own EchoStar stock and options to purchase EchoStar stock. Mr. Ergen owns approximately 46.5% of EchoStar’s total equity securities (assuming conversion of all Class B Common Stock into Class A Common Stock) and beneficially owns approximately 50.2% of EchoStar’s total equity securities (assuming conversion of only the Class B Common Stock held by Mr. Ergen into Class A Common Stock).  Under either a beneficial or equity calculation method, Mr. Ergen controls approximately 79.3% of the voting power of EchoStar.  Mr. Ergen’s ownership of EchoStar excludes 6,646,648 shares of its Class A Common Stock issuable upon conversion of shares of its Class B Common Stock currently held by certain trusts established by Mr. Ergen for the benefit of his family.  These trusts own approximately 7.4% of EchoStar’s total equity securities (assuming conversion of all Class B Common Stock into Class A Common Stock) and beneficially own approximately 13.7% of EchoStar’s total equity securities (assuming conversion of only the Class B Common Stock held by such trusts into Class A Common Stock).  Under either a beneficial or equity calculation method, these trusts possess approximately 12.8% of EchoStar’s total voting power.  These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for DISH Network and us, on the one hand, and EchoStar, on the other hand.  Furthermore, Charles W. Ergen, our Chairman, and Roger Lynch, Executive Vice President, Advanced Technologies, are employed by both DISH Network and EchoStar.  These individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting each company.

•                  Intercompany agreements with EchoStar.  DISH Network has entered into certain agreements with EchoStar pursuant to which DISH Network provides EchoStar with certain management, administrative, accounting, tax, legal and other services, for which EchoStar pays DISH Network at its cost plus a fixed margin.  In addition, DISH Network has entered into a number of intercompany agreements covering matters such as tax sharing and EchoStar’s responsibility for certain liabilities previously undertaken by DISH Network for certain of EchoStar’s businesses.  DISH Network and we have also entered into certain commercial agreements with EchoStar pursuant to which EchoStar, among other things, sells set-top boxes and related equipment to DISH Network and us at specified prices.  The terms of certain of these agreements were established while EchoStar was a wholly-owned subsidiary of DISH Network and us and were not the result of arm’s length negotiations.  The allocation of assets, liabilities, rights, indemnifications and other obligations between EchoStar and DISH Network under the separation and other intercompany agreements DISH Network entered into with EchoStar in connection with the Spin-off may have been different if agreed to by two unaffiliated parties. Had these agreements been negotiated with unaffiliated third parties, their terms may have been more favorable, or less favorable, to DISH Network. In addition, conflicts could arise between DISH Network and us, on the one hand, and EchoStar, on the other hand, in the interpretation or any extension or renegotiation of these existing agreements.

•                  Additional intercompany transactions.  EchoStar or its affiliates have and will continue to enter into transactions with DISH Network or its subsidiaries or other affiliates. Although the terms of any such transactions will be established based upon negotiations between EchoStar and DISH Network and, when appropriate, subject to the approval of a committee of the non-interlocking directors or in certain instances non-interlocking management, there can be no assurance that the terms of any such transactions will be as favorable to DISH Network or its subsidiaries or affiliates as may otherwise be obtained between unaffiliated parties.

•                  Business opportunities.  DISH Network has historically retained, and in the future may acquire, interests in various companies that have subsidiaries or controlled affiliates that own or operate domestic or foreign services that may compete with services offered by EchoStar.  DISH Network and we may also compete with EchoStar when it or we participate in auctions for spectrum or orbital slots for satellites.  In addition, EchoStar may in the future use its satellites, uplink and transmission assets to compete directly against DISH Network or us in the subscription television business.

Neither we nor DISH Network may be able to resolve any potential conflicts, and, even if either we or DISH Network do so, the resolution may be less favorable than if either we or DISH Network were dealing with an unaffiliated party.  In addition, other than in connection with certain joint arrangements between DISH Network and EchoStar, DISH Network does not have any agreements with EchoStar that would prevent it or us from competing with EchoStar.

We rely on key personnel and the loss of their services may negatively affect our businesses.

We believe that our future success will depend to a significant extent upon the performance of Charles W. Ergen, our Chairman, and certain other executives.  The loss of Mr. Ergen or of certain other key executives could have a material adverse effect on our business, financial condition and results of operations.  Although all of our executives have executed agreements limiting their ability to work for or consult with competitors if they leave us, we do not have employment agreements with any of them.  To the extent our officers are performing services for EchoStar, this may divert their time and attention away from our business and may therefore adversely affect our business.

Acquisition and Capital Structure Risks Affecting Our Business

Our parent, DISH Network, made a substantial investment to acquire certain 2 GHz wireless spectrum licenses and other assets from DBSD North America and TerreStar.  DISH Network will need to make significant additional investments or partner with others to commercialize these licenses and assets.

On March 2, 2012, the FCC approved the transfer of 40 MHz of 2 GHz wireless spectrum licenses held by DBSD North America and TerreStar to DISH Network.  On March 9, 2012, DISH Network completed the acquisitions of 100% of the equity of reorganized DBSD North America (the “DBSD Transaction”) and substantially all of the assets of TerreStar (the “TerreStar Transaction”), pursuant to which DISH Network acquired, among other things, certain satellite assets and wireless spectrum licenses held by DBSD North America and TerreStar.  In addition, during the fourth quarter 2011, DISH Network and Sprint Nextel Corporation (“Sprint”) entered into a mutual release and settlement agreement (“Sprint Settlement Agreement”) pursuant to which all issues then being disputed relating to the DBSD Transaction and the TerreStar Transaction were resolved between DISH Network and Sprint, including, but not limited to, issues relating to costs allegedly incurred by Sprint to relocate users from the spectrum then licensed to DBSD North America and TerreStar.  Pursuant to the Sprint Settlement Agreement, DISH Network made a net payment of approximately $114 million to Sprint.  The total consideration to acquire the DBSD North America and TerreStar assets was approximately $2.860 billion.  This amount includes $1.364 billion for the DBSD Transaction, $1.382 billion for the TerreStar Transaction, and the net payment of $114 million to Sprint pursuant to the Sprint Settlement Agreement.

DISH Network’s consolidated FCC applications for approval of the license transfers from DBSD North America and TerreStar were accompanied by requests for waiver of the FCC’s Mobile Satellite Service (“MSS”) “integrated service” and spare satellite requirements and various technical provisions.  The FCC denied DISH Network’s requests for waiver of the integrated service and spare satellite requirements but did not initially act on DISH Network’s request for waiver of the various technical provisions.  On March 21, 2012, the FCC released a Notice of Proposed Rulemaking proposing the elimination of the integrated service, spare satellite and various technical requirements attached to the 2 GHz licenses.  On December 11, 2012, the FCC approved rules that eliminated these requirements and gave notice of its proposed modification of DISH Network’s 2 GHz authorizations to, among other things, allow DISH Network to offer single-mode terrestrial terminals to customers who do not desire satellite functionality.  On February 15, 2013, the FCC issued an order, which became effective on March 7, 2013, modifying DISH Network’s 2 GHz licenses to expand its terrestrial operating authority.  The FCC’s order of modification has imposed certain limitations on the use of a portion of this spectrum, including interference protections for other spectrum users and power and emission limits that DISH Network presently believes could render 5 MHz of its uplink spectrum (2000-2005 MHz) effectively unusable for terrestrial services and limit its ability to fully utilize the remaining 15 MHz of its uplink spectrum (2005-2020 MHz) for terrestrial services.  These limitations could, among other things, impact the ongoing development of technical standards associated with DISH Network’s wireless business, and may have a material adverse effect on DISH Network’s ability to commercialize these licenses.  The new rules also mandate certain interim and final build-out requirements for the licenses.  By March 2017, DISH Network must provide terrestrial signal coverage and offer terrestrial service to at least 40% of the aggregate population represented by all of the areas covered by the licenses (the “2 GHz Interim Build-out Requirement”).  By March 2020, DISH Network must provide terrestrial signal coverage and offer terrestrial service to at least 70% of the population in each area covered by an individual license (the “2 GHz Final Build-out Requirement”).  If DISH Network fails to meet the 2 GHz Interim Build-out Requirement, the 2 GHz Final Build-out Requirement will be accelerated by one year, from March 2020 to March 2019.  If DISH Network fails to meet the 2 GHz Final Build-out Requirement, DISH Network’s terrestrial authorization for each license area in which it fails to meet the requirement will terminate.  In addition, the FCC has adopted rules for a spectrum band that is adjacent to DISH Network’s 2 GHz licenses, known as the “H Block.”  Depending on the outcome of the standard-setting process for the H Block, the rules the FCC adopted could further impact the remaining 15 MHz of DISH Network’s uplink spectrum (2005-2020 MHz), which may have a material adverse effect on DISH Network’s ability to commercialize the 2 GHz licenses.

DISH Network will need to make significant additional investments or partner with others to, among other things, finance the commercialization and build-out requirements of these licenses and DISH Network’s integration efforts including compliance with regulations applicable to the acquired licenses.  Depending on the nature and scope of such commercialization, build-out, and integration efforts, any such investment or partnership could vary significantly.  We have made cash distributions to DISH Network to finance these acquisitions and may make additional cash distributions to, among other things, finance the commercialization and build-out requirements of these licenses and DISH Network’s integration efforts including compliance with regulations applicable to the acquired licenses.  There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these spectrum licenses or that DISH Network will be able to profitably deploy the assets represented by these spectrum licenses.

Recent consolidation in the wireless telecommunications industry may, among other things, limit DISH Network’s available options to commercialize its wireless spectrum licenses, including DISH Network’s ability to partner with others.  On April 15, 2013, DISH Network submitted a merger proposal to Sprint for a total consideration of $25.5 billion.  On June 21, 2013, DISH Network decided to abandon its efforts to acquire Sprint, and Sprint completed its merger with SoftBank Corp. (“SoftBank”) on July 10, 2013.  In addition, on May 30, 2013, DISH Network, through a wholly-owned subsidiary, commenced a tender offer to purchase all outstanding shares of Class A Common Stock of Clearwire Corporation (“Clearwire”), including any Class A Common Stock issued in respect of outstanding shares of Class B Common Stock, for $4.40 per share in cash.  DISH Network withdrew its tender offer on June 26, 2013, and Clearwire completed its merger with Sprint on July 9, 2013.

Our parent, DISH Network, made a substantial investment to acquire certain 700 MHz wireless spectrum licenses and will need to make significant additional investments or partner with others to commercialize these licenses.

In 2008, DISH Network paid $712 million to acquire certain 700 MHz wireless spectrum licenses, which were granted to DISH Network by the FCC in February 2009.  These licenses mandate certain interim and final build-out requirements.  By June 2013, DISH Network must provide signal coverage and offer service to at least 35% of the geographic area in each area covered by each individual license (the “700 MHz Interim Build-out Requirement”).  By the end of DISH Network’s license term (June 2019), DISH Network must provide signal coverage and offer service to at least 70% of the geographic area in each area covered by each individual license (the “700 MHz Final Build-out Requirement”).  DISH Network recently notified the FCC of its plans to commence signal coverage in select cities within certain of these areas, but DISH Network has not yet developed plans for providing signal coverage and offering service in all of these areas.  If DISH Network fails to meet the 700 MHz Interim Build-out Requirement, the term of DISH Network’s licenses will be reduced, from June 2019 to June 2017, and DISH Network could face possible fines and the reduction of license area(s).  On June 12, 2013, DISH Network filed a request with the FCC for an extension of the 700 MHz Interim Build-out Requirement.  DISH Network cannot predict the timing or outcome of any FCC action on its extension request.  If DISH Network fails to meet the 700 MHz Final Build-out Requirement, DISH Network’s authorization for each license area in which it fails to meet the requirement will terminate.  To commercialize these licenses and satisfy the associated FCC build-out requirements, DISH Network will need to make significant additional investments or partner with others.  Depending on the nature and scope of such commercialization and build-out, any such investment or partnership could vary significantly.  We may make cash distributions to, among other things, finance the commercialization and build-out requirements of these licenses and DISH Network’s integration efforts including compliance with the regulations applicable to the acquired licenses.  There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these investments and profitably deploy the spectrum associated with the 700 MHz licenses.

Recent consolidation in the wireless telecommunications industry may, among other things, limit DISH Network’s available options to commercialize its wireless spectrum licenses, including DISH Network’s ability to partner with others.  On April 15, 2013, DISH Network submitted a merger proposal to Sprint for a total consideration of $25.5 billion.  On June 21, 2013, DISH Network decided to abandon its efforts to acquire Sprint, and Sprint completed its merger with SoftBank on July 10, 2013.  In addition, on May 30, 2013, DISH Network, through a wholly-owned subsidiary, commenced a tender offer to purchase all outstanding shares of Class A Common Stock of Clearwire, including any Class A Common Stock issued in respect of outstanding shares of Class B Common Stock, for $4.40 per share in cash.  DISH Network withdrew its tender offer on June 26, 2013, and Clearwire completed its merger with Sprint on July 9, 2013.

To the extent our parent, DISH Network, commercializes its wireless spectrum licenses, it will face certain risks entering and competing in the wireless services industry and operating a wireless services business.

DISH Network will need to make significant additional investments or partner with others to, among other things, finance the commercialization and build-out requirements of DISH Network’s wireless spectrum licenses and DISH Network’s integration efforts including compliance with regulations applicable to these licenses.  Depending upon the nature and scope of such commercialization, build-out and integration efforts, any such investment or partnership could vary significantly.  We have made cash distributions to DISH Network to finance the acquisition of these licenses and may make additional cash distributions to, among other things, finance the commercialization and build-out requirements of these licenses and DISH Network’s integration efforts including compliance with regulations applicable to the acquired licenses.  There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these spectrum investments or that DISH Network will be able to profitably deploy the assets represented by these spectrum investments.

Recent consolidation in the wireless telecommunications industry may, among other things, limit DISH Network’s available options to commercialize its wireless spectrum licenses, including DISH Network’s ability to partner with others.  On April 15, 2013, DISH Network submitted a merger proposal to Sprint for a total consideration of $25.5 billion.  On June 21, 2013, DISH Network decided to abandon its efforts to acquire Sprint, and Sprint completed its merger with SoftBank on July 10, 2013.  In addition, on May 30, 2013, DISH Network, through a wholly-owned subsidiary, commenced a tender offer to purchase all outstanding shares of Class A Common Stock of Clearwire, including any Class A Common Stock issued in respect of outstanding shares of Class B Common Stock, for $4.40 per share in cash.  DISH Network withdrew its tender offer on June 26, 2013, and Clearwire completed its merger with Sprint on July 9, 2013.

To the extent DISH Network commercializes its wireless spectrum licenses and enters the wireless services industry, a wireless services business presents certain risks.

•                  The wireless services industry is competitive and maturing.  DISH Network has limited experience in the wireless services industry, which is a competitive and maturing industry with incumbent and established competitors such as Verizon, AT&T, Sprint and T-Mobile.  These companies have substantial market share and have more wireless spectrum assets than DISH Network.  Some of these companies have greater financial, marketing and other resources than DISH Network, and have existing cost and operational advantages that DISH Network lacks.  Market saturation is expected to continue to cause the wireless services industry’s customer growth rate to moderate in comparison to historical growth rates, leading to increased competition for customers.  As the industry matures, competitors increasingly must seek to attract a greater proportion of new subscribers from each other’s existing subscriber bases rather than from first-time purchasers of wireless services.  In addition, the cost of attracting a new customer is generally higher than the cost associated with retention of an existing customer.

•                  DISH Network’s ability to compete effectively would be dependent on a number of factors.  DISH Network’s ability to compete effectively would depend on, among other things, its network quality, capacity and coverage; the pricing of its products and services; the quality of its customer service; its development of new and enhanced products and services; the reach and quality of its sales and distribution channels; and its capital resources.  It would also depend on how successfully DISH Network anticipates and responds to various competitive factors affecting the industry, including, among others, new technologies and business models, products and services that may be introduced by competitors, changes in consumer preferences, the demand for services, demographic trends, economic conditions, and discount pricing and other strategies that may be implemented by competitors.  It may be difficult for DISH Network to differentiate its products and services from other competitors in the industry, which may limit DISH Network’s ability to attract customers.  DISH Network’s success also may depend on its ability to access and deploy adequate spectrum, deploy new technologies and offer attractive services to customers.  For example, DISH Network may not be able to obtain and offer certain technologies or features that are subject to competitor patents or other exclusive arrangements.

•                  DISH Network would depend on third parties to provide it with infrastructure and products and services.  DISH Network would depend on various key suppliers and vendors to provide it, directly or through other suppliers, with infrastructure, equipment and services, such as switch and network equipment, handsets and other devices and equipment that DISH Network would need in order to operate a wireless services business and provide products and services to its customers.  For example, handset and other device suppliers often rely on one vendor for the manufacture and supply of critical components, such as chipsets, used in their devices.  If these suppliers or vendors fail to provide equipment or services on a timely basis or fail to meet performance expectations, DISH Network may be unable to provide products and services as and when expected by its customers.  Any difficulties experienced with these suppliers and vendors could result in additional expense and/or delays in introducing DISH Network’s wireless services.  DISH Network’s efforts would involve significant expense and require strategic management decisions on, and timely implementation of, equipment choices, network deployment and management, and service offerings.  In addition, these suppliers and vendors may also be subject to litigation with respect to technology on which DISH Network would depend, including litigation involving claims of patent infringement, which claims have been growing rapidly in the wireless services industry.

•                  Wireless services and DISH Network’s wireless spectrum licenses are subject to government regulation.  Wireless services and DISH Network’s wireless spectrum licenses are subject to regulation by the FCC and other federal, state and local, as well as international, governmental authorities.  These governmental authorities could adopt regulations or take other actions that would adversely affect DISH Network’s business prospects.  The licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated by the FCC and, depending on the jurisdiction, other federal and international, state and local regulatory agencies.  In particular, the FCC imposes significant regulation on licensees of wireless spectrum with respect to how radio spectrum is used by licensees, the nature of the services that licensees may offer and how the services may be offered, and resolution of issues of interference between spectrum bands.  The FCC grants wireless licenses for terms of generally ten years that are subject to renewal or revocation.  There can be no assurances that DISH Network’s wireless spectrum licenses will be renewed.  Failure to comply with FCC requirements in a given license area could result in revocation of the license for that license area.  For further information related to DISH Network’s licenses and build-out requirements related to DISH Network’s 700 MHz and 2 GHz wireless spectrum licenses, see other Risk Factors above.

We may pursue acquisitions and other strategic transactions to complement or expand our business that may not be successful and we may lose up to the entire value of our investment in these acquisitions and transactions.

Our future success may depend on opportunities to buy other businesses or technologies that could complement, enhance or expand our current business or products or that might otherwise offer us growth opportunities.  To pursue this strategy successfully, we must identify attractive acquisition or investment opportunities and successfully complete transactions, some of which may be large and complex.  We may not be able to identify or complete attractive acquisition or investment opportunities.  If we are not able to identify and complete such acquisition or investment opportunities, our future results of operations and financial condition may be adversely affected.

We may be unable to obtain regulatory approvals required to complete proposed acquisitions and other strategic transactions on a timely basis.  Furthermore, the conditions imposed for obtaining any necessary approvals could prevent or delay the completion of such transactions.  We may not be able to complete such transactions, and any transactions that we are able to identify and complete may involve a number of risks, including:

•                  the diversion of our management’s attention from our existing business to integrate the operations and personnel of the acquired or combined business or joint venture;

•                  possible adverse effects on our operating results during the integration process;

•                  a degree of risk inherent in these transactions, which could become substantial over time, and higher exposure to significant financial losses if the underlying ventures are not successful;

•                  our possible inability to achieve the intended objectives of the transaction; and

•                  the risks associated with complying with regulations applicable to the acquired business, which may result in incremental expenses.

In addition, we may not be able to successfully or profitably integrate and manage our newly acquired operations.  We may not be able to implement uniform standards, controls, procedures and policies, and this may lead to operational inefficiencies.  In addition, the integration process may strain our financial and managerial controls and reporting systems and procedures.

New acquisitions, joint ventures and other transactions may require the commitment of significant capital that would otherwise be directed to investments in our existing businesses.  To pursue acquisitions and other strategic transactions, we may need to raise additional capital in the future, which may not be available on acceptable terms or at all.  In addition, we may make cash distributions to DISH Network to finance acquisitions and investments that will not be part of our business.

For example, DISH Network completed the acquisition of most of the assets of Blockbuster, Inc. (“Blockbuster”) in April 2011.  DISH Network also completed the DBSD Transaction and the TerreStar Transaction on March 9, 2012.  We have made cash distributions to DISH Network to finance the acquisitions of Blockbuster, DBSD North America and TerreStar, and we may make additional cash distributions to, among other things, finance acquisitions that may occur from time to time, including compliance with regulations applicable to the acquired businesses.

On April 15, 2013, DISH Network submitted a merger proposal to Sprint for a total consideration of $25.5 billion.  On June 21, 2013, DISH Network decided to abandon its efforts to acquire Sprint, and Sprint completed its merger with SoftBank on July 10, 2013.  In addition, on May 30, 2013, DISH Network, through a wholly-owned subsidiary, commenced a tender offer to purchase all outstanding shares of Class A Common Stock of Clearwire, including any Class A Common Stock issued in respect of outstanding shares of Class B Common Stock, for $4.40 per share in cash.  DISH Network withdrew its tender offer on June 26, 2013, and Clearwire completed its merger with Sprint on July 9, 2013.

In addition to committing capital to complete the acquisitions, substantial capital may be required to operate the acquired businesses following their acquisition.  These acquisitions may result in significant financial losses if the intended objectives of the transactions are not achieved.  Some of the businesses acquired by DISH Network have experienced significant operating and financial challenges in their recent history, which in some cases resulted in these businesses commencing bankruptcy proceedings prior to DISH Network’s acquisition.  DISH Network may acquire similar businesses in the future.  There is no assurance that DISH Network will be able to successfully address the challenges and risks encountered by these businesses following their acquisition.  If DISH Network is unable to successfully address these challenges and risks, our business, financial condition and/or results of operations may suffer.

We may need additional capital, which may not be available on acceptable terms or at all, to continue investing in our business and to finance acquisitions and other strategic transactions.

We may need to raise additional capital in the future, which may not be available on acceptable terms or at all, to among other things, continue investing in our business, construct and launch new satellites, and to pursue acquisitions and other strategic transactions.

Furthermore, weakness in the equity markets could make it difficult for DISH Network to raise equity financing without incurring substantial dilution to DISH Network’s existing shareholders.  In addition, sustained economic weakness or weak results of operations may limit our ability to generate sufficient internal cash to fund these investments, capital expenditures, acquisitions and other strategic transactions.  As a result, these conditions make it difficult for us to accurately forecast and plan future business activities because we may not have access to funding sources necessary for us to pursue organic and strategic business development opportunities.

Our parent, DISH Network, is controlled by one principal stockholder who is also our Chairman.

Charles W. Ergen, DISH Network’s Chairman, owns approximately 50.7% of DISH Network’s total equity securities (assuming conversion of all Class B Common Stock into Class A Common Stock) and beneficially owns approximately 51.8% of DISH Network’s total equity securities (assuming conversion of only the Class B Common Stock held by Mr. Ergen into Class A Common Stock).  Under either a beneficial or equity calculation method, Mr. Ergen controls approximately 88.0% of the total voting power of DISH Network.  Mr. Ergen’s beneficial ownership of shares of Class A Common Stock excludes 9,886,441 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock currently held by certain trusts established by Mr. Ergen for the benefit of his family.  These trusts own approximately 2.2% of DISH Network’s total equity securities (assuming conversion of all Class B Common Stock into Class A Common Stock) and beneficially own approximately 4.4% of DISH Network’s total equity securities (assuming conversion of only the Class B Common Stock held by such trusts into Class A Common Stock).  Under either a beneficial or equity calculation method, these trusts possess approximately 3.8% of the total voting power of DISH Network.  Through his voting power, Mr. Ergen has the ability to elect a majority of DISH Network’s directors and to control all other matters requiring the approval of DISH Network’s stockholders.  As a result, DISH Network is a “controlled company” as defined in the Nasdaq listing rules and is, therefore, not subject to Nasdaq requirements that would otherwise require DISH Network to have: (i) a majority of independent directors; (ii) a nominating committee composed solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.  Mr. Ergen is also the principal stockholder and Chairman of EchoStar.

Legal and Regulatory Risks Affecting Our Business

Our business depends on certain intellectual property rights and on not infringing the intellectual property rights of others.

We rely on our patents, copyrights, trademarks and trade secrets, as well as licenses and other agreements with our vendors and other parties, to use our technologies, conduct our operations and sell our products and services.  Legal challenges to our intellectual property rights and claims of intellectual property infringement by third parties could require that we enter into royalty or licensing agreements on unfavorable terms, incur substantial monetary liability or be enjoined preliminarily or permanently from further use of the intellectual property in question or from the continuation of our businesses as currently conducted, which could require us to change our business practices or limit our ability to compete effectively or could have an adverse effect on our results of operations.  Even if we believe any such challenges or claims are without merit, they can be time-consuming and costly to defend and divert management’s attention and resources away from our business.  During the second quarter 2012, the four major broadcast television networks filed lawsuits against us alleging, among other things, that the PrimeTime Anytime and AutoHop features of the Hopper set-top box infringe their copyrights.  Subsequently, Fox has alleged that the Hopper Transfers feature of our second generation Hopper set-top box infringes its copyrights.  In the event a court ultimately determines that we infringe the asserted copyrights, we may be subject to, among other things, an injunction that could require us to materially modify or cease to offer these features.  Moreover, because of the rapid pace of technological change, we rely on technologies developed or licensed by third parties, and if we are unable to obtain or continue to obtain licenses from these third parties on reasonable terms, our business, financial position and results of operations could be adversely affected.

We are party to various lawsuits which, if adversely decided, could have a significant adverse impact on our business, particularly lawsuits regarding intellectual property.

We are subject to various legal proceedings and claims which arise in the ordinary course of business, including among other things, disputes with programmers regarding fees.  Many entities, including some of our competitors, have or may in the future obtain patents and other intellectual property rights that cover or affect products or services related to those that we offer.  In general, if a court determines that one or more of our products or services infringes on intellectual property held by others, we may be required to cease developing or marketing those products or services, to obtain licenses from the holders of the intellectual property at a material cost, or to redesign those products or services in such a way as to avoid infringing the intellectual property.  If those intellectual property rights are held by a competitor, we may be unable to obtain the intellectual property at any price, which could adversely affect our competitive position.

We may not be aware of all intellectual property rights that our services or the products used in connection with our services may potentially infringe.  In addition, patent applications in the United States are confidential until the Patent and Trademark Office either publishes the application or issues a patent (whichever arises first).  Therefore, it is difficult to evaluate the extent to which our services or the products used in connection with our services may infringe claims contained in pending patent applications.  Further, it is often not possible to determine definitively whether a claim of infringement is valid.

We cannot estimate the extent to which we may be required in the future to obtain intellectual property licenses or the availability and cost of any such licenses.  Those costs, and their impact on our results of operations, could be material.  Damages in patent infringement cases can be substantial, and in certain circumstances can be trebled.  To the extent that we are required to pay unanticipated royalties to third parties, these increased costs of doing business could negatively affect our liquidity and operating results.  We are currently defending multiple patent infringement actions.  We cannot be certain the courts will conclude these companies do not own the rights they claim, that our products do not infringe on these rights and/or that these rights are not valid.  Further, we cannot be certain that we would be able to obtain licenses from these persons on commercially reasonable terms or, if we were unable to obtain such licenses, that we would be able to redesign our products to avoid infringement.

Our ability to distribute video content via the Internet involves regulatory risk.

As a result of recent updates to certain of our programming agreements which allow us to, among other things, deliver certain authenticated content via the Internet, we are increasingly distributing video content to our subscribers via the Internet.  The ability to continue this strategy may depend in part on the FCC’s success in implementing rules prohibiting discrimination against our distribution of content over networks owned by broadband and wireless Internet providers.  During 2010, the FCC imposed rules of nondiscrimination and transparency upon wireline broadband providers.  While this decision provides certain protection from discrimination by wireline broadband providers against our distribution of video content via the Internet, it may still permit wireline broadband providers to provide certain services over their wireline broadband network that are not subject to these requirements.  Although the FCC imposed similar transparency requirements on wireless broadband providers, which includes 2 GHz licenses, it declined to impose a nondiscrimination rule.  Instead, wireless broadband Internet providers are prohibited from blocking websites and applications that compete with voice and video telephony services.  The FCC’s net neutrality rules have been challenged in Federal court and could be curtailed or overturned if those challenges are successful.  It is uncertain how these requirements, even if they are affirmed by the Federal court of appeals, may be interpreted and enforced by the FCC; therefore, we cannot predict the practical effect of these rules on our ability to distribute our video content via the Internet.

Changes in the Cable Act, and/or the FCC’s rules that implement the Cable Act, may limit our ability to access programming from cable-affiliated programmers at non-discriminatory rates.

We purchase a large percentage of our programming from cable-affiliated programmers.  Pursuant to the Cable Act, cable providers had been prohibited from entering into exclusive contracts with cable-affiliated programmers.  The Cable Act directed that this prohibition expire after a certain period of time unless the FCC determined that the prohibition continued to be necessary.  On October 5, 2012, the FCC allowed this prohibition to expire.  While the FCC has issued a Further Notice of Proposed Rulemaking aimed at serving some of the same objectives as the prohibition, there can be no assurances that such protections will be adopted or be as effective as the prohibition if they are adopted.  In the event this decision is reconsidered by the FCC or reviewed by a court of appeals, we cannot predict the timing or outcome of any subsequent FCC decision.

As a result of the expiration of this prohibition on exclusivity, we may be limited in our ability to obtain access at all, or on nondiscriminatory terms, to programming from programmers that are affiliated with cable system operators.  In addition, any other changes in the Cable Act, and/or the FCC’s rules that implement the Cable Act, that currently limit the ability of cable-affiliated programmers to discriminate against competing businesses such as ours, could adversely affect our ability to acquire cable-affiliated programming at all or to acquire programming on non-discriminatory terms.

Furthermore, the FCC had imposed program access conditions on certain cable companies as a result of mergers, consolidations or affiliations with programmers.  The expiration of the exclusivity prohibition in the Cable Act triggered the termination of certain program access conditions that the FCC had imposed on Liberty Media (“Liberty”).  In July 2012, similar program access conditions that had applied to Time-Warner expired as previously scheduled.  These developments may adversely affect our ability to obtain Liberty’s and Time-Warner’s programming, or to obtain it on non-discriminatory terms.  In the case of certain types of programming affiliated with Comcast through its control of NBCUniversal, the prohibition on exclusivity will still apply until January 2018.  During that time, we have the right to subject the terms of access to NBCUniversal’s programming to binding arbitration if we and the programmer cannot reach agreement on terms, subject to FCC review.  There can be no assurance that this procedure will result in favorable terms for us or that the FCC conditions that establish this procedure will be prevented from expiring on their own terms.

In addition, affiliates of certain cable providers have denied us access to sports programming they feed to their cable systems terrestrially, rather than by satellite.  The FCC has held that new denials of such service are unfair if they have the purpose or effect of significantly hindering us from providing programming to consumers.  However, we cannot be sure that we can prevail in a complaint related to such programming and gain access to it.  Our continuing failure to access such programming could materially and adversely affect our ability to compete in regions serviced by these cable providers.

The injunction against our retransmission of distant networks, which is currently waived, may be reinstated.

Pursuant to the Satellite Television Extension and Localism Act of 2010 (“STELA”), we have been able to obtain a waiver of a court injunction that previously prevented us from retransmitting certain distant network signals under a statutory copyright license.  Because of that waiver, we may once again provide distant network signals to eligible subscribers.  To qualify for that waiver, we are required to provide local service in all 210 local markets in the U.S. on an ongoing basis.  This condition poses a significant strain on our capacity.  Moreover, we may lose that waiver if we are found to have failed to provide local service in any of the 210 local markets.  If we lose the waiver, the injunction could be reinstated.  Furthermore, depending on the severity of the failure, we may also be subject to other sanctions, which may include, among other things, damages.  Pursuant to STELA, our compliance with certain conditions of the waiver is subject to continued oversight.

We are subject to significant regulatory oversight, and changes in applicable regulatory requirements, including any adoption or modification of laws or regulations relating to the Internet, could adversely affect our business.

DBS operations are subject to significant government regulation, primarily by the FCC and, to a certain extent, by Congress, other federal agencies and foreign, state and local authorities.  Depending upon the circumstances, noncompliance with legislation or regulations promulgated by these entities could result in the suspension or revocation of our licenses or registrations, the termination or loss of contracts or the imposition of contractual damages, civil fines or criminal penalties, any of which could have a material adverse effect on our business, financial condition and results of operations.  Furthermore, the adoption or modification of laws or regulations relating to video programming, satellite services, the Internet or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business.  If we become subject to new regulations or legislation or new interpretations of existing regulations or legislation that govern Internet network neutrality, for example, we may be required to incur additional expenses or alter our business model.  The manner in which legislation governing Internet network neutrality may be interpreted and enforced cannot be precisely determined, which in turn could have an adverse effect on our business, financial condition and results of operations.

In addition, cable companies are required by law to separate the security from the other functionality of their set-top boxes.  Set-top boxes used by DBS providers are not currently subject to such separate security requirement.  However, the FCC is considering a possible expansion of that requirement to DBS set-top boxes.  Also, the FCC adopted the so-called “plug and play” standard for compatibility between digital television sets and cable systems.  That standard was developed through negotiations involving the cable and consumer electronics industries, but not the satellite television industry.  The FCC’s adoption of the standard was accompanied by certain rules regarding copy protection measures that were applicable to us.  We appealed the FCC’s decision regarding the copy protection measures to the U.S. Court of Appeals for the D.C. Circuit (“D.C. Circuit”) and on January 15, 2013 the D.C. Circuit vacated the FCC’s decision.  The FCC is also considering various proposals to establish two-way digital cable “plug and play” rules.  That proceeding also asks about means to incorporate all pay-TV providers into its “plug and play” rules.  The cable industry and consumer electronics companies have reached a “tru2way” commercial arrangement to resolve many of the outstanding issues in this docket.  We cannot predict whether the FCC will impose rules on our DBS operations that are based on cable system architectures or the private cable/consumer electronics tru2way commercial arrangement.  Complying with the separate security and other “plug and play” requirements would require potentially costly modifications to our set-top boxes and operations.  We cannot predict the timing or outcome of this FCC proceeding.

Our business depends on FCC licenses that can expire or be revoked or modified and applications for FCC licenses that may not be granted.

If the FCC were to cancel, revoke, suspend, restrict, significantly condition, or fail to renew any of our licenses or authorizations, or fail to grant our applications for FCC licenses, it could have a material adverse effect on our business, financial condition and results of operations.  Specifically, loss of a frequency authorization would reduce the amount of spectrum available to us, potentially reducing the amount of services available to our subscribers.  The materiality of such a loss of authorizations would vary based upon, among other things, the location of the frequency used or the availability of replacement spectrum.  In addition, Congress often considers and enacts legislation that affects us and FCC proceedings to implement the Communications Act and enforce its regulations are ongoing.  We cannot predict the outcomes of these legislative or regulatory proceedings or their effect on our business.

We are subject to digital HD “carry-one, carry-all” requirements that cause capacity constraints.

To provide any full-power local broadcast signal in any market, we are required to retransmit all qualifying broadcast signals in that market (“carry-one, carry-all”).  The FCC adopted digital carriage rules that required DBS providers to phase in carry-one, carry-all obligations with respect to the carriage of full-power broadcasters’ HD signals by February 17, 2013 in markets in which they elect to provide local channels in HD.  We have met this requirement in all applicable markets.  In addition, STELA has imposed accelerated HD carriage requirements for noncommercial educational stations on DBS providers that do not have a certain contractual relationship with a certain number of such stations.  We have  entered into such contractual relationships with the requisite number of PBS stations to comply with the requirements.  The carriage of additional HD signals on our pay-TV service could cause us to experience significant capacity constraints and prevent us from carrying additional popular national programs and/or carrying those national programs in HD.

In addition, there is a pending rulemaking before the FCC regarding whether to require DBS providers to carry all broadcast stations in a local market in both standard definition and HD if they carry any station in that market in both standard definition and HD.  If we were required to carry multiple versions of each broadcast station, we would have to dedicate more of our finite satellite capacity to each broadcast station.  We cannot predict the outcome or timing of that rulemaking process.

There can be no assurance that there will not be deficiencies leading to material weaknesses in our internal control over financial reporting.

We periodically evaluate and test our internal control over financial reporting to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act.  Our management has concluded that our internal control over financial reporting was effective as of December 31, 2012.  If in the future we are unable to report that our internal control over financial reporting is effective investors, customers and business partners could lose confidence in the accuracy of our financial reports, which could in turn have a material adverse effect on our business, investor confidence in our financial results may weaken, and DISH Network’s stock price may suffer.

We may face other risks described from time to time in periodic and current reports we file with the SEC.

Risks Related to the Notes and the Exchange Offer

We have substantial debt outstanding and may incur additional debt.

As of March 31, 2013, our total debt, including the debt of our subsidiaries, outstanding was approximately $11.9 billion and, on a pro forma basis after giving effect to the issuance of the Old Notes and the Notes, we would have approximately $14.2 billion in total debt outstanding.  Our debt levels could have significant consequences, including:

•                  making it more difficult to satisfy our obligations;

•                  a dilutive effect on our outstanding equity capital or future earnings;

•                  increasing our vulnerability to general adverse economic conditions, including changes in interest rates;

•                  requiring us to devote a substantial portion of our cash to make interest and principal payments on our debt, thereby reducing the amount of cash available for other purposes;

•                  limiting our financial and operating flexibility in responding to changing economic and competitive conditions;

•                  limiting our ability to raise additional debt because it may be more difficult for us to obtain debt financing on attractive terms; and

•                  placing us at a disadvantage compared to our competitors that are less leveraged.

In addition, we may incur substantial additional debt in the future. The terms of the indentures relating to our outstanding senior notes (including the Indentures) permit us to incur substantial additional debt.  If new debt is added to our current debt levels, the risks we now face could intensify.

We may be required to raise and refinance indebtedness during unfavorable market conditions.

Our business plans may require that we raise additional debt to capitalize on our business opportunities. Developments in the financial markets have in the past made, and may from time to time in the future make, it more difficult for issuers of high yield indebtedness such as us to access capital markets at reasonable rates.  Although we have not been materially impacted by events in the current credit market, we cannot predict with any certainty whether or not we will be impacted in the future by developments in the financial markets that may adversely affect our ability to secure additional financing to support our growth initiatives.

We depend upon our subsidiaries’ earnings to make payments on our indebtedness.

We have substantial debt service requirements that make us vulnerable to changes in general economic conditions. Our existing indentures restrict our and certain of our subsidiaries’ ability to incur additional debt. It may therefore be difficult for us to obtain additional debt if required or desired in order to implement our business strategy.

Since we conduct substantial operations through subsidiaries, our ability to service our debt obligations may depend upon the earnings of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or other payments. We have few assets of significance other than the capital stock of our subsidiaries. Our subsidiaries are separate legal entities. Furthermore, our subsidiaries are not obligated to make funds available to us, and creditors of our subsidiaries will have a superior claim to certain of our subsidiaries’ assets. In addition, our subsidiaries’ ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. We cannot assure you that our subsidiaries will be able to pay dividends or that DISH Network or our subsidiaries will be able to otherwise contribute or distribute funds to us in an amount sufficient to pay the principal of or interest on the indebtedness owed by us.

The Notes are unsecured, and the Notes will be effectively subordinated to any future secured debt.

The Notes are unsecured and will rank equal in right of payment with our existing and future unsecured and unsubordinated senior debt. Our existing indentures permit us to incur significant secured indebtedness and other obligations. The Notes will be effectively subordinated to any future secured obligations to the extent of the value of the assets that secure such obligations. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the Notes, payment on the Notes could be less, ratably, than on any secured indebtedness.  We may not have sufficient assets remaining after payment to our secured creditors to pay amounts due on any or all of the Notes then outstanding.

The guarantees of the Notes by our subsidiaries may be subject to challenge.

Our obligations under the Notes will be guaranteed jointly and severally by our principal operating subsidiaries. It is possible that if the creditors of the subsidiary guarantors challenge the subsidiary guarantees as a fraudulent conveyance under relevant federal and state statutes, under certain circumstances (including a finding that a subsidiary guarantor was insolvent at the time its guarantee of the Notes was issued), a court could hold that the obligations of a subsidiary guarantor under a subsidiary guarantee may be voided or are subordinate to other obligations of a subsidiary guarantor. In addition, it is possible that the amount for which a subsidiary guarantor is liable under a subsidiary guarantee may be limited. The measure of insolvency for purposes of the foregoing may vary depending on the law of the jurisdiction that is being applied. Generally, however, a company would be considered insolvent if the sum of its debts is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature. The Indentures provide that the obligations of the subsidiary guarantors under the subsidiary guarantees will be limited to amounts that will not result in the subsidiary guarantees being a fraudulent conveyance under applicable law. See “Description of the Notes—Guarantees.”

The covenants in the Indentures will not necessarily restrict our ability to take actions that may impair our ability to repay the Notes.

Although the Indentures governing the Notes include covenants that will restrict us from taking certain actions, the terms of these covenants include important exceptions which you should review carefully before investing in the Notes. Notwithstanding the covenants in the Indentures, we expect that we will continue to be able to incur substantial additional indebtedness and to make significant investments, distributions and other restricted payments without significant restrictions under the Indentures, including actions which may adversely affect our ability to perform our obligations under the Indentures.  We are able to incur additional indebtedness based on a multiple of our Consolidated Cash Flow for the most recent four fiscal quarters, and we are able to make restricted payments (including investments) in an amount that is based in part upon our cumulative Consolidated Cash Flow since January 1, 2002.  We analyze our available funds and the use of funds from time to time including the payment of dividends to our parent.  Historically, we have from time to time paid dividends to our parent, including a dividend of approximately $66 million in October 2012 to distribute to our parent the assets and liabilities associated with our satellite broadband business and a dividend of approximately $850 million paid in cash in December 2012, in connection with, among other things, the funding of the payment of DISH Network’s dividend of approximately $453 million paid in cash in December 2012.  We may make other cash distributions to our parent to, among other things, finance the commercialization and build-out requirements of DISH Network’s wireless spectrum licenses and DISH Network’s integration efforts, including compliance with regulations applicable to the acquired licenses.  Our use of funds, including any payment of dividends to our parent, may change in the future depending on, among other things, our expectations as to future cash needs as well as our operations, earnings and general financial condition, as well as other internal and external factors that we may deem relevant.  See “Description of the Notes—Certain Covenants.”

We may be unable to repay or repurchase the Notes upon a change of control.

There is no sinking fund with respect to the Notes, and the entire outstanding principal amount of each series of the Notes will become due and payable on the applicable maturity date. If we experience a Change of Control Event, as defined in the Indentures, you may require us to repurchase all or a portion of your Notes prior to maturity. See “Description of the Notes—Change of Control Offer.” We may not have sufficient funds or be able to arrange for additional financing to repay the Notes at maturity or to repurchase Notes tendered to us following a change of control.

The terms of our existing senior notes may require us to offer to repurchase those securities upon a change of control of DISH Network, limiting the amount of funds available to us, if any, to repurchase the Notes. If we have insufficient funds to redeem all Notes that holders tender for purchase upon the occurrence of a change of control, and we are unable to raise additional capital, an event of default could occur under the Indentures. An event of default could cause any other debt that we have to become automatically due, further exacerbating our financial condition and diminishing the value and liquidity of the Notes. We cannot assure you that additional capital would be available to us on acceptable terms, or at all.

There may be no public market for the Notes.

The Notes will be a new issue of securities with no established trading market.  We cannot assure you that any market for the Notes will develop or, if it does develop, that it will be maintained.  If a trading market is established, various factors could have a material adverse effect on the trading of the Notes, including fluctuations in the prevailing interest rates.  We do not intend to apply for a listing of the Notes on any securities exchange.

BUSINESS

Brief Description of Our Business

DISH DBS is a holding company and an indirect, wholly-owned subsidiary of DISH Network, a publicly traded company listed on the Nasdaq Global Select Market. DISH DBS was formed under Colorado law in January 1996.

We operate the DISH® branded pay-TV service, which had 14.092 million subscribers in the United States as of March 31, 2013. The DISH branded pay-TV service consists of FCC licenses authorizing us to use DBS and Fixed Satellite Service spectrum, our owned and leased satellites, receiver systems, third-party broadcast operations, customer service facilities, a leased fiber network, in-home service and call center operations, and certain other assets utilized in our operations. Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112 and our telephone number is (303) 723-1000.

On January 1, 2008, DISH Network completed the Spin-off. DISH Network and EchoStar operate as separate publicly-traded companies, and neither entity has any ownership interest in the other. However, a substantial majority of the voting power of the shares of both DISH Network and EchoStar is owned beneficially by Charles W. Ergen, our Chairman, or by certain trusts established by Mr. Ergen for the benefit of his family. EchoStar is our sole supplier of digital set-top boxes and digital broadcast operations. In addition, EchoStar is a key supplier of transponder capacity and related services to us.

Business Strategy

Our business strategy is to be the best provider of video services in the United States by providing high-quality products, outstanding customer service, and great value.  We promote the DISH® branded pay-TV service as providing our subscribers with a better “price-to-value” relationship than those available from other subscription television providers.  We believe that there continues to be unsatisfied demand for high quality, reasonably priced television programming services.

•                  High-Quality Products. We offer a wide selection of local and national programming, featuring more national and local HD channels than most pay-TV providers.  We have been a technology leader in our industry, introducing award-winning DVRs, dual tuner receivers, 1080p video on demand, and external hard drives.  To maintain and enhance our competitiveness over the long term, we introduced the Hopper® set-top box that a consumer can use, at his or her option, to view recorded programming in HD in multiple rooms.  We recently introduced the Hopper set-top box with Sling, which promotes a suite of integrated products designed to maximize the convenience and ease of watching TV anytime and anywhere, which we refer to as DISH Anywhere™ that utilizes, among other things, online access and Slingbox “placeshifting” technology.  In addition, the Hopper with Sling has several innovative features that a consumer can use, at his or her option, to watch and record television programming through certain tablet computers and combines program-discovery tools, social media engagement and remote-control capabilities through the use of certain tablet computers.

•                  Outstanding Customer Service. We strive to provide outstanding customer service by improving the quality of the initial installation of subscriber equipment, improving the reliability of our equipment, better educating our customers about our products and services, and resolving customer problems promptly and effectively when they arise.

•                  Great Value. We have historically been viewed as the low-cost provider in the pay-TV industry in the U.S. because we seek to offer the lowest everyday prices available to consumers after introductory promotions expire.

Properties

The following table sets forth certain information concerning our principal properties.

Leased From
Description/Use/Location	Owned	EchoStar (1)	Other Third Party
Corporate headquarters, Englewood, Colorado		X
Customer call center and general offices, Pine Brook, New Jersey			X
Customer call center and general offices, Tulsa, Oklahoma			X
Customer call center, Alvin, Texas			X
Customer call center, Bluefield, West Virginia	X
Customer call center, Christiansburg, Virginia	X
Customer call center, College Point, New York			X
Customer call center, Harlingen, Texas	X
Customer call center, Hilliard, Ohio			X
Customer call center, Littleton, Colorado		X
Customer call center, Phoenix, Arizona			X
Customer call center, Thornton, Colorado	X
Customer call center, warehouse and service center, El Paso, Texas	X
Service center, Englewood, Colorado		X
Service center, Spartanburg, South Carolina			X
Warehouse and distribution center, Denver, Colorado			X
Warehouse and distribution center, Sacramento, California	X
Warehouse, Denver, Colorado	X
Warehouse, distribution and service center, Atlanta, Georgia			X

(1)         See Note 15 in the Notes to our Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2012 and Note 10 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for further discussion of our Related Party Transactions with EchoStar.

In addition to the principal properties listed above, we operate numerous DISH service centers strategically located in regions throughout the United States.  Furthermore, we own or lease capacity on 15 satellites which are a major component of our DISH pay-TV service.  See further discussion under Note 6 in the Notes to our Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2012 and under Note 5 to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

Legal Proceedings

We are involved in a number of legal proceedings (including those described below) concerning matters arising in connection with the conduct of our business activities.  Many of these proceedings are at preliminary stages, and many of these proceedings seek an indeterminate amount of damages.  We regularly evaluate the status of the legal proceedings in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss or an additional loss may have been incurred and to determine if accruals are appropriate.  If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of the possible loss or range of possible loss can be made.

For certain cases described on the following pages, management is unable to provide a meaningful estimate of the possible loss or range of possible loss because, among other reasons, (i) the proceedings are in various stages; (ii) damages have not been sought; (iii) damages are unsupported and/or exaggerated; (iv) there is uncertainty as to the outcome of pending appeals or motions; (v) there are significant factual issues to be resolved; and/or (vi) there are novel legal issues or unsettled legal theories to be presented or a large number of parties (as with many patent-related cases).  For these cases, however, management does not believe, based on currently available information, that the outcomes of these proceedings will have a material adverse effect on our financial condition, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.

c4cast.com, Inc.

On May 7, 2012, c4cast.com, Inc. filed a complaint against DISH Network and its wholly-owned subsidiary, Blockbuster L.L.C., in the United States District Court for the Eastern District of Texas alleging infringement of United States Patent No. 7,958,204 (the “204 patent”), which is entitled “Community-Selected Content.”  The 204 patent relates to systems, methods and techniques for providing resources to participants over an electronic network.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

ESPN

During 2008, our wholly-owned subsidiary, DISH Network L.L.C., filed a lawsuit against ESPN, Inc., ESPN Classic, Inc., ABC Cable Networks Group, Soapnet L.L.C. and International Family Entertainment (collectively, “ESPN”) for breach of contract in New York State Supreme Court.  Our complaint alleges that ESPN failed to provide us with certain HD feeds of the Disney Channel, ESPN News, Toon and ABC Family.  In October 2011, the jury returned a verdict in favor of the defendants, which the New York State Supreme Court, Appellate Division, First Department (the “First Department”) affirmed on April 2, 2013.  We have sought leave to further appeal.

ESPN had asserted a counterclaim alleging that we owed approximately $35 million under the applicable affiliation agreements.  On April 15, 2009, the New York State Supreme Court granted, in part, ESPN’s motion for summary judgment on the counterclaim, finding that we are liable for some of the amount alleged to be owing but that the actual amount owing is disputed.  On December 29, 2010, the First Department affirmed the partial grant of ESPN’s motion for summary judgment on the counterclaim.  After the partial grant of ESPN’s motion for summary judgment, ESPN sought an additional $30 million under the applicable affiliation agreements.  On March 15, 2010, the New York State Supreme Court ruled that we owe the full amount of approximately $66 million under the applicable affiliation agreements.  As of December 31, 2010, we had $42 million recorded as a “Litigation accrual” on our Consolidated Balance Sheets.

On June 21, 2011, the First Department affirmed the New York State Supreme Court’s ruling that we owe approximately $66 million under the applicable affiliation agreements and, on October 18, 2011, denied our motion for leave to appeal that decision to New York’s highest court, the New York Court of Appeals.  We sought leave to appeal directly to the New York Court of Appeals and, on January 10, 2012, the New York Court of Appeals dismissed our motion for leave on the ground that the ruling upon which we appealed does not fully resolve all claims in the action.  As a result of the First Department’s June 2011 ruling, during 2011, we recorded $24 million of “Litigation Expense” on our Consolidated Statements of Operations and Comprehensive Income (Loss).  On October 11, 2012, the New York State Supreme Court awarded ESPN $5 million in attorneys’ fees as the prevailing party on both our claim and ESPN’s counterclaim.  As a result, we recorded $5 million of “General and administrative expenses” and increased our “Litigation accrual” to a total of $71 million related to this case as of December 31, 2012.  During the first quarter 2013, we paid $71 million to ESPN related to the counterclaim and attorneys’ fees and $12 million for accrued interest, which amounts we may be able to recover if our further appeals are successful.  We intend to vigorously prosecute and defend this case.

The Hopper Litigation

On May 24, 2012, our wholly-owned subsidiary, DISH Network L.L.C., filed a lawsuit in the United States District Court for the Southern District of New York against American Broadcasting Companies, Inc., CBS Corporation, Fox Entertainment Group, Inc., Fox Television Holdings, Inc., Fox Cable Network Services, L.L.C. and NBCUniversal, LLC.  In the lawsuit, we are seeking a declaratory judgment that we are not infringing any defendant’s copyright, or breaching any defendant’s retransmission consent agreement, by virtue of the PrimeTime Anytime™ and AutoHop™ features of our Hopper® set-top box.  A consumer can use the PrimeTime Anytime feature, at his or her option, to record certain primetime programs airing on ABC, CBS, Fox, and/or NBC up to every night, and to store those recordings for up to eight days.  A consumer can use the AutoHop feature, at his or her option, to watch certain recordings the subscriber made with our PrimeTime Anytime feature, commercial-free, if played back the next day after the show’s original airing.

Later on May 24, 2012, (i) Fox Broadcasting Company, Twentieth Century Fox Film Corp. and Fox Television Holdings, Inc. filed a lawsuit against us and DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature, the AutoHop feature, as well as Sling placeshifting functionality infringe their copyrights and breach their retransmission consent agreements, (ii) NBC Studios LLC, Universal Network Television, LLC, Open 4 Business Productions LLC and NBCUniversal LLC filed a lawsuit against us and DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature and the AutoHop feature infringe their copyrights, and (iii) CBS Broadcasting Inc., CBS Studios Inc. and Survivor Productions LLC filed a lawsuit against us and DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature and the AutoHop feature infringe their copyrights.  The Central District of California matters have been assigned to a single judge, but remain separate cases.

As a result of certain parties’ competing venue-related motions brought in both the New York and California actions, and certain networks’ filing various counterclaims and amended complaints, the claims are presently pending in the following venues:  (1) the copyright and contract claims regarding the ABC parties are pending in New York; (2) the copyright and contract claims regarding the CBS parties are pending in New York; (3) the copyright and contract claims regarding the Fox parties are pending in California; and (4) the copyright and contract claims regarding the NBC parties are pending in California.  The NBC plaintiffs and Fox plaintiffs have filed amended complaints in their respective California actions adding copyright claims against EchoStar and EchoStar Technologies L.L.C. (“EchoStar Technologies”), a wholly-owned subsidiary of EchoStar.  In addition, the Fox plaintiffs’ amended complaint added claims challenging the Hopper Transfers™ feature of our second-generation Hopper set-top box.  Additionally, both the ABC and CBS parties have filed counterclaims in the New York action adding copyright claims against EchoStar Technologies, and the CBS parties have filed a counterclaim alleging that we fraudulently concealed the AutoHop feature when negotiating renewal of our CBS retransmission consent agreement.

On September 21, 2012, the California court heard the Fox plaintiffs’ motion for a preliminary injunction to enjoin the Hopper set-top box’s PrimeTime Anytime and AutoHop features and, on November 7, 2012, entered an order denying the motion.  The Fox plaintiffs appealed and the United States Court of Appeals for the Ninth Circuit heard oral argument on the Fox plaintiffs’ appeal on June 4, 2013.  On March 27, 2013, at the request of the parties, the Central District of California granted a stay of all proceedings in the action brought by the NBC plaintiffs, pending resolution of the appeal by the Fox plaintiffs.

On November 23, 2012, the ABC plaintiffs filed a motion in the New York action for a preliminary injunction to enjoin the Hopper set-top box’s PrimeTime Anytime and AutoHop features, and we and the ABC plaintiffs have filed briefs related to that motion.  On February 21, 2013, the Fox plaintiffs filed a second motion for preliminary injunction against:  (i) us seeking to enjoin the Hopper Transfers feature in our second-generation Hopper set-top box, alleging breach of their retransmission consent agreement; and (ii) us and EchoStar Technologies seeking to enjoin the Sling placeshifting functionality in our second-generation Hopper set-top box, alleging copyright infringement and breach of their retransmission consent agreement.  A hearing on that motion was held on April 19, 2013.

We intend to vigorously prosecute and defend our position in these cases.  In the event that a court ultimately determines that we infringe the asserted copyrights, we may be subject to substantial damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  In addition, as a result of this litigation, we may not be able to renew certain of our retransmission consent agreements and other programming agreements on favorable terms or at all.  If we are unable to renew these agreements, there can be no assurance that we would be able to obtain substitute programming, or that such substitute programming would be comparable in quality or cost to our existing programming.  Loss of access to existing programming could have a material adverse effect on our business, financial condition and results of operations, including, among other things, our gross new subscriber activations and subscriber churn rate.  We cannot predict with any degree of certainty the outcome of these suits or determine the extent of any potential liability or damages.

Norman IP Holdings, LLC

On September 15, 2011, Norman IP Holdings, LLC (“Norman”) filed a patent infringement complaint (the “2011 Action”) against Lexmark International Corporation (“Lexmark”) and Brother International Corporation (“Brother”) in the United States District Court for the Eastern District of Texas alleging infringement of U.S. Patent No. 5,592,555 (the “555 patent”), U.S. Patent No. 5,530,597 (the “597 patent”) and U.S. Patent No. 5,502,689 (the “689 patent”) by Lexmark, and infringement of the 555 patent and the 689 patent by Brother.  On January 27, 2012, Norman filed a second amended complaint in the 2011 Action that added DISH Network as a defendant, among others, in which it asserted the 555 patent and the 689 patent against us.  On September 21, 2012, Norman served us with preliminary infringement contentions related to the 555 patent and the 689 patent, as well as the 597 patent, which outlined Norman’s claims with respect to certain DISH products.  On February 8, 2013, Norman filed a third amended complaint in the 2011 Action, in which it added claims against us alleging infringement of the 597 patent.  On April 8, 2013, Norman filed a fourth amended complaint in the 2011 Action, in which it added new claims against us alleging infringement of additional DISH products.  On May 1, 2013, Norman filed a fifth amended complaint in the 2011 Action, in which it named Mercedes-Benz USA, LLC, Volkswagen Group of America, Inc., Xerox Corporation, ZTE (USA) Inc., and ZTE Solutions, Inc. as defendants, in addition to us.  On July 9, 2013, the Court ordered Norman to file a new sixth amended complaint limiting Norman’s claims against us to those specifically referenced in the September 21, 2012 preliminary infringement contentions.  As a result, on July 10, 2013, Norman filed a sixth amended complaint in the 2011 Action, in which it asserted claims against our wholly-owned subsidiary, DISH Network L.L.C., replacing DISH Network as defendant, alleging that the use of certain Broadcom chipsets in DISH DVR systems infringes the 689 patent.  In addition, Norman withdrew all infringement claims against us regarding the 555 patent and the 597 patent.  On July 12, 2013, we filed a motion to dismiss the 2011 Action, because Norman failed to comply with the Court’s July 9, 2013 order.  Our motion to dismiss is pending, and a trial date in the 2011 Action has been set for January 5, 2015.

In addition, on May 10, 2013, Norman filed a separate patent infringement complaint (the “2013 Action”) against us in the United States District Court for the Eastern District of Texas, asserting infringement of the 555, 597 and 689 patents, as well as U.S. Patent No. 5,608,873 (the “873 patent”) and U.S. Patent Number 5,771,394 (the “394 patent”). The infringement claims asserted in the 2013 Action relate to different DISH products than Norman identified in the 2011 Action.  On June 26, 2013, we filed a motion to dismiss the 2013 Action, because Norman failed to join necessary parties.  Our motion to dismiss is pending, and no trial date has been set for the 2013 Action.

The 689 patent, which is asserted in the 2011 Action and the 2013 Action, relates to a clock generator capable of shut-down mode and clock generation method.   In the 2013 Action, the 555 patent relates to a wireless communications privacy method and system, the 597 patent relates to an interrupt enable circuit that allows devices to exit processes without using a hardware reset, the 873 patent relates to a device and method for providing inter-processor communication in a multi-processor architecture, and the 394 patent relates to a servo loop control apparatus having a master microprocessor and at least one autonomous streamlined signal processor.  Norman is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.

We intend to vigorously defend these cases.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of these suits or determine the extent of any potential liability or damages.

Olympic Developments AG, LLC

On January 20, 2011, Olympic Developments AG, LLC (“Olympic”) filed suit against our wholly-owned subsidiary, DISH Network L.L.C., Atlantic Broadband, Inc., Bright House Networks, LLC, Cable One, Inc., Cequel Communications Holdings I, LLC, CSC Holdings, LLC, GCI Communication Corp., Insight Communications Company, Inc., Knology, Inc., Mediacom Communications Corporation and RCN Telecom Services, LLC in the United States District Court for the Central District of California alleging infringement of United States Patent Nos. 5,475,585 and 6,246,400.  The patents relate to on-demand services.  Olympic is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  On June 13, 2011, the case was transferred to the Northern District of California.  On November 7, 2011, the case was stayed pending reexamination by the U.S. Patent and Trademark Office.  On March 12, 2013, Olympic voluntarily dismissed its claims against us without prejudice.

Personalized Media Communications, Inc.

During 2008, Personalized Media Communications, Inc. (“PMC”) filed suit against DISH Network, EchoStar and Motorola Inc. in the United States District Court for the Eastern District of Texas alleging infringement of United States Patent Nos. 5,109,414, 4,965,825, 5,233,654, 5,335,277, and 5,887,243, which relate to satellite signal processing.  PMC is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.

Subsequently, Motorola Inc. settled with PMC, leaving EchoStar and DISH Network as defendants.  On July 18, 2012, pursuant to a Court order, PMC filed a Second Amended Complaint that added Rovi Guides, Inc. (f/k/a/ Gemstar-TV Guide International, Inc.) and TVG-PMC, Inc. (collectively, “Gemstar”) as a party, and added a new claim against all defendants seeking a declaratory judgment as to the scope of Gemstar’s license to the patents in suit, under which DISH Network and EchoStar are sublicensees.  A new trial date has not yet been set.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Pragmatus Telecom, LLC

On December 5, 2012, Pragmatus Telecom, LLC (“Pragmatus”) filed a patent infringement lawsuit against DISH Network in the United States District Court for the District of Delaware alleging infringement of United States Patent Nos. 6,311,231, 6,668,286, and 7,159,043.  Pragmatus alleges that the click-to-chat and click-to-call customer support features of the DISH web site and call center management systems infringe these patents.  Pragmatus has brought similar complaints against more than 40 other companies, including Comcast, AT&T, Sprint, Frontier Communications, Bright House, UPS, FedEx, GM and Ford.  Pragmatus is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  On March 5, 2013, Pragmatus voluntarily dismissed with prejudice all claims in the action relating to allegedly infringing features provided by certain of our vendors.  Pragmatus also voluntarily dismissed without prejudice all remaining claims in the action.

Premier International Associates, LLC

On August 3, 2012, Premier International Associates, LLC (“Premier International Associates”) filed a complaint against us, our wholly-owned subsidiary, DISH Network L.L.C., DISH Network and EchoStar and its wholly-owned subsidiary, EchoStar Technologies L.L.C., in the United States District Court for the Northern District of Illinois alleging infringement of United States Patent No. 6,243,725 (the “725 patent”), which is entitled “List Building System.”  The 725 patent relates to a system for building an inventory of audio/visual works.  Premier International Associates is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  On March 27, 2013, Premier International Associates dismissed the action against us and the EchoStar defendants with prejudice, pursuant to a settlement under which we and the EchoStar defendants made an immaterial payment in exchange for a license to certain patents and patent applications.

Preservation Technologies, LLC

In December 2011, Preservation Technologies, LLC (“Preservation Technologies”) filed suit against DISH Network in the United States District Court for the Central District of California.  In the Operative Seventh Amended Complaint, filed on March 22, 2013, Preservation Technologies also names Netflix, Inc., Hulu, LLC, AT&T Services, Inc., Cox Communications, Inc., Disney Online, American Broadcasting Companies, Inc., Yahoo! Inc., Wal-Mart Stores, Inc., Vudu, Inc. and ESPN Internet Ventures as defendants.  Preservation Technologies alleges that our BLOCKBUSTER On Demand, DISH branded pay-TV and DISH Online services and our Hopper and Joey® set-top boxes infringe U.S. Patent Nos. 5,813,014, 5,832,499, 6,092,080, 6,353,831, 6,574,638, 6,199,060, 5,832,495, 6,549,911, 6,212,527 and 6,477,537.  The patents relate to digital libraries, the management of multimedia assets, and the cataloging of multimedia data.  Preservation Technologies is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Ronald A. Katz Technology Licensing, L.P.

During 2007, Ronald A. Katz Technology Licensing, L.P. (“Katz”) filed a patent infringement action against our wholly-owned subsidiary, DISH Network L.L.C., in the United States District Court for the Northern District of California.  The suit originally alleged infringement of 19 patents owned by Katz.  The patents relate to interactive voice response, or IVR, technology.  The case has been transferred and consolidated for pretrial purposes in the United States District Court for the Central District of California by order of the Judicial Panel on Multidistrict Litigation.  Only four patents remain in the case against us, of which all are expired and two are subject to granted reexamination proceedings before the U.S. Patent and Trademark Office.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Technology Development and Licensing L.L.C.

On January 22, 2009, Technology Development and Licensing L.L.C. (“TDL”) filed suit against DISH Network and EchoStar in the United States District Court for the Northern District of Illinois alleging infringement of United States Patent No. Re. 35,952, which relates to certain favorite channel features.  TDL is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  In July 2009, the Court granted DISH Network’s motion to stay the case pending two reexamination petitions before the U.S. Patent and Trademark Office.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

TQP Development, LLC

On April 4, 2012, TQP Development, LLC (“TQP Development”) filed suit against our wholly-owned subsidiary, DISH Network L.L.C., in the United States District Court for the Eastern District of Texas alleging infringement of United States Patent No. 5,412,730 titled “Encrypted Data Transmission System Employing Means for Randomly Altering the Encryption Keys.”  TQP Development is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  The trial date has been set for January 6, 2014.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Other

In addition to the above actions, we are subject to various other legal proceedings and claims which arise in the ordinary course of business, including, among other things, disputes with programmers regarding fees.  In our opinion, the amount of ultimate liability with respect to any of these actions is unlikely to materially affect our financial position, results of operations or liquidity, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.

MANAGEMENT’S NARRATIVE ANALYSIS OF RESULTS OF OPERATIONS

You should read the following narrative analysis of our results of operations together with the consolidated financial statements and notes to the financial statements included elsewhere in this prospectus.  This management’s narrative analysis is intended to help provide an understanding of our results of operations and contains forward-looking statements that involve risks and uncertainties.  The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results.  Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed in this prospectus under the captions “Risk Factors” and “Disclosure Regarding Forward-Looking Statements.”

EXECUTIVE SUMMARY

Overview

DISH added approximately 36,000 net Pay-TV subscribers during the three months ended March 31, 2013, compared to the addition of approximately 104,000 net Pay-TV subscribers during the same period in 2012.  The decrease versus the same period in 2012 primarily resulted from an increase in our Pay-TV churn rate and lower gross new Pay-TV subscriber activations.

Our Pay-TV churn rate for the three months ended March 31, 2013 was 1.47% compared to 1.35% for the same period in 2012.  Our Pay-TV churn rate was negatively impacted in part because we had a programming package price increase in the first quarter 2013 and did not during the same period in 2012.  Churn continues to be adversely affected by the increased competitive pressures discussed below.  Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, the aggressiveness of competitor subscriber acquisition efforts, and our ability to control piracy and other forms of fraud.

During the three months ended March 31, 2013, DISH added approximately 654,000 gross new Pay-TV subscribers compared to the addition of approximately 673,000 gross new Pay-TV subscribers during the same period in 2012, a decrease of 2.8%.  Our gross new Pay-TV subscriber activations continue to be negatively impacted by increased competitive pressures, including aggressive marketing and discounted promotional offers.  In addition, our gross new Pay-TV subscriber activations continue to be adversely affected by sustained economic weakness and uncertainty.

“Net income (loss)” for the three months ended March 31, 2013 was $206 million compared to $277 million for the same period in 2012.  During the three months ended March 31, 2013, “Net income (loss)” decreased primarily due to an increase in subscriber-related expenses and subscriber acquisition costs, partially offset by the programming package price increase in February 2013.

Our ability to compete successfully will depend on our ability to continue to obtain desirable programming and deliver it to our subscribers at competitive prices, among other things.  Programming costs represent a large percentage of our “Subscriber-related expenses” and the largest component of our total expense.  We expect these costs to continue to increase, especially for local broadcast channels and sports programming.  Going forward, our margins may face pressure if we are unable to renew our long-term programming contracts on favorable pricing and other economic terms.  In addition, increases in programming costs could cause us to increase the rates that we charge our subscribers, which could in turn cause our existing Pay-TV subscribers to disconnect our service or cause potential new Pay-TV subscribers to choose not to subscribe to our service.  Additionally, our gross new Pay-TV subscriber activations and Pay-TV subscriber churn rate may be negatively impacted if we are unable to renew our long-term programming contracts before they expire or if we lose access to programming as a result of disputes with programming suppliers.

As the pay-TV industry has matured, we and our competitors increasingly must seek to attract a greater proportion of new subscribers from each other’s existing subscriber bases rather than from first-time purchasers of pay-TV services.  Some of our competitors have been especially aggressive by offering discounted programming and services for both new and existing subscribers.  In addition, programming offered over the Internet has become more prevalent as the speed and quality of broadband networks have improved.  Significant changes in consumer behavior with regard to the means by which they obtain video entertainment and information in response to digital media competition could materially adversely affect our business, results of operations and financial condition or otherwise disrupt our business.

While economic factors have impacted the entire pay-TV industry, our relative performance has also been driven by issues specific to DISH.  In the past, our Pay-TV subscriber growth has been adversely affected by signal theft and other forms of fraud and by operational inefficiencies at DISH.  To combat signal theft and improve the security of our broadcast system, we completed the replacement of our security access devices to re-secure our system during 2009.  We expect that additional future replacements of these devices will be necessary to keep our system secure.  To combat other forms of fraud, we continue to expect that our third party distributors and retailers will adhere to our business rules.

While we have made improvements in responding to and dealing with customer service issues, we continue to focus on the prevention of these issues, which is critical to our business, financial position and results of operations.  We implemented a new billing system as well as new sales and customer care systems in the first quarter 2012.  To improve our operational performance, we continue to make significant investments in staffing, training, information systems, and other initiatives, primarily in our call center and in-home service operations.  These investments are intended to help combat inefficiencies introduced by the increasing complexity of our business, improve customer satisfaction, reduce churn, increase productivity, and allow us to scale better over the long run.  We cannot, however, be certain that our spending will ultimately be successful in improving our operational performance.

We have been deploying receivers that utilize 8PSK modulation technology and receivers that utilize MPEG-4 compression technology for several years.  These technologies, when fully deployed, will allow more programming channels to be carried over our existing satellites.  Many of our customers today, however, do not have receivers that use MPEG-4 compression and a smaller but still significant number of our customers do not have receivers that use 8PSK modulation.  We may choose to invest significant capital to accelerate the conversion of customers to MPEG-4 and/or 8PSK to realize the bandwidth benefits sooner.  In addition, given that all of our HD content is broadcast in MPEG-4, any growth in HD penetration will naturally accelerate our transition to these newer technologies and may increase our subscriber acquisition and retention costs.  All new receivers that we purchase from EchoStar have MPEG-4 technology.  Although we continue to refurbish and redeploy MPEG-2 receivers, as a result of our HD initiatives and current promotions, we currently activate most new customers with higher priced MPEG-4 technology.  This limits our ability to redeploy MPEG-2 receivers and, to the extent that our promotions are successful, will accelerate the transition to MPEG-4 technology, resulting in an adverse effect on our acquisition costs per new subscriber activation.

From time to time, we change equipment for certain subscribers to make more efficient use of transponder capacity in support of HD and other initiatives.  We believe that the benefit from the increase in available transponder capacity outweighs the short-term cost of these equipment changes.

To maintain and enhance our competitiveness over the long term, we introduced the Hopper® set-top box, that a consumer can use, at his or her option, to view recorded programming in HD in multiple rooms.  We recently introduced the Hopper set-top box with Sling, which promotes a suite of integrated products designed to maximize the convenience and ease of watching TV anytime and anywhere, which we refer to as DISH Anywhere™ that utilizes, among other things, online access and Slingbox “placeshifting” technology.  In addition, the Hopper with Sling has several innovative features that a consumer can use, at his or her option, to watch and record television programming through certain tablet computers and combines program-discovery tools, social media engagement and remote-control capabilities through the use of certain tablet computers.  There can be no assurance that these integrated products will positively affect our results of operations or our gross new Pay-TV subscriber activations.

During the second quarter 2012, the four major broadcast television networks filed lawsuits against us alleging, among other things, that the PrimeTime Anytime™ and AutoHop™ features of the Hopper set-top box infringe their copyrights.  Subsequently, Fox has alleged that the Hopper TransfersTM feature of our second generation Hopper set-top box infringes its copyrights.  In the event a court ultimately determines that we infringe the asserted copyrights, we may be subject to, among other things, an injunction that could require us to materially modify or cease to offer these features.  See Note 8 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for further information.

Operational Liquidity

Like many companies, we make general investments in property such as satellites, set-top boxes, information technology and facilities that support our overall business.  However, since we are a subscriber-based company, we also make subscriber-specific investments to acquire new subscribers and retain existing subscribers.  While the general investments may be deferred without impacting the business in the short-term, the subscriber-specific investments are less discretionary.  Our overall objective is to generate sufficient cash flow over the life of each subscriber to provide an adequate return against the upfront investment.  Once the upfront investment has been made for each subscriber, the subsequent cash flow is generally positive.

There are a number of factors that impact our future cash flow compared to the cash flow we generate at a given point in time.  The first factor is how successful we are at retaining our current subscribers.  As we lose subscribers from our existing base, the positive cash flow from that base is correspondingly reduced.  The second factor is how successful we are at maintaining our subscriber-related margins.  To the extent our “Subscriber-related expenses” grow faster than our “Subscriber-related revenue,” the amount of cash flow that is generated per existing subscriber is reduced.  The third factor is the rate at which we acquire new subscribers.  The faster we acquire new subscribers, the more our positive ongoing cash flow from existing subscribers is offset by the negative upfront cash flow associated with new subscribers.  Finally, our future cash flow is impacted by the rate at which we make general investments and any cash flow from financing activities.

Our subscriber-specific investments to acquire new subscribers have a significant impact on our cash flow.  While fewer subscribers might translate into lower ongoing cash flow in the long-term, cash flow is actually aided, in the short-term, by the reduction in subscriber-specific investment spending.  As a result, a slow down in our business due to external or internal factors does not introduce the same level of short-term liquidity risk as it might in other industries.

Availability of Credit and Effect on Liquidity

The ability to raise capital has generally existed for us despite the weak economic conditions.  Modest fluctuations in the cost of capital will not likely impact our current operational plans.

Future Liquidity

4 1/4% Senior Notes due 2018

On April 5, 2013, we issued $1.2 billion aggregate principal amount of our five-year, 4 1/4% Senior Notes due April 1, 2018 at an issue price of 100.0%.  Interest accrues at an annual rate of 4 1/4% and is payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing on October 1, 2013.

5 1/8% Senior Notes due 2020

On April 5, 2013, we issued $1.1 billion aggregate principal amount of our seven-year, 5 1/8% Senior Notes due May 1, 2020 at an issue price of 100.0%.  Interest accrues at an annual rate of 5 1/8% and is payable semi-annually in cash in arrears on May 1 and November 1 of each year, commencing on November 1, 2013.

Wireless Spectrum

On March 2, 2012, the FCC approved the transfer of 40 MHz of 2 GHz wireless spectrum licenses held by DBSD North America and TerreStar to DISH Network.  On March 9, 2012, DISH Network completed the DBSD Transaction and the TerreStar Transaction pursuant to which DISH Network acquired, among other things, certain satellite assets and wireless spectrum licenses held by DBSD North America and TerreStar.  The total consideration to acquire the DBSD North America and TerreStar assets was approximately $2.860 billion.

On February 15, 2013, the FCC issued an order, which became effective on March 7, 2013, modifying DISH Network’s 2 GHz licenses to expand its terrestrial operating authority.  The FCC’s order of modification has imposed certain limitations on the use of a portion of this spectrum, including interference protections for other spectrum users and power and emission limits that DISH Network presently believes could render 5 MHz of its uplink spectrum (2000-2005 MHz) effectively unusable for terrestrial services and limit its ability to fully utilize the remaining 15 MHz of its uplink spectrum (2005-2020 MHz) for terrestrial services.  These limitations could, among other things, impact the ongoing development of technical standards associated with DISH Network’s wireless business, and may have a material adverse effect on DISH Network’s ability to commercialize these licenses.  The new rules also mandate certain interim and final build-out requirements for the licenses.  By March 2017, DISH Network must provide terrestrial signal coverage and offer terrestrial service to at least 40% of the aggregate population represented by all of the areas covered by the licenses (the “2 GHz Interim Build-out Requirement”).  By March 2020, DISH Network must provide terrestrial signal coverage and offer terrestrial service to at least 70% of the population in each area covered by an individual license (the “2 GHz Final Build-out Requirement”).  If DISH Network fails to meet the 2 GHz Interim Build-out Requirement, the 2 GHz Final Build-out Requirement will be accelerated by one year, from March 2020 to March 2019.  If DISH Network fails to meet the 2 GHz Final Build-out Requirement, DISH Network’s terrestrial authorization for each license area in which it fails to meet the requirement will terminate.  In addition, the FCC has adopted rules for a spectrum band that is adjacent to DISH Network’s 2 GHz licenses, known as the “H Block.”  Depending on the outcome of the standard-setting process for the H Block, the rules the FCC adopted could further impact the remaining 15 MHz of DISH Network’s uplink spectrum (2005-2020 MHz), which may have a material adverse effect on DISH Network’s ability to commercialize the 2 GHz licenses.

In 2008, DISH Network paid $712 million to acquire certain 700 MHz wireless spectrum licenses, which were granted to DISH Network by the FCC in February 2009.  These licenses mandate certain interim and final build-out requirements.  By June 2013, DISH Network must provide signal coverage and offer service to at least 35% of the geographic area in each area covered by each individual license (the “700 MHz Interim Build-out Requirement”).  By the end of DISH Network’s license term (June 2019), DISH Network must provide signal coverage and offer service to at least 70% of the geographic area in each area covered by each individual license (the “700 MHz Final Build-out Requirement”).  DISH Network recently notified the FCC of its plans to commence signal coverage in select cities within certain of these areas, but DISH Network has not yet developed plans for providing signal coverage and offering service in all of these areas.  If DISH Network fails to meet the 700 MHz Interim Build-out Requirement, the term of DISH Network’s licenses will be reduced, from June 2019 to June 2017, and DISH Network could face possible fines and the reduction of license area(s).  On June 12, 2013, DISH Network filed a request with the FCC for an extension of the 700 MHz Interim Build-out Requirement.  DISH Network cannot predict the timing or outcome of any FCC action on its extension request.  If DISH Network fails to meet the 700 MHz Final Build-out Requirement, DISH Network’s authorization for each license area in which it fails to meet the requirement will terminate.

DISH Network will need to make significant additional investments or partner with others to, among other things, finance the commercialization and build-out requirements of these licenses and DISH Network’s integration efforts including compliance with regulations applicable to the acquired licenses.  Depending on the nature and scope of such commercialization, build-out, and integration efforts, any such investment or partnership could vary significantly.  We have made cash distributions to DISH Network to finance the acquisition of these licenses and may make additional cash distributions to, among other things, finance the commercialization and build-out requirements of these licenses and DISH Network’s integration efforts including compliance with regulations applicable to the acquired licenses.  There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these spectrum licenses or that DISH Network will be able to profitably deploy the assets represented by these spectrum licenses.

Recent consolidation in the wireless telecommunications industry may, among other things, limit DISH Network’s available options to commercialize its wireless spectrum licenses, including its ability to partner with others.  On April 15, 2013, DISH Network submitted a merger proposal to Sprint for a total consideration of $25.5 billion.  On June 21, 2013, DISH Network decided to abandon its efforts to acquire Sprint, and Sprint completed its merger with SoftBank on July 10, 2013.  In addition, on May 30, 2013, DISH Network, through a wholly-owned subsidiary, commenced a tender offer to purchase all outstanding shares of Class A Common Stock of Clearwire, including any Class A Common Stock issued in respect of outstanding shares of Class B Common Stock, for $4.40 per share in cash.  DISH Network withdrew its tender offer on June 26, 2013, and Clearwire completed its merger with Sprint on July 9, 2013.

Covenants and Restrictions Related to our Senior Notes

The indentures related to our outstanding senior notes contain restrictive covenants that, among other things, impose limitations on our ability to:  (i) incur additional indebtedness; (ii) enter into sale and leaseback transactions; (iii) pay dividends or make distributions on our capital stock or repurchase our capital stock; (iv) make certain investments; (v) create liens; (vi) enter into certain transactions with affiliates; (vii) merge or consolidate with another company; and (viii) transfer or sell assets.  Should we fail to comply with these covenants, all or a portion of the debt under the senior notes could become immediately payable.  The senior notes also provide that the debt may be required to be prepaid if certain change-in-control events occur.  As of the date of filing, we were in compliance with the covenants.

EXPLANATION OF KEY METRICS AND OTHER ITEMS

Subscriber-related revenue.  “Subscriber-related revenue” consists principally of revenue from basic, premium movie, local, HD programming, pay-per-view, Latino and international subscription television services, broadband services, equipment rental fees and other hardware related fees, including fees for DVRs, fees for broadband equipment, equipment upgrade fees and additional outlet fees from subscribers with receivers with multiple tuners, advertising services, fees earned from our in-home service operations and other subscriber revenue.  Certain of the amounts included in “Subscriber-related revenue” are not recurring on a monthly basis.  On October 1, 2012, the assets and liabilities associated with our satellite broadband business were distributed to DISH Network.  As a result, beginning in the fourth quarter 2012, we no longer have revenue related to a satellite broadband business.  See Note 10 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for further information.

Equipment sales and other revenue.  “Equipment sales and other revenue” principally includes the non-subsidized sales of DBS accessories to retailers and other third-party distributors of our equipment domestically and to Pay-TV subscribers.

Equipment sales, services and other revenue — EchoStar.  “Equipment sales, services and other revenue — EchoStar” includes revenue related to equipment sales, services, and other agreements with EchoStar.

Subscriber-related expenses.  “Subscriber-related expenses” principally include programming expenses, which represent a substantial majority of these expenses.  “Subscriber-related expenses” also include costs for pay-TV and broadband services incurred in connection with our in-home service and call center operations, billing costs, refurbishment and repair costs related to receiver systems, subscriber retention, other variable subscriber expenses and monthly wholesale fees paid to broadband providers.  On October 1, 2012, the assets and liabilities associated with our satellite broadband business were distributed to DISH Network.  As a result, beginning in the fourth quarter 2012, we no longer have costs related to a satellite broadband business.  See Note 10 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for further information.

Satellite and transmission expenses — EchoStar.  “Satellite and transmission expenses — EchoStar” includes the cost of leasing satellite and transponder capacity from EchoStar and the cost of digital broadcast operations provided to us by EchoStar, including satellite uplinking/downlinking, signal processing, conditional access management, telemetry, tracking and control, and other professional services.

Satellite and transmission expenses — other.  “Satellite and transmission expenses — other” includes executory costs associated with capital leases and costs associated with transponder leases and other related services.

Cost of sales — equipment, services and other.  “Cost of sales — equipment, services and other” principally includes the cost of non-subsidized sales of DBS accessories to retailers and other third-party distributors of our equipment domestically and to Pay-TV subscribers.  In addition, this category includes costs related to equipment sales, services, and other agreements with EchoStar.

Subscriber acquisition costs.  In addition to leasing receivers, we generally subsidize installation and all or a portion of the cost of our receiver systems to attract new Pay-TV subscribers.  Our “Subscriber acquisition costs” include the cost of subsidized sales of receiver systems to retailers and other third-party distributors of our equipment, the cost of subsidized sales of receiver systems directly by us to subscribers, including net costs related to our promotional incentives, costs related to our direct sales efforts and costs related to installation and acquisition advertising.We exclude the value of equipment capitalized under our lease program for new Pay-TV and broadband subscribers from “Subscriber acquisition costs.”  On October 1, 2012, the assets and liabilities associated with our satellite broadband business were distributed to DISH Network.  As a result, beginning in the fourth quarter 2012, we no longer have costs related to a satellite broadband business. See Note 10 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for further information.

Pay-TV SAC.  Subscriber acquisition cost measures are commonly used by those evaluating companies in the Pay-TV industry.  We are not aware of any uniform standards for calculating the “average subscriber acquisition costs per new Pay-TV subscriber activation,” or Pay-TV SAC, and we believe presentations of Pay-TV SAC may not be calculated consistently by different companies in the same or similar businesses.  Our Pay-TV SAC is calculated as “Subscriber acquisition costs,” excluding “Subscriber acquisition costs” associated with our broadband services, plus the value of equipment capitalized under our lease program for new Pay-TV subscribers, divided by gross new Pay-TV subscriber activations.  We include all the costs of acquiring Pay-TV subscribers (e.g., subsidized and capitalized equipment) as we believe it is a more comprehensive measure of how much we are spending to acquire subscribers.  We also include all new Pay-TV subscribers in our calculation, including Pay-TV subscribers added with little or no subscriber acquisition costs.

General and administrative expenses.  “General and administrative expenses” consists primarily of employee-related costs associated with administrative services such as legal, information systems, accounting and finance, including non-cash, stock-based compensation expense.  It also includes outside professional fees (e.g., legal, information systems and accounting services) and other items associated with facilities and administration.

Litigation expense.  “Litigation expense” primarily consists of legal settlements, judgments or accruals associated with certain significant litigation.

Interest expense, net of amounts capitalized.  “Interest expense, net of amounts capitalized” primarily includes interest expense, prepayment premiums and amortization of debt issuance costs associated with our senior debt (net of capitalized interest), and interest expense associated with our capital lease obligations.

Other, net.  The main components of “Other, net” are gains and losses realized on the sale of investments, impairment of marketable and non-marketable investment securities, unrealized gains and losses from changes in fair value of marketable and non-marketable investments accounted for at fair value, and equity in earnings and losses of our affiliates.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”).  EBITDA is defined as “Net income (loss)” plus “Interest expense, net of amounts capitalized” net of “Interest income,” “Income tax (provision) benefit, net” and “Depreciation and amortization.”  This “non-GAAP measure” is reconciled to “Net income (loss)” in our discussion of “Results of Operations” below.

“Pay-TV subscribers.”  We include customers obtained through direct sales, third party retailers and other third-party distribution relationships in our Pay-TV subscriber count.  We also provide pay-TV service to hotels, motels and other commercial accounts.  For certain of these commercial accounts, we divide our total revenue for these commercial accounts by an amount approximately equal to the retail price of our DISH America programming package, and include the resulting number, which is substantially smaller than the actual number of commercial units served, in our Pay-TV subscriber count.

Pay-TV average monthly revenue per subscriber (“Pay-TV ARPU”).  We are not aware of any uniform standards for calculating ARPU and believe presentations of ARPU may not be calculated consistently by other companies in the same or similar businesses.  We calculate Pay-TV average monthly revenue per Pay-TV subscriber, or Pay-TV ARPU, by dividing average monthly “Subscriber-related revenue,” excluding revenue from broadband services, for the period by our average number of Pay-TV subscribers for the period.  The average number of Pay-TV subscribers is calculated for the period by adding the average number of Pay-TV subscribers for each month and dividing by the number of months in the period.  The average number of Pay-TV subscribers for each month is calculated by adding the beginning and ending Pay-TV subscribers for the month and dividing by two.

Pay-TV average monthly subscriber churn rate (“Pay-TV churn rate”).  We are not aware of any uniform standards for calculating subscriber churn rate and believe presentations of subscriber churn rates may not be calculated consistently by different companies in the same or similar businesses.  We calculate Pay-TV churn rate for any period by dividing the number of Pay-TV subscribers who terminated service during the period by the average number of Pay-TV subscribers for the same period, and further dividing by the number of months in the period.  When calculating Pay-TV churn rate, the same methodology for calculating average number of Pay-TV subscribers is used as when calculating Pay-TV ARPU.

RESULTS OF OPERATIONS

Three Months Ended March 31, 2013 Compared to the Three Months Ended March 31, 2012.

	For the Three Months Ended March 31,		Variance
Statements of Operations Data	2013	2012	Amount	%
		(In thousands)
Revenue:
Subscriber-related revenue	$3,310,355	$3,218,946	$91,409	2.8
Equipment sales and other revenue	24,618	21,613	3,005	13.9
Equipment sales, services and other revenue - EchoStar	1,285	6,667	(5,382)	(80.7)
Total revenue	3,336,258	3,247,226	89,032	2.7

Costs and Expenses:
Subscriber-related expenses	1,887,593	1,762,934	124,659	7.1
% of Subscriber-related revenue	57.0%	54.8%
Satellite and transmission expenses - EchoStar	110,993	109,121	1,872	1.7
% of Subscriber-related revenue	3.4%	3.4%
Satellite and transmission expenses - Other	9,981	10,574	(593)	(5.6)
% of Subscriber-related revenue	0.3%	0.3%
Cost of sales - equipment, services and other	19,996	22,948	(2,952)	(12.9)
Subscriber acquisition costs	429,718	399,220	30,498	7.6
General and administrative expenses	158,368	171,164	(12,796)	(7.5)
% of Total revenue	4.7%	5.3%
Depreciation and amortization	205,496	197,295	8,201	4.2
Total costs and expenses	2,822,145	2,673,256	148,889	5.6

Operating income (loss)	514,113	573,970	(59,857)	(10.4)

Other Income (Expense):
Interest income	7,208	1,692	5,516	*
Interest expense, net of amounts capitalized	(195,766)	(134,286)	(61,480)	(45.8)
Other, net	128	2,705	(2,577)	(95.3)
Total other income (expense)	(188,430)	(129,889)	(58,541)	(45.1)

Income (loss) before income taxes	325,683	444,081	(118,398)	(26.7)
Income tax (provision) benefit, net	(119,452)	(166,591)	47,139	28.3
Effective tax rate	36.7%	37.5%
Net income (loss)	$206,231	$277,490	$(71,259)	(25.7)

Other Data:
Pay-TV subscribers, as of period end (in millions)	14.092	14.071	0.021	0.1
Pay-TV subscriber additions, gross (in millions)	0.654	0.673	(0.019)	(2.8)
Pay-TV subscriber additions, net (in millions)	0.036	0.104	(0.068)	(65.4)
Pay-TV average monthly subscriber churn rate	1.47%	1.35%	0.12%	8.9
Pay-TV average subscriber acquisition cost per subscriber (“Pay-TV SAC”)	$882	$747	$135	18.1
Pay-TV average monthly revenue per subscriber (“Pay-TV ARPU”)	$78.54	$76.24	$2.30	3.0
EBITDA (in thousands)	$719,737	$773,970	$(54,233)	(7.0)

*Percentage is not meaningful

Pay-TV subscribers.  DISH added approximately 36,000 net Pay-TV subscribers during the three months ended March 31, 2013, compared to the addition of approximately 104,000 net Pay-TV subscribers during the same period in 2012.  The decrease versus the same period in 2012 primarily resulted from an increase in our Pay-TV churn rate and lower gross new Pay-TV subscriber activations.

Our Pay-TV churn rate for the three months ended March 31, 2013 was 1.47% compared to 1.35% for the same period in 2012.  Our Pay-TV churn rate was negatively impacted in part because we had a programming package price increase in the first quarter 2013 and did not during the same period in 2012.  Churn continues to be adversely affected by the increased competitive pressures discussed below.  Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, the aggressiveness of competitor subscriber acquisition efforts, and our ability to control piracy and other forms of fraud.

During the three months ended March 31, 2013, DISH added approximately 654,000 gross new Pay-TV subscribers compared to the addition of approximately 673,000 gross new Pay-TV subscribers during the same period in 2012, a decrease of 2.8%.  Our gross new Pay-TV subscriber activations continue to be negatively impacted by increased competitive pressures, including aggressive marketing and discounted promotional offers.  In addition, our gross new Pay-TV subscriber activations continue to be adversely affected by sustained economic weakness and uncertainty.

We have not always met our own standards for performing high-quality installations, effectively resolving subscriber issues when they arise, answering subscriber calls in an acceptable timeframe, effectively communicating with our subscriber base, reducing calls driven by the complexity of our business, improving the reliability of certain systems and subscriber equipment, and aligning the interests of certain third party retailers and installers to provide high-quality service.  Most of these factors have affected both gross new Pay-TV subscriber activations as well as existing Pay-TV churn rate.  Our future gross new Pay-TV subscriber activations and Pay-TV churn rate may be negatively impacted by these factors, which could in turn adversely affect our revenue growth.

Subscriber-related revenue.  “Subscriber-related revenue” totaled $3.310 billion for the three months ended March 31, 2013, an increase of $91 million or 2.8% compared to the same period in 2012.  The change in “Subscriber-related revenue” from the same period in 2012 was primarily related to the increase in Pay-TV ARPU discussed below.  On October 1, 2012, the assets and liabilities associated with our satellite broadband business were distributed to DISH Network.  As a result, beginning in the fourth quarter 2012, we no longer have revenue related to a satellite broadband business.  Included in Subscriber-related revenue” is $17 million of revenue related to broadband services for the three months ended March 31, 2012. See Note 10 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for further information.

Pay-TV ARPU.  “Pay-TV average monthly revenue per subscriber” was $78.54 during the three months ended March 31, 2013 versus $76.24 during the same period in 2012.  The $2.30 or 3.0% increase in Pay-TV ARPU was primarily attributable to the programming package price increase in February 2013 and higher hardware related revenue.

Subscriber-related expenses.  “Subscriber-related expenses” totaled $1.888 billion during the three months ended March 31, 2013, an increase of $125 million or 7.1% compared to the same period in 2012.  The increase in “Subscriber-related expenses” was primarily attributable to higher pay-TV programming and retention costs.  The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates.  “Subscriber-related expenses” represented 57.0% and 54.8% of “Subscriber-related revenue” during the three months ended March 31, 2013 and 2012, respectively.  The change in this expense to revenue ratio primarily resulted from higher programming costs, discussed above.  On October 1, 2012, the assets and liabilities associated with our satellite broadband business were distributed to DISH Network.  As a result, beginning in the fourth quarter 2012, we no longer have costs related to a satellite broadband business.  Included in “Subscriber-related expenses” is $8 million of costs related to our broadband services for the three months ended March 31, 2012.  See Note 10 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for further information.

In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are fully contingent on the number of subscribers to whom we provide the respective content.  Our programming expenses will continue to increase to the extent we are successful in growing our subscriber base.  In addition, our

“Subscriber-related expenses” may face further upward pressure from price increases and the renewal of long-term programming contracts on less favorable pricing terms.

Subscriber acquisition costs.  “Subscriber acquisition costs” totaled $430 million for the three months ended March 31, 2013, an increase of $30 million or 7.6% compared to the same period in 2012.  This increase was primarily attributable to the increase in gross new subscriber activations and SAC described below.  On October 1, 2012, the assets and liabilities associated with our satellite broadband business were distributed to DISH Network.  As a result, beginning in the fourth quarter 2012, we no longer have costs related to a satellite broadband business.  Included in “Subscriber acquisition costs” is $4 million of costs related to our broadband services for the three months ended March 31, 2012. See Note 10 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for further information.

Pay-TV SAC.  Pay-TV SAC was $882 during the three months ended March 31, 2013 compared to $747 during the same period in 2012, an increase of $135 or 18.1%.  This increase was primarily attributable to increased advertising and equipment costs.  Advertising costs were up $44 per activation reflecting increased brand spending related to the launch of our new Hopper with Sling set-top box in February 2013.  Other non-capitalized subscriber acquisition costs increased $25 per activation primarily due to increases in the level of inventory subsidies provided to third party sales channels.  Capitalized equipment costs increased $66 per activation, primarily due to three factors.  First, the percentage of new subscriber activations with new Hopper receiver systems increased.  Second, the Hopper with Sling set-top box cost per unit is currently higher than the original Hopper set-top box.  Finally, for new subscriber activations with set-top boxes other than the Hopper set-top boxes, we disproportionately deployed new rather than remanufactured set-top boxes during the first quarter 2013.

During the three months ended March 31, 2013 and 2012, the amount of equipment capitalized under our lease program for new Pay-TV subscribers totaled $147 million and $107 million, respectively.  This increase in capital expenditures under our lease program for new Pay-TV subscribers resulted primarily from the factors described above.

To remain competitive we upgrade or replace subscriber equipment periodically as technology changes, and the costs associated with these upgrades may be substantial.  To the extent technological changes render a portion of our existing equipment obsolete, we would be unable to redeploy all returned equipment and consequently would realize less benefit from the Pay-TV SAC reduction associated with redeployment of that returned lease equipment.

Our Pay-TV SAC calculation does not reflect any benefit from payments we received in connection with equipment not returned to us from disconnecting lease subscribers and returned equipment that is made available for sale or used in our existing customer lease program rather than being redeployed through our new customer lease program.  During the three months ended March 31, 2013 and 2012, these amounts totaled $45 million and $30 million, respectively.

We have been deploying receivers that utilize 8PSK modulation technology and receivers that utilize MPEG-4 compression technology for several years.  These technologies, when fully deployed, will allow more programming channels to be carried over our existing satellites.  Many of our customers today, however, do not have receivers that use MPEG-4 compression and a smaller but still significant number do not have receivers that use 8PSK modulation.  We may choose to invest significant capital to accelerate the conversion of customers to MPEG-4 and/or 8PSK to realize the bandwidth benefits sooner.  In addition, given that all of our HD content is broadcast in MPEG-4, any growth in HD penetration will naturally accelerate our transition to these newer technologies and may increase our subscriber acquisition and retention costs.  All new receivers that we purchase from EchoStar have MPEG-4 technology.  Although we continue to refurbish and redeploy certain MPEG-2 receivers, as a result of our HD initiatives and current promotions, we currently activate most new customers with higher priced MPEG-4 technology.  This limits our ability to redeploy MPEG-2 receivers and, to the extent that our promotions are successful, will accelerate the transition to MPEG-4 technology, resulting in an adverse effect on our SAC.

Our “Subscriber acquisition costs” and “Pay-TV SAC” may materially increase in the future to the extent that we transition to newer technologies, introduce more aggressive promotions, or provide greater equipment subsidies.

General and administrative expenses.  “General and administrative expenses” totaled $158 million during the three months ended March 31, 2013, a $13 million or 7.5% decrease compared to the same period in 2012.  This decrease was primarily related to a reduction in costs to support the DISH pay-TV service.

Interest expense, net of amounts capitalized.  “Interest expense, net of amounts capitalized” totaled $196 million during the three months ended March 31, 2013, an increase of $61 million or 45.8% compared to the same period in 2012.  This change primarily resulted from an increase in interest expense associated with the issuance of debt during 2012.

Earnings before interest, taxes, depreciation and amortization.  EBITDA was $720 million during the three months ended March 31, 2013, a decrease of $54 million or 7.0% compared to the same period in 2012.  The following table reconciles EBITDA to the accompanying financial statements.

	For the Three Months Ended March 31,
	2013	2012
	(In thousands)
EBITDA	$719,737	$773,970
Interest expense, net	(188,558)	(132,594)
Income tax (provision) benefit, net	(119,452)	(166,591)
Depreciation and amortization	(205,496)	(197,295)
Net income (loss)	$206,231	$277,490

EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP.  EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry.  Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures.  EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Income tax (provision) benefit, net.  Our income tax provision was $119 million during the three months ended March 31, 2013, a decrease of $47 million compared to the same period in 2012.  The decrease in the provision was primarily related to the decrease in “Income (loss) before income taxes.”

Net income (loss).  “Net income (loss)” was $206 million during the three months ended March 31, 2013, a decrease of $71 million compared to $277 million for the same period in 2012.  This decrease was primarily attributable to the changes in revenue and expenses discussed above.

RESULTS OF OPERATIONS

Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011.

	For the Years Ended December 31,		Variance
Statements of Operations Data	2012	2011	Amount	%
	(In thousands)

Revenue:
Subscriber-related revenue	$13,038,349	$12,959,025	$79,324	0.6
Equipment sales and other revenue	96,185	64,547	31,638	49.0
Equipment sales, services and other revenue - EchoStar	17,066	36,474	(19,408)	(53.2)
Total revenue	13,151,600	13,060,046	91,554	0.7

Costs and Expenses:
Subscriber-related expenses	7,246,104	6,841,760	404,344	5.9
% of Subscriber-related revenue	55.6%	52.8%
Satellite and transmission expenses - EchoStar	419,888	441,613	(21,725)	(4.9)
% of Subscriber-related revenue	3.2%	3.4%
Satellite and transmission expenses - Other	40,392	39,341	1,051	2.7
% of Subscriber-related revenue	0.3%	0.3%
Cost of sales - equipment, services and other	96,240	79,563	16,677	21.0
Subscriber acquisition costs	1,660,685	1,503,476	157,209	10.5
General and administrative expenses	666,217	615,887	50,330	8.2
% of Total revenue	5.1%	4.7%
Litigation expense	730,457	(316,949)	1,047,406	*
Depreciation and amortization	898,682	904,955	(6,273)	(0.7)
Total costs and expenses	11,758,665	10,109,646	1,649,019	16.3

Operating income (loss)	1,392,935	2,950,400	(1,557,465)	(52.8)

Other Income (Expense):
Interest income	22,431	13,209	9,222	69.8
Interest expense, net of amounts capitalized	(647,298)	(552,036)	(95,262)	(17.3)
Other, net	2,124	10,957	(8,833)	(80.6)
Total other income (expense)	(622,743)	(527,870)	(94,873)	(18.0)

Income (loss) before income taxes	770,192	2,422,530	(1,652,338)	(68.2)
Income tax (provision) benefit, net	(285,926)	(896,847)	610,921	68.1
Effective tax rate	37.1%	37.0%
Net income (loss)	$484,266	$1,525,683	$(1,041,417)	(68.3)

Other Data:
Pay-TV subscribers, as of period end (in millions)	14.056	13.967	0.089	0.6
Pay-TV subscriber additions, gross (in millions)	2.739	2.576	0.163	6.3
Pay-TV subscriber additions, net (in millions)	0.089	(0.166)	0.255	*
Pay-TV average monthly subscriber churn rate	1.57%	1.63%	(0.06)%	(3.7)
Pay-TV average subscriber acquisition cost per subscriber (“Pay-TV SAC”)	$784	$770	$14	1.8
Pay-TV average monthly revenue per subscriber (“Pay-TV ARPU”)	$77.10	$76.45	$0.65	0.9
EBITDA	$2,293,741	$3,866,312	$(1,572,571)	(40.7)

*Percentage is not meaningful.

Pay-TV subscribers.  DISH added approximately 89,000 net Pay-TV subscribers during the year ended December 31, 2012, compared to a loss of approximately 166,000 net Pay-TV subscribers during the same period in 2011.  The increase versus the same period in 2011 primarily resulted from a decrease in our average monthly Pay-TV subscriber churn rate and higher gross new Pay-TV subscriber activations due primarily to increased advertising associated with our Hopper set-top box.  During the year ended December 31, 2012, DISH added approximately 2.739 million gross new Pay-TV subscribers compared to approximately 2.576 million gross new Pay-TV subscribers during the same period in 2011, an increase of 6.3%.

Our gross new Pay-TV subscriber activations continue to be negatively impacted by increased competitive pressures, including aggressive marketing and discounted promotional offers.  Telecommunications companies have continued to grow their pay-TV customer bases.  In addition, our gross new Pay-TV subscriber activations continue to be adversely affected by sustained economic weakness and uncertainty.

Our average monthly Pay-TV subscriber churn rate for the year ended December 31, 2012 was 1.57% compared to 1.63% for the same period in 2011.  Our Pay-TV subscriber churn rate was positively impacted in part because we did not have a programming package price increase in the first quarter 2012, but did during the same period in 2011.  While Pay-TV subscriber churn improved compared to the same period in 2011, churn continues to be adversely affected by the increased competitive pressures discussed above.  Our Pay-TV subscriber churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, the aggressiveness of competitor subscriber acquisition efforts, and our ability to control piracy and other forms of fraud.

We have not always met our own standards for performing high-quality installations, effectively resolving subscriber issues when they arise, answering subscriber calls in an acceptable timeframe, effectively communicating with our subscriber base, reducing calls driven by the complexity of our business, improving the reliability of certain systems and subscriber equipment, and aligning the interests of certain third party retailers and installers to provide high-quality service.  Most of these factors have affected both gross new Pay-TV subscriber activations as well as existing Pay-TV churn rate.  Our future gross new Pay-TV subscriber activations and Pay-TV churn rate may be negatively impacted by these factors, which could in turn adversely affect our revenue growth.

Subscriber-related revenue.  “Subscriber-related revenue” totaled $13.038 billion for the year ended December 31, 2012, an increase of $79 million or 0.6% compared to the same period in 2011.  The change in “Subscriber-related revenue” from the previous year was primarily related to the increase in Pay-TV ARPU discussed below.  On October 1, 2012, the assets and liabilities associated with the satellite broadband business were distributed to DISH Network.  As a result, beginning in the fourth quarter 2012, we no longer have revenue related to the satellite broadband business.  Included in Subscriber-related revenue” is $55 million and $72 million of revenue related to broadband services for the years ended December 31, 2012 and 2011, respectively.  See Note 15 in the Notes to our Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion.

Pay-TV ARPU.  “Pay-TV average monthly revenue per subscriber” was $77.10 during the year ended December 31, 2012 versus $76.45 during the same period in 2011.  The $0.65 or 0.9% increase in Pay-TV ARPU was primarily attributable to higher hardware related revenue.  The following table details Pay-TV ARPU by quarter for the year ended December 31, 2012.

Pay-TV ARPU	Pay-TV ARPU

First Quarter, 2012	$76.24
Second Quarter, 2012	77.59
Third Quarter, 2012	76.99
Fourth Quarter, 2012	77.59
Year-to-date, 2012	77.10

Subscriber-related expenses.  “Subscriber-related expenses” totaled $7.246 billion during the year ended December 31, 2012, an increase of $404 million or 5.9% compared to the same period in 2011.  The increase in “Subscriber-related expenses” was primarily attributable to higher programming costs.  The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates.  “Subscriber-related expenses” represented 55.6% and 52.8% of “Subscriber-related revenue” during the year ended December 31, 2012 and 2011, respectively.  The change in this expense to revenue ratio primarily resulted from higher programming costs, discussed above.  During the fourth quarter 2012, $6 million of expenses related to the acquisition of new broadband subscribers for the period beginning January 1, 2012 through September 30, 2012 that were previously included in “Subscriber-related expenses” were reclassified to “Subscriber acquisition costs.”  These amounts associated with our broadband services for 2011 were immaterial.  On October 1, 2012, the assets and liabilities associated with the satellite broadband business were distributed to DISH Network.  As a result, beginning in the fourth quarter 2012, we no longer have costs related to the satellite broadband business.  Included in “Subscriber-related expenses” is $24 million and $27 million of costs related to our broadband services for the years ended December 31, 2012 and 2011, respectively.  See Note 15 in the Notes to our Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion.

In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are fully contingent on the number of subscribers to whom we provide the respective content.  Our programming expenses will continue to increase to the extent we are successful in growing our subscriber base.  In addition, our “Subscriber-related expenses” may face further upward pressure from price increases and the renewal of long-term programming contracts on less favorable pricing terms.

Subscriber acquisition costs.  “Subscriber acquisition costs” totaled $1.661 billion for the year ended December 31, 2012, an increase of $157 million or 10.5% compared to the same period in 2011.  This increase was primarily attributable to the increase in gross new subscriber activations and SAC described below.  The $1.661 billion of subscriber acquisition costs includes $6 million of expenses related to the acquisition of new broadband subscribers for the period beginning January 1, 2012 through September 30, 2012 that were previously included in “Subscriber-related expenses” and were reclassified to “Subscriber acquisition costs.”  These amounts associated with our broadband services for 2011 were immaterial.  On October 1, 2012, the assets and liabilities associated with the satellite broadband business were distributed to DISH Network.  As a result, beginning in the fourth quarter 2012, we no longer have costs related to the satellite broadband business.  Included in “Subscriber acquisition costs” is $18 million and zero of costs related to our broadband services for the years ended December 31, 2012 and 2011, respectively.  See Note 15 in the Notes to our Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion.

Pay-TV SAC.  Pay-TV SAC was $784 during the year ended December 31, 2012 compared to $770 during the same period in 2011, an increase of $14 or 1.8%.  This increase was primarily attributable to increased advertising associated with our Hopper set-top box.  The following table details Pay-TV SAC by quarter for the year ended December 31, 2012.

Pay-TV SAC	Pay-TV SAC

First Quarter, 2012	$747
Second Quarter, 2012	800
Third Quarter, 2012	797
Fourth Quarter, 2012	791
Year-to-date, 2012	784

During the years ended December 31, 2012 and 2011, the amount of equipment capitalized under our lease program for new Pay-TV subscribers totaled $506 million and $480 million, respectively.  This increase in capital expenditures under our lease program for new Pay-TV subscribers resulted primarily from an increase in gross new Pay-TV subscribers.  Capital expenditures resulting from our equipment lease program for new Pay-TV subscribers were partially mitigated by the redeployment of equipment returned by disconnecting lease program Pay-TV subscribers.

To remain competitive we upgrade or replace subscriber equipment periodically as technology changes, and the costs associated with these upgrades may be substantial.  To the extent technological changes render a portion of our existing equipment obsolete, we would be unable to redeploy all returned equipment and consequently would realize less benefit from the Pay-TV SAC reduction associated with redeployment of that returned lease equipment.

Our Pay-TV SAC calculation does not reflect any benefit from payments we received in connection with equipment not returned to us from disconnecting lease subscribers and returned equipment that is made available for sale or used in our existing customer lease program rather than being redeployed through our new customer lease program.  During the years ended December 31, 2012 and 2011, these amounts totaled $140 million and $96 million, respectively.

We have been deploying receivers that utilize 8PSK modulation technology and receivers that utilize MPEG-4 compression technology for several years.  These technologies, when fully deployed, will allow more programming channels to be carried over our existing satellites.  Many of our customers today, however, do not have receivers that use MPEG-4 compression and a smaller but still significant number do not have receivers that use 8PSK modulation.  We may choose to invest significant capital to accelerate the conversion of customers to MPEG-4 and/or 8PSK to realize the bandwidth benefits sooner.  In addition, given that all of our HD content is broadcast in MPEG-4, any growth in HD penetration will naturally accelerate our transition to these newer technologies and may increase our subscriber acquisition and retention costs.  All new receivers that we purchase from EchoStar have MPEG-4 technology.  Although we continue to refurbish and redeploy MPEG-2 receivers, as a result of our HD initiatives and current promotions, we currently activate most new customers with higher priced MPEG-4 technology.  This limits our ability to redeploy MPEG-2 receivers and, to the extent that our promotions are successful, will accelerate the transition to MPEG-4 technology, resulting in an adverse effect on our SAC.

Our “Subscriber acquisition costs” and “Pay-TV SAC” may materially increase in the future to the extent that we transition to newer technologies, introduce more aggressive promotions, or provide greater equipment subsidies.

Litigation expense.  “Litigation expense” related to legal settlements, judgments or accruals associated with certain significant litigation totaled $730 million during the year ended December 31, 2012 related to the Voom Settlement Agreement.  During the year ended December 31, 2011, “Litigation expense” totaled a negative $317 million.  During the year ended December 31, 2011, we reversed $341 million related to the April 29, 2011 settlement agreement with TiVo, which was previously recorded as an expense.  See Note 11 and Note 15 in the Notes to our Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion.

Depreciation and amortization.  “Depreciation and amortization” expense totaled $899 million during the year ended December 31, 2012, a $6 million or 0.7% decrease compared to the same period in 2011.  This change in “Depreciation and amortization” expense was primarily due to a decrease in depreciation expense on equipment leased to subscribers, partially offset by $68 million of depreciation expense related to the 148 degree orbital location in 2012 and an increase in depreciation expense associated with additional assets which were placed in service to support DISH Network.  See Note 6 in the Notes to the Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion.

Interest expense, net of amounts capitalized.  “Interest expense, net of amounts capitalized” totaled $647 million during the year ended December 31, 2012, an increase of $95 million or 17.3% compared to the same period in 2011.  This change primarily resulted from an increase in net interest expense associated with the issuances and redemption of our senior notes during 2012 and 2011.

Earnings before interest, taxes, depreciation and amortization. EBITDA was $2.294 billion during the year ended December 31, 2012, a decrease of $1.573 billion or 40.7% compared to the same period in 2011.  EBITDA for year ended December 31, 2012 was unfavorably impacted by $730 million of litigation expense related to the Voom Settlement Agreement and an increase in “Subscriber-related expense.”  EBITDA for the year ended December 31, 2011 was favorably impacted by the reversal of $341 million of “Litigation expense” related to the April 29, 2011 settlement agreement with TiVo, which had been previously recorded as an expense prior to the first quarter 2011.  The following table reconciles EBITDA to the accompanying financial statements.

	For the Years Ended
	December 31,
	2012	2011
	(In thousands)
EBITDA	$2,293,741	$3,866,312
Interest expense, net	(624,867)	(538,827)
Income tax (provision) benefit, net	(285,926)	(896,847)
Depreciation and amortization	(898,682)	(904,955)
Net income (loss)	$484,266	$1,525,683

EBITDA is not a measure determined in accordance with GAAP and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP.  EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry.  Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures.  EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Income tax (provision) benefit, net.  Our income tax provision was $286 million during the year ended December 31, 2012, a decrease of $611 million compared to the same period in 2011.  The decrease in the provision was primarily related to the decrease in “Income (loss) before income taxes.”

Net income (loss).  “Net income (loss)” was $484 million during the year ended December 31, 2012, a decrease of $1.042 billion compared to $1.526 billion for the same period in 2011.  The decrease was primarily attributable to the changes in revenue and expenses discussed above.

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010.

	For the Years Ended December 31,		Variance
Statements of Operations Data	2011	2010	Amount	%
	(In thousands)

Revenue:
Subscriber-related revenue	$12,959,025	$12,538,950	$420,075	3.4
Equipment sales and other revenue	64,547	59,607	4,940	8.3
Equipment sales, services and other revenue - EchoStar	36,474	37,180	(706)	(1.9)
Total revenue	13,060,046	12,635,737	424,309	3.4

Costs and Expenses:
Subscriber-related expenses	6,841,760	6,675,095	166,665	2.5
% of Subscriber-related revenue	52.8%	53.2%
Satellite and transmission expenses - EchoStar	441,613	418,286	23,327	5.6
% of Subscriber-related revenue	3.4%	3.3%
Satellite and transmission expenses - Other	39,341	39,776	(435)	(1.1)
% of Subscriber-related revenue	0.3%	0.3%
Cost of sales - equipment, services and other	79,563	76,295	3,268	4.3
Subscriber acquisition costs	1,503,476	1,652,992	(149,516)	(9.0)
General and administrative expenses	615,887	620,924	(5,037)	(0.8)
% of Total revenue	4.7%	4.9%
Litigation expense	(316,949)	225,456	(542,405)	*
Depreciation and amortization	904,955	983,360	(78,405)	(8.0)
Total costs and expenses	10,109,646	10,692,184	(582,538)	(5.4)

Operating income (loss)	2,950,400	1,943,553	1,006,847	51.8

Other Income (Expense):
Interest income	13,209	13,744	(535)	(3.9)
Interest expense, net of amounts capitalized	(552,036)	(470,890)	(81,146)	(17.2)
Other, net	10,957	581	10,376	*
Total other income (expense)	(527,870)	(456,565)	(71,305)	(15.6)

Income (loss) before income taxes	2,422,530	1,486,988	935,542	62.9
Income tax (provision) benefit, net	(896,847)	(538,312)	(358,535)	(66.6)
Effective tax rate	37.0%	36.2%
Net income (loss)	$1,525,683	$948,676	$577,007	60.8

Other Data:
Pay-TV subscribers, as of period end (in millions)	13.967	14.133	(0.166)	(1.2)
Pay-TV subscriber additions, gross (in millions)	2.576	3.052	(0.476)	(15.6)
Pay-TV subscriber additions, net (in millions)	(0.166)	0.033	(0.199)	*
Average monthly subscriber churn rate	1.63%	1.76%	(0.13)%	(7.4)
Average subscriber acquisition cost per subscriber (“SAC”)	$771	$776	$(5)	(0.6)
Average monthly revenue per subscriber (“ARPU”)	$76.93	$73.32	$3.61	4.9
EBITDA	$3,866,312	$2,927,494	$938,818	32.1

*Percentage is not meaningful.

Pay-TV subscribers.  DISH lost approximately 166,000 net Pay-TV subscribers during the year ended December 31, 2011, compared to a gain of approximately 33,000 net new Pay-TV subscribers during the same period in 2010.  The change versus the prior year primarily resulted from a decline in gross new Pay-TV subscriber activations.  During the year ended December 31, 2011, DISH added approximately 2.576 million gross new Pay-TV subscribers compared to approximately 3.052 million gross new Pay-TV subscribers during the same period in 2010, a decrease of 15.6%.

Our gross activations and net Pay-TV subscriber additions were negatively impacted during the year ended December 31, 2011 compared to the same period in 2010 as a result of increased competitive pressures, including aggressive marketing and the effectiveness of certain competitors’ promotional offers, which included an increased level of programming discounts.  In addition, telecommunications companies continue to grow their respective customer bases.  Our gross activations and net Pay-TV subscriber additions continue to be adversely affected during the year ended December 31, 2011 by sustained economic weakness and uncertainty, including, among other things, the weak housing market in the United States combined with lower discretionary spending.

Our Pay-TV churn rate for the year ended December 31, 2011 was 1.63%, compared to 1.76% for the same period in 2010.  While our Pay-TV churn rate improved compared to the same period in 2010, our Pay-TV churn rate continues to be adversely affected by the increased competitive pressures discussed above.  In general, our Pay-TV churn rate is impacted by the quality of Pay-TV subscribers acquired in past quarters, our ability to provide outstanding customer service, and our ability to control piracy.

Subscriber-related revenue.  DISH “Subscriber-related revenue” totaled $12.959 billion for the year ended December 31, 2011, an increase of $420 million or 3.4% compared to the same period in 2010.  This change was primarily related to the increase in “ARPU” discussed below.

ARPU.  “Average monthly revenue per subscriber” was $76.93 during the year ended December 31, 2011 versus $73.32 during the same period in 2010.  The $3.61 or 4.9% increase in ARPU was primarily attributable to price increases during the past year, higher hardware related revenue and fees earned from our in-home service operations, partially offset by decreases in premium and pay per view revenue.

Subscriber-related expenses.  “Subscriber-related expenses” totaled $6.842 billion during the year ended December 31, 2011, an increase of $167 million or 2.5% compared to the same period in 2010.  The increase in “Subscriber-related expenses” was primarily attributable to higher programming costs and an increase in customer retention expense, partially offset by reduced costs related to our call centers.  The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates. “Subscriber-related expenses” represented 52.8% and 53.2% of “Subscriber-related revenue” during the year ended December 31, 2011 and 2010, respectively.  The improvement in this expense to revenue ratio primarily resulted from an increase in “Subscriber-related revenue,” partially offset by higher programming costs, discussed above.

Subscriber acquisition costs.  “Subscriber acquisition costs” totaled $1.503 billion for the year ended December 31, 2011, a decrease of $150 million or 9.0% compared to the same period in 2010.  This decrease was primarily attributable to a decline in gross new subscriber activations.

SAC.  SAC was $771 during the year ended December 31, 2011 compared to $776 during the same period in 2010, a decrease of $5 or 0.6%.  This decrease was primarily attributable to an increase in the percentage of redeployed receivers that were installed.

During the years ended December 31, 2011 and 2010, the amount of equipment capitalized under our lease program for new subscribers totaled $480 million and $716 million, respectively.  This decrease in capital expenditures under our lease program for new subscribers resulted primarily from a decrease in gross new subscriber activations and an increase in the percentage of redeployed receivers that were installed.

Capital expenditures resulting from our equipment lease program for new subscribers were partially mitigated by the redeployment of equipment returned by disconnecting lease program subscribers.  To remain competitive we upgrade or replace subscriber equipment periodically as technology changes, and the costs associated with these upgrades may be substantial.  To the extent technological changes render a portion of our existing equipment obsolete, we would be unable to redeploy all returned equipment and consequently would realize less benefit from the SAC reduction associated with redeployment of that returned lease equipment.

Our SAC calculation does not reflect any benefit from payments we received in connection with equipment not returned to us from disconnecting lease subscribers and returned equipment that is made available for sale or used in our existing customer lease program rather than being redeployed through our new customer lease program.  During the years ended December 31, 2011 and 2010, these amounts totaled $96 million and $108 million, respectively.

Litigation expense.  “Litigation expense” totaled a negative $317 million during the year ended December 31, 2011, a reduction in expense of $542 million compared to the same period in 2010.  See Note 15 in the Notes to our Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion.

Depreciation and amortization.  “Depreciation and amortization” expense totaled $905 million during the year ended December 31, 2011, a $78 million or 8.0% decrease compared to the same period in 2010.  This change in “Depreciation and amortization” expense was primarily due to a decrease in depreciation on equipment leased to subscribers principally related to less equipment capitalization during 2011 compared to the same period in 2010 and less equipment write-offs from disconnecting subscribers.  This decrease was partially offset by an increase in depreciation on satellites as a result of EchoStar XIV and EchoStar XV being placed into service during the second and third quarters 2010, respectively.

Interest expense, net of amounts capitalized.  “Interest expense, net of amounts capitalized” totaled $552 million during the year ended December 31, 2011, an increase of $81 million or 17.2% compared to the same period in 2010.  This change primarily resulted from an increase in interest expense related to the issuance of our 6 3/4% Senior Notes due 2021 during the second quarter 2011, partially offset by a decrease in interest expense as a result of the repurchases and redemptions of our 6 3/8% Senior Notes due 2011.

Earnings before interest, taxes, depreciation and amortization.  EBITDA was $3.866 billion during the year ended December 31, 2011, an increase of $939 million or 32.1% compared to the same period in 2010.  The following table reconciles EBITDA to the accompanying financial statements.

	For the Years Ended
	December 31,
	2011	2010
	(In thousands)
EBITDA	$3,866,312	$2,927,494
Interest expense, net	(538,827)	(457,146)
Income tax (provision) benefit, net	(896,847)	(538,312)
Depreciation and amortization	(904,955)	(983,360)
Net income (loss)	$1,525,683	$948,676

EBITDA is not a measure determined in accordance with GAAP and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP.  EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry.  Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures.  EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Income tax (provision) benefit, net.  Our income tax provision was $897 million during the year ended December 31, 2011, an increase of $359 million compared to the same period in 2010.  The increase in the provision was primarily related to the increase in “Income (loss) before income taxes.”

Net income (loss).  “Net income (loss)” was $1.526 billion during the year ended December 31, 2011, an increase of $577 million compared to $949 million for the same period in 2010.  The increase was primarily attributable to the changes in revenue and expenses discussed above.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risks Associated with Financial Instruments

Our investments and debt are exposed to market risks, discussed below.

Cash, Cash Equivalents and Current Marketable Investment Securities

As of March 31, 2013, our cash, cash equivalents and current marketable investment securities had a fair value of $5.718 billion, all of which was invested in (a) cash; (b) variable rate demand notes (“VRDNs”) convertible into cash at par value plus accrued interest generally in five business days or less; (c) debt instruments of the United States Government and its agencies; (d) commercial paper and corporate notes with an overall average maturity of less than one year and rated in one of the four highest rating categories by at least two nationally recognized statistical rating organizations; and/or (e) instruments with similar risk, duration and credit quality characteristics to the commercial paper and corporate obligations described above.  The primary purpose of these investing activities has been to preserve principal until the cash is required to, among other things, fund operations, make strategic investments and expand the business.  Consequently, the size of this portfolio fluctuates significantly as cash is received and used in our business.  The value of this portfolio is negatively impacted by credit losses; however, this risk is mitigated through diversification that limits our exposure to any one issuer.

Interest Rate Risk

A change in interest rates would affect the fair value of our cash, cash equivalents and current marketable investment securities portfolio, however, we normally hold these investments to maturity.  Based on our March 31, 2013 current non-strategic investment portfolio of $5.718 billion, a hypothetical 10% change in average interest rates would not have a material impact on the fair value due to the limited duration of our investments.

Our cash, cash equivalents and current marketable investment securities had an average annual rate of return for the three months ended March 31, 2013 of 0.5%. A change in interest rates would affect our future annual interest income from this portfolio, since funds would be re-invested at different rates as the instruments mature. A hypothetical 10% decrease in average interest rates during 2013 would result in a decrease of approximately $1 million in annual interest income.

Restricted Cash and Marketable Investment Securities

As of March 31, 2013, we had $79 million of restricted cash and marketable investment securities invested in:  (a) cash;  (b) VRDNs convertible into cash at par value plus accrued interest generally in five business days or less; (c) debt instruments of the United States Government and its agencies; (d) commercial paper and corporate notes with an overall average maturity of less than one year and rated in one of the four highest rating categories by at least two nationally recognized statistical rating organizations; and/or (e) instruments with similar risk, duration and credit quality characteristics to the commercial paper described above.  Based on our March 31, 2013 investment portfolio, a hypothetical 10% increase in average interest rates would not have a material impact in the fair value of our restricted cash and marketable investment securities.

Long-Term Debt

As of March 31, 2013, we had long-term debt of $11.615 billion, excluding capital lease obligations, on our Condensed Consolidated Balance Sheets.  We estimated the fair value of this debt to be approximately $12.531 billion using quoted market prices for our publicly traded debt, which constitutes approximately 99% of our debt.  The fair value of our debt is affected by fluctuations in interest rates.  A hypothetical 10% decrease in assumed interest rates would increase the fair value of our debt by approximately $291 million.  To the extent interest rates increase, our costs of financing would increase at such time as we are required to refinance our debt or raise additional debt.  As of March 31, 2013, a hypothetical 10% increase in assumed interest rates would increase our annual interest expense by approximately $75 million.

Derivative Financial Instruments

From time to time, we speculate using derivative financial instruments, such amounts, however, are typically insignificant.

THE EXCHANGE OFFER

Purpose of the exchange offer

The sole purpose of the exchange offer is to fulfill our obligations with respect to the registration of the Old Notes.  We originally issued and sold the Old Notes on April 5, 2013.  We did not register those sales under the Securities Act, in reliance upon the exemption provided in section 4(2) of the Securities Act and Rule 144A and Regulation S promulgated under the Securities Act.  In connection with the sale of the Old Notes, we agreed to file with the SEC an exchange offer registration statement relating to the exchange offer.  Under the exchange offer registration statement, we will offer the Notes, in exchange for the Old Notes.

How to determine if you are eligible to participate in the exchange offer

We hereby offer to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal accompanying it, $1,000 in principal amount of Notes for each $1,000 in principal amount of the Old Notes that you hold.  You may only tender Old Notes in minimum denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof. The terms of the 2018 Notes and the 2020 Notes are substantially identical to the terms of the Old 2018 Notes and the Old 2020 Notes, respectively, that you may exchange pursuant to this exchange offer, except that, generally, you may freely transfer the Notes, and you will not be entitled to certain registration rights and certain other provisions which are applicable to the Old Notes under the registration rights agreement.  The Notes will be entitled to the benefits of the respective Indentures.  See “Description of the Notes.”

We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding Old Notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

We are not making the exchange offer conditional upon the holders tendering, or us accepting, any minimum aggregate principal amount of Old Notes.

Under existing SEC interpretations, the Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale.  This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one.  We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter.  Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past.  You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours.  Based on these no-action letters, the following conditions must be met:

•                  you must not be a broker-dealer that acquired the Old Notes from us or in market-making transactions;

•                  you must acquire the Notes in the ordinary course of your business;

•                  you must have no arrangements or understandings with any person to participate in the distribution of the Notes within the meaning of the Securities Act; and

•                  you must not be an affiliate of ours, as defined in Rule 405 under the Securities Act.

If you wish to exchange Old Notes for Notes in the exchange offer you must represent to us that you satisfy all of the above listed conditions.  If you do not satisfy all of the above listed conditions:

•                  you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•                  you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new Notes.

The SEC considers broker-dealers that acquired Old Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Notes if they participate in the exchange offer.  Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.

A broker-dealer that has bought Old Notes for market-making or other trading activities must deliver a prospectus in order to resell any Notes it receives for its own account in the exchange offer.  The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to the Notes by delivering the prospectus contained in the registration statement for the exchange offer.  Each broker-dealer that receives Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes.  The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, for a period of one year after we consummate the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

By tendering Old Notes for exchange, you will exchange, assign and transfer the Old Notes to us and irrevocably appoint the exchange agent as your agent and attorney-in-fact to assign, transfer and exchange the Old Notes.  You will also represent and warrant that you have full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Notes issuable upon the exchange of such tendered Old Notes.  The letter of transmittal requires you to agree that, when we accept your Old Notes for exchange, we will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges and encumbrances and that they are not subject to any adverse claim.

You will also warrant that you will, upon our request, execute and deliver any additional documents that we believe are necessary or desirable to complete the exchange, assignment and transfer of your tendered Old Notes.  You must further agree that our acceptance of any tendered Old Notes and the issuance of Notes in exchange for them will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under that agreement, except in certain limited circumstances.  All authority conferred by you will survive your death, incapacity, liquidation, dissolution, winding up or any other event relating to you, and every obligation of you shall be binding upon your heirs, personal representatives, successors, assigns, executors and administrators.

If you are tendering Old Notes, we will not require you to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the exchange offer.  Each of the Notes will bear interest from the most recent date through which interest has been paid on the Old Notes for which they were exchanged.  If we accept your Old Notes for exchange, you will waive the right to have interest accrue, or to receive any payment in respect to interest, on the Old Notes from the most recent interest payment date to the date of the issuance of the Notes.  Interest on the 2018 Notes is payable semiannually in arrears on April 1 and October 1, commencing October 1, 2013. Interest on the 2020 Notes is payable semiannually in arrears on May 1 and November 1, commencing November 1, 2013.

Information about the expiration date of the exchange offer and changes to it

The exchange offer expires on the expiration date, which is 5:00 p.m., New York City time, on              , 2013, unless we, in our sole discretion, extend the period during which the exchange offer is open.  If we extend the expiration date for the exchange offer, the term “expiration date” means the latest time and date on which the exchange offer, as so extended, expires.  We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to Wells Fargo Bank, National Association, which is the exchange agent, and by timely public announcement communicated by no later than 5:00 p.m. New York City time on the next business day following the expiration date, unless applicable law or regulation requires otherwise, by making a release to the Dow Jones News Service.  During any extension of the exchange offer, all Old Notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.

The initial exchange date will be the first business day following the expiration date (or following the expiration of the applicable time period for guaranteed delivery, if any Old Notes are tendered pursuant to the guaranteed delivery procedures described below). We expressly reserve the right to terminate the exchange offer and not accept for exchange any Old Notes for any reason, including if any of the events set forth below under “We may modify or terminate the exchange offer under some circumstances” have occurred and we have not waived them.  We also reserve the right to amend the terms of the exchange offer in any manner, whether before or after any tender of the Old Notes.  If we terminate or amend the exchange offer, we will notify the exchange agent in writing and will either issue a press release or give written notice to you as a holder of the Old Notes as promptly as practicable.  Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the Notes for Old Notes on the exchange date.

We will deliver this prospectus and the related letter of transmittal and other relevant materials to you as a record holder of Old Notes and we will furnish these items to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Notes.

How to tender your Old Notes

If you tender to us any of your Old Notes pursuant to one of the procedures set forth below, that tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions that we describe below and in the letter of transmittal for the exchange offer.

You may tender Old Notes by properly completing and signing the letter of transmittal or a facsimile of it.  All references in this prospectus to the “letter of transmittal” include a facsimile of the letter.  You must deliver it, together with the certificate or certificates representing the Old Notes that you are tendering and any required signature guarantees, or a timely confirmation of a book-entry transfer pursuant to the procedure that we describe below, to the exchange agent at its address set forth on the back cover of this prospectus on or prior to the expiration date.  You may also tender Old Notes by complying with the guaranteed delivery procedures that we describe below.

Your signature does not need to be guaranteed if you registered your Old Notes in your name, you will register the Notes in your name and you sign the letter of transmittal.  In any other case, the registered holder of your notes must endorse them or send them with duly executed written instruments of transfer in the form satisfactory to us.  Also, an “eligible institution,” such as a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act must guarantee the signature on the endorsement or instrument of transfer.  If you want us to deliver the Notes or non-exchanged Old Notes to an address other than that of the registered holder appearing on the note register for the Old Notes, an “eligible institution” must guarantee the signature on the letter of transmittal.

If your Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender Old Notes, you should contact the registered holder promptly and instruct the holder to tender Old Notes on your behalf.  If you wish to tender your Old Notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or follow the procedures described in the immediately preceding paragraph.  Transferring record ownership from someone else’s name to your name may take considerable time.

How to tender if you hold your Old Notes through a broker or other institution and you do not have the actual Old Notes

Any financial institution that is a participant in The Depository Trust Company’s (“DTC”) systems may make book-entry delivery of your Old Notes by causing DTC to transfer your Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.  Although you may deliver your Old Notes through book-entry transfer at DTC, you still must send the letter of transmittal, with any required signature guarantees and any other required documents, to the exchange agent at the address specified on the back cover of this prospectus on or prior to the expiration date and the exchange agent must receive these documents on time.  If you will not be able to send all the documents on time, you can still tender your Old Notes by using the guaranteed delivery procedures described below.

You assume the risk of choosing the method of delivery of Old Notes and all other documents.  If you send your Old Notes and your documents by mail, we recommend that you use registered mail, return receipt requested, you obtain proper insurance, and you mail these items sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

If you do not provide your taxpayer identification number, which is your social security number or employer identification number, as applicable, and certify that such number is correct, the exchange agent will withhold 28% of the gross proceeds otherwise payable to you pursuant to the exchange offer, unless an exemption applies under the applicable law and regulations concerning “backup withholding” of federal income tax.  You should complete and sign the main signature form and the Substitute Form W-9 included as part of the letter of transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and you prove it in a manner satisfactory to us and the exchange agent.

How to use the guaranteed delivery procedures if you will not have enough time to send all documents to us

If you desire to accept the exchange offer, and time will not permit a letter of transmittal or Old Notes to reach the exchange agent before the expiration date, you may tender your Old Notes if the exchange agent has received at its office listed on the letter of transmittal on or prior to the expiration date a letter, telegram or facsimile transmission from an eligible institution setting forth your name and address, the principal amount of the Old Notes that you are tendering, the names in which you registered the Old Notes and, if possible, the certificate numbers of the Old Notes that you are tendering.

The eligible institution’s correspondence to the exchange agent must state that the correspondence constitutes the tender and guarantee that within three New York Stock Exchange trading days after the date that the eligible institution executes such correspondence, the eligible institution will deliver the Old Notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal and any other required documents.  We may, at our option, reject the tender if you do not tender your Old Notes and accompanying documents by either the above-described method or by a timely book-entry confirmation, and if you do not deposit your Old Notes and tender documents with the exchange agent within the time period set forth above.  Copies of a notice of guaranteed delivery that eligible institutions may use for the purposes described in this paragraph are available from the exchange agent.

Valid receipt of your tender will occur as of the date when the exchange agent receives your properly completed letter of transmittal, accompanied by either the Old Notes or a timely book-entry confirmation.  We will issue Notes in exchange for Old Notes that you tendered pursuant to a notice of guaranteed delivery or correspondence to similar effect as described above by an eligible institution only against deposit of the letter of transmittal, any other required documents and either the tendered Old Notes or a timely book-entry confirmation.

We reserve the right to determine validity of all tenders

We will be the sole judge of all questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of your tender of Old Notes and our judgment will be final and binding.  We reserve the absolute right to reject any or all of your tenders that are not in proper form or the acceptances for exchange of which may, in our opinion or in the opinion of our counsel, be unlawful.  We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in your case.  Neither we, the exchange agent nor any other person will be under any duty to give you notification of any defects or irregularities in tenders nor shall any of us incur any liability for failure to give you any such notification.  Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

If you tender Old Notes pursuant to the exchange offer, you may withdraw them at any time prior to the expiration date

For your withdrawal to be effective, the exchange agent must timely receive your written or fax notice of withdrawal prior to the expiration date at the exchange agent’s address set forth on the back cover page of this prospectus.  Your notice of withdrawal must specify the following information:

•                  The person named in the letter of transmittal as tendering Old Notes you are withdrawing;

•                  The certificate numbers of Old Notes you are withdrawing;

•                  The principal amount of Old Notes you are withdrawing;

•                  A statement that you are withdrawing your election to have us exchange such Old Notes; and

•                  The name of the registered holder of such Old Notes, which may be a person or entity other than you, such as your broker-dealer.

The person or persons who signed your letter of transmittal, including any eligible institutions that guaranteed signatures on your letter of transmittal, must sign the notice of withdrawal in the same manner as their original signatures on the letter of transmittal including any required signature guarantees.  If such persons and eligible institutions cannot sign your notice of withdrawal, you must send it with evidence satisfactory to us that you now hold beneficial ownership of the Old Notes that you are withdrawing.  The exchange agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal.  We will determine all questions as to the validity of notices of withdrawals, including time of receipt, and our determination will be final and binding on all parties.

How we will either exchange your Old Notes for Notes or return them to you

On the exchange date, we will determine which Old Notes the holders validly tendered, and we will issue Notes in exchange for the validly tendered Old Notes.  The exchange agent will act as your agent for the purpose of receiving Notes from us and sending the Old Notes to you in exchange for Notes promptly after acceptance of the tendered Old Notes.  If we do not accept your Old Notes for exchange, we will return them without expense to you.  If you tender your Old Notes by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above and we do not accept your Old Notes for exchange, DTC will credit your non-exchanged Old Notes to an account maintained with DTC.  In either case, we will return your non-exchanged Old Notes to you promptly following the expiration of the exchange offer.

We may modify or terminate the exchange offer under some circumstances

We are not required to issue Notes in respect of any properly tendered Old Notes that we have not previously accepted and we may terminate the exchange offer or, at our option, we may modify or otherwise amend the exchange offer.  If we terminate the exchange offer, it will be by oral (if oral, to be promptly confirmed in writing) or written notice to the exchange agent and by timely public announcement communicated no later than 5:00 p.m. on the next business day following the expiration date, unless applicable law or regulation requires us to terminate the exchange offer in the following circumstances:

•                  Any court or governmental agency brings a legal action seeking to prohibit the exchange offer or assessing or seeking any damages as a result of the exchange offer, or resulting in a material delay in our ability to accept any of the Old Notes for exchange offer; or

•                  Any government or governmental authority, domestic or foreign, brings or threatens any law or legal action that in our sole judgment, might directly or indirectly result in any of the consequences referred to above; or, if in our sole judgment, such activity might result in the holders of Notes having obligations with respect to resales and transfers of Notes that are greater than those we described above in the interpretations of the staff of the SEC or would otherwise make it inadvisable to proceed with the exchange offer; or

•                  A material adverse change has occurred in our business, condition (financial or otherwise), operations or prospects.

The foregoing conditions are for our sole benefit and we may assert them with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to such condition.  We also reserve the right to waive these conditions in whole or in part at any time or from time to time in our discretion.  Our failure at any time to exercise any of the foregoing rights will not be a waiver of any such right, and each right will be an ongoing right that we may assert at any time or from time to time.  In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any tendered Old Notes, and we will not issue Notes in exchange for any such Old Notes, if at that time there is, or the SEC has threatened, any stop order with respect to the registration statement that this prospectus is a part of, or if qualification of the indenture is required under the Trust Indenture Act of 1939.

Where to send your documents for the exchange offer

We have appointed Wells Fargo Bank, National Association as the exchange agent for the exchange offer.  You must send your letter of transmittal to the exchange agent at:

By registered mail or certified mail:

Wells Fargo Bank, National Association
MAC - N9303-121
Corporate Trust Operations
P.O. Box 1517
Minneapolis, Minnesota 55480-1517

By regular mail or overnight courier:

Wells Fargo Bank, National Association
MAC - N9303-121
Corporate Trust Operations
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479

By hand:

Wells Fargo Bank, National Association
Northstar East Building — 12th floor
Corporate Trust Services
608 Second Avenue South
Minneapolis, Minnesota 55479

By facsimile: (612) 667-6282

Attention: Bondholder Communications

If you send your documents to any other address or fax number, you will have not validly delivered them and you will not receive Notes in exchange for your Old Notes.  We will return your Old Notes to you.

Costs and expenses for the exchange offer

We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer.  We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses.  We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses that they incur in forwarding tenders for their customers.  Under the registration rights agreement with the initial purchaser of the Old Notes, the initial purchaser has agreed to pay, or reimburse us for, all out-of-pocket costs and expenses that we reasonably incur in connection with the registration of the Notes in an aggregate amount not to exceed $750,000, including, among other things, the fees and expenses of the exchange agent and printing, accounting, investment banking and legal fees.  We estimate that these costs and expenses are approximately $450,000.

No person has been authorized to give you any information or to make any representations to you in connection with the exchange offer other than those that this prospectus contains.

If anyone else gives you information or representations about the exchange offer, you should not rely upon that information or representation or assume that we have authorized it.  Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which this prospectus gives information.  We are not making the exchange offer to, nor will we accept tenders from or on behalf of, holders of Old Notes in any jurisdiction in which it is unlawful to make the exchange offer or to accept it.  However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of Old Notes in such jurisdiction.  In any jurisdiction where the securities laws or blue sky laws require a licensed broker or dealer to make the exchange offer, one or more registered brokers or dealers that are licensed under the laws of that jurisdiction are making the exchange offer on our behalf.

There are no dissenters’ or appraisal rights

Holders of Old Notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Federal income tax consequences to you

Your exchange of Old Notes for Notes should not be a taxable exchange for United States federal income tax purposes, and you should not recognize any taxable gain or loss or any interest income as a result of the exchange.  See “United States Federal Income Tax Considerations of the Exchange Offer” below.

This is the only exchange offer for the Old Notes that we are required to make

Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept the terms and conditions of it.  You are urged to consult your financial and tax advisors in making your own decisions on what action to take with respect to the exchange offer.  If you do not tender your Old Notes in the exchange offer, you will continue to hold such Old Notes and you will be entitled to all the rights and limitations applicable to the Old Notes under the applicable Indenture.  All non-exchanged Old Notes will continue to be subject to the restriction on transfer set forth in the applicable Indenture.  If we exchange Old Notes in the exchange offer, the trading market, if any, for any remaining Old Notes could be much less liquid.

We may in the future seek to acquire non-exchanged Old Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise.  We have no present plan to acquire any Old Notes that are not exchanged in the exchange offer.

DESCRIPTION OF THE NOTES

Each series of the Notes will be issued under a separate Indenture, dated as of April 5, 2013. We, along with the Guarantors and Wells Fargo Bank, National Association, as Trustee, are parties to each Indenture. The rights of the holders of the Notes of each series are governed solely by the Indenture for that series and our obligations under each Indenture are solely for the benefit of the holders of the Notes of that series. The terms of the Notes of a series will be substantially identical to the terms of the Old Notes of such series. However, the Notes will not be subject to transfer restrictions or registration rights unless held by certain broker-dealers, our affiliates or certain other persons.

The following description is a summary of the material provisions of the Indentures. It does not restate the Indentures in their entirety. We urge you to read the applicable Indenture and the applicable Notes because they, and not this description, define your rights as a holder of the Notes. Copies of the Indentures and the Notes are available to you upon request.

You can find the definitions of some of the capitalized terms used in this section under the subheading “—Certain Definitions.” In this section of the prospectus:

•                  the terms “DDBS,” the “Company,” the “issuer,” “we,” “us,” “our” or similar terms refer only to DISH DBS Corporation and not to any of our subsidiaries;

•                  references to “Guarantors” shall mean our direct and indirect Wholly Owned Restricted Subsidiaries that guarantee the Notes; and

•                  references to “DISH Network” mean our indirect parent, DISH Network Corporation, together with each Wholly Owned Subsidiary of DISH Network that beneficially owns 100% of our Equity Interests, but only so long as DISH Network beneficially owns 100% of the Equity Interests of such subsidiary.

The terms of a series of the Notes include those stated in the Indenture governing such series and those made part of the Indenture for such series by reference to the Trust Indenture Act of 1939, as amended. The Notes of a series are subject to all such terms, and holders of a series of the Notes should refer to the Indenture governing such series and the Trust Indenture Act for a statement thereof.

Brief Description of the Notes

The Notes

The Notes will be:

•                  general unsecured obligations of us;

•                  ranked equally in right of payment with all of our existing and future senior debt;

•                  ranked senior in right of payment to all of our existing and future subordinated debt;

•                  ranked effectively junior to (i) all debt and other liabilities (including trade payables) of our Subsidiaries (if any) that are Unrestricted Subsidiaries (and thus not Guarantors) or that are otherwise not Guarantors and of any of our Subsidiaries that constitutes a Non-Core Asset if such Subsidiary is released from its Guarantee pursuant to the covenant entitled “—Certain Covenants—Dispositions of ETC and Non-Core Assets,” (ii) all debt and other liabilities (including trade payables) of any Guarantor if such Guarantor’s Guarantee is subordinated or avoided by a court of competent jurisdiction, and (iii) all secured obligations to the extent of the value of the collateral securing such obligations, including any borrowings under any of our future secured credit facilities, if any; and

•                  unconditionally guaranteed by the Guarantors.

Although the Notes are titled “senior,” we have not issued, and do not have any plans to issue, any indebtedness to which the Notes would be senior.

The Notes will be issued in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Any Old Notes of a series that remain outstanding after the completion of the exchange offer for such series, together with the Notes of such series issued in connection with the exchange offer, will be treated as a single class of securities for all purposes under the Indenture governing such series, including, without limitation, waivers, amendments, redemptions, “Change of Control Offer” and “Excess Proceeds Offer,” each as discussed under their respective subheadings below.

The Guarantees

The Notes will be guaranteed by the Guarantors, which include our principal operating subsidiaries. The Guarantee of each Guarantor will be:

•                  a general unsecured obligation of such Guarantor;

•                  ranked equally in right of payment with all other Guarantees of such Guarantor;

•                  ranked equally in right of payment with all existing and future senior debt of such Guarantor;

•                  ranked senior in right of payment to all existing and future subordinated debt of such Guarantor; and

•                  ranked effectively junior to secured obligations of such Guarantor to the extent of the value of the collateral securing such obligations, including any secured guarantees of our obligations under any of our future credit facilities, if any.

As of March 31, 2013, on a pro forma basis after giving effect to the issuance of the Old Notes and the Notes, there was:

•                  approximately $11.6 billion of outstanding unsecured debt ranking equally with the Old Notes, the Notes and the Guarantees, as the case may be; and

•                  no outstanding debt ranking junior to the Old Notes, the Notes and the Guarantees.

In addition, each Indenture permits us and the Guarantors to incur additional Indebtedness, including secured and unsecured Indebtedness that ranks equally with the Notes. Any secured Indebtedness will, as to the collateral securing such Indebtedness, be effectively senior to the Notes or the Guarantees, as the case may be, to the extent of the value of such collateral.

All of our Subsidiaries are Restricted Subsidiaries other than Wright Travel Corporation, DISH Real Estate Corporation V, WS Acquisition L.L.C. and Echosphere De Mexico S. De R.L. De C.V., which are “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indentures. Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

The 2018 Notes will be issued in an aggregate principal amount of up to $1,200,000,000 and the 2020 Notes will be issued in an aggregate principal amount of up to $1,100,000,000. Additional Notes may be issued under each Indenture from time to time, subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Indebtedness,” without regard to clause (1) under the second paragraph thereof. Any additional Notes issued under an Indenture will be part of the same series as the Notes of such series offered hereby under such Indenture and will vote on all matters with the Notes of such series offered hereby under such Indenture. The 2018 Notes will mature on April 1, 2018 and the 2020 Notes will mature on May 1, 2020.

Interest on the 2018 Notes accrues at a rate of 4.250% per annum and interest on the 2020 Notes accrues at a rate of 5.125% per annum. Interest on the 2018 Notes will be payable semiannually in arrears in cash on April 1 and October 1 of each year, commencing October 1, 2013 or if any such day is not a business day on the next succeeding business day, to holders of record on the immediately preceding March 15 and September 15, respectively.  Interest on the 2020 Notes will be payable semiannually in arrears in cash on May 1 and November 1 of each year, commencing November 1, 2013 or if any such day is not a business day on the next succeeding business day, to holders of record on the immediately preceding April 15 and October 15, respectively.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are payable both as to principal and interest at our office or agency maintained for such purpose or, at our option, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by us, our office or agency will be the office of the Trustee maintained for such purpose.

Guarantees

Each Guarantor will jointly and severally guarantee the Issuer’s obligations under the Notes. The obligations of each Guarantor under its Guarantee for each series of the Notes will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Related to the Notes and the Exchange Offer—The guarantees of the Notes by our subsidiaries may be subject to challenge.” Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a pro rata contribution from each other Guarantor based on the net assets of such Guarantor and each other Guarantor.

Each Guarantor may consolidate with or merge into or sell its assets to us or another Guarantor that is a Restricted Subsidiary, or with or to other persons upon the terms and conditions set forth in each of the Indentures. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another person (whether or not such Guarantor is the surviving person), unless certain conditions are met. See “—Certain Covenants—Merger, Consolidation, or Sale of Assets.”

The Guarantee of a Guarantor will be deemed automatically discharged and released in accordance with the terms of the applicable Indenture:

(1)         in connection with any direct or indirect sale, conveyance or other disposition of all of the capital stock or all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if such sale or disposition is made in compliance with the applicable provisions of such Indenture (see “—Certain Covenants—Asset Sales”);

(2)         if such Guarantor is dissolved or liquidated in accordance with the provisions of such Indenture;

(3)         if we designate any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of such Indenture; or

(4)         without limiting the generality of the foregoing, in the case of any Guarantor which constitutes a Non-Core Asset, upon the sale or other disposition of any Equity Interest of such Guarantor which constitutes a Non-Core Asset, respectively, if such sale or disposition is made in compliance with the applicable provisions of such Indenture. See “—Certain Covenants—Dispositions of ETC and Non-Core Assets.”

Optional Redemption

Except as stated below, the Notes are not redeemable at our option prior to their stated maturity.

Each series of the Notes will be redeemable, at our option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days’ notice, at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the redemption date and a make-whole premium. Holders of record on the relevant record date have the right to receive interest due on an interest payment date that is on or prior to the redemption date. The redemption price will never be less than 100% of the principal amount of the Notes being redeemed plus accrued interest to the redemption date.

The amount of the make-whole premium on any Note, or portion of a Note, to be redeemed will be equal to the greater of (a) 1% of the principal amount of such Note or such portion of a Note being redeemed and (b) the excess, if any, of:

(1)         the sum of the present values, calculated as of the redemption date, of:  (i) each interest payment that, but for the redemption, would have been payable on the Note, or portion of a Note, being redeemed on each interest payment date occurring after the redemption date, excluding any accrued interest for the period prior to the redemption date, plus (ii) the principal amount that, but for the redemption, would have been payable on the maturity date of the Note, or portion of a Note, being redeemed;

over

(2)         the principal amount of the Note, or portion of a Note, being redeemed.

The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield, as defined below, plus 50 basis points.

We will appoint an independent investment banking institution of national standing to calculate the make-whole premium; provided that if we fail to appoint an institution at least 45 days prior to the date set for redemption or if the institution that we appoint is unwilling or unable to make such calculation, such calculation will be made by Deutsche Bank Securities Inc., or, if such firm fails to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (it being understood that the Trustee’s agreement to appoint such an institution is a matter of courtesy and accommodation only and the Trustee shall not be liable to any person as a result).

For purposes of determining the make-whole premium, “Treasury Yield” refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes being redeemed, calculated to the nearest one-twelfth of a year, which we call the remaining term.  The Treasury Yield will be determined as of the third business day immediately preceding the applicable redemption date.

The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release, which we call the H.15 Statistical Release. If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the remaining term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the remaining term and the United States Treasury Notes that have a constant maturity closest to and less than the remaining term, in each case as set forth in the H.15 Statistical Release.  Any weekly average yields as calculated by interpolation will be rounded to the nearest 0.01%, with any figure of 0.005% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

Redemption with the Proceeds of Certain Capital Contributions or Equity Offerings

Notwithstanding the foregoing, we may redeem up to 35% of the 2018 Notes, at any time prior to April 1, 2016, at a redemption price equal to 104.250% of the principal amount of the 2018 Notes redeemed, and up to 35% of the 2020 Notes, at any time prior to May 1, 2016, at a redemption price equal to 105.125% of the principal amount of the 2020 Notes redeemed, in each case together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions or one or more public or private sales (including sales to DISH Network, regardless of whether DISH Network obtained such funds from an offering of Equity Interests or Indebtedness of DISH Network or otherwise) of Equity Interests (other than Disqualified Stock) of us (other than proceeds from a sale to any of our Subsidiaries or any employee benefit plan in which we or any of our Subsidiaries participates); provided that:

•                  at least 65% in aggregate of the originally issued principal amount of the Old Notes and Notes of such series remains outstanding immediately after the occurrence of such redemption; and

•                  the sale of such Equity Interests is made in compliance with the terms of the Indenture governing such series of the Old Notes and the Notes.

Selection and Notice

If less than all of the Notes of a series are to be redeemed at any time, the selection of Notes of such series for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such series of the Notes are listed or, if such series of the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Notes of either series with a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, if we do not default in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption.

Change of Control Offer

Upon the occurrence of a Change of Control Event, we will be required to make an offer (a “Change of Control Offer”) to each holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Event, we shall mail a notice to each holder stating:

(1)         that the Change of Control Offer is being made pursuant to the covenant entitled “Offer to Purchase Upon Change of Control Event”;

(2)         the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)         that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture governing such Notes;

(4)         that, unless we default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)         that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

(6)         that holders whose Notes are being purchased only in part will be issued new Notes of the same series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(7)         any other information material to such holder’s decision to tender Notes.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control Event. We may not be able to repurchase all of the Notes tendered upon a Change of Control. If we fail to repurchase all of the Notes tendered for purchase upon a Change of Control Event, such failure will constitute an Event of Default. In addition, the terms of other indebtedness to which we may be subject may prohibit us from purchasing the Notes or offering to purchase the Notes, and a Change of Control Offer or a Change of Control Payment could trigger a default or event of default under the terms of such indebtedness. If we were unable to obtain the consent of the holders of any such other indebtedness to make a Change of Control Offer or make the Change of Control Payment or to repay such indebtedness, a Default or Event of Default may occur. See the subheading, “—Events of Default.”

Except as described above with respect to a Change of Control Event, the Indentures do not contain any provisions that would permit the holders of any of the Notes to require that we repurchase or redeem any Notes in the event of a takeover, recapitalization or similar transaction.

Certain Covenants

Limitation on Restricted Payments. Each Indenture provides that neither we nor any of our Restricted Subsidiaries may, directly or indirectly:

(a)         declare or pay any dividend or make any distribution on account of any of our Equity Interests other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of us;

(b)         purchase, redeem or otherwise acquire or retire for value any Equity Interests of DISH Network, us or any of its or our respective Subsidiaries or Affiliates, other than any such Equity Interests owned by us or by any Wholly Owned Restricted Subsidiary;

(c)          purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes issued under such Indenture or the Guarantees thereof, except (i) in accordance with the scheduled mandatory redemption, sinking fund or repayment provisions set forth in the original documentation governing such Indebtedness and (ii) the purchase, repurchase or other acquisition of subordinated Indebtedness with a stated maturity earlier than the maturity of the Notes issued under such Indenture or the Guarantees thereof purchased in anticipation of satisfying a payment of principal at the stated maturity thereof, within one year of such stated maturity;

(d)         declare or pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

(i)             to us or any Wholly Owned Restricted Subsidiary; or

(ii)          to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; provided that in the case of this clause (ii), such dividends or distributions may not be in the form of Indebtedness or Disqualified Stock; or

(e)          make any Restricted Investment

(all such prohibited payments and other actions set forth in clauses (a) through (e) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i)             no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)          after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, our Indebtedness to Cash Flow Ratio would not have exceeded 8.0 to 1; and

(iii)       such Restricted Payment, together with the aggregate of all other Restricted Payments made by us after December 28, 2001, is less than the sum of:

(A)       the difference of:

(x)   our cumulative Consolidated Cash Flow determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit); minus

(y)   120% of our Consolidated Interest Expense,

each as determined for the period (taken as one accounting period) from January 1, 2002 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(B)             an amount equal to 100% of the aggregate net cash proceeds and, in the case of proceeds consisting of assets used in or constituting a business permitted under the covenant described under “—Limitations on Activities of the Issuer,” 100% of the fair market value of the aggregate net proceeds other than cash received by us either from capital contributions from DISH Network, or from the issue or sale (including an issue or sale to DISH Network) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests sold to any of our Subsidiaries), since December 28, 2001; plus

(C)             if any Unrestricted Subsidiary is designated by us as a Restricted Subsidiary, an amount equal to the fair market value of the net Investment by us or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing sum shall not exceed the amount of the Investments made by us or any Restricted Subsidiary in any such Unrestricted Subsidiary since December 28, 2001; plus

(D)             100% of any cash dividends and other cash distributions received by us and our Wholly Owned Restricted Subsidiaries from an Unrestricted Subsidiary since December 28, 2001 to the extent not included in our cumulative Consolidated Cash Flow; plus

(E)              to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Investments of us and our Restricted Subsidiaries since December 28, 2001 resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person which were included in computations made pursuant to this clause (iii).

The foregoing provisions will not prohibit the following (provided that with respect to clauses (2), (3), (5), (6), (7), (8), (9), (11) and (12) below, no Default or Event of Default shall have occurred and be continuing):

(1)         the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of such Indenture;

(2)         the redemption, repurchase, retirement or other acquisition of any of our Equity Interests in exchange for, or out of the net proceeds of the substantially concurrent capital contribution from DISH Network or from the substantially concurrent issue or sale (including to DISH Network) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests issued or sold to any Subsidiary of us);

(3)         Investments in an aggregate amount not to exceed $500 million plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person pursuant to this clause (3);

(4)         Investments to fund the financing activity of DNCC in the ordinary course of its business in an amount not to exceed, as of the date of determination, the sum of

(A)        $100 million, plus

(B)        50% of the aggregate cost to DNCC for each Satellite Receiver purchased by DNCC and leased by DNCC to a retail consumer in excess of 100,000 units;

(5)         cash dividends or distributions to DISH Network to the extent required for the purchase, redemption, repurchase or other acquisition or retirement for value of employee stock options to purchase Capital Stock of DISH Network, or Capital Stock of DISH Network issued pursuant to any management equity plan, stock option plan or other management or employee benefit plan or agreement, in an aggregate amount not to exceed $25 million in any calendar year;

(6)         a Permitted Refinancing;

(7)         Investments in an amount equal to 100% of the aggregate net proceeds (whether or not in cash) received by us or any Wholly Owned Restricted Subsidiary from capital contributions from DISH Network or from the issue and sale (including a sale to DISH Network) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests issued or sold to a Subsidiary of DISH Network), on or after December 28, 2001; plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, or other disposition of any such Investment; provided, however, that the foregoing amount shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person pursuant to this clause (7) in each case; provided that such Investments are in businesses of the type described under “—Limitations on Activities of the Issuer”;

(8)         Investments in any Restricted Subsidiary which is not a Wholly Owned Restricted Subsidiary, but which is a Guarantor and Investments in the form of intercompany debt with any direct or indirect parent company or any Wholly Owned Subsidiary of such direct or indirect parent company; provided that such debt is incurred in the ordinary course of business and is used in a business described under “—Limitations on Activities of the Issuer”;

(9)         Investments in businesses strategically related to businesses described in “—Limitations on Activities of the Issuer” in an aggregate amount not to exceed $700 million;

(10)  cash dividends or distributions to DISH Network to the extent required for the purchase of odd-lots of Equity Interests of DISH Network, in an aggregate amount not to exceed $15 million in any calendar year;

(11)  the making of any Restricted Payment (including the receipt of any Investment) permitted under or resulting from any transaction permitted under the covenants described under “—Dispositions of ETC and Non-Core Assets” occurring at any time since December 28, 2001; provided that all conditions to any such Restricted Payment set forth in such covenants are satisfied;

(12)  Investments made as a result of the receipt of non-cash proceeds from Asset Sales made in compliance with the covenants described under “—Asset Sales” and Investments entered into in connection with an acquisition of assets used in or constituting a business permitted under the covenant described under “—Limitations on Activities of the Issuer,” as a result of “earn-outs” or other deferred payments or similar obligations;

(13)  any Restricted Payment permitted under any of the DDBS Notes Indentures;

(14)  Investments which are used to pay for the construction, launch, operation or insurance of satellites owned or leased by us or any of our Subsidiaries in an amount not to exceed $500 million;

(15)  Investments in a foreign direct-to-home satellite provider in an amount not to exceed $500 million; provided that the Investments are made through the supply of satellite receivers and related equipment to the provider, or the proceeds from the Investments are used to purchase satellite receivers and related equipment from DISH Network or a Subsidiary of DISH Network;

(16)  the redemption, repurchase, defeasance or other acquisition or retirement for value of subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for: (a) the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock), or (b) Indebtedness that is at least as subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being redeemed, repurchased, defeased, acquired or retired and with a final maturity equal to or greater than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively of the Indebtedness being redeemed, repurchased, defeased, acquired or retired;

(17)  repurchases of Equity Interests deemed to occur upon (a) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith (or a dividend or distribution to finance such a deemed repurchase by DISH Network);

(18)  amounts paid by us to DISH Network or any other person with which we are included in a consolidated tax return equal to the amount of federal, state and local income taxes payable in respect of the income of the Company and its Subsidiaries, including without limitation, any payments made in accordance with tax allocation agreements between the Company and its affiliates in effect from time to time; and

(19)  the making of a Restricted Payment so long as after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, our Indebtedness to Cash Flow Ratio would not exceed 3.5 to 1.

Restricted Payments made pursuant to clauses (1), (2), (4), (7), (16) (but only to the extent that net proceeds received by us as set forth in such clause (2), (7) or (16) were included in the computations made in clause (iii)(B) of the first paragraph of this covenant), (10) or (13) (but only to the extent such Restricted Payment is included as a Restricted Payment in any computation made pursuant to clause (iii) of the first paragraph of the Restricted Payments covenants contained in the DDBS Notes Indentures), shall be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant.

Restricted Payments made pursuant to clauses (3), (5), (6), (7), (16) (but only to the extent that net proceeds received by us as set forth in such clause (7) or (16) were not included in the computations made in clause (iii)(B) of the first paragraph of this covenant), (8), (9), (11), (12), (13) (to the extent such Restricted Payment is not included as a Restricted Payment in any computation made pursuant to clause (iii) of the first paragraph of the Restricted Payments covenants contained in any DDBS Notes Indenture), (14), (15), (17), (18) or (19) shall not be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant.

If we or any Restricted Subsidiary makes an Investment that was included in computations made pursuant to this covenant and the person in which such Investment was made subsequently becomes a Restricted Subsidiary that is a Guarantor, to the extent such Investment resulted in a reduction in the amounts calculated under clause (iii) of the first paragraph of or under any other provision of this covenant, then such amount shall be increased by the amount of such reduction.

Not later than ten business days following a request from the Trustee, we shall deliver to the Trustee an officers’ certificate stating that each Restricted Payment made in the six months preceding the date of the request is permitted and setting forth the basis upon which the calculations required by the covenant “—Limitation on Restricted Payments” were computed, which calculations shall be based upon our latest available financial statements.

Limitation on Incurrence of Indebtedness. Each Indenture provides that we shall not, and shall not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that, notwithstanding the foregoing, we and any Guarantor may incur Indebtedness (including Acquired Debt), if, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof on a pro forma basis (including in the case of an acquisition, merger or other business combination giving pro forma effect to such transaction), either (a) our Indebtedness to Cash Flow Ratio would not have exceeded 8.0 to 1 or (b) the aggregate amount of our Indebtedness and that of the Guarantors would not exceed $1,500 per Subscriber.

The foregoing limitation does not apply to any of the following incurrences of Indebtedness:

(1)                                Indebtedness represented by the Old Notes, the Notes, the Guarantees thereof and the Indentures;

(2)                                the incurrence by us or any Guarantor of Acquired Subscriber Debt not to exceed $1,750 per Acquired Subscriber (less any amount used to incur Indebtedness pursuant to clause (b) of the prior paragraph);

(3)                                the incurrence by us or any Guarantor of Deferred Payments and letters of credit with respect thereto;

(4)                                Indebtedness of us or any Guarantor in an aggregate principal amount not to exceed $1,050,000,000 at any one time outstanding;

(5)                                Indebtedness between and among us and any Guarantor;

(6)                                Acquired Debt of a person, incurred prior to the date upon which such person was acquired by us or any Guarantor (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an amount not to exceed (A) $250 million in the aggregate for all such persons other than those described in the immediately following clause (B); and (B) Acquired Debt owed to us or any Restricted Subsidiaries;

(7)                                Existing Indebtedness;

(8)                                the incurrence of Purchase Money Indebtedness by us or any Guarantor in an amount not to exceed the cost of construction, acquisition or improvement of assets used in any business permitted under the covenant described under “—Limitations on Activities of the Issuer,” as well as any launch costs and insurance premiums related to such assets;

(9)                                The incurrence by the Company or any of the Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes, including without limitation Hedging Obligations covering the principal amount of Indebtedness entered into in order to protect us or any of our Restricted Subsidiaries from fluctuation in interest rates on Indebtedness;

(10)                         Indebtedness of us or any of our Restricted Subsidiaries in respect of performance bonds or letters of credit of us or any Restricted Subsidiary or surety bonds provided by us or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with the businesses permitted under the covenant described under “—Limitations on Activities of the Issuer”;

(11)                         Indebtedness of us or any Guarantor the proceeds of which are used solely to finance the construction and development of a call center owned by us or any of our Restricted Subsidiaries or any refinancing thereof; provided that the aggregate of all Indebtedness incurred pursuant to this clause (11) shall in no event exceed $100 million at any one time outstanding;

(12)                         the incurrence by us or any Guarantor of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part Indebtedness referred to in the first paragraph of this covenant or in clauses (1), (2), (3), (6), (7) or (8) above (“Refinancing Indebtedness”); provided, however, that:

(A)       the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

(B)       the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and

(C)       the Refinancing Indebtedness shall be subordinated in right of payment to the Notes issued under such Indenture and the Guarantees thereof, if at all, on terms at least as favorable to the holders of the Notes issued under such Indenture as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded (a “Permitted Refinancing”);

(13)                         the guarantee by us or any Guarantor of Indebtedness of us or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(14)                         Indebtedness under Capital Lease Obligations of us or any Guarantor with respect to no more than seven direct broadcast satellites at any time; and

(15)                         Indebtedness of the Company or any Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such person to us or such Restricted Subsidiary pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business and consistent with industry practices.

For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (15) above or is permitted to be incurred pursuant to the first paragraph of this covenant and also meets the criteria of one or more of the categories described in clauses (1) through (15) above, we shall, in our sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Asset Sales. Each Indenture provides that if we or any Restricted Subsidiary, in a single transaction or a series of related transactions:

(a)         sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than:

(i)             sales or other dispositions of inventory in the ordinary course of business;

(ii)          sales or other dispositions to us or a Wholly Owned Restricted Subsidiary by us or any Restricted Subsidiary;

(iii)       sales or other dispositions of accounts receivable to DNCC for cash in an amount at least equal to the fair market value of such accounts receivable;

(iv)      sales or other dispositions of rights to construct or launch satellites; and

(v)         sales or other dispositions permitted under “—Dispositions of ETC and Non-Core Assets” (provided that the sale, lease, conveyance or other disposition of all or substantially all of our assets shall be governed by the provisions of such Indenture, as described below under the subheading “—Merger, Consolidation, or Sale of Assets”); or

(b)         issues or sells Equity Interests of any Restricted Subsidiary (other than any issue or sale of Equity Interests of ETC or a Subsidiary which constitute a Non-Core Asset permitted under “—Dispositions of ETC and Non-Core Assets”), in either case, which assets or Equity Interests: (1) have a fair market value in excess of $100 million (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered to the Trustee); or (2) are sold or otherwise disposed of for net proceeds in excess of $100 million (each of the foregoing, an “Asset Sale”), then:

(A)       we or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee not later than ten business days following a request from the Trustee, which certificate shall cover each Asset Sale made in the six months preceding the date of the request, as the case may be) of the assets sold or otherwise disposed of; and

(B)       at least 75% of the consideration therefor received by us or such Restricted Subsidiary, as the case may be, must be in the form of:

(x)         Cash, Cash Equivalents or Marketable Securities;

(y)         any asset which is promptly (and in no event later than 180 days after the date of transfer to us or a Restricted Subsidiary) converted into cash; provided that to the extent that such conversion is at a price that is less than the fair market value (as determined above) of such asset at the time of the Asset Sale in which such asset was acquired, we shall be deemed to have made a Restricted Payment in the amount by which such fair market value exceeds the cash received upon conversion; and/or

(z)          properties and capital assets (including Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with the covenant described under “—Limitation on Restricted Payments” (other than clause (12) of the second paragraph thereof)) to be used by us or any of our Restricted Subsidiaries in a business permitted under the covenant described under “—Limitations on Activities of the Issuer”;

provided, however, that up to $100 million of assets in addition to assets specified in clause (x), (y) or (z) above at any one time may be considered to be cash for purposes of this clause (B), so long as the provisions of the next paragraph are complied with as such non-cash assets are converted to cash. The amount of any liabilities of us or any Restricted Subsidiary that are assumed by or on behalf of the transferee in connection with an Asset Sale (and from which we or such Restricted Subsidiary are unconditionally released) shall be deemed to be cash for the purpose of this clause (B).

Each Indenture also provides that the Net Proceeds from an Asset Sale shall be used only to acquire assets used in, or stock or other ownership interests in a person that upon the consummation of such Asset Sale becomes a Restricted Subsidiary and will be engaged primarily in, a business permitted under the covenant described under “—Limitations on Activities of the Issuer”, to repurchase either series of the Old Notes or the Notes or the DDBS Notes, to prepay, repay or purchase other senior Indebtedness or, if we sell any of our satellites after launch such that we or our Restricted Subsidiaries own fewer than three in-orbit satellites, only to purchase a replacement satellite. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence within 365 days after such Asset Sale shall constitute “Excess Proceeds” and shall be applied to an offer to purchase Notes and other senior Indebtedness of us if and when required under “—Excess Proceeds Offer.”

Clause (B) of the second preceding paragraph shall not apply to all or such portion of the consideration:

(1)         as is properly designated by us in connection with an Asset Sale as being subject to this paragraph; and

(2)         with respect to which the aggregate fair market value at the time of receipt of all consideration received by us or any Restricted Subsidiary in all such Asset Sales so designated does not exceed the amount that we and our subsidiaries are permitted to designate as a result of the cash contributions made to us by DISH Network pursuant to any of the DDBS Notes Indentures plus, to the extent any such consideration did not satisfy clauses (B)(x) or (B)(z) above, upon the exchange or repayment of such consideration for or with assets which satisfy either or both such clauses, an amount equal to the fair market value of such consideration (evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee as set forth in clause (A) above).

In addition, clause (B) above shall not apply to any Asset Sale:

(x)         where assets not essential to the direct broadcast satellite business are contributed to a joint venture between us or one of our Restricted Subsidiaries and a third party that is not an Affiliate of DISH Network or any of its

Subsidiaries; provided that following the sale, lease, conveyance or other disposition we or one of our Wholly Owned Restricted Subsidiaries owns at least 50% of the voting and equity interest in such joint venture,

(y)         to the extent the consideration therefor received by us or any of our Restricted Subsidiaries would constitute Indebtedness or Equity Interests of a person that is not an Affiliate of DISH Network, us or one of their or our respective Subsidiaries; provided that the acquisition of such Indebtedness or Equity Interests is permitted under the provisions of the covenant described under “—Limitation on Restricted Payments”; and

(z)          where assets sold are satellites, uplink centers or call centers; provided that, in the case of this clause (z) we and our Restricted Subsidiaries continue to own at least three satellites, one uplink center and one call center.

Transactions described under clause (xii) of the covenant described under “—Transactions with Affiliates” and “Restricted Payments” permitted under the covenant described under “—Limitation on Restricted Payments” shall not be subject to this covenant.

Limitations on Liens. Each Indenture provides that we shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Limitations on Activities of the Issuer. Each Indenture provides that neither we nor any of our Restricted Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international media, entertainment, electronics or communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, and communications uplink centers, the acquisition, transmission, broadcast, production and other provision of programming relating thereto and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.

Dispositions of ETC and Non-Core Assets.

Notwithstanding the provisions of the covenants described under “—Limitation on Restricted Payments” and “—Asset Sales,” if our Indebtedness to Cash Flow Ratio would not have exceeded 6.0 to 1 on a pro forma basis after giving effect to the sale of all Equity Interests in or assets of ETC owned by us and our Subsidiaries, then:

(1)                                the payment of any dividend or distribution consisting of Equity Interests in or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment;

(2)                                the sale, conveyance or other disposition of the Equity Interests in or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and

(3)                                upon delivery of an officers’ certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such release, ETC shall be discharged and released from its Guarantee and, so long as we designate ETC as an Unrestricted Subsidiary, ETC shall be discharged and released from all covenants and restrictions contained in the Indentures;

provided that no such payment, sale, conveyance or other disposition (collectively, a “Payout”) described in clauses (1) or (2) above shall be permitted if at the time of such Payout:

(a)         after giving pro forma effect to such Payout, we would not have been permitted under the covenant described under “— Limitation on Restricted Payments” to make a Restricted Payment in an amount equal to the total (the “ETC Amount Due”) of:

(i)             the amount of all Investments (other than the contribution of:

(x)          title to the headquarters building of ETC in Inverness, Colorado and the tangible assets therein to the extent used by ETC as of the date of the Indentures; and

(y)          patents, trademarks and copyrights applied for or granted as of the date of the Indentures to the extent used by ETC or result from the business of ETC, in each case, to ETC);

made in ETC by us or our Restricted Subsidiaries since the date of the Indentures (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus

(ii)          the amount of the after-tax value of all cash returns on such Investments paid to us or our Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to us); minus

(iii)       $100 million; and

(b)         any contract, agreement or understanding between ETC and us or any Restricted Subsidiary of us and any loan or advance to or guarantee with, or for the benefit of, ETC issued or made by us or one of our Restricted Subsidiaries, is on terms that are no less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiaries with an unrelated person, all as evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered within ten business days of a request by the Trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of the members of our Board of Directors.

If at the time of such Payout, the condition set forth in clause (a) of the proviso of the preceding sentence cannot be satisfied, ETC may seek to have a person other than us or one of our Restricted Subsidiaries pay in cash an amount to us or our Restricted Subsidiaries such that after taxes, such amount is greater than or equal to the ETC Amount Due or the portion of the ETC Amount Due which would not have been permitted to be made as a Restricted Payment by us; provided that such payment shall be treated for purposes of this covenant as a cash return on the Investments made in ETC; and, provided further, that for all purposes under the Indentures, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of the covenant described under “—Limitation on Restricted Payments.” To the extent that the ETC Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by us and was not paid by another person as permitted by the preceding sentence, we shall be deemed to have made a Restricted Payment in the amount of such ETC Amount Due or portion thereof, as the case may be.

Notwithstanding the provisions of the covenants described under “—Limitation on Restricted Payments” and “—Asset Sales”:

(1)                                the payment of any dividend or distribution consisting of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment;

(2)                                the sale, conveyance or other disposition of the Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and

(3)                                upon delivery of an officers’ certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such a release, any such Non-Core Asset that is a Guarantor shall be discharged and released from its Guarantees and so long as we designate such Non-Core Asset as an Unrestricted Subsidiary, such Non-Core Asset shall be released from all covenants and restrictions contained in the Indentures;

provided that no Payout of any Non-Core Asset shall be permitted such as described in clauses (1) and (2) above if at the time of such Payout:

(a)         after giving pro forma effect to such Payout, we would not have been permitted under the covenant described under “— Limitation on Restricted Payments” to make a Restricted Payment in an amount equal to the total (the “Non-Core Asset Amount Due”) of:

(i)              the amount of all Investments made in such Non-Core Asset by us or our Restricted Subsidiaries since the date of the Indentures (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus

(ii)           the amount of the after-tax value of all cash returns on such Investments paid to us or our Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to us); minus

(iii)        $100 million in the aggregate for all such Payouts and $25 million for any single such Payout; and

(b)         any contract, agreement or understanding between or relating to a Non-Core Asset and us or a Restricted Subsidiary and any loan or advance to or guarantee with, or for the benefit of, a Restricted Subsidiary which is a Non-Core Asset issued or made by us or one of our Restricted Subsidiaries, is on terms that are less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiaries with an unrelated person, all as evidenced by a resolution of our Board of Directors as set forth in an officers’ certificate delivered within ten business days of a request by the Trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of our Board of Directors.

If at the time of such Payout, the condition set forth in clause (a) of the proviso of the preceding sentence cannot be satisfied, such Restricted Subsidiary which is a Non-Core Asset may seek to have a person other than us or one of our Restricted Subsidiaries pay in cash an amount to us such that, after taxes, such amount, is greater than or equal to the Non-Core Asset Amount Due or the portion of the Non-Core Asset Amount Due which would not have been permitted to be made as a Restricted Payment by us; provided that such payment shall be treated for purposes of this covenant as a cash return on the Investments made in a Non-Core Asset; and provided further that for all purposes under the Indentures, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of the covenant described under “—Limitation on Restricted Payments.” To the extent that the Non-Core Asset Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by us and was not paid by another person as permitted by the preceding sentence, we shall be deemed to have made a Restricted Payment in the amount of such Non-Core Asset Amount Due or portion thereof, as the case may be.

Promptly after any Payout pursuant to the terms of this covenant, within ten business days of a request by the Trustee, we shall deliver to the Trustee an officers’ certificate to the Trustee setting forth the Investments made by us or our Restricted Subsidiaries in a Non-Core Asset, as the case may be, and certifying that the requirements of this covenant have been satisfied in connection with the making of such Payout.

Notwithstanding anything contained in this covenant to the contrary, any disposition of ETC or Non-Core Assets permitted pursuant to the DDBS Notes Indentures shall also be permitted pursuant to the Indentures governing the Notes and shall not be considered a “Restricted Payment” or “Asset Sale” for purposes of the Indentures.

Additional Subsidiary Guarantees. Each Indenture provides that if we or any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than five business days following April 1 of each year or ten business days following a request from the Trustee, which certificate shall cover the six months preceding April 1  or the date of request, as the case may be) exceeding the sum of $100 million in the aggregate for all such transfers after the date of such Indenture (fair market value being determined as of the time of such acquisition) to Restricted Subsidiaries that are not Guarantors, the Issuer shall, or shall cause each of such Subsidiaries to which any amount exceeding such $100 million (less such fair market value) is transferred to:

(i)             execute and deliver to the Trustee a supplemental indenture to such Indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of our obligations under the Notes issued under such Indenture on the terms set forth in such Indenture; and

(ii)          deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental Indenture and Guarantee have been duly authorized, executed and delivered by and are valid and binding obligations of such Subsidiary or such owner, as the case may be;

provided, however, that the foregoing provisions shall not apply to transfers of property or assets (other than cash) by us or any Guarantor in exchange for cash, Cash Equivalents or Marketable Securities in an amount equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than five business days following April 1 and October 1 of each year or ten business days following a request from the Trustee, which certificate shall cover the six months preceding April 1, October 1, or the date of request, as the case may be) of such property or assets. In addition, if (i) we or any of our Restricted Subsidiaries acquires or creates another Restricted Subsidiary or (ii) an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or otherwise ceases to be and Unrestricted Subsidiary, such Subsidiary shall execute a supplemental indenture to such Indenture and deliver an opinion of counsel, each as required in the preceding sentence; provided that no supplemental indenture or opinion shall be required if the fair market value (as determined in good faith by our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than five business days following April 1 and October 1 of each year or ten business days following a request from the Trustee, which certificate shall cover the six months preceding such April 1, October 1, or the date of request, as the case may be) of all such Restricted Subsidiaries created, acquired or designated since the date of the Indentures (fair market value being determined as of the time of creation, acquisition or designation) does not exceed the sum of $100 million in the aggregate minus the fair market value of the assets transferred to any Subsidiaries which do not execute supplemental indentures pursuant to the preceding sentences; provided further that to the extent a Restricted Subsidiary is subject to the terms of any instrument governing Acquired Debt, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition) which instrument or restriction prohibits such Restricted Subsidiary from issuing a Guarantee, such Restricted Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. Each Indenture provides that we shall not, and shall not permit any Restricted Subsidiary of us to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)         pay dividends or make any other distribution to us or any of our Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any of our Subsidiaries;

(b)         make loans or advances to us or any of our Subsidiaries; or

(c)          transfer any of its properties or assets to us or any of our Subsidiaries;

except for such encumbrances or restrictions existing under or by reasons of:

(i)                   Existing Indebtedness and existing agreements as in effect on the date of the Indentures;

(ii)                applicable law or regulation;

(iii)             any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired; provided that the Consolidated Cash Flow of such person shall not be taken into account in determining whether such acquisition was permitted by the terms of such Indenture; except to the extent that dividends or other distributions are permitted notwithstanding such encumbrance or restriction and could have been distributed;

(iv)            by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(v)               Refinancing Indebtedness (as defined in “—Limitation on Incurrence of Indebtedness”); provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(vi)            either of the Indentures or either series of the Old Notes and the Notes;

(vii)         Permitted Liens; or

(viii)      any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of such Indenture.

Accounts Receivable Subsidiary. Each Indenture provides that we:

(a)         may, and may permit any of our Subsidiaries to, notwithstanding the provisions of the covenant entitled “—Limitation on Restricted Payments,” make Investments in an Accounts Receivable Subsidiary:

(i)              the proceeds of which are applied within five business days of the making thereof solely to finance:

(A)       the purchase of accounts receivable of us and our Subsidiaries; or

(B)       payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (provided that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor); and

(ii)           in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

(b)         shall not, and shall not permit any of our Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm’s length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of the Indentures (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

(c)          shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from us or our Subsidiaries or participation interests therein to any other person except on an arm’s length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided an Accounts Receivable Subsidiary may not sell such certificates to any other person except on an arm’s length basis and solely for consideration in the form of cash or Cash Equivalents;

(d)         shall not, and shall not permit any of its Subsidiaries to, enter into any guarantee, subject any of our or their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of us or any of our Subsidiaries with respect to the accounts receivable sold by us or any of our Subsidiaries to an Accounts Receivable

Subsidiary or with respect to the servicing thereof; provided that neither we nor any of our Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

(e)          shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of us and our Subsidiaries and activities incidental thereto;

(f)           shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to us and Non-Recourse Indebtedness; provided that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

(g)          shall cause any Accounts Receivable Subsidiary to remit to us or a Restricted Subsidiary of us on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to:

(i)             pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to us;

(ii)          pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements or;

(iii)       to finance the purchase of additional accounts receivable of us and our Subsidiaries; and

(h)         shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable Subsidiary:

(i)             if such Accounts Receivable Subsidiary pursuant to or within the meaning of any bankruptcy law:

(A)      commences a voluntary case;

(B)      consents to the entry of an order for relief against it in an involuntary case;

(C)      consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)      makes a general assignment for the benefit of its creditors; or

(E)       generally is not paying its debts as they become due; or

(ii)          if a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(A)      is for relief against such Accounts Receivable Subsidiary in an involuntary case;

(B)      appoints a custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary; or

(C)      orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to this clause (ii), the order or decree remains unstayed and in effect for 60 consecutive days.

Merger, Consolidation, or Sale of Assets. Each Indenture provides that we shall not consolidate or merge with or into (whether or not we are the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions to, another person unless:

(a)         we are the surviving person or the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)         the person formed by or surviving any such consolidation or merger (if other than us) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of us under such Indenture and the Notes issued under such Indenture pursuant to a supplemental indenture to such Indenture in form reasonably satisfactory to the Trustee;

(c)          immediately after such transaction, no Default or Event of Default exists; and

(d)         we or the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made:

(i)              will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than our Consolidated Net Worth immediately preceding the transaction; and

(ii)           would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the covenant described under “—Limitation on Incurrence of Indebtedness,” above.

Notwithstanding the foregoing, we may merge with another person if:

(a)         we are the surviving person;

(b)         the consideration issued or paid by us in such merger consists solely of our Equity Interests (other than Disqualified Stock) or Equity Interests of DISH Network; and

(c)          immediately after giving effect to such merger (determined on a pro forma basis), our Indebtedness to Cash Flow Ratio either (i) does not exceed 8.0 to 1 or (ii) does not exceed our Indebtedness to Cash Flow Ratio immediately prior to such merger.

Each Indenture provides that each Guarantor of the Notes issued thereunder (other than any Guarantor whose Guarantee is to be released in accordance with the terms of such Guarantee and such Indenture and other than ETC and any Non-Core Asset in connection with any transaction permitted under “—Dispositions of ETC and Non-Core Assets”) will not, and we will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person other than to us or a Guarantor unless:

(a)         the Guarantor is the surviving person or the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)         the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Guarantor under such Indenture and the Notes issued under such Indenture, pursuant to a supplemental indenture to such Indenture in form reasonably satisfactory to the Trustee; and

(c)          immediately after such transaction, no Default or Event of Default exists.

Transactions with Affiliates. Each Indenture provides that we shall not and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of our or their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”), unless:

(a)         such Affiliate Transaction is on terms that are no less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Subsidiaries with an unrelated person; and

(b)         if such Affiliate Transaction involves aggregate payments in excess of $200 million, such Affiliate Transaction has either (i) been approved by a majority of the disinterested members of our Board of Directors or (ii) if there are no disinterested members of our Board of Directors, the Company or such Restricted Subsidiary has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, and we deliver to the Trustee no later than ten business days following a request from the Trustee a resolution of our Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above;

provided, however, that

(i)                   the payment of reasonable fees, compensation or employee benefit arrangements to, and any indemnity provided for the benefit of, directors, officers, consultants or employees of DISH Network and its Subsidiaries;

(ii)                transactions between or among us and our Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries);

(iii)             any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by our Board of Directors;

(iv)            transactions in the ordinary course of business, including loans, expense allowances, reimbursements or extensions of credit (including indemnity arrangements) between the Company or any of its Restricted Subsidiaries on the one hand, and any employee of the Company or any of its Restricted Subsidiaries, on the other hand;

(v)               the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by a majority of the members of our Board of Directors that are disinterested with respect to these transactions;

(vi)            transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Subsidiaries, so long as a significant amount of Indebtedness or Capital Stock of the same class is also held by persons that are not Affiliates of the Company and these Affiliates are treated no more favorably than holders of the Indebtedness or the Capital Stock generally;

(vii)         any dividend, distribution, sale, conveyance or other disposition of any assets of, or Equity Interests in, any Non-Core Assets or the proceeds of a sale, conveyance or other disposition thereof, in accordance with the provisions of such Indenture;

(viii)      Restricted Payments that are permitted by the provisions of the covenant described under the caption “—Limitation on Restricted Payments”;

(ix)            any transactions pursuant to agreements in effect on the date of such Indenture and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Restricted Subsidiary than such agreement as in effect on the date of such Indenture;

(x)               so long as it complies with clause (a) above, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by us or any of our Restricted Subsidiaries to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;

(xi)            the provision of services to DISH Network and its Affiliates by us or any of our Restricted Subsidiaries so long as no cash or other assets are transferred by us or our Restricted Subsidiaries in connection with such transactions (other than up to $100 million in cash in any fiscal year and other than nonmaterial assets used in the operations of the business in the ordinary course pursuant to the agreement governing the provision of the services), and so long as such transaction or agreement is determined by a majority of the members of our Board of Directors to be fair to us and our Restricted Subsidiaries when taken together with all other such transactions and agreements entered into with DISH Network and its Affiliates;

(xii)         the disposition of assets of us and our Restricted Subsidiaries in exchange for assets of DISH Network and its Affiliates so long as (i) the value to us in our business of the assets we receive is determined by a majority of the members of our Board of Directors to be substantially equivalent or greater than the value to us in our business of the assets disposed of, and (ii) the assets acquired by us and our Restricted Subsidiaries constitute properties and capital assets (including Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with the covenant described under “—Limitation on Restricted Payments” (other than clause (12) of the second paragraph thereof)) to be used by us or any of our Restricted Subsidiaries in a business permitted as described under “—Limitations on Activities of the Issuer;”

(xiii)      sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

(xiv)     any transactions between us or any of our Restricted Subsidiaries and any Affiliate of us the Equity Interests of which Affiliate are owned solely by us or one of our Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of us or Restricted Subsidiaries of us, on the other hand; and

(xv)        transactions with EchoStar or any of its controlled Affiliates that have been approved by a majority of the members of the audit committee of DISH Network or a special committee of the DISH Network board of directors consisting solely of members of the DISH Network board of directors who are not directors, officers or employees of EchoStar or any of its controlled Affiliates.

shall, in each case, not be deemed Affiliate Transactions.

Reports. Each Indenture provides that in the event (i) we are no longer subject to the reporting requirements of Section 13(a) and 15(d) under the Exchange Act and (ii) any Notes of a series are outstanding, we will furnish to the holders of the Notes of such series all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, and, with respect to the annual information only, a report thereon by our independent registered public accounting firm.

Payments for Consent. Each Indenture provides that we shall not, and shall not permit any of our Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of a Note of such series issued under the Indenture for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes of such series unless such consideration is offered to be paid or agreed to be paid to all holders of the Old Notes and the Notes of such series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Excess Proceeds Offer. Each Indenture provides that when the cumulative amount of Excess Proceeds that have not been applied in accordance with the covenants entitled “—Asset Sales” or this paragraph exceeds $100 million, we will be obligated to make an offer to all holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the applicable Indenture. To the extent we or a Restricted Subsidiary are required under the terms of Indebtedness of us or such Restricted Subsidiary which is ranked equally with the Notes to make an offer to purchase such other Indebtedness with any proceeds which constitute Excess Proceeds under such Indenture, we shall make a pro rata offer to the holders of all other parity Indebtedness (including the Notes of such series) with such proceeds. If the aggregate principal amount of the Notes of such series and other parity indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes of such series and other parity Indebtedness to be purchased on a pro rata basis. To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds

Offer is less than the amount of such Excess Proceeds, we may use any remaining Excess Proceeds for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

Investment Grade Rating. Each Indenture provides that if, on any date following the issuance of the series of the Notes issued under such Indenture, such series of the Notes receives an Investment Grade Rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing (a “Fall Away Event”) then, beginning on that date and continuing at all times thereafter regardless of any subsequent changes in the rating of those Notes, the provisions of the applicable Indenture summarized under the following captions will no longer be applicable to such series of the Notes:

(1)                                “—Certain Covenants—Limitation on Restricted Payments”;

(2)                                “—Certain Covenants—Limitation on Incurrence of Indebtedness”;

(3)                                “—Certain Covenants—Asset Sales”;

(4)                                “—Certain Covenants—Limitations on Activities of the Issuer”;

(5)                                “—Certain Covenants—Dispositions of ETC and Non-Core Assets”;

(6)                                “—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(7)                                “—Certain Covenants—Accounts Receivable Subsidiary”;

(8)                                clauses (d)(i) and (ii) of the first paragraph under “—Certain Covenants—Merger, Consolidation, or Sale of Assets”;

(9)                                “—Certain Covenants—Transactions with Affiliates”;

(10)                         “—Certain Covenants—Excess Proceeds Offer”; and

(11)                         “—Change of Control Offer”

(collectively, the “Fall Away Covenants”).

In addition to the foregoing, during any period in which a series of the Notes has an Investment Grade Rating from one of the Rating Agencies and no Default or Event of Default has occurred and is continuing, the Fall Away Covenants will not apply to such series of the Notes. Upon the termination or suspension of the Fall Away Covenants under either of the two preceding paragraphs, the amount of Excess Proceeds for purposes of “—Certain Covenants—Excess Proceeds Offer” shall be set at zero.

Events of Default

Each Indenture provides that each of the following shall constitute an Event of Default:

(a)         default for 30 days in the payment when due of interest on the Notes issued under such Indenture;

(b)         default in payment when due of principal of the Notes issued under such Indenture at maturity, upon repurchase, redemption or otherwise;

(c)          failure to comply with the provisions described under “—Change of Control Offer,” “—Certain Covenants—Transactions with Affiliates,” or “—Certain Covenants—Asset Sales”;

(d)         default under the provisions described under “—Certain Covenants—Limitation on Restricted Payments” or “—Certain Covenants—Limitation on Incurrence of Indebtedness” which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by us pursuant to such Indenture;

(e)          failure by us for 60 days after notice from the Trustee or the holders of at least 25% in principal amount then outstanding of the Old Notes and the Notes issued under such Indenture to comply with any of our other agreements in such Indenture, the Old Notes or the Notes issued under such Indenture;

(f)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries), which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $250 million or more;

(g)          default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the Outstanding Deferred Payments in aggregate principal amount not to exceed $250 million shall be deemed not to constitute an acceleration pursuant to this clause (g);

(h)         failure by us or any of our Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $250 million, which judgments are not stayed within 60 days after their entry;

(i)             DISH Network, us or any of our Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of creditors;

(j)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (i) is for relief against DISH Network, us or any of our Significant Subsidiaries in an involuntary case; (ii) appoints a custodian of DISH Network, us or any of our Significant Subsidiaries or for all or substantially all of the property of DISH Network, us or any of our Significant Subsidiaries; or (iii) orders the liquidation of DISH Network or any of our Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 consecutive days; and

(k)         any Guarantee of the Notes issued under such Indenture shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor of the Notes issued under such Indenture, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes issued under such Indenture.

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount then outstanding of the Old Notes and the Notes issued under an Indenture may declare all the Notes issued under such Indenture to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by us or any of our Subsidiaries intended to avoid restrictions on or premiums related to redemptions of such Notes contained in such Indenture or such Notes, an amount of premium that would have been applicable pursuant to such Notes or as set forth in such Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to us or any Guarantor of the Notes issued under an Indenture described in (i) above, all outstanding Notes issued under such Indenture will become due and payable without further action or notice. Holders of such Notes may not enforce the Indenture or such Notes except as provided in such Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Old Notes and Notes issued under the applicable Indenture may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of such Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders’ interest.

The holders of a majority in aggregate principal amount then outstanding of a series of the Old Notes and the Notes, by notice to the Trustee, may on behalf of the holders of all of such series of the Notes waive any existing Default or Event of Default and its consequences under the Indenture for such series of the Notes, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, such series of the Notes.

We are required to deliver to the Trustee, in its capacity as trustee of an Indenture, annually a statement regarding compliance with such Indenture, and we are required upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.

All powers of the Trustee under an Indenture, in its capacity as trustee of such Indenture, will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

No Personal Liability Of Directors, Owners, Employees, Incorporator and Stockholders

No director, officer, employee, incorporator or stockholder of us or any of our Affiliates, as such, shall have any liability for any obligations of us or any of our Affiliates under the Notes, the Guarantees or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

Each Indenture provides that with respect to the Notes issued under such Indenture, we may, at our option and at any time, elect to have all obligations discharged with respect to such series of the Notes (“Legal Defeasance”). Such Legal Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by such series of the Notes, except for:

(a)         the rights of holders of outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, or on the redemption date, as the case may be;

(b)         our obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)          the rights, powers, trust, duties and immunities of the Trustee, and our obligations in connection therewith; and

(d)         the Legal Defeasance provisions of such Indenture.

In addition, each Indenture provides that with respect to the Notes issued under such Indenture, we may, at our option and at any time, elect to have all obligations released with respect to certain covenants that are described in such Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such Notes. If Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Notes of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance, each Indenture provides that with respect to the Notes issued under such Indenture:

(i)             we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of such Notes, cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by us, to pay the principal of, premium, if any, and interest on the outstanding Notes of such series on the stated maturity or on the applicable optional redemption date, as the case may be;

(ii)          in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that

(A)       we have received from, or there has been published by, the IRS a ruling or

(B)       since the date of such Indenture, there has been a change in the applicable federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)       in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel reasonably acceptable to such Trustee confirming that the holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)      no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(v)         such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, such Indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

(vi)      we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of such Notes over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others; and

(vii)   we shall have delivered to the Trustee an officers’ certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to such Notes have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next paragraph, each Indenture and the Notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Old Notes and the Notes then outstanding under such Indenture that are affected by such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for such Notes), and any existing default or compliance with any provision of such Indenture or the Notes issued under such Indenture may be waived with the consent of the holders of a majority in principal amount of Old Notes and the Notes then outstanding under such Indenture that are affected by such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for such Notes).

Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Note held by a non-consenting holder):

(a)         reduce the aggregate principal amount of Old Notes and Notes issued under the applicable Indenture whose holders must consent to an amendment, supplement or waiver;

(b)         reduce the principal of or change the fixed maturity of any Note issued under the applicable Indenture or alter the provisions with respect to the redemption of such Note;

(c)          reduce the rate of or change the time for payment of interest on any Note issued under the applicable Indenture;

(d)         waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under the applicable Indenture (except a rescission of acceleration of such Notes by the holders of at least a majority in aggregate principal amount of such series of Old Notes and Notes and a waiver of the payment default that resulted from such acceleration);

(e)          make any Note issued under the applicable Indenture payable in money other than that stated in such Note;

(f)           make any change in the provisions of the Indenture under which such Note is issued relating to waivers of past Defaults or the rights of holders of Notes issued under such Indenture to receive payments of principal of or interest on such Notes;

(g)          waive a redemption payment or mandatory redemption with respect to any Note issued under the applicable Indenture; or

(h)         make any change in the foregoing amendment and waiver provisions.

In addition, without the consent of holders of at least 66 2/3% of the principal amount of the Old Notes and Notes then outstanding under an Indenture, an amendment or a waiver may not make any change to the covenants in such Indenture entitled “Asset Sales,” “Change of Control Offer,” and “Excess Proceeds Offer” (including, in each case, the related definitions) as such covenants apply to such Notes.

Notwithstanding the foregoing, without the consent of any holder of Old Notes and Notes issued under the applicable Indenture, we, the Guarantors and the Trustee may amend or supplement such Indenture or the Notes issued thereunder or the Guarantees thereof to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, to provide for the assumption of the obligations of us or any Guarantor to holders of such Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of such Notes or that does not adversely affect the legal rights under such Indenture of any such holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of such Indenture under the Trust Indenture Act.

Concerning the Trustee

Each Indenture contains certain limitations on the rights of the Trustee, if the Trustee becomes a creditor of us or our Subsidiaries, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with us and our Subsidiaries; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

With respect to a series of the Notes, the holders of a majority in principal amount of the then outstanding Old Notes and Notes of such series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. Each Indenture provides that in case an Event of Default shall occur thereunder (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. The Trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)             this sentence shall not limit the preceding sentence of this paragraph;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)       the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph.

Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any holder of Notes issued under such Indenture, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures governing each series of the Notes for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Accounts Receivable Subsidiary” means one Unrestricted Subsidiary of us specifically designated as an Accounts Receivable Subsidiary for the purpose of financing our accounts receivable; provided that any such designation shall not be deemed to prohibit us from financing accounts receivable through any other entity, including, without limitation, any other Unrestricted Subsidiary.

“Accounts Receivable Subsidiary Notes” means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

“Acquired Debt” means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merges with or into or becomes a Subsidiary of such specified person, or Indebtedness incurred by such specified person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person or the acquisition of such assets, as the case may be.

“Acquired Subscriber” means a subscriber to a telecommunications service provided by a telecommunications service provider that is not an Affiliate of us at the time we or one of our Restricted Subsidiaries purchases the right to provide telecommunications services to such subscriber from such telecommunications service provider, whether directly or through the acquisition of the entity providing telecommunications services or assets used or to be used to provide telecommunications service to such subscriber.

“Acquired Subscriber Debt” means (i) Indebtedness, the proceeds of which are used to pay the purchase price for Acquired Subscribers or to acquire the entity which has the right to provide telecommunications services to such Acquired Subscribers or to acquire from such entity or an Affiliate of such entity assets used or to be used in connection with such telecommunications business; provided that such Indebtedness is incurred within three years after the date of the acquisition of such Acquired Subscriber and (ii) Acquired Debt of any such entity being acquired; provided that in no event shall the amount of such Indebtedness and Acquired Debt for any Acquired Subscriber exceed the sum of the actual purchase price (inclusive of such Acquired Debt) for such Acquired Subscriber, such entity and such assets plus the cost of converting such Acquired Subscriber to usage of a delivery format for telecommunications services made available by us or any of our Restricted Subsidiaries.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that no individual, other than a director of DISH Network or us or an officer of DISH Network or us with a policy making function, shall be deemed an Affiliate of us or any of our Subsidiaries solely by reason of such individual’s employment, position or responsibilities by or with respect to DISH Network, us or any of their or our respective Subsidiaries.

“Asset Sale” means in a single transaction or a series of related transactions, if we or any Restricted Subsidiary:

(a)         sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than:

(i)             sales or other dispositions of inventory in the ordinary course of business;

(ii)          sales or other dispositions to us or a Wholly Owned Restricted Subsidiary by us or any Restricted Subsidiary;

(iii)       sales or other dispositions of accounts receivable to DNCC for cash in an amount at least equal to the fair market value of such accounts receivable;

(iv)      sales or other dispositions of rights to construct or launch satellites; and

(v)         sales or other dispositions permitted under “—Certain Covenants—Dispositions of ETC and Non-Core Assets” (provided that the sale, lease, conveyance or other disposition of all or substantially all of our assets shall be governed by the provisions of the Indenture described under “—Certain Covenants—Merger, Consolidation, or Sale of Assets”); or

(b)         issues or sells Equity Interests of any Restricted Subsidiary (other than any issue or sale of Equity Interests of ETC or a Subsidiary which constitutes a Non-Core Asset permitted under “—Certain Covenants—Dispositions of ETC and Non-Core Assets”),

in either case, which assets or Equity Interests: (1) have a fair market value in excess of $100 million (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered to the Trustee); or (2) are sold or otherwise disposed of for net proceeds in excess of $100 million (each of the foregoing, an “Asset Sale”).

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Capital Lease Obligation” means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-2, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within twelve months after the date of acquisition and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

“Change of Control” means: (a) any transaction or series of transactions the result of which is that any person (other than the Principal or a Related Party) individually owns more than 50% of the total Equity Interest of DISH Network; (b) the first day on which a majority of the members of the Board of Directors of DISH Network are not Continuing Directors; or (c) any time that DISH Network shall cease to beneficially own 100% of our Equity Interests.

“Change of Control Event” means the occurrence of a Change of Control and a Rating Decline.

“Consolidated Cash Flow” means, with respect to any person for any period, the Consolidated Net Income of such person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits; (b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP; provided that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the offering of the Notes.

“Consolidated Interest Expense” means, with respect to any person for any period, consolidated interest expense of such person for such period, whether paid or accrued, including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP; provided, however, that with respect to the calculation of the consolidated interest expense of us, the interest expense of Unrestricted Subsidiaries shall be excluded.

“Consolidated Net Income” means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries or, if such person is DDBS, of DDBS and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (a) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person, in the case of a gain, or to the extent of any contributions or other payments by the referent person, in the case of a loss; (b) the Net Income of any person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person; (c) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and (e) the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Net Tangible Assets” means, with respect to any person, the aggregate amount of assets of such person (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of such person and its consolidated Subsidiaries as of the end of the most recently ended fiscal quarter and computed in accordance with GAAP.

“Consolidated Net Worth” means, with respect to any person, the sum of: (a) the stockholders’ equity of such person; plus (b) the amount reported on such person’s most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indentures in the book value of any asset owned by such person or a consolidated Subsidiary of such person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined on a consolidated basis in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of DISH Network who: (a) was a member of such Board of Directors on the date of the Indentures; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or was nominated for election or elected by the Principal and his Related Parties.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deferred Payments” means Indebtedness owed to satellite construction or launch contractors incurred after the date of the Indentures in connection with the construction or launch of one or more satellites of us or our Restricted Subsidiaries used by us and/or them in the businesses described in the covenant “—Certain Covenants—Limitations on Activities of the Issuer” in an aggregate principal amount not to exceed $400 million at any one time outstanding.

“DISH®” means the direct broadcast satellite service of us and our Subsidiaries.

“DNCC” means Dish Network Credit Corporation, a Colorado corporation.

“DNLLC” means DISH Network L.L.C., a Colorado limited liability company.

“Disqualified Stock” means, as to a series of the Notes, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes of such series mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the Notes of such series have been paid in full.

“DDBS” means DISH DBS Corporation, a Colorado corporation.

“DDBS Notes” means the 2004 DDBS Notes, the 2006 DDBS Notes, the 2008 DDBS Notes, the 2009 DDBS Notes, the 2011 DDBS Notes, the 2012 DDBS Five-Year Notes, the 2012 DDBS Ten-Year Notes and the 2012 December DDBS Notes.

“DDBS Notes Indentures” means the 2004 DDBS Notes Indenture, the 2006 DDBS Notes Indentures, the 2008 DDBS Notes Indenture, the 2009 DDBS Notes Indenture, the 2011 DDBS Notes Indenture, the 2012 DDBS Five-Year Notes Indenture, the 2012 DDBS Ten-Year Notes Indenture and the 2012 December DDBS Notes Indenture.

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ETC” means EchoStar Technologies Corporation, a Texas corporation.

“Existing Indebtedness” means the Notes and any other Indebtedness of us and our Subsidiaries in existence on the date of the Indentures until such amounts are repaid.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the applicable Indenture shall utilize GAAP as in effect on the date of the Indentures.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of a series of the Notes issued under an Indenture.

“Guarantor” means any entity that executes a Guarantee of the obligations of DDBS under a series of the Notes, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any person, the obligations of such person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such person against fluctuations in interest rates.

“Indebtedness” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

“Indebtedness to Cash Flow Ratio” means, with respect to any person, the ratio of: (a) the Indebtedness of such person and its Subsidiaries (or, if such person is DDBS, of DDBS and its Restricted Subsidiaries) as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such person’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the “Measurement Period”); provided, however, that if such person or any of its Subsidiaries (or, if such person is the Issuer, any of its Restricted Subsidiaries) consummates an acquisition, merger or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such transaction(s) as if the same had occurred at the beginning of the applicable period.

“Investment Grade” means, with respect to a security, that such security is rated at least BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the event of a change in ratings systems, the equivalent of such ratings by S&P or Moody’s), or the equivalent rating of another nationally recognized statistical rating organization.

“Investments” means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Marketable Securities” means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper or corporate securities maturing not more than 18 months after the date of acquisition issued by a corporation (other than an Affiliate of us) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

“Maximum Secured Amount” means 3.75 times the Trailing Cash Flow Amount, or, if greater and (i) following a Fall Away Event or (ii) during a period in which covenants do not apply as a result of the occurrence of the event described in the second paragraph under “—Certain Covenants—Investment Grade Rating” above, 15% of our Consolidated Net Tangible Assets.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation.

“Net Income” means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and excluding any unusual gain (but not loss) relating to recovery of insurance proceeds on satellites, together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by us or any Restricted Subsidiary to cash.

“Non-Core Assets” means:

(1)         all intangible present and possible future authorizations, rights, interests and other intangible assets related to all “western” direct broadcast satellite orbital locations other than the 148 degree orbital slot (as the term “western” is used by the FCC) held by us and/or any of our Subsidiaries at any time;

(2)         all intangible present and possible future authorizations, rights, interests and other intangible assets related to the fixed satellite service in the Ku-band, extended Ku-band, Ka-band and C-band held by us and/or any of our Subsidiaries at any time;

(3)         all present and possible future intangible authorizations, rights, interests and other intangible assets related to any mobile satellite service held by us and/or any of our Subsidiaries at any time;

(4)         all present and possible future intangible authorizations, rights, interests and other intangible assets related to local multi-point distribution service; and

(5)         any Subsidiary of us the assets of which consist solely of (i) any combination of the foregoing and (ii) other assets to the extent permitted under the provision described under the second paragraph of “Certain Covenants—Dispositions of ETC and Non-Core Assets.”

“Non-Recourse Indebtedness” of any person means Indebtedness of such person that: (i) is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person); (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way; (iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iv) is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.

“Permitted Investments” means: (a) Investments in us or in a Wholly Owned Restricted Subsidiary that is a Guarantor; (b) Investments in Cash Equivalents and Marketable Securities; and (c) Investments by us or any of our Subsidiaries in a person if, as a result of such Investment: (i) such person becomes a Wholly Owned Restricted Subsidiary and becomes a Guarantor, or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or a Wholly Owned Restricted Subsidiary that is a Guarantor; provided that if at any time a Restricted Subsidiary shall cease to be a Subsidiary of us, we shall be deemed to have made a Restricted Investment in the amount of its remaining investment, if any, in such former Subsidiary.

“Permitted Liens” means:

(a)         Liens securing the Old Notes and the Notes and Liens securing any Guarantee;

(b)         Liens securing the Deferred Payments;

(c)          Liens securing any Indebtedness permitted under the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness” above; provided that such Liens under this clause (c) shall not secure Indebtedness in an amount exceeding the Maximum Secured Amount at the time that such Lien is incurred;

(d)         Liens securing Purchase Money Indebtedness; provided that such Indebtedness was permitted to be incurred by the terms of the applicable Indenture and such Liens do not extend to any of assets of us or our Restricted Subsidiaries other than the assets so acquired;

(e)          Liens securing Indebtedness the proceeds of which are used to develop, construct, launch or insure any satellites other than EchoStar I and EchoStar II; provided that such Indebtedness was permitted to be incurred by the terms of the applicable Indenture and such Liens do not extend to any of assets of us or our Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured, and to the related licenses, permits and construction, launch and TT&C contracts;

(f)           Liens on orbital slots, licenses and other assets and rights of us; provided that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (e) of this definition;

(g)          Liens on property of a person existing at the time such person is merged into or consolidated with us or any of our Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business;

(h)         Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary;” provided that such Liens were not incurred in connection with, or in contemplation of, such designation;

(i)             Liens on property existing at the time of acquisition thereof by us or any Restricted Subsidiary of us; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of us or any of our Restricted Subsidiaries other than the property so acquired;

(j)            Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefore;

(k)         Liens existing on the date of the Indentures;

(l)             Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(m)     Liens incurred in the ordinary course of the business of us or any of our Restricted Subsidiaries (including, without limitation, Liens securing Purchase Money Indebtedness) with respect to obligations that do not exceed $100 million in principal amount in the aggregate at any one time outstanding;

(n)         Liens securing Indebtedness in an amount not to exceed $50 million incurred pursuant to clause (11) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness;”

(o)         Liens on any asset of us or any of our Restricted Subsidiaries securing Indebtedness in an amount not to exceed $50 million;

(p)         Liens securing Indebtedness permitted under clause (12) of the second paragraph of the provision described under “—Certain Covenants—Limitation on Incurrence of Indebtedness”; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;

(q)         any interest or title of a lessor under any Capital Lease Obligations; provided that such Capital Lease Obligation is permitted under the other provisions of the applicable Indenture;

(r)            Liens permitted to be incurred under the DDBS Notes Indentures;

(s)           Liens not provided for in clauses (a) through (r) above, securing Indebtedness incurred in compliance with the terms of the applicable Indenture; provided that the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided further that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis; and

(t)            extensions, renewals or refundings of any Liens referred to in clauses (a) through (q) above; provided that (i) any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced and (ii) any extension, renewal or refunding of a Lien originally incurred pursuant to clause (c) above shall not secure Indebtedness in an amount greater than the Maximum Secured Amount at the time of such extension, renewal or refunding.

“Preferred Equity Interest,” in any person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class in such person.

“Principal” means Charles W. Ergen.

“Purchase Money Indebtedness” means (i) Indebtedness of us or any Guarantor incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of persons that are not our Affiliates or Guarantors): (a) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; and (b) to the extent that no more than $50 million of such Indebtedness at any one time outstanding is recourse to us or any of our Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; and (ii) Indebtedness of us or any Guarantor which refinances Indebtedness referred to in clause (i) of this definition; provided that such refinancing satisfies subclauses (a) and (b) of such clause (i).

“Rating Agency” or “Rating Agencies” means:

(a)         S&P;

(b)         Moody’s; or

(c)          if S&P or Moody’s or both shall not make a rating of the applicable series of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Decline” means the occurrence on any date from and after the date of the public notice by us or another person seeking to effect a Change of Control of an arrangement that, in our good faith judgment, is expected to result in a Change of Control until the end of the 60 day period following public notice of the occurrence of a Change of Control or abandonment of the expected Change of Control transaction (which period shall be extended so long as the rating of the applicable series of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of a decline in the rating of the applicable series of the Notes by either Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or — for S&P or 1, 2 and 3 for Moody’s) from such Rating Agency’s rating of such Notes.

“Receivables Trust” means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that:

(a)         shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing;

(b)         shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm’s length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary; and

(c)          shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary’s beneficial interest in the trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.

“Restricted Investment” means an Investment other than Permitted Investments.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by us or one or more Subsidiaries of us or a combination thereof, other than Unrestricted Subsidiaries.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Satellite Receiver” means any satellite receiver capable of receiving programming from the DISH® branded pay-TV service.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation as in effect on the date of the Indentures.

“Subsidiary” or “Subsidiaries” means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

“Trailing Cash Flow Amount” means our Consolidated Cash Flow during the most recent four fiscal quarters for which financial statements are available; provided that if we or any of our Restricted Subsidiaries consummates a merger, acquisition or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of such period but prior to or contemporaneously with the event for which the calculation of Trailing Cash Flow Amount is made, then Trailing Cash Flow Amount shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.

“TT&C” means telemetry, tracking and control.

“2004 DDBS Notes” means the $1,000,000,000 aggregate principal original issue amount of 6 5/8% Senior Notes due 2014 issued by the Company.

“2004 DDBS Notes Indenture” means the indenture dated as of October 1, 2004 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2006 DDBS Notes” means the $1,500,000,000 aggregate principal original issue amount of 7 1/8% Senior Notes due 2016 and the $500,000,000 aggregate principal original issue amount of 7% Senior Notes due 2013 issued by the Company.

“2006 DDBS Notes Indentures” means the indentures dated as of February 2, 2006 and October 18, 2006 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2008 DDBS Notes” means the $750,000,000 aggregate principal original issue amount of 7.75% Senior Notes due 2015 issued by the Company.

“2008 DDBS Notes Indenture” means the indenture dated as of May 27, 2008 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2009 DDBS Notes” means the $1,400,000,000 aggregate principal original issue amount of 7.875% Senior Notes due 2019 issued by the Company.

“2009 DDBS Notes Indenture” means the indenture dated as of August 17, 2009 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2011 DDBS Notes” means the $2,000,000,000 aggregate principal original issue amount of 6.75% Senior Notes due 2021 issued by the Company.

“2011 DDBS Notes Indenture” means the indenture dated as of May 5, 2011 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2012 DDBS Five-Year Notes” means the $900,000,000 aggregate principal original issue amount of 4.625% Senior Notes due 2017 issued by the Company.

“2012 DDBS Five-Year Notes Indenture” means the indenture dated as of May 16, 2012 relating to the 4.625% Senior Notes due 2017 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2012 DDBS Ten-Year Notes” means the $2,000,000,000 aggregate principal original issue amount of 5.875% Senior Notes due 2022 issued by the Company.

“2012 DDBS Ten-Year Notes Indenture” means the indenture dated as of May 16, 2012 relating to the 5.875% Senior Notes due 2022 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2012 December DDBS Notes” means the $1,500,000,000 aggregate principal original issue amount of 5% Senior Notes due 2023 issued by the Company.

“2012 December DDBS Notes Indenture” means the indenture dated as of December 27, 2012 relating to the 5% Senior Notes due 2023 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means: (A) Wright Travel Corporation, DISH Real Estate Corporation V, WS Acquisition L.L.C. and Echosphere De Mexico S. De R.L. De C.V.; and (B) any Subsidiary of us designated as an Unrestricted Subsidiary in a resolution of our Board of Directors:

(a)         no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, immediately after such designation: (i) is guaranteed by us or any other Subsidiary of us (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates us or any other Subsidiary of us (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of us or any other Subsidiary of us (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof;

(b)         with which neither we nor any other Subsidiary of us (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to us or such other Subsidiary than those that might be obtained at the time from persons who are not our Affiliates; and

(c)          with which neither we nor any other Subsidiary of us (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other Equity Interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results;

provided, however, that neither DNLLC nor Echosphere L.L.C. may be designated as an Unrestricted Subsidiary. If at any time after the date of the Indentures we designate an additional Subsidiary (other than ETC or a Subsidiary that constitutes a Non-Core Asset) as an Unrestricted Subsidiary, we will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than ten business days following a request from the Trustee, which certificate shall cover the six months preceding the date of the request) of such Subsidiary and to have incurred all Indebtedness of such Unrestricted Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of us if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

“Weighted Average Life To Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” means a Wholly Owned Subsidiary of us that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any person, any Subsidiary all of the outstanding voting stock (other than directors’ qualifying shares) of which is owned by such person, directly or indirectly.

CAPITALIZATION

The following table presents our cash, cash equivalents and marketable investment securities plus consolidated capitalization as of March 31, 2013: (i) on an actual basis and (ii) as adjusted for the offering of the Old Notes. This table is derived from and should be read in conjunction with our unaudited condensed consolidated financial statements for the quarter ended March 31, 2013 that are included as part of this prospectus.

	As of March 31, 2013
	Actual	As Adjusted for the Offering of the Old Notes*
	(in millions)
Cash, cash equivalents and marketable investment securities	$5,718	$8,012
Debt
7% Senior Notes due 2013	$500	$500
6 5/8% Senior Notes due 2014	1,000	1,000
7¾% Senior Notes due 2015	750	750
7 1/8% Senior Notes due 2016	1,500	1,500
4 5/8% Senior Notes due 2017	900	900
7 7/8% Senior Notes due 2019	1,400	1,400
6¾% Senior Notes due 2021	2,000	2,000
5 7/8% Senior Notes due 2022	2,000	2,000
5% Senior Notes due 2023	1,500	1,500
Old 2018 Notes	—	1,200
Old 2020 Notes	—	1,100
Capital lease obligations, mortgages and other notes payable, including current portion	305	305
Total debt	11,855	14,155
Total stockholder’s equity (deficit)	(5,043)	(5,043)
Total capitalization	$6,812	$9,112

* On May 28, 2013, we issued $1.25 billion aggregate principal amount of our 5% Senior Notes due 2017 and $1.35 billion aggregate principal amount of our 6.25% Senior Notes due 2023. The net proceeds from these offerings were placed into escrow and were intended to be released from escrow to make a cash distribution to DISH Network to finance a portion of the cash consideration for DISH Network’s then proposed merger with Sprint. On June 21, 2013, DISH Network abandoned its efforts to acquire Sprint, and we redeemed all of our 5% Senior Notes due 2017 and our 6.25% Senior Notes due 2023 on June 24, 2013 pursuant to the terms of the applicable indentures.

DESCRIPTION OF MATERIAL INDEBTEDNESS

The Notes offered hereby will be issued under the applicable Indentures, dated as of April 5, 2013, pursuant to which we issued the Old 2018 Notes and the Old 2020 Notes, respectively.  Our outstanding debt securities as of March 31, 2013 (which are summarized in the table below) are governed by indentures that are similar in certain respects to the Indentures governing the Notes. However, these other existing indentures also contain provisions that are different from those that are contained in the Indentures governing the Notes, including, but not limited to, those in respect of maturity, interest rates, redemption prices and periods during which we may exercise our options to redeem the notes issued thereunder, as well as in respect of the scope and content of many of the restrictive covenants contained therein. The existing notes described below are guaranteed on a senior basis by our principal operating subsidiaries. Copies of these existing indentures may be obtained from DISH Network’s filings with the SEC that are available to the public on the SEC’s Internet website at http://www.sec.gov and from us. See “Where You Can Find More Information.”

Series	Principal Amount (as of March 31, 2013)	Redeemable Beginning	Maturity
	(dollars in millions)
7% Senior Notes due 2013	$500	At any time on payment of “make-whole” premium	October 1, 2013
6 5/8% Senior Notes due 2014	$1,000	At any time on payment of “make-whole” premium	October 1, 2014
7¾% Senior Notes due 2015	$750	At any time on payment of “make-whole” premium	May 31, 2015
7 1/8% Senior Notes due 2016	$1,500	At any time on payment of “make-whole” premium	February 1, 2016
4 5/8% Senior Notes due 2017	$900	At any time on payment of “make-whole” premium	July 15, 2017
7 7/8% Senior Notes due 2019	$1,400	At any time on payment of “make-whole” premium	September 1, 2019
6¾% Senior Notes due 2021	$2,000	At any time on payment of “make-whole” premium	June 1, 2021
5 7/8% Senior Notes due 2022	$2,000	At any time on payment of “make-whole” premium	July 15, 2022
5% Senior Notes due 2023	$1,500	At any time on payment of “make-whole” premium	March 15, 2023

REGISTRATION RIGHTS

We are making the exchange offer to comply with our obligations under the registration rights agreement to register the exchange of the Notes for the Old Notes.  In the registration rights agreement, we also agreed under certain circumstances, described below, to file a shelf registration statement to register the resale of certain Old Notes and Notes.  The following summary of the registration rights that are provided in the registration rights agreement and the Notes is not complete.  You should refer to the registration rights agreement and the Notes for a full description of the registration rights that apply to the Notes.

We and the initial purchaser entered into the registration rights agreement on April 5, 2013. In the registration rights agreement, we agreed to file the exchange offer registration statement relating to the Notes with the SEC within 180 days of the closing date of the initial sale of the Old Notes to the initial purchaser, and use our reasonable best efforts to have it then declared effective within 270 days of the closing date. We also agreed to use our reasonable best efforts to cause that exchange offer registration statement to be effective continuously, to keep the exchange offer open for a period of not less than 20 business days and cause the exchange offer to be consummated no later than the 315th day after the closing date. Pursuant to the exchange offer, certain holders of the Old Notes that constitute “transfer restricted securities” will be allowed to exchange their transfer restricted securities for registered Notes.

If (i) we determine, after consultation with counsel, either (x) that an exchange offer is not permitted by applicable law or SEC policy or (y) that an exchange offer is not effective to make the Notes freely tradeable to the extent contemplated by the registration rights agreement under applicable law or SEC policy or (ii) any holder of the Old Notes that are transfer restricted securities notifies us prior to the consummation of such exchange offer that (a) it is prohibited by law or policy of the SEC from participating in the exchange offer; (b) it may not resell the Notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by it, other than by reason of such holder being an affiliate of the Company; or (c) it is a broker-dealer and holds the Old Notes acquired directly from us or any of our affiliates, we will file with the SEC a shelf registration statement to register for public resale the transfer restricted securities held by any such holder who provides us with certain information for inclusion in the shelf registration statement.

For purposes of the registration rights agreement, “transfer restricted securities” means each Old Note until the earliest on the date of which (i) such Old Note is exchanged in the exchange offer and is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such Old Note has been disposed of in accordance with the shelf registration statement, (iii) such Old Note is disposed of by a broker-dealer pursuant to the “Plan of Distribution” contemplated by the exchange offer registration statement (including delivery of the prospectus contained therein) or (iv) such Old Note may be sold to the public in accordance with Rule 144 under the Securities Act by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of us where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination).

The registration rights agreement provides that the following events will constitute a “registration default”:

•                  if we fail to file an exchange offer registration statement with the SEC on or prior to the 180th day after the closing date of the initial sale of the Old Notes to the initial purchaser;

•                  if the exchange offer registration statement is not declared effective by the SEC on or prior to the 270th day after that closing date;

•                  if the exchange offer is not consummated on or before the 315th day after that closing date;

•                  if obligated to file the shelf registration statement and we fail to file the shelf registration statement with the SEC on or prior to the later of (i) the 180th day after that closing date or (ii) the 90th day after such filing obligation arises (such later date, the “Filing Deadline”);

•                  if obligated to file a shelf registration statement and the shelf registration statement is not declared effective on or prior to the 270th day after the Filing Deadline; or

•                  except in certain circumstances, if the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter (and before the second anniversary of the initial sale of the Old Notes) ceases to be effective or useable in connection with resales of the transfer restricted securities, for such time of non-effectiveness or non-usability.

If there is a registration default, then we will pay to each holder of transfer restricted securities affected thereby additional interest in an amount equal to $0.05 per week per $1,000 in principal amount of transfer restricted securities held by such holder for each week or portion thereof that the registration default continues for the first 90-day period immediately following the occurrence of that registration default. The amount of the additional interest shall increase by an additional $0.05 per week per $1,000 in principal amount of transfer restricted securities with respect to each subsequent 90-day period until all registration defaults have been cured or until the transfer restricted securities become freely tradable without registration under the Securities Act, up to a maximum amount of additional interest of $0.25 per week per $1,000 in principal amount of transfer restricted securities. We shall not be required to pay additional interest with respect to any one series of the Notes for more than one of these registration defaults at any given time. Following the cure of all of these registration defaults, the accrual of additional interest will cease.

We will pay all accrued additional interest to holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

Holders of the Old Notes are required to make certain representations to us, as described elsewhere in this prospectus, in order to participate in the exchange offer and are required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their Old Notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth above.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER

THE DISCUSSION OF THE UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER BELOW IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THE APPLICABLE TREASURY REGULATIONS PROMULGATED AND PROPOSED UNDER THE CODE, JUDICIAL DECISIONS, AND ADMINISTRATIVE INTERPRETATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER EACH HOLDER IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO ITS PARTICULAR TAX SITUATION AND THE PARTICULAR TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

If a holder exchanges an Old Note for a Note in the exchange offer, the exchange should not be a taxable transaction for United States federal income tax purposes.  Accordingly, holders should not recognize any gain or loss when they receive the Note, and should be required to continue to include interest on the Note in gross income.  Further, the Notes should have the same issue price as the Old Notes immediately before the exchange, and a holder’s adjusted tax basis and holding period in the Notes should be equal to the adjusted tax basis and holding period that the holder had in the Old Note immediately before the exchange.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition and holding of the Notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, the Exchange Agent or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the Notes, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”).  There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase and holding of the Notes or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

BOOK-ENTRY, DELIVERY AND FORM

We will issue the Notes sold in the form of one or more global Notes.  The global Notes will be deposited with, or on behalf of, the clearing agency registered under the Exchange Act that is designated to act as depositary for the Notes and registered in the name of the depositary or its nominee.  The DTC will be the initial depositary.

Investors may hold their interests in a global Note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants.

Except as set forth below, the global Notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Depositary Procedures

DTC has advised us that DTC is:

•                  a limited-purpose trust company organized under the laws of the State of New York;

•                  a member of the Federal Reserve System;

•                  a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•                  a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  DTC’s participants include:

•                  securities brokers and dealers;

•                  banks;

•                  trust companies;

•                  clearing corporations; and

•                  certain other organizations.

Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to the procedures established by DTC (i) upon the issuance of the global Notes, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global Notes to the accounts of participants, and (ii) ownership of beneficial interests in the global Notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global Notes other than participants).  The accounts to be credited will be designated by the initial purchaser of the beneficial interests.  Ownership of beneficial interests in global Notes is limited to participants or persons that may hold interests through participants.

So long as DTC or its nominee is the registered holder and owner of the global Notes, DTC or its nominee, as the case may be, will be considered the sole legal owner of the Notes represented by the global Notes for all purposes under the respective Indentures and the Notes issued thereunder.  Except as set forth below, owners of beneficial interests in the global Notes will not be entitled to receive definitive notes and will not be considered to be the owners or holders of any notes under the global Notes.  We understand that under existing industry practice, in the event an owner of a beneficial interest in a global exchange note desires to take any action that DTC, as the holder of the global Notes, is entitled to take, DTC would authorize the participants to take the action, and that participants would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them.  No beneficial owner of an interest in global Notes will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture.

We will make payments of the principal of, and interest on, the Notes represented by the global Notes registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global Notes.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global Notes as shown on the records of DTC or its nominee.  We also expect that payments by participants and indirect participants to owners of beneficial interests in the global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers registered in the names of nominees for these customers.  The payments, however, will be the responsibility of the participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for:

•                  any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the global Notes;

•                  maintaining, supervising or reviewing any records relating to the beneficial ownership interests;

•                  any other aspect of the relationship between DTC and its participants; or

•                  the relationship between the participants and indirect participants and the owners of beneficial interests in global Notes.

Unless and until it is exchanged in whole or in part for definitive notes, global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

Participants in DTC will effect transfers with other participants in the ordinary way in accordance with DTC rules and will settle transfers in same-day funds.  Participants in Euroclear and Clearstream Banking will effect transfers with other participants in the ordinary way in accordance with the rules and operating procedures of Euroclear and Clearstream Banking, as applicable.  If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions which require physical delivery or to pledge notes, the holder must transfer its interest in the global Notes in accordance with the normal procedures of DTC and the procedures set forth in the Indentures.

We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose accounts at the DTC interests in the global Notes are credited and only in respect of the portion of the aggregate principal amount of the Notes as to which the participant or participants has or have given direction.  However, if there is an event of default under the Notes, DTC will exchange the global Notes for definitive notes, which it will distribute to its participants.  These definitive notes are subject to certain restrictions on registration of transfers and will bear appropriate legends restricting their transfer.  Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in global Notes among participants of DTC, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.  Neither we nor the trustee have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing its operations.

If DTC is at any time unwilling or unable to continue as a depositary for the global Notes or ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days, we will issue definitive notes in exchange for the global Notes.  The definitive notes will be subject to certain restrictions on registration of transfers and will bear appropriate legends concerning these restrictions.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe are reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, including “Exxon Capital Holdings Corporation,” available May 13, 1988, “Morgan Stanley & Co. Incorporated,” available June 5, 1991, “Mary Kay Cosmetics, Inc.,” available June 5, 1991, and “Warnaco, Inc.,” available October 11, 1991, we believe that Notes issued in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders so long as such holder is not (i) our affiliate, (ii) a broker-dealer who acquired Old Notes directly from us or our affiliate or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities.  Offers, sales and transfers may be made without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Notes and that participating broker-dealers receiving Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such Notes.  To date, the SEC staff has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer (other than a resale of an unsold allotment from the sale of the Old Notes to the initial purchaser) with the prospectus contained in the registration statement relating to the exchange offer.  Pursuant to the registration rights agreement, we have agreed to permit participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of such Notes.  We have agreed that, for a period of one year after the consummation of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any broker-dealer that requests such documents in the letter of transmittal for the exchange offer.  Each holder of the Old Notes who wishes to exchange its Old Notes for Notes in the exchange offer will be required to make certain representations to us as set forth in “The Exchange Offer.”  In addition, each holder who is a broker-dealer and who receives Notes for its own account in exchange for the Old Notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Notes.

We will not receive any proceeds from any sale of Notes by broker-dealers.  Notes received by brokers-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Notes.  Any broker-dealer that resells Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal for the exchange offer states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The initial purchaser of the Old Notes has agreed to pay, or reimburse us for, all out-of-pocket costs and expenses that we reasonably incur in connection with the registration of the Notes in an aggregate amount not to exceed $750,000, including SEC filing fees, costs of printing or word processing or other production of documents incurred in connection with the exchange offer, fees and expenses of the trustee, and any transfer or exchange agent, fees and expenses of compliance with federal securities and state Blue Sky or securities laws, application and filing fees in connection with listing the Notes, fees and disbursements of our counsel and independent accountants and all expenses of printing (including printing certificates for the Notes to be issued in the exchange offer and printing of prospectuses), messenger and delivery services and telephone, as set forth in the registration rights agreement relating to the offering of the Old Notes.  We will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of Old Notes who did not exchange their Old Notes for Notes in the exchange offer, on terms that may differ from those contained in the registration statement.  This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers.  Such additional exchange offers will take place from time to time until all outstanding Old Notes have been exchanged for Notes pursuant to the terms and conditions herein.

VALIDITY OF THE NOTES

The validity of the Notes offered hereby will be passed upon on our behalf by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely on the opinion of R. Stanton Dodge, Executive Vice President, General Counsel and Secretary of DISH DBS, as to matters of Colorado law.  As of July 15, 2013, Mr. Dodge owned, directly and indirectly, 353,280 shares of DISH Network’s Class A common stock, including exercisable options to acquire 350,000 shares of DISH Network’s Class A common stock within 60 days of July 15, 2013.

EXPERTS

The consolidated financial statements of DISH DBS as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We may “incorporate by reference” in this prospectus information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules) and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete this offering (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules):

•                  our Annual Report on Form 10-K for the year ended December 31, 2012;

•                  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013; and

•                  our Current Reports on Form 8-K filed on April 3, 2013, April 5, 2013, May 16, 2013, May 29, 2013 and June 21, 2013.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address described above.  You may request free copies of any of these filings by writing or calling us at our principal offices, which are located at the following address:

DISH DBS Corporation

9601 South Meridian Boulevard

Englewood, Colorado 80112

Attention: General Counsel

Telephone: (303) 723-1000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder

DISH DBS Corporation:

We have audited the accompanying consolidated balance sheets of DISH DBS Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholder’s equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2012. These consolidated financial statements are the responsibility of DISH DBS Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DISH DBS Corporation and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Denver, Colorado

March 6, 2013

DISH DBS CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)

	As of December 31,
	2012	2011
Assets
Current Assets:
Cash and cash equivalents	$3,424,387	$399,072
Marketable investment securities (Note 4)	2,269,670	668,263
Trade accounts receivable - other, net of allowance for doubtful accounts of $13,834 and $11,916, respectively	823,374	771,055
Trade accounts receivable - EchoStar, net of allowance for doubtful accounts of zero	19,924	16,296
Inventory	464,393	509,932
Deferred tax assets (Note 8)	91,722	78,532
Other current assets	117,157	117,792
Total current assets	7,210,627	2,560,942

Noncurrent Assets:
Restricted cash and marketable investment securities (Note 4)	121,661	119,644
Property and equipment, net (Note 6)	3,007,384	3,122,243
FCC authorizations	635,794	679,570
Other noncurrent assets, net	198,992	121,290
Total noncurrent assets	3,963,831	4,042,747
Total assets	$11,174,458	$6,603,689

Liabilities and Stockholder’s Equity (Deficit)
Current Liabilities:
Trade accounts payable - other	$221,839	$131,305
Trade accounts payable - EchoStar	262,843	222,917
Deferred revenue and other	832,518	809,559
Accrued programming	1,092,346	1,055,925
Accrued interest	224,383	124,907
Litigation accrual (Note 11)	70,999	65,580
Other accrued expenses	440,990	409,925
Current portion of long-term debt and capital lease obligations (Note 7)	534,787	34,630
Total current liabilities	3,680,705	2,854,748

Long-Term Obligations, Net of Current Portion:
Long-term debt and capital lease obligations, net of current portion (Note 7)	11,328,944	7,458,134
Deferred tax liabilities (Note 8)	1,184,349	988,371
Long-term deferred revenue, distribution and carriage payments and other long-term liabilities	242,360	187,407
Total long-term obligations, net of current portion	12,755,653	8,633,912
Total liabilities	16,436,358	11,488,660

Commitments and Contingencies (Note 11)

Stockholder’s Equity (Deficit):
Common stock, $.01 par value, 1,000,000 shares authorized, 1,015 shares issued and outstanding	—	—
Additional paid-in capital	1,254,814	1,207,681
Accumulated other comprehensive income (loss)	6,080	(1,450)
Accumulated earnings (deficit)	(6,522,794)	(6,091,202)
Total stockholder’s equity (deficit)	(5,261,900)	(4,884,971)
Total liabilities and stockholder’s equity (deficit)	$11,174,458	$6,603,689

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands)

	For the Years Ended December 31,
	2012	2011	2010
Revenue:
Subscriber-related revenue	$13,038,349	$12,959,025	$12,538,950
Equipment sales and other revenue	96,185	64,547	59,607
Equipment sales, services and other revenue - EchoStar	17,066	36,474	37,180
Total revenue	13,151,600	13,060,046	12,635,737

Costs and Expenses (exclusive of depreciation shown separately below - Note 6):
Subscriber-related expenses	7,246,104	6,841,760	6,675,095
Satellite and transmission expenses:
EchoStar	419,888	441,613	418,286
Other	40,392	39,341	39,776
Cost of sales - equipment, services and other	96,240	79,563	76,295
Subscriber acquisition costs:
Cost of sales - subscriber promotion subsidies - EchoStar	264,208	249,440	175,777
Other subscriber acquisition costs	1,396,477	1,254,036	1,477,215
Total subscriber acquisition costs	1,660,685	1,503,476	1,652,992
General and administrative expenses - EchoStar	49,878	45,188	47,429
General and administrative expenses	616,339	570,699	573,495
Litigation expense (Note 11)	730,457	(316,949)	225,456
Depreciation and amortization (Note 6)	898,682	904,955	983,360
Total costs and expenses	11,758,665	10,109,646	10,692,184

Operating income (loss)	1,392,935	2,950,400	1,943,553

Other Income (Expense):
Interest income	22,431	13,209	13,744
Interest expense, net of amounts capitalized	(647,298)	(552,036)	(470,890)
Other, net	2,124	10,957	581
Total other income (expense)	(622,743)	(527,870)	(456,565)

Income (loss) before income taxes	770,192	2,422,530	1,486,988
Income tax (provision) benefit, net (Note 8)	(285,926)	(896,847)	(538,312)
Net income (loss)	$484,266	$1,525,683	$948,676

Comprehensive Income (Loss):
Net income (loss)	$484,266	$1,525,683	$948,676
Unrealized holding gains (losses) on available-for-sale securities	8,047	(5,215)	(68)
Deferred income tax (expense) benefit	(517)	—	—
Comprehensive income (loss)	$491,796	$1,520,468	$948,608

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

(In thousands)

			Accumulated
		Additional	Other	Accumulated
	Common	Paid-In	Comprehensive	Earnings
	Stock	Capital	Income (Loss)	(Deficit)	Total
Balance, December 31, 2009	$—	$1,154,614	$3,833	$(4,789,759)	$(3,631,312)
Capital distribution to affiliate	—	—	—	(266,699)	(266,699)
Non-cash, stock-based compensation	—	15,387	—	—	15,387
Income tax (expense) benefit related to stock awards and other	—	559	—	—	559
Change in unrealized holding gains (losses) on available-for-sale securities, net	—	—	(68)	—	(68)
Capital transaction with EchoStar in connection with purchases of strategic investments, net of tax of $2,895 (Note 15)	—	—	—	(9,103)	(9,103)
Net income (loss)	—	—	—	948,676	948,676
Balance, December 31, 2010	$—	$1,170,560	$3,765	$(4,116,885)	$(2,942,560)
Dividends to DISH Orbital Corporation (Note 15)	—	—	—	(3,500,000)	(3,500,000)
Non-cash, stock-based compensation	—	31,163	—	—	31,163
Income tax (expense) benefit related to stock awards and other	—	5,958	—	—	5,958
Change in unrealized holding gains (losses) on available-for-sale securities, net	—	—	(5,215)	—	(5,215)
Net income (loss)	—	—	—	1,525,683	1,525,683
Balance, December 31, 2011	$—	$1,207,681	$(1,450)	$(6,091,202)	$(4,884,971)
Dividends to DISH Orbital Corporation (Note 15)	—	—	—	(915,858)	(915,858)
Non-cash, stock-based compensation	—	38,573	—	—	38,573
Income tax (expense) benefit related to stock awards and other	—	8,560	—	—	8,560
Change in unrealized holding gains (losses) on available-for-sale securities, net	—	—	8,047	—	8,047
Deferred income tax (expense) benefit attributable to unrealized gains (losses) on available-for-sale securities	—	—	(517)	—	(517)
Net income (loss)	—	—	—	484,266	484,266
Balance, December 31, 2012	$—	$1,254,814	$6,080	$(6,522,794)	$(5,261,900)

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended December 31,
	2012	2011	2010
Cash Flows From Operating Activities:
Net income (loss)	$484,266	$1,525,683	$948,676
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	898,682	904,955	983,360
Realized and unrealized losses (gains) on investments	(1,751)	(10,758)	—
Non-cash, stock-based compensation	38,573	31,163	15,387
Deferred tax expense (benefit) (Note 8)	169,308	582,519	182,859
Other, net	8,440	7,781	375
Change in noncurrent assets	(74,835)	37,986	443
Change in long-term deferred revenue, distribution and carriage payments and other long-term liabilities	45,498	(28,425)	(98,131)
Changes in current assets and current liabilities:
Trade accounts receivable - other	(55,048)	18,173	(41,311)
Allowance for doubtful accounts	1,918	(17,735)	13,279
Trade accounts receivable - EchoStar	(3,628)	(2,141)	24,192
Inventory	84,151	(56,063)	(228,625)
Other current assets	635	(5,723)	(8,781)
Trade accounts payable - other	93,392	(31,614)	20,200
Trade accounts payable - EchoStar	39,926	(15,712)	(31,913)
Deferred revenue and other	23,239	5,822	(11,913)
Litigation expense accrual (Note 11 and Note 15)	5,419	(316,949)	225,456
Litigation settlement payments (Note 11)	—	(350,000)	—
Accrued programming and other accrued expenses	196,219	(10,600)	151,427
Net cash flows from operating activities	1,954,404	2,268,362	2,144,980

Cash Flows From Investing Activities:
Purchases of marketable investment securities	(2,969,832)	(4,286,081)	(4,352,377)
Sales and maturities of marketable investment securities	1,389,709	5,205,514	4,468,529
Purchases of property and equipment	(778,742)	(765,490)	(1,547,523)
Change in restricted cash and marketable investment securities	(2,017)	12,751	(3,921)
Purchase of strategic investments included in noncurrent other investment securities	—	—	(11,742)
Purchase of FCC Licenses	(24,000)	—	—
Proceeds from sale of strategic investments	—	10,000	4,000
Other	105	(46)	703
Net cash flows from investing activities	(2,384,777)	176,648	(1,442,331)

Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt	4,400,000	2,000,000	—
Debt issuance costs	(13,246)	(27,261)	—
Repurchases and redemption of 6 3/8% Senior Notes due 2011	—	(1,000,000)	—
Repayment of long-term debt and capital lease obligations	(34,890)	(32,716)	(26,910)
Dividend to DISH Orbital Corporation	(907,230)	(3,500,000)	—
Capital distribution to affiliate	—	—	(266,699)
Other	11,054	6,773	—
Net cash flows from financing activities	3,455,688	(2,553,204)	(293,609)

Net increase (decrease) in cash and cash equivalents	3,025,315	(108,194)	409,040
Cash and cash equivalents, beginning of period	399,072	507,266	98,226
Cash and cash equivalents, end of period	$3,424,387	$399,072	$507,266

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.              Organization and Business Activities

Principal Business

DISH DBS Corporation (which together with its subsidiaries is referred to as “DISH DBS,” the “Company,” “we,” “us” and/or “our,” unless otherwise required by the context) is a holding company and an indirect, wholly-owned subsidiary of DISH Network Corporation (“DISH Network”).  DISH DBS was formed under Colorado law in January 1996 and its common stock is held by DISH Orbital Corporation (“DOC”), a direct subsidiary of DISH Network.  We operate the DISH® branded direct broadcast satellite (“DBS”) pay-TV service, which had 14.056 million subscribers in the United States as of December 31, 2012.  The DISH branded pay-TV service consists of Federal Communications Commission (“FCC”) licenses authorizing us to use DBS and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, third-party broadcast operations, customer service facilities, a leased fiber network, in-home service and call center operations, and certain other assets utilized in our operations.

2.     Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

We consolidate all majority owned subsidiaries, investments in entities in which we have controlling influence and variable interest entities where we have been determined to be the primary beneficiary.  Non-majority owned investments are accounted for using the equity method when we have the ability to significantly influence the operating decisions of the investee.  When we do not have the ability to significantly influence the operating decisions of an investee, the cost method is used.  All significant intercompany accounts and transactions have been eliminated in consolidation.  Certain prior period amounts have been reclassified to conform to the current period presentation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense for each reporting period.  Estimates are used in accounting for, among other things, allowances for doubtful accounts, self-insurance obligations, deferred taxes and related valuation allowances, uncertain tax positions, loss contingencies, fair value of financial instruments, fair value of options granted under our stock-based compensation plans, fair value of assets and liabilities acquired in business combinations, fair value of multi-element arrangements, capital leases, asset impairments, estimates of future cash flows used to evaluate impairments, useful lives of property, equipment and intangible assets, retailer incentives, programming expenses, subscriber lives and royalty obligations.  Weak economic conditions have increased the inherent uncertainty in the estimates and assumptions indicated above.  Actual results may differ from previously estimated amounts, and such differences may be material to the Consolidated Financial Statements.  Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected prospectively in the period they occur.

Cash and Cash Equivalents

We consider all liquid investments purchased with an original maturity of 90 days or less to be cash equivalents.  Cash equivalents as of December 31, 2012 and 2011 may consist of money market funds, government bonds, corporate notes and commercial paper.  The cost of these investments approximates their fair value.

Marketable Investment Securities

We currently classify all marketable investment securities as available-for-sale. We adjust the carrying value of our available-for-sale securities to fair value and report the related temporary unrealized gains and losses as a separate component of “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit),” net of related deferred income tax.  Declines in the fair value of a marketable investment security which are determined to be “other-than-temporary” are recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss), thus establishing a new cost basis for such investment.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

We evaluate our marketable investment securities portfolio on a quarterly basis to determine whether declines in the fair value of these securities are other-than-temporary. This quarterly evaluation consists of reviewing, among other things:

•                  the fair value of our marketable investment securities compared to the carrying amount,

•                  the historical volatility of the price of each security, and

•                  any market and company specific factors related to each security.

Declines in the fair value of debt and equity investments below cost basis are generally accounted for as follows:

Length of Time Investment Has Been In a Continuous Loss Position	Treatment of the Decline in Value (absent specific factors to the contrary)
Less than six months	Generally, considered temporary.
Six to nine months	Evaluated on a case by case basis to determine whether any company or market-specific factors exist indicating that such decline is other-than-temporary.
Greater than nine months	Generally, considered other-than-temporary. The decline in value is recorded as a charge to earnings.

Additionally, in situations where the fair value of a debt security is below its carrying amount, we consider the decline to be other-than-temporary and record a charge to earnings if any of the following factors apply:

•                  we have the intent to sell the security,

•                  it is more likely than not that we will be required to sell the security before maturity or recovery, or

•                  we do not expect to recover the security’s entire amortized cost basis, even if there is no intent to sell the security.

In general, we use the first in, first out method to determine the cost basis on sales of marketable investment securities.

Trade Accounts Receivable

Management estimates the amount of required allowances for the potential non-collectability of accounts receivable based upon past collection experience and consideration of other relevant factors. However, past experience may not be indicative of future collections and therefore additional charges could be incurred in the future to reflect differences between estimated and actual collections.

Inventory

Inventory is stated at the lower of cost or market value.  Cost is determined using the first-in, first-out method.  The cost of manufactured inventory includes the cost of materials, labor, freight-in, royalties and manufacturing overhead.

Property and Equipment

Property and equipment are stated at cost. The costs of satellites under construction, including certain amounts prepaid under our satellite service agreements, are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was incurred. The amount of any such loss would be reduced to the extent of insurance proceeds estimated to be received, if any. Depreciation is recorded on a straight-line basis over useful lives ranging from one to 40 years. Repair and maintenance costs are charged to expense when incurred. Renewals and improvements that add value or extend the asset’s useful life are capitalized.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Long-Lived Assets

We review our long-lived assets and identifiable finite lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  For assets which are held and used in operations, the asset would be impaired if the carrying value of the asset (or asset group) exceeded its undiscounted future net cash flows.  Once an impairment is determined, the actual impairment is reported as the difference between the carrying value and the fair value as estimated using discounted cash flows.  Assets which are to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  We consider relevant cash flow, estimated future operating results, trends and other available information in assessing whether the carrying value of assets are recoverable.

DBS Satellites.  We currently evaluate our DBS satellite fleet for impairment as one asset group whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.  We do not believe any triggering event has occurred which would indicate impairment as of December 31, 2012.

Intangible Assets

We do not amortize indefinite lived intangible assets, but test these assets for impairment annually or more often if indicators of impairment arise.  Intangible assets that have finite lives are amortized over their estimated useful lives and tested for impairment as described above for long-lived assets.  Our intangible assets with indefinite lives primarily consist of FCC licenses.  Generally, we have determined that our FCC licenses have indefinite useful lives due to the following:

•                  FCC licenses are a non-depleting asset;

•                  existing FCC licenses are integral to our business segments and will contribute to cash flows indefinitely;

•                  replacement satellite applications are generally authorized by the FCC subject to certain conditions, without substantial cost under a stable regulatory, legislative and legal environment;

•                  maintenance expenditures to obtain future cash flows are not significant;

•                  FCC licenses are not technologically dependent; and

•                  we intend to use these assets indefinitely.

DBS FCC Licenses.  We combine all of our indefinite lived DBS FCC licenses that we currently utilize or plan to utilize in the future into a single unit of accounting.  The analysis encompasses future cash flows from satellites transmitting from such licensed orbital locations, including revenue attributable to programming offerings from such satellites, the direct operating and subscriber acquisition costs related to such programming, and future capital costs for replacement satellites.  Projected revenue and cost amounts include projected subscribers.  In conducting our annual impairment test in 2012, we determined that the estimated fair value of the DBS FCC licenses, calculated using a discounted cash flow analysis, exceeded their carrying amounts.

Long-Term Deferred Revenue, Distribution and Carriage Payments

Certain programmers provide us up-front payments. Such amounts are deferred and recognized as reductions to “Subscriber-related expenses” on a straight-line basis over the relevant remaining contract term (generally up to ten years). The current and long-term portions of these deferred credits are recorded in our Consolidated Balance Sheets in “Deferred revenue and other” and “Long-term deferred revenue, distribution and carriage payments and other long-term liabilities,” respectively.

Sales Taxes

We account for sales taxes imposed on our goods and services on a net basis in our Consolidated Statements of Operations and Comprehensive Income (Loss). Since we primarily act as an agent for the governmental authorities, the amount charged to the customer is collected and remitted directly to the appropriate jurisdictional entity.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Income Taxes

We establish a provision for income taxes currently payable or receivable and for income tax amounts deferred to future periods. Deferred tax assets and liabilities are recorded for the estimated future tax effects of differences that exist between the book and tax basis of assets and liabilities. Deferred tax assets are offset by valuation allowances when we believe it is more likely than not that such net deferred tax assets will not be realized.

Accounting for Uncertainty in Income Taxes

From time to time, we engage in transactions where the tax consequences may be subject to uncertainty. We record a liability when, in management’s judgment, a tax filing position does not meet the more likely than not threshold. For tax positions that meet the more likely than not threshold, we may record a liability depending on management’s assessment of how the tax position will ultimately be settled. We adjust our estimates periodically for ongoing examinations by and settlements with various taxing authorities, as well as changes in tax laws, regulations and precedent. We classify interest and penalties, if any, associated with our uncertain tax positions as a component of “Interest expense, net of amounts capitalized” and “Other, net,” respectively.

Fair Value Measurements

We determine fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants.  Market or observable inputs are the preferred source of values, followed by unobservable inputs or assumptions based on hypothetical transactions in the absence of market inputs.  We apply the following hierarchy in determining fair value:

•                  Level 1, defined as observable inputs being quoted prices in active markets for identical assets, including U.S. treasury notes;

•                  Level 2, defined as observable inputs other than quoted prices included in Level 1, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•                  Level 3, defined as unobservable inputs for which little or no market data exists, consistent with reasonably available assumptions made by other participants therefore requiring assumptions based on the best information available.

As of December 31, 2012 and 2011, the carrying value for cash and cash equivalents, marketable investment securities, trade accounts receivable, net of allowance for doubtful accounts, and current liabilities, excluding the “Current portion of long-term debt and capital lease obligations,” is equal to or approximates fair value due to their short-term nature or proximity to current market rates.  See Note 4.

Fair values for our publicly traded debt securities are based on quoted market prices, when available.  The fair values of our private debt are estimated based on an analysis in which we evaluate market conditions, related securities, various public and private offerings, and other publicly available information. In performing this analysis, we make various assumptions regarding, among other things, credit spreads, and the impact of these factors on the value of the notes. See Note 7 for the fair value of our long-term debt.

Deferred Debt Issuance Costs

Costs of issuing debt are generally deferred and amortized to interest expense ratably over the terms of the respective notes (see Note 7).

Revenue Recognition

We recognize revenue when an arrangement exists, prices are determinable, collectability is reasonably assured and the goods or services have been delivered.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Revenue from our pay-TV service is recognized when programming is broadcast to subscribers.  Payments received from pay-TV subscribers in advance of the broadcast or service period are recorded as “Deferred revenue and other” in our Consolidated Balance Sheets until earned.

For certain of our promotions, subscribers are charged an upfront fee.  A portion of these fees may be deferred and recognized over the estimated subscriber life for new subscribers or the estimated remaining life for existing subscribers ranging from 18 months to five years.  Revenue from advertising sales is recognized when the related services are performed.

Subscriber fees for pay-TV equipment rental, including DVRs, additional outlets and fees for receivers with multiple tuners, and our in-home service operations are recognized as revenue as earned.  Generally, revenue from equipment sales and equipment upgrades is recognized upon shipment to customers.

Certain of our existing and new subscriber promotions include programming discounts.  Programming revenues are recorded as earned at the discounted monthly rate charged to the subscriber.

We offer our customers the opportunity to download movies for a specific viewing period or permanently purchase a movie from our web-site.  We recognize revenue when the movie is successfully downloaded by the customer, which, based on our current technology, occurs at the time the customer plays the movie for the first time.

Subscriber-Related Expenses

The cost of television programming distribution rights is generally incurred on a per subscriber basis and various upfront carriage payments are recognized when the related programming is distributed to subscribers.  Long-term flat rate programming contracts are charged to expense using the straight-line method over the term of the agreement.  The cost of television programming rights to distribute live sporting events for a season or tournament is charged to expense using the straight-line method over the course of the season or tournament.  “Subscriber-related expenses” in the Consolidated Statements of Operations and Comprehensive Income (Loss) principally include programming expenses, costs incurred in connection with our in-home service and call center operations, billing costs, refurbishment and repair costs related to receiver systems, subscriber retention and other variable subscriber expenses.  These costs are recognized as the services are performed or as incurred.

Subscriber Acquisition Costs

Subscriber acquisition costs in our Consolidated Statements of Operations and Comprehensive Income (Loss) consist of costs incurred to acquire new pay-TV subscribers through third parties and our direct sales distribution channel.  Subscriber acquisition costs include the following line items from our Consolidated Statements of Operations and Comprehensive Income (Loss):

•                  “Cost of sales — subscriber promotion subsidies - EchoStar” includes the cost of our receiver systems sold to retailers and other distributors of our equipment and receiver systems sold directly by us to subscribers.

•                  “Other subscriber acquisition costs” includes net costs related to promotional incentives and costs related to installation and other promotional subsidies and advertising and marketing expenses related to the acquisition of new pay-TV subscribers.

We characterize amounts paid to our independent retailers as consideration for equipment installation services and for equipment buydowns (incentives and rebates) as a reduction of revenue.  We expense payments for equipment installation services as “Other subscriber acquisition costs.”  Our payments for equipment buydowns represent a partial or complete return of the retailer’s purchase price and are, therefore, netted against the proceeds received from the retailer.  We report the net cost from our various sales promotions through our independent retailer network as a component of “Other subscriber acquisition costs.”  Net proceeds from the sale of subscriber related equipment pursuant to our subscriber acquisition promotions are not recognized as revenue.

Advertising Costs

Our advertising costs associated with acquiring new Pay-TV subscribers are expensed as incurred.  During the years ended December 31, 2012, 2011 and 2010, we recorded advertising costs of $429 million, $329 million and $373 million, respectively,

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

within “Other subscriber acquisition costs” on our Consolidated Statements of Operations and Comprehensive Income (Loss).

Equipment Lease Programs

Pay-TV subscribers have the choice of leasing or purchasing the satellite receiver and other equipment necessary to receive our pay-TV service.  Most of our new Pay-TV subscribers choose to lease equipment and thus we retain title to such equipment.  Equipment leased to new and existing Pay-TV subscribers is capitalized and depreciated over their estimated useful lives.

3.     Statements of Cash Flow Data

The following presents our supplemental cash flow statement disclosure.

	For the Years Ended December 31,
	2012	2011	2010
	(In thousands)
Cash paid for interest	$537,512	$545,406	$472,586
Cash received for interest	22,431	11,468	13,744
Cash paid for income taxes	20,624	14,661	12,978
Cash paid for income taxes to DISH Network	272,599	384,462	428,591
Vendor financing	—	—	40,000
Satellites and other assets financed under capital lease obligations	5,857	10,548	5,282
Receipt of marketable investment securities with no cash consideration	13,237	—	—
Net satellite broadband assets distributed to DISH Network	8,628	—	—

4.     Marketable Investment Securities and Restricted Cash and Cash Equivalents

Our marketable investment securities and restricted cash and cash equivalents consist of the following:

	As of December 31,
	2012	2011
	(In thousands)
Marketable investment securities:
Current marketable investment securities - VRDNs	$124,007	$100,075
Current marketable investment securities - other	2,145,663	568,188
Total current marketable investment securities	2,269,670	668,263
Restricted marketable investment securities (1)	49,044	54,507
Total marketable investment securities	2,318,714	722,770

Restricted cash and cash equivalents (1)	72,617	65,137

Total marketable investment securities and restricted cash and cash equivalents	$2,391,331	$787,907

(1)         Restricted marketable investment securities and restricted cash and cash equivalents are included in “Restricted cash and marketable investment securities” on our Consolidated Balance Sheets.

Marketable Investment Securities

Our marketable investment securities portfolio consists of various debt and equity instruments, all of which are classified as available-for-sale (see Note 2).

Current Marketable Investment Securities — VRDNs

Variable rate demand notes (“VRDNs”) are long-term floating rate municipal bonds with embedded put options that allow the bondholder to sell the security at par plus accrued interest.  All of the put options are secured by a pledged liquidity source.  Our

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

VRDN portfolio is comprised mainly of investments in municipalities, which are backed by financial institutions or other highly rated obligors that serve as the pledged liquidity source.  While they are classified as marketable investment securities, the put option allows VRDNs to be liquidated generally on a same day or on a five business day settlement basis.

Current Marketable Investment Securities — Other

Our current marketable investment securities portfolio includes investments in various debt instruments including corporate and government bonds.

Restricted Cash and Marketable Investment Securities

As of December 31, 2012 and 2011, our restricted marketable investment securities, together with our restricted cash, included amounts required as collateral for our letters of credit or surety bonds and for litigation (See Note 11).

Unrealized Gains (Losses) on Marketable Investment Securities

As of December 31, 2012 and 2011, we had accumulated net unrealized gains of $6 million and net unrealized losses of $1 million net of related tax effect, respectively, as a part of “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit).” The components of our available-for-sale investments are summarized in the table below.

	As of December 31,
	2012				2011
	Marketable				Marketable
	Investment	Unrealized			Investment	Unrealized
	Securities	Gains	Losses	Net	Securities	Gains	Losses	Net
	(In thousands)
Debt securities:
VRDNs	$124,007	$—	$—	$—	$100,075	$—	$—	$—
Other (including restricted)	2,181,064	7,335	(1,144)	6,191	622,695	2,625	(4,075)	(1,450)
Equity securities:
Other (1)	13,643	406	—	406	—	—	—	—
Total	$2,318,714	$7,741	$(1,144)	$6,597	$722,770	$2,625	$(4,075)	$(1,450)

(1)  In connection with certain commercial arrangements that we entered into during the third quarter 2012, among other things, we received shares of common stock from a single issuer for no cash consideration.

As of December 31, 2012, restricted and non-restricted marketable investment securities include debt securities of $1.866 billion with contractual maturities within one year and $439 million with contractual maturities after one year through five years.  Actual maturities may differ from contractual maturities as a result of our ability to sell these securities prior to maturity.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Marketable Investment Securities in a Loss Position

The following table reflects the length of time that the individual securities, accounted for as available-for-sale, have been in an unrealized loss position, aggregated by investment category. As of December 31, 2012 and 2011, the unrealized losses on our investments in debt securities primarily represent investments in corporate bonds.  We have the ability to hold and do not intend to sell our investments in these debt securities before they recover or mature, and it is more likely than not that we will hold these investments until that time. In addition, we are not aware of any specific factors indicating that the underlying issuers of these debt securities would not be able to pay interest as it becomes due or repay the principal at maturity. Therefore, we believe that these changes in the estimated fair values of these marketable investment securities are related to temporary market fluctuations.

	As of December 31,
	2012		2011
	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss
	(In thousands)
Debt Securities:
Less than 12 months	$724,739	$(865)	$444,705	$(2,970)
12 months or more	29,045	(279)	33,039	(1,105)
Total	$753,784	$(1,144)	$477,744	$(4,075)

Fair Value Measurements

Our investments measured at fair value on a recurring basis were as follows:

	As of December 31,
	2012				2011
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
	(In thousands)
Cash equivalents (including restricted)	$3,014,946	$59,386	$2,955,560	$—	$162,549	$18,610	$143,939	$—

Debt securities:
VRDNs	$124,007	$—	$124,007	$—	$100,075	$—	$100,075	$—
Other (including restricted)	2,181,064	—	2,181,064	—	622,695	—	622,695	—

Equity securities	13,643	13,643	—	—	—	—	—	—

Total	$2,318,714	$13,643	$2,305,071	$—	$722,770	$—	$722,770	$—

5.     Inventory

Inventory consists of the following:

	As of December 31,
	2012	2011
	(In thousands)
Finished goods - DBS	$259,274	$294,722
Raw materials	122,758	183,675
Work-in-process	82,361	31,535
Total inventory	$464,393	$509,932

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

6.     Property and Equipment

Property and equipment consists of the following:

	Depreciable
	Life	As of December 31,
	(In Years)	2012	2011
		(In thousands)
Equipment leased to customers	2-5	$3,424,911	$3,496,154
EchoStar I	12	201,607	201,607
EchoStar VII	15	177,000	177,000
EchoStar X	15	177,192	177,192
EchoStar XI	15	200,198	200,198
EchoStar XIV	15	316,541	316,541
EchoStar XV	15	277,658	277,658
Satellites acquired under capital lease agreements	10-15	499,819	499,819
Furniture, fixtures, equipment and other	1-10	580,588	506,736
Buildings and improvements	1-40	74,398	70,716
Land	—	5,207	4,447
Construction in progress	—	20,469	42,038
Total property and equipment		5,955,588	5,970,106
Accumulated depreciation		(2,948,204)	(2,847,863)
Property and equipment, net		$3,007,384	$3,122,243

Construction in progress consists of the following:

	As of December 31,
	2012	2011
	(In thousands)
Software related projects	$6,088	$20,149
Other	14,381	21,889
Construction in progress	$20,469	$42,038

Depreciation and amortization expense consists of the following:

	For the Years Ended December 31,
	2012	2011	2010
	(In thousands)
Equipment leased to customers	$649,394	$725,904	$822,442
Satellites	123,431	128,352	110,510
Buildings, furniture, fixtures, equipment and other	58,081	50,699	50,408
148 degree orbital location (1)	67,776	—	—
Total depreciation and amortization	$898,682	$904,955	$983,360

(1)           See “FCC Authorizations” below.

Cost of sales and operating expense categories included in our accompanying Consolidated Statements of Operations and Comprehensive Income (Loss) do not include depreciation expense related to satellites or equipment leased to customers.

We did not record any capitalized interest during the years ended December 31, 2012, 2011 or 2010.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Satellites

DBS Satellites.  We currently utilize 15 satellites in geostationary orbit approximately 22,300 miles above the equator, six of which we own and depreciate over the useful life of each satellite.  We currently utilize capacity on seven satellites from EchoStar, which are accounted for as operating leases.  We also lease two satellites from third parties, which are accounted for as capital leases and are depreciated over the shorter of the economic life or the term of the satellite agreement.

		Degree	Estimated
	Launch	Orbital	Useful Life
Satellites	Date	Location	(Years)
Owned:
EchoStar I (1)	December 1995	77	12
EchoStar VII (2)	February 2002	119	15
EchoStar X (2)	February 2006	110	15
EchoStar XI (2)	July 2008	110	15
EchoStar XIV	March 2010	119	15
EchoStar XV	July 2010	61.5	15

Leased from EchoStar:
EchoStar VI (1)(4)	July 2000	77	NA
EchoStar VIII (1)(3)(4)	August 2002	77	NA
EchoStar IX (1)(3)	August 2003	121	NA
EchoStar XII (1)(4)	July 2003	61.5	NA
Nimiq 5 (1)(3)	September 2009	72.7	NA
EchoStar XVI (1)	November 2012	61.5	NA
QuetzSat-1 (1)(3)	September 2011	77	NA

Leased from Other Third Party:
Anik F3	April 2007	118.7	NA
Ciel II	December 2008	129	NA

Under Construction:
EchoStar XVIII	2015	110	15

(1)         See Note 15 for further discussion of our Related Party Transactions with EchoStar.

(2)         During the fourth quarter 2012, the estimated useful life of these satellites was extended from 12 years to 15 years on a prospective basis based on management’s assessment of, among other things, these satellites’ useful lives, technological obsolescence risk, estimated remaining fuel life and estimated useful lives of our other owned and leased DBS satellites.  This increase in the estimated useful life of these satellites had an immaterial effect on our results of operations.

(3)        We lease a portion of the capacity on these satellites.

(4)        We generally have the option to renew each lease on a year-to-year basis through the end of the respective satellite’s useful life.

Recent Developments

Recent developments with respect to certain of our satellites are discussed below.

QuetzSat-1.  During 2008, we entered into a transponder service agreement with EchoStar expiring in November 2021 for the lease of 24 DBS transponders on QuetzSat-1, which is accounted for as an operating lease.  QuetzSat-1 was launched on September 29, 2011 and was placed into service during the fourth quarter 2011 by EchoStar.  During the third quarter 2012, we and EchoStar entered into an agreement pursuant to which we sublease back to EchoStar five of the 24 DBS transponders on the QuetzSat-1 satellite.  During January 2013, QuetzSat-1 was moved to the 77 degree orbital location, and we commenced commercial operations at that location in February 2013.  See Note 15.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

EchoStar XVI.  During December 2009, we entered into a transponder service agreement with EchoStar to lease all of the capacity on EchoStar XVI, a DBS satellite, after its service commencement date.  EchoStar XVI was launched during November 2012 to replace EchoStar XV at the 61.5 degree orbital location and is currently in service.  Under the original transponder service agreement, the initial term generally expired upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite failed; (iii) the date the transponder(s) on which service was being provided under the agreement failed; or (iv) ten years following the actual service commencement date.  Prior to expiration of the initial term, we also had the option to renew on a year-to-year basis through the end-of-life of the satellite.  Effective December 21, 2012, we and EchoStar amended the transponder service agreement to, among other things, change the initial term to generally expire upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite fails; (iii) the date the transponder(s) on which service is being provided under the agreement fails; or (iv) four years following the actual service commencement date.  Prior to expiration of the initial term, we have the option to renew for an additional six-year period.  Prior to expiration of the initial term, EchoStar also has the right, upon certain conditions, to renew for an additional six-year period.  If either we or EchoStar exercise our respective six-year renewal options, then we have the option to renew for an additional five-year period prior to expiration of the then-current term.

Satellites Under Construction

EchoStar XVIII.  On September 7, 2012, DISH Network entered into a contract with SS/L for the construction of EchoStar XVIII, a DBS satellite with spot beam technology designed for, among other things, HD programming.  This satellite is expected to be launched during 2015.

Satellite Anomalies

Operation of our DISH branded pay-TV service requires that we have adequate satellite transmission capacity for the programming we offer.  Moreover, current competitive conditions require that we continue to expand our offering of new programming.  While we generally have had in-orbit satellite capacity sufficient to transmit our existing channels and some backup capacity to recover the transmission of certain critical programming, our backup capacity is limited.

In the event of a failure or loss of any of our satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other satellites and use it as a replacement for the failed or lost satellite.  Such a failure could result in a prolonged loss of critical programming or a significant delay in our plans to expand programming as necessary to remain competitive and thus may have a material adverse effect on our business, financial condition and results of operations.

Prior to 2012, certain of our owned and leased satellites have experienced anomalies, some of which have had a significant adverse impact on their remaining useful life and/or commercial operation.  There can be no assurance that future anomalies will not further impact the remaining useful life and/or commercial operation of any of the satellites in our fleet.  See Note 2 “Long-Lived Assets” for further discussion of evaluation of impairment.  There can be no assurance that we can recover critical transmission capacity in the event one or more of our in-orbit satellites were to fail.  We generally do not carry commercial insurance for any of the in-orbit satellites that we use, other than certain satellites leased from third parties, and therefore, we will bear the risk associated with any uninsured in-orbit satellite failures.  Recent developments with respect to certain of our satellites are discussed below.

Owned Satellites

EchoStar I.  During the first quarter 2012, we determined that EchoStar I experienced a communications receiver anomaly.  The communications receivers process signals sent from our uplink center for transmission back to our customers by the satellite.  While this anomaly did not impact commercial operation of the satellite, there can be no assurance that future anomalies will not impact its future commercial operation.  EchoStar I was fully depreciated during 2007.

EchoStar VII.  Prior to 2012, EchoStar VII experienced certain thruster failures.  During the fourth quarter 2012, we determined that EchoStar VII experienced an additional thruster failure.  Thrusters control the satellite’s location and orientation.  While this anomaly did not reduce the estimated useful life of the satellite to less than 15 years or impact commercial operation of the satellite, there can be no assurance that future anomalies will not reduce its useful life or impact its commercial operation.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

EchoStar XI.  During the first quarter 2012, we determined that EchoStar XI experienced solar array anomalies that reduced the total power available for use by the satellite.  While these anomalies did not reduce the estimated useful life of the satellite to less than 15 years or impact commercial operation of the satellite, there can be no assurance that future anomalies will not reduce its useful life or impact its commercial operation.

EchoStar XIV.  During the third quarter 2011 and the first quarter 2012, we determined that EchoStar XIV experienced solar array anomalies that reduced the total power available for use by the satellite.  While these anomalies did not reduce the estimated useful life of the satellite to less than 15 years or impact commercial operation of the satellite, there can be no assurance that future anomalies will not reduce its useful life or impact its commercial operation.

Leased Satellites

EchoStar VI.  Prior to 2012, EchoStar VI experienced solar array anomalies which impacted the commercial operation of the satellite.  EchoStar VI also previously experienced the loss of traveling wave tube amplifiers (“TWTAs”).  During the first quarter 2012, EchoStar VI experienced the loss of two additional TWTAs increasing the total number of TWTAs lost to five.  During the second quarter 2012, EchoStar VI lost an additional solar array string, which reduced the total power available for use by the satellite.  While the recent losses of TWTAs and the solar array strings did not impact current commercial operation of the satellite, there can be no assurance that future anomalies will not impact its commercial operation.

EchoStar XII.  Prior to 2012, EchoStar XII experienced solar array anomalies that reduced the total power available for use by the satellite.  During September and November 2012 and January 2013, EchoStar XII experienced additional solar array anomalies, which further reduced the total power available for use by the satellite.  An investigation of the anomalies is continuing.  Since the number of useable transponders on EchoStar XII depends on, among other things, whether EchoStar XII is operated in CONUS, spot beam, or hybrid CONUS/spot beam mode, we are unable to determine at this time the actual number of transponders that will be available at any given time or how many transponders can be used during the remaining estimated life of the satellite.  Additional solar array anomalies are likely to continue to degrade operational capability in all of the possible modes.  This satellite is currently in-service and projected to be an in-orbit spare effective March 1, 2013.

FCC Authorizations.  On May 31, 2012, the International Bureau of the FCC announced the termination of our license for use of the 148 degree orbital location.  We had not had a satellite positioned at the 148 degree orbital location since the retirement of EchoStar V in August 2009.  Our license for use of the 148 degree orbital location had a $68 million carrying value.  This amount was recorded as “Depreciation and amortization” expense on our Consolidated Statements of Operations and Comprehensive Income (Loss) in the second quarter 2012 due to the termination of this license by the FCC.

7.     Long-Term Debt

7% Senior Notes due 2013

The 7% Senior Notes mature October 1, 2013 and have been reclassified to “Current portion of long-term debt and capital lease obligations” on our Consolidated Balance Sheets as of December 31, 2012.  Interest accrues at an annual rate of 7% and is payable semi-annually in cash, in arrears on April 1 and October 1 of each year.

The 7% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.

The 7% Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•                  ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

The indenture related to the 7% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

•            incur additional debt;

•            pay dividends or make distribution on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•            make certain investments;

•            create liens or enter into sale and leaseback transactions;

•            enter into transactions with affiliates;

•            merge or consolidate with another company; and

•            transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 7% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

6 5/8% Senior Notes due 2014

The 6 5/8% Senior Notes mature October 1, 2014.  Interest accrues at an annual rate of 6 5/8% and is payable semi-annually in cash, in arrears on April 1 and October 1 of each year.

The 6 5/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.

The 6 5/8% Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•                  ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

The indenture related to the 6 5/8% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

•                  incur additional indebtedness or enter into sale and leaseback transactions;

•                  pay dividends or make distribution on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•                  make certain investments;

•                  create liens;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 6 5/8% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

7 3/4% Senior Notes due 2015

The 7 3/4% Senior Notes mature May 31, 2015.  Interest accrues at an annual rate of 7 3/4% and is payable semi-annually in cash, in arrears on May 31 and November 30 of each year.

The 7 3/4% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.

The 7 3/4% Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•                  ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

the collateral securing such indebtedness.

The indenture related to the 7 3/4% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or make distribution on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•                  make certain investments;

•                  create liens or enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 7 3/4% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

7 1/8% Senior Notes due 2016

The 7 1/8% Senior Notes mature February 1, 2016.  Interest accrues at an annual rate of 7 1/8% and is payable semi-annually in cash, in arrears on February 1 and August 1 of each year.

The 7 1/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.

The 7 1/8% Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•                  ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

The indenture related to the 7 1/8% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or make distribution on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•                  make certain investments;

•                  create liens or enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 7 1/8% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

4 5/8% Senior Notes due 2017

On May 16, 2012, we issued $900 million aggregate principal amount of our five-year, 4 5/8% Senior Notes due July 15, 2017 at an issue price of 100.0%.  Interest accrues at an annual rate of 4 5/8% and is payable semi-annually in cash, in arrears on January 15 and July 15 of each year, commencing on January 15, 2013.

The 4 5/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100.0% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.  Prior to July

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

15, 2015, we may also redeem up to 35.0% of each of the 4 5/8% Senior Notes at specified premiums with the net cash proceeds from certain equity offerings or capital contributions.

The 4 5/8% Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•                  ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

The indenture related to the 4 5/8% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or make distributions on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•                  make certain investments;

•                  create liens or enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 4 5/8% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

7 7/8% Senior Notes due 2019

The 7 7/8% Senior Notes mature September 1, 2019.  Interest accrues at an annual rate of 7 7/8% and is payable semi-annually in cash, in arrears on March 1 and September 1 of each year.

The 7 7/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.

The 7 7/8% Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•                  ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

The Indenture related to the 7 7/8% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or make distributions on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•                  make certain investments;

•                  create liens or enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 7 7/8% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

6 3/4% Senior Notes due 2021

On May 5, 2011, we issued $2.0 billion aggregate principal amount of our ten-year, 6 3/4% Senior Notes due June 1, 2021 at an issue price of 99.093%.  Interest accrues at an annual rate of 6 3/4% and is payable semi-annually in cash, in arrears on June 1 and December 1 of each year.

The 6 3/4% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.  Prior to June 1, 2014, we may also redeem up to 35% of each of the 6 3/4% Senior Notes at specified premiums with the net cash proceeds from certain equity offerings or capital contributions.

The 6 3/4% Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•                  ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

The indenture related to the 6 3/4% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or make distributions on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•                  make certain investments;

•                  create liens or enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 6 3/4% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

5 7/8% Senior Notes due 2022

On May 16, 2012, we issued $1.0 billion aggregate principal amount of our ten-year, 5 7/8% Senior Notes due July 15, 2022 at an issue price of 100.0%.  Interest accrues at an annual rate of 5 7/8% and is payable semi-annually in cash, in arrears on January 15 and July 15 of each year, commencing on January 15, 2013.

On July 26, 2012, we issued an additional $1.0 billion aggregate principal amount of our ten-year, 5 7/8% Senior Notes due July 15, 2022 at an issue price of 100.75% plus accrued interest from May 16, 2012.  These notes were issued as additional notes under the related indenture, pursuant to which we issued on May 16, 2012 $1.0 billion in aggregate principal amount of our 5 7/8% Senior Notes due 2022 discussed above.  These notes and the notes previously issued under the related indenture will be treated as a single class of debt securities under the related indenture.

The 5 7/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100.0% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.  Prior to July 15, 2015, we may also redeem up to 35.0% of each of the 5 7/8% Senior Notes at specified premiums with the net cash proceeds from certain equity offerings or capital contributions.

The 5 7/8% Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

•                  ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

The indenture related to the 5 7/8% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or make distributions on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•                  make certain investments;

•                  create liens or enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 5 7/8% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

5 % Senior Notes due 2023

On December 27, 2012, we issued $1.5 billion aggregate principal amount of our 5 % Senior Notes due March 15, 2023 at an issue price of 100.0%.  Interest accrues at an annual rate of 5 % and is payable semi-annually in cash, in arrears on March 15 and September 15 of each year, commencing on September 15, 2013.

The 5 % Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100.0% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.  Prior to March 15, 2016, we may also redeem up to 35.0% of each of the 5 % Senior Notes at specified premiums with the net cash proceeds from certain equity offerings or capital contributions.

The 5 % Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•                  ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

The indenture related to the 5 % Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or make distributions on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•                  make certain investments;

•                  create liens or enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 5 % Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Interest on Long-Term Debt

		Annual
	Semi-Annual	Debt Service
	Payment Dates	Requirements
		(In thousands)
7% Senior Notes due 2013	April 1 and October 1	$35,000
6 5/8% Senior Notes due 2014	April 1 and October 1	$66,250
7 3/4% Senior Notes due 2015	May 31 and November 30	$58,125
7 1/8% Senior Notes due 2016	February 1 and August 1	$106,875
4 5/8% Senior Notes due 2017	January 15 and July 15	$41,625
7 7/8% Senior Notes due 2019	March 1 and September 1	$110,250
6 3/4% Senior Notes due 2021	June 1 and December 1	$135,000
5 7/8% Senior Notes due 2022	January 15 and July 15	$117,500
5% Senior Notes due 2023	March 15 and September 15	$75,000

Our ability to meet our debt service requirements will depend on, among other factors, the successful execution of our business strategy, which is subject to uncertainties and contingencies beyond our control.

Fair Value of our Long-Term Debt

The following table summarizes the carrying and fair values of our debt facilities as of December 31, 2012 and 2011:

	As of December 31,
	2012		2011
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In thousands)
7 % Senior Notes due 2013 (1)	500,000	521,875	500,000	535,000
6 5/8% Senior Notes due 2014	1,000,000	1,078,500	1,000,000	1,060,000
7 3/4% Senior Notes due 2015	750,000	844,725	750,000	817,500
7 1/8% Senior Notes due 2016	1,500,000	1,683,750	1,500,000	1,593,750
4 5/8% Senior Notes due 2017	900,000	940,500	—	—
7 7/8% Senior Notes due 2019	1,400,000	1,669,500	1,400,000	1,589,000
6 3/4% Senior Notes due 2021	2,000,000	2,280,000	2,000,000	2,140,000
5 7/8% Senior Notes due 2022	2,000,000	2,150,000	—	—
5 % Senior Notes due 2023	1,500,000	1,548,750	—	—
Mortgages and other notes payable	65,427	65,427	71,871	71,871
Subtotal	11,615,427	$12,783,027	7,221,871	$7,807,121
Capital lease obligations (2)	248,304	NA	270,893	NA
Total long-term debt and capital lease obligations (including current portion)	$11,863,731		$7,492,764

(1)         Our 7% Senior Notes with an aggregate principal balance of $500 million mature on October 1, 2013 and have been reclassified to “Current portion of long-term debt and capital lease obligations” on our Consolidated Balance Sheets as of December 31, 2012.

(2)         Disclosure regarding fair value of capital leases is not required.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Other Long-Term Debt and Capital Lease Obligations

Other long-term debt and capital lease obligations consist of the following:

	As of December 31,
	2012	2011
	(In thousands)
Satellites and other capital lease obligations	$248,304	$270,893
8% note payable for EchoStar VII satellite vendor financing, payable over 13 years from launch	4,891	6,286
6% note payable for EchoStar X satellite vendor financing, payable over 15 years from launch	9,022	9,968
6% note payable for EchoStar XI satellite vendor financing, payable over 15 years from launch	14,211	15,106
6% note payable for EchoStar XIV satellite vendor financing, payable over 15 years from launch	20,053	21,055
6% note payable for EchoStar XV satellite vendor financing, payable over 15 years from launch	16,407	17,227
Mortgages and other unsecured notes payable due in installments through 2017 with interest rates ranging from approximately 2% to 13%	843	2,229
Total	313,731	342,764
Less current portion	(34,787)	(34,630)
Other long-term debt and capital lease obligations, net of current portion	$278,944	$308,134

Capital Lease Obligations

Anik F3.  Anik F3, an FSS satellite, was launched and commenced commercial operation during April 2007.  This satellite is accounted for as a capital lease and depreciated over the term of the satellite service agreement.  We have leased 100% of the Ku-band capacity on Anik F3 for a period of 15 years.

Ciel II.  Ciel II, a Canadian DBS satellite, was launched in December 2008 and commenced commercial operation during February 2009.  This satellite is accounted for as a capital lease and depreciated over the term of the satellite service agreement.  We have leased 100% of the capacity on Ciel II for an initial 10 year term.

As of December 31, 2012 and 2011, we had $500 million capitalized for the estimated fair value of satellites acquired under capital leases included in “Property and equipment, net,” with related accumulated depreciation of $194 million and $151 million, respectively.  In our Consolidated Statements of Operations and Comprehensive Income (Loss), we recognized $43 million, $43 million and $43 million in depreciation expense on satellites acquired under capital lease agreements during the years ended December 31, 2012, 2011 and 2010, respectively.

Future minimum lease payments under the capital lease obligation, together with the present value of the net minimum lease payments as of December 31, 2012 are as follows (in thousands):

For the Years Ending December 31,
2013	$82,121
2014	77,775
2015	75,970
2016	75,970
2017	75,970
Thereafter	238,299
Total minimum lease payments	626,105
Less: Amount representing lease of the orbital location and estimated executory costs (primarily insurance and maintenance) including profit thereon, included in total minimum lease payments	(288,999)
Net minimum lease payments	337,106
Less: Amount representing interest	(88,802)
Present value of net minimum lease payments	248,304
Less: Current portion	(28,674)
Long-term portion of capital lease obligations	$219,630

The summary of future maturities of our outstanding long-term debt as of December 31, 2012 is included in the commitments table in Note 11.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

8.     Income Taxes and Accounting for Uncertainty in Income Taxes

Income Taxes

Our income tax policy is to record the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported on our Consolidated Balance Sheets, as well as probable operating loss, tax credit and other carryforwards.  Deferred tax assets are offset by valuation allowances when we believe it is more likely than not that net deferred tax assets will not be realized.  We periodically evaluate our need for a valuation allowance.  Determining necessary valuation allowances requires us to make assessments about historical financial information as well as the timing of future events, including the probability of expected future taxable income and available tax planning opportunities.

As of December 31, 2012, we had no net operating loss carryforwards (“NOLs”) for federal income tax purposes and $4 million of NOL benefit for state income tax purposes.  The state NOLs begin to expire in the year 2017.  In addition, there are $7 million of tax benefits related to credit carryforwards which are offset by a valuation allowance.  The credit carryforwards begin to expire in the year 2022.

DISH DBS and its domestic subsidiaries join with DISH Network in filing U.S. consolidated federal income tax returns and, in some states, combined or consolidated returns.  The federal and state income tax provisions or benefits recorded by DISH DBS are generally those that would have been recorded if DISH DBS and its domestic subsidiaries had filed returns as a consolidated group independent of DISH Network.  Cash is due and paid to DISH Network based on amounts that would be payable based on DISH DBS consolidated or combined group filings.  Amounts are receivable from DISH Network on a basis similar to when they would be receivable from the IRS or other state taxing authorities.  The amounts paid to DISH Network during the years ended December 31, 2012, 2011 and 2010 were $273 million, $384 million and $429 million, respectively.

The components of the (provision for) benefit from income taxes are as follows:

	For the Years Ended December 31,
	2012	2011	2010
	(In thousands)
Current (provision) benefit:
Federal	$(127,291)	$(277,920)	$(286,491)
State	10,673	(36,408)	(68,962)
	(116,618)	(314,328)	(355,453)
Deferred (provision) benefit:
Federal	(126,561)	(553,393)	(195,869)
State	(42,747)	(35,887)	18,711
Decrease (increase) in valuation allowance	—	6,761	(5,701)
	(169,308)	(582,519)	(182,859)
Total benefit (provision)	$(285,926)	$(896,847)	$(538,312)

The actual tax provisions for 2012, 2011 and 2010 reconcile to the amounts computed by applying the statutory Federal tax rate to income before taxes as follows:

	For the Years Ended December 31,
	2012	2011	2010
	% of pre-tax (income)/loss
Statutory rate	(35.0)	(35.0)	(35.0)
State income taxes, net of Federal benefit	(2.7)	(2.0)	(2.5)
Stock option compensation	0.2	—	0.3
Other	0.4	(0.3)	1.0
Decrease (increase) in valuation allowance	—	0.3	—
Total benefit (provision) for income taxes	(37.1)	(37.0)	(36.2)

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The temporary differences, which give rise to deferred tax assets and liabilities as of December 31, 2012 and 2011, are as follows:

	As of December 31,
	2012	2011
	(In thousands)
Deferred tax assets:
NOL, credit and other carryforwards	$—	$3,500
Unrealized losses on investments	—	4,442
Accrued expenses	70,464	63,188
Stock-based compensation	24,405	23,000
Deferred revenue	62,071	45,556
Total deferred tax assets	156,940	139,686
Valuation allowance	(6,903)	(11,114)
Deferred tax asset after valuation allowance	150,037	128,572

Deferred tax liabilities:
Depreciation and amortization	(1,185,819)	(1,020,045)
Unrealized gains on investments	(738)	—
State taxes net of federal effect	(29,129)	(6,070)
Other long-term liabilities	(26,978)	(26,944)
Total deferred tax liabilities	(1,242,664)	(1,053,059)
Net deferred tax asset (liability)	$(1,092,627)	$(924,487)

Current portion of net deferred tax asset	$91,722	$78,532
Current portion of net deferred tax liability	—	(14,648)
Noncurrent portion of net deferred tax asset (liability)	(1,184,349)	(988,371)
Total net deferred tax asset (liability)	$(1,092,627)	$(924,487)

Accounting for Uncertainty in Income Taxes

In addition to filing federal income tax returns, we and one or more of our subsidiaries file income tax returns in all states that impose an income tax and a small number of foreign jurisdictions where we have immaterial operations.  We are subject to U.S. federal, state and local income tax examinations by tax authorities for the years beginning in 2002 due to the carryover of previously incurred net operating losses.  We are currently under a federal income tax examination for fiscal year 2008.

A reconciliation of the beginning and ending amount of unrecognized tax benefits included in “Long-term deferred revenue, distribution and carriage payments and other long-term liabilities” on our Consolidated Balance Sheets is as follows:

	For the Years Ended December 31,
Unrecognized tax benefit	2012	2011	2010
	(In thousands)
Balance as of beginning period	$190,935	$170,226	$199,172
Additions based on tax positions related to the current year	5,949	9,836	7,382
Reductions based on tax positions related to current years	—	(1,170)	—
Additions based on tax positions related to prior years	1,581	16,610	11,507
Reductions based on tax positions related to prior years	(3,461)	—	(43,141)
Reductions based on tax positions related to settlements with taxing authorities	—	(1,185)	(493)
Reductions based on tax positions related to the lapse of the statute of limitations	(9,335)	(3,382)	(4,201)
Balance as of end of period	$185,669	$190,935	$170,226

We have $174 million in unrecognized tax benefits that, if recognized, could favorably affect our effective tax rate.  We do not expect any portion of this amount to be paid or settled within the next twelve months.

Accrued interest and penalties on uncertain tax positions are recorded as a component of “Other, net” on our Consolidated Statements of Operations and Comprehensive Income (Loss).  During the year ended December 31, 2012, we recorded $6 million in interest and penalty expense to earnings.  During the years ended December 31, 2011 and 2010, we recorded $1 million and $4

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

million in interest and penalty benefit to earnings, respectively.  Accrued interest and penalties were $15 million and $9 million at December 31, 2012 and 2011, respectively.  The above table excludes these amounts.

9.              Employee Benefit Plans

Employee Stock Purchase Plan

Our employees participate in the DISH Network employee stock purchase plan (the “ESPP”), in which DISH Network is authorized to issue 1.8 million shares of Class A common stock.  At December 31, 2012, DISH Network had 0.2 million shares of Class A common stock which remain available for issuance under this plan.  Substantially all full-time employees who have been employed by DISH Network for at least one calendar quarter are eligible to participate in the ESPP.  Employee stock purchases are made through payroll deductions.  Under the terms of the ESPP, employees may not deduct an amount which would permit such employee to purchase DISH Network’s capital stock under all of DISH Network’s stock purchase plans at a rate which would exceed $25,000 in fair value of capital stock in any one year.  The purchase price of the stock is 85% of the closing price of DISH Network’s Class A common stock on the last business day of each calendar quarter in which such shares of Class A common stock are deemed sold to an employee under the ESPP.  During the years ended December 31, 2012, 2011 and 2010, employee purchases of Class A common stock through the ESPP totaled approximately 0.1 million, 0.1 million and 0.1 million shares, respectively.

401(k) Employee Savings Plan

DISH Network sponsors a 401(k) Employee Savings Plan (the “401(k) Plan”) for eligible employees.  Voluntary employee contributions to the 401(k) Plan may be matched 50% by DISH Network, subject to a maximum annual contribution of $1,500 per employee.  Effective January 1, 2013, the maximum annual contribution will increase to $2,500 per employee.  Forfeitures of unvested participant balances which are retained by the 401(k) Plan may be used to fund matching and discretionary contributions.  DISH Network’s board of directors also may authorize an annual discretionary contribution to the plan with authorization by our Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended.  These contributions may be made in cash or in DISH Network’s stock.

The following table summarizes the expense associated with our matching contributions and discretionary contributions:

	For the Years Ended December 31,
Expense Recognized Related to the 401(k) Plan	2012	2011	2010
	(In thousands)
Matching contributions, net of forfeitures	$2,750	$1,521	$1,598
Discretionary stock contributions, net of forfeitures	$23,772	$22,331	$24,954

10.       Stock-Based Compensation

Stock Incentive Plans

DISH Network maintains stock incentive plans to attract and retain officers, directors and key employees.  Our employees participate in the DISH Network stock incentive plans.  Stock awards under these plans include both performance and non-performance based stock incentives.  As of December 31, 2012, there were outstanding under these plans stock options to acquire 13.0 million shares of DISH Network’s Class A common stock and 1.1 million restricted stock units associated with our employees.  Stock options granted prior to and on December 31, 2012 were granted with exercise prices equal to or greater than the market value of DISH Network Class A common stock at the date of grant and with a maximum term of approximately ten years.  While historically DISH Network has issued stock awards subject to vesting, typically at the rate of 20% per year, some stock awards have been granted with immediate vesting and other stock awards vest only upon the achievement of certain DISH Network-specific objectives.  As of December 31, 2012, DISH Network had 72.7 million shares of its Class A common stock available for future grant under its stock incentive plans.

During December 2009, DISH Network paid a dividend in cash of $2.00 per share on its outstanding Class A and Class B common stock to shareholders of record on November 20, 2009.  In light of such dividend, during February 2010, the exercise price of 16.9 million stock options, affecting approximately 400 of our employees, was reduced by $2.00 per share (the “2009

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Stock Option Adjustment”).  Except as noted below, all information discussed below reflects the 2009 Stock Option Adjustment.

On December 1, 2011, DISH Network paid a dividend in cash of $2.00 per share on its outstanding Class A and Class B common stock to shareholders of record on November 17, 2011.  In light of such dividend, during January 2012, the exercise price of 17.3 million stock options, affecting approximately 400 of our employees, was reduced by $2.00 per share (the “2011 Stock Option Adjustment”).  Except as noted below, all information discussed below reflects the 2011 Stock Option Adjustment.

On January 1, 2008, DISH Network completed the distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar Corporation (“EchoStar”).  DISH Network and EchoStar operate as separate publicly-traded companies, and neither entity has any ownership interest in the other.  However, a substantial majority of the voting power of the shares of both companies is owned beneficially by Charles W. Ergen, our Chairman, or by certain trusts established by Mr. Ergen for the benefit of his family.

In connection with the Spin-off, as permitted by existing stock incentive plans and consistent with the Spin-off exchange ratio, each DISH Network stock option was converted into two stock options as follows:

•                  an adjusted DISH Network stock option for the same number of shares that were exercisable under the original DISH Network stock option, with an exercise price equal to the exercise price of the original DISH Network stock option multiplied by 0.831219.

•                  a new EchoStar stock option for one-fifth of the number of shares that were exercisable under the original DISH Network stock option, with an exercise price equal to the exercise price of the original DISH Network stock option multiplied by 0.843907.

Similarly, each holder of DISH Network restricted stock units retained his or her DISH Network restricted stock units and received one EchoStar restricted stock unit for every five DISH Network restricted stock units that they held.

Consequently, the fair value of the DISH Network stock award and the new EchoStar stock award immediately following the Spin-off was equivalent to the fair value of such stock award immediately prior to the Spin-off.

The following stock awards were outstanding:

	As of December 31, 2012
	DISH Network Awards		EchoStar Awards
Stock Awards Outstanding	Stock Options	Restricted Stock Units	Stock Options	Restricted Stock Units
Held by DISH DBS employees	13,018,490	1,076,748	644,972	42,954

DISH Network is responsible for fulfilling all stock awards related to DISH Network common stock and EchoStar is responsible for fulfilling all stock awards related to EchoStar common stock, regardless of whether such stock awards are held by our or EchoStar’s employees. Notwithstanding the foregoing, our stock-based compensation expense, resulting from stock awards outstanding at the Spin-off date, is based on the stock awards held by our employees regardless of whether such stock awards were issued by DISH Network or EchoStar. Accordingly, stock-based compensation that we expense with respect to EchoStar stock awards is included in “Additional paid-in capital” on our Consolidated Balance Sheets.

Exercise prices for DISH Network stock options outstanding and exercisable associated with our employees as of December 31, 2012 are as follows:

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

			Options Outstanding			Options Exercisable
			Number Outstanding as of December 31, 2012	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable as of December 31, 2012	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price
$ —	-	$ 10.00	2,869,406	4.76	$7.11	1,433,956	4.83	$7.10
$10.00	-	$ 15.00	422,001	5.62	$12.25	84,001	5.98	$12.17
$15.00	-	$ 20.00	2,606,985	6.69	$16.58	462,684	3.99	$18.01
$20.00	-	$ 25.00	4,009,998	3.84	$21.59	1,425,998	3.01	$21.86
$25.00	-	$ 30.00	2,332,100	7.89	$28.49	665,350	6.47	$28.26
$30.00	-	$ 35.00	741,000	7.15	$32.54	236,500	4.40	$32.37
$35.00	-	$ 40.00	37,000	9.69	$36.38	2,000	4.25	$36.10
$ —	-	$ 40.00	13,018,490	5.60	$18.99	4,310,489	4.39	$17.92

Stock Award Activity

DISH Network stock option activity associated with our employees was as follows:

	For the Years Ended December 31,
	2012		2011		2010
	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price
Total options outstanding, beginning of period (1)	17,640,074	$20.38	18,447,004	$17.76	18,094,235	$20.86
Granted	589,500	$32.25	3,198,500	$28.52	2,450,500	$18.34
Exercised	(4,406,888)	$18.51	(1,640,462)	$12.36	(408,231)	$9.99
Forfeited and cancelled (2)	(804,196)	$20.34	(2,364,968)	$12.11	(1,689,500)	$21.69
Total options outstanding, end of period	13,018,490	$18.99	17,640,074	$20.38	18,447,004	$17.76
Performance based options outstanding, end of period (3)	6,400,700	$18.71	8,022,975	$18.89	9,907,250	$15.29
Exercisable at end of period	4,310,489	$17.92	6,387,798	$21.73	5,325,753	$22.70

(1)         The beginning of period weighted-average exercise price for the year ended December 31, 2012 of $20.38 does not reflect the 2011 Stock Option Adjustment, which occurred subsequent to December 31, 2011.  The beginning of period weighted-average exercise price for the year ended December 31, 2010 of $20.86 does not reflect the 2009 Stock Option Adjustment, which occurred subsequent to December 31, 2009.

(2)         Certain of these stock options include options that were granted to individuals who transferred to and/or from another DISH Network subsidiary not a part of DISH DBS.

(3)         These stock options are included in the caption “Total options outstanding, end of period.”  See discussion of the 2005 LTIP, 2008 LTIP and other employee performance awards below.

We realized tax benefits from stock awards exercised during the years ended December 31, 2012, 2011 and 2010 as follows:

	For the Years Ended December 31,
	2012	2011	2010
	(In thousands)
Tax benefit from stock awards exercised	$22,898	$9,786	$1,665

Based on the closing market price of DISH Network Class A common stock on December 31, 2012, the aggregate intrinsic value of stock options associated with our employees was as follows:

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

	As of December 31, 2012
	Options Outstanding	Options Exercisable
	(In thousands)
Aggregate intrinsic value	$226,617	$79,656

DISH Network restricted stock unit activity associated with our employees was as follows:

	For the Years Ended December 31,
	2012		2011		2010
	Restricted Stock Awards	Weighted- Average Grant Date Fair Value	Restricted Stock Awards	Weighted- Average Grant Date Fair Value	Restricted Stock Awards	Weighted- Average Grant Date Fair Value
Total restricted stock units outstanding, beginning of period	1,179,709	$23.11	1,271,984	$22.06	857,719	$25.04
Granted	—	$—	300,000	$30.67	600,000	$18.15
Vested	(24,795)	$22.94	(14,705)	$11.09	—	$—
Forfeited and cancelled	(78,166)	$27.20	(377,570)	$26.23	(185,735)	$23.07
Total restricted stock units outstanding, end of period	1,076,748	$22.82	1,179,709	$23.11	1,271,984	$22.06
Restricted Performance Units outstanding, end of period (1)	1,076,748	$22.82	1,179,709	$23.11	1,271,984	$22.06

(1)         These Restricted Performance Units are included in the caption “Total restricted stock units outstanding, end of period.”  See discussion of the 2005 LTIP, 2008 LTIP and other employee performance awards below.

Long-Term Performance Based Plans

2005 LTIP. During 2005, DISH Network adopted a long-term, performance based stock incentive plan (the “2005 LTIP”). The 2005 LTIP provides stock options and restricted stock units, either alone or in combination, which vest over seven years at the rate of 10% per year during the first four years, and at the rate of 20% per year thereafter. Exercise of the stock awards is subject to the foregoing vesting schedule and a performance condition that a DISH Network-specific subscriber goal is achieved by March 31, 2015.

Contingent compensation related to the 2005 LTIP will not be recorded in our financial statements unless and until DISH Network concludes achievement of the performance condition is probable. Given the competitive nature of DISH Network’s business, small variations in subscriber churn, gross new subscriber activation rates and certain other factors can significantly impact subscriber growth. Consequently, while it was determined that achievement of the goal was not probable as of December 31, 2012, that assessment could change in the future.

If all of the stock awards under the 2005 LTIP were vested and the goal had been met or if DISH Network had determined that achievement of the goal was probable during the year ended December 31, 2012, we would have recorded total non-cash, stock-based compensation expense for our employees as indicated in the table below. If the goal is met and there are unvested stock awards at that time, the vested amounts would be expensed immediately on our Consolidated Statements of Operations and Comprehensive Income (Loss), with the unvested portion recognized ratably over the remaining vesting period.

	2005 LTIP
	Total	Vested Portion (1)
	(In thousands)
DISH Network awards held by DISH DBS employees	$31,114	$28,499
EchoStar awards held by DISH DBS employees	5,608	5,251
Total	$36,722	$33,750

(1)         Represents the amount of this award that has met the foregoing vesting schedule and would therefore vest upon achievement of the performance condition.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

2008 LTIP. During 2008, DISH Network adopted a long-term, performance based stock incentive plan (the “2008 LTIP”). The 2008 LTIP provides stock options and restricted stock units, either alone or in combination, which vest based on DISH Network-specific subscriber and financial goals. Exercise of the stock awards is contingent on achieving these goals by December 31, 2015.

Although no awards vest until DISH Network attains the performance goals, compensation related to the 2008 LTIP will be recorded based on DISH Network’s assessment of the probability of meeting the remaining goals.  If the remaining goals are probable of being achieved, we will begin recognizing the associated non-cash, stock-based compensation expense on our Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period to achieve the goal.  See table below titled “Estimated Remaining Non-Cash, Stock-Based Compensation Expense.”

During the first quarter 2011, DISH Network determined that all of the 2008 LTIP performance goals are probable of achievement.  As of December 31, 2012, approximately 70% of the 2008 LTIP awards had vested.  We are recognizing the associated non-cash stock-based compensation expense on our Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period for vesting of the approximately 30% of the awards remaining, as indicated in the table below titled “Non-Cash, Stock-Based Compensation Expense Recognized.”

Other Employee Performance Awards.  In addition to the above long-term, performance stock incentive plans, DISH Network has other stock awards that vest based on certain other DISH Network-specific subscriber, operational and financial goals.  Exercise of these stock awards is contingent on achieving certain performance goals.

Additional compensation related to these awards will be recorded based on DISH Network’s assessment of the probability of meeting the remaining performance goals.  If the remaining goals are probable of being achieved, we will begin recognizing the associated non-cash, stock-based compensation expense on our Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period to achieve the goal.  See table below titled “Estimated Remaining Non-Cash, Stock-Based Compensation Expense.”

Although no awards vest until the performance goals are attained, DISH Network determined that certain goals were probable of achievement and, as a result, recorded non-cash, stock-based compensation expense for the years ended December 31, 2012 and 2011, as indicated in the table below titled “Non-Cash, Stock-Based Compensation Expense Recognized.”

Given the competitive nature of DISH Network’s business, small variations in subscriber churn, gross new subscriber activation rates and certain other factors can significantly impact subscriber growth.  Consequently, while it was determined that achievement of certain DISH Network-specific subscriber, operational and financial goals was not probable as of December 31, 2012, that assessment could change in the future.

The non-cash stock-based compensation expense associated with these awards is as follows:

Estimated Remaining Non-Cash, Stock-Based Compensation Expense	2008 LTIP	Other Employee Performance Awards
	(In thousands)
Expense estimated to be recognized during 2013	$1,778	$2,677
Estimated contingent expense subsequent to 2013	—	42,804
Total estimated remaining expense over the term of the plan	$1,778	$45,481

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

	For the Years Ended December 31,
Non-Cash, Stock-Based Compensation Expense Recognized	2012	2011	2010
	(In thousands)
2008 LTIP	$9,025	$18,944	$2,984
Other employee performance awards	7,471	144	271
Total non-cash, stock-based compensation expense recognized for performance based awards	$16,496	$19,088	$3,255

Of the 13.0 million stock options and 1.1 million restricted stock units outstanding under the DISH Network stock incentive plans associated with our employees as of December 31, 2012, the following awards were outstanding pursuant to the performance based stock incentive plans:

	As of December 31, 2012
Performance Based Stock Options	Number of Awards	Weighted- Average Exercise Price
2005 LTIP	1,878,500	$21.60
2008 LTIP	1,522,200	$10.32
Other employee performance awards	3,000,000	$21.16
Total	6,400,700	$18.71

Restricted Performance Units
2005 LTIP	211,498
2008 LTIP	10,250
Other employee performance awards	855,000
Total	1,076,748

Stock-Based Compensation

During the year ended December 31, 2012 and December 31, 2010, we incurred an initial charge of $13 million and $3 million, respectively, of additional non-cash, stock-based compensation expense in connection with the 2011 Stock Option Adjustment and 2009 Stock Option Adjustment discussed previously.  These amounts are included in the table below.  Total non-cash, stock-based compensation expense for all of our employees is shown in the following table for the years ended December 31, 2012, 2011 and 2010 and was allocated to the same expense categories as the base compensation for such employees:

	For the Years Ended December 31,
	2012	2011	2010
	(In thousands)
Subscriber-related	$1,607	$1,914	$1,160
General and administrative	36,966	29,249	14,227
Total non-cash, stock based compensation	$38,573	$31,163	$15,387

As of December 31, 2012, our total unrecognized compensation cost related to the non-performance based unvested stock awards was $19 million and includes compensation expense that we will recognize for EchoStar stock awards held by our employees as a result of the Spin-off. This cost is based on an estimated future forfeiture rate of approximately 4.0% per year and will be recognized over a weighted-average period of approximately two years. Share-based compensation expense is recognized based on stock awards ultimately expected to vest and is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Changes in the estimated forfeiture rate can have a significant effect on share-based compensation expense since the effect of adjusting the rate is recognized in the period the forfeiture estimate is changed.

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Valuation

The fair value of each stock option for the years ended December 31, 2012, 2011 and 2010 was estimated at the date of the grant using a Black-Scholes option valuation model with the following assumptions:

For the Years Ended December 31,
Stock Options	2012	2011	2010
Risk-free interest rate	0.41% - 1.29%	0.36% - 3.18%	1.50% - 2.89%
Volatility factor	33.15% - 39.50%	31.74% - 45.56%	33.33% - 38.63%
Expected term of options in years	3.1 - 5.9	3.6 - 10.0	5.2 - 7.5
Weighted-average fair value of options granted	$6.72 - $13.79	$8.73 - $14.77	$6.83 - $8.14

On December 28, 2012 and December 1, 2011, DISH Network paid a $1.00 and a $2.00 cash dividend per share on its outstanding Class A and Class B common stock, respectively.  While DISH Network currently does not intend to declare additional dividends on its common stock, it may elect to do so from time to time.  Accordingly, the dividend yield percentage used in the Black-Scholes option valuation model is set at zero for all periods.  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded stock options which have no vesting restrictions and are fully transferable.  Consequently, our estimate of fair value may differ from other valuation models.  Further, the Black-Scholes option valuation model requires the input of highly subjective assumptions.  Changes in the subjective input assumptions can materially affect the fair value estimate.

On December 2, 2012, DISH Network declared a dividend of $1.00 per share on its outstanding Class A and Class B common stock.  The dividend was paid in cash on December 28, 2012 to shareholders of record on December 14, 2012.  In light of such dividend, DISH Network’s Board of Directors and Executive Compensation Committee of the Board of Directors, which administers DISH Network’s stock incentive plans, determined to adjust the exercise price of certain stock options issued under the plans by decreasing the exercise price by $0.77 per share; provided, that the exercise price of eligible stock options will not be reduced below $1.00.  As a result of this adjustment, a majority of the stock options outstanding as of December 31, 2012 were adjusted subsequent to the year ended December 31, 2012.  This adjustment will result in additional incremental non-cash, stock-based compensation expense of $7 million, of which $4 million will be expensed during the first quarter 2013 and $3 million will be expensed over the remaining vesting period.

We will continue to evaluate the assumptions used to derive the estimated fair value of DISH Network’s stock options as new events or changes in circumstances become known.

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11.       Commitments and Contingencies

Commitments

As of December 31, 2012, future maturities of our long-term debt, capital lease and contractual obligations are summarized as follows:

	Payments due by period
	Total	2013	2014	2015	2016	2017	Thereafter
	(In thousands)
Long-term debt obligations	$11,615,427	$506,113	$1,005,778	$756,160	$1,504,669	$904,903	$6,937,804
Capital lease obligations	248,304	28,674	26,672	27,339	30,024	32,958	102,637
Interest expense on long-term debt and capital lease obligations	4,896,519	773,734	731,413	633,625	548,088	491,652	1,718,007
Satellite-related obligations	2,041,536	253,354	253,279	253,209	253,144	242,777	785,773
Operating lease obligations	170,837	44,436	32,891	23,460	19,142	7,022	43,886
Purchase obligations	3,454,868	1,758,113	519,671	436,293	314,589	165,059	261,143
Total	$22,427,491	$3,364,424	$2,569,704	$2,130,086	$2,669,656	$1,844,371	$9,849,250

In certain circumstances the dates on which we are obligated to make these payments could be delayed. These amounts will increase to the extent we procure insurance for our satellites or contract for the construction, launch or lease of additional satellites.

In addition, the table above does not include $186 million of liabilities associated with unrecognized tax benefits which were accrued, as discussed in Note 8, and are included on our Consolidated Balance Sheets as of December 31, 2012. We do not expect any portion of this amount to be paid or settled within the next twelve months.

Wireless Spectrum

On March 2, 2012, the FCC approved the transfer of 40 MHz of 2 GHz wireless spectrum licenses held by DBSD North America and TerreStar to DISH Network.  On March 9, 2012, DISH Network completed the acquisitions of 100% of the equity of reorganized DBSD North America (the “DBSD Transaction”) and substantially all of the assets of TerreStar (the “TerreStar Transaction”), pursuant to which DISH Network acquired, among other things, certain satellite assets and wireless spectrum licenses held by DBSD North America and TerreStar.  In addition, during the fourth quarter 2011, DISH Network and Sprint Nextel Corporation (“Sprint”) entered into a mutual release and settlement agreement (“Sprint Settlement Agreement”) pursuant to which all issues then being disputed relating to the DBSD Transaction and the TerreStar Transaction were resolved between DISH Network and Sprint, including, but not limited to, issues relating to costs allegedly incurred by Sprint to relocate users from the spectrum then licensed to DBSD North America and TerreStar.  Pursuant to the Sprint Settlement Agreement, DISH Network made a net payment of approximately $114 million to Sprint.  The total consideration to acquire these assets was approximately $2.860 billion.  This amount includes $1.364 billion for the DBSD Transaction, $1.382 billion for the TerreStar Transaction, and the net payment of $114 million to Sprint pursuant to the Sprint Settlement Agreement.

DISH Network’s consolidated FCC applications for approval of the license transfers from DBSD North America and TerreStar were accompanied by requests for waiver of the FCC’s Mobile Satellite Service (“MSS”) “integrated service” and spare satellite requirements and various technical provisions.  The FCC denied DISH Network’s requests for waiver of the integrated service and spare satellite requirements but did not initially act on DISH Network’s request for waiver of the various technical provisions.  On March 21, 2012, the FCC released a Notice of Proposed Rule Making (“NPRM”) proposing the elimination of the integrated service, spare satellite and various technical requirements attached to the 2 GHz licenses.  On December 11, 2012, the FCC approved rules that eliminated these requirements and gave notice of its proposed modification of DISH Network’s 2 GHz authorizations to, among other things, allow DISH Network to offer single-mode terrestrial terminals to customers who do not desire satellite functionality.  On February 15, 2013, the FCC issued an order, which will become effective on March 7, 2013, modifying DISH Network’s 2 GHz licenses to add terrestrial operating authority.  The FCC’s order of modification has imposed certain limitations on the use of a portion of this spectrum, including interference protections for other spectrum users and power and emission limits that DISH Network presently believes could render 5 MHz of its uplink spectrum effectively unusable for terrestrial services and limit its ability to fully utilize the remaining 15 MHz of its uplink spectrum for terrestrial services.  These limitations could, among other things, impact the finalization of technical standards associated with DISH Network’s wireless business, and may have a material adverse effect on DISH Network’s ability to

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commercialize these licenses.  The new rules also mandate certain interim and final build-out requirements for the licenses.  By March 2017, DISH Network must provide terrestrial signal coverage and offer terrestrial service to at least 40% of the aggregate population represented by all of the areas covered by the licenses (the “2 GHz Interim Build-out Requirement”).  By March 2020, DISH Network must provide terrestrial signal coverage and offer terrestrial service to at least 70% of the population in each area covered by an individual license (the “2 GHz Final Build-out Requirement”).  If DISH Network fails to meet the 2 GHz Interim Build-out Requirement, the 2 GHz Final Build-out Requirement will be accelerated by one year, from March 2020 to March 2019.  If DISH Network fails to meet the 2 GHz Final Build-out Requirement, DISH Network’s terrestrial authorization for each license area in which it fails to meet the requirement will terminate.  In addition, the FCC is currently considering rules for a spectrum band that is adjacent to DISH Network’s 2 GHz licenses, known as the “H Block.”  If the FCC adopts rules for the H block that do not adequately protect DISH Network’s 2 GHz licenses, there could be a material adverse effect on DISH Network’s ability to commercialize the 2 GHz licenses.

As a result of the completion of the DBSD Transaction and the TerreStar Transaction, DISH Network will likely be required to make significant additional investments or partner with others to, among other things, finance the commercialization and build-out requirements of these licenses and DISH Network’s integration efforts including compliance with regulations applicable to the acquired licenses.  Depending on the nature and scope of such commercialization, build-out, and integration efforts, any such investment or partnership could vary significantly.  We have made cash distributions to DISH Network to finance these acquisitions and may make additional cash distributions to, among other things, finance the commercialization of these licenses and DISH Network’s integration efforts including compliance with regulations applicable to the acquired licenses.  Additionally, recent consolidation in the wireless telecommunications industry, may, among other things, limit DISH Network’s available options, including DISH Network’s ability to partner with others.  There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these spectrum licenses or that we will be able to profitably deploy the assets represented by these spectrum licenses.

In 2008, DISH Network paid $712 million to acquire certain 700 MHz wireless spectrum licenses, which were granted to DISH Network by the FCC in February 2009.  These licenses mandate certain interim and final build-out requirements.  By June 2013, DISH Network must provide signal coverage and offer service to at least 35% of the geographic area in each area covered by each individual license (the “700 MHz Interim Build-out Requirement”).  By the end of DISH Network’s license term (June 2019), DISH Network must provide signal coverage and offer service to at least 70% of the geographic area in each area covered by each individual license (the “700 MHz Final Build-out Requirement”).  DISH Network recently notified the FCC of its plans to commence signal coverage in select cities within certain of these areas, but DISH Network has not yet developed plans for providing signal coverage and offering service in all of these areas.  If DISH Network fails to meet the 700 MHz Interim Build-out Requirement, the term of DISH Network’s licenses will be reduced, from June 2019 to June 2017, and DISH Network could face possible fines and the reduction of license area(s).  If DISH Network fails to meet the 700 MHz Final Build-out Requirement, DISH Network’s authorization for each license area in which it fails to meet the requirement will terminate.  To commercialize these licenses and satisfy the associated FCC build-out requirements, DISH Network will be required to make significant additional investments or partner with others.  Depending on the nature and scope of such commercialization and build-out, any such investment or partnership could vary significantly.  We may make cash distributions to, among other things, finance the commercialization of these licenses and DISH Network’s integration efforts including compliance with regulations applicable to the acquired licenses.  There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these investments and profitably deploy the spectrum represented by the 700 MHz licenses.

Guarantees

In connection with the Spin-off, we distributed certain satellite lease agreements to EchoStar and remained the guarantor under those capital leases for payments totaling approximately $111 million over approximately the next 26 months.

In addition, during the third quarter 2009, EchoStar entered into a new satellite transponder service agreement for Nimiq 5 through 2024.  We sublease this capacity from EchoStar and DISH Network guarantees a certain portion of its obligation under this agreement through 2019.  As of December 31, 2012, the remaining obligation under this agreement is the guarantee of $438 million.

As of December 31, 2012, we have not recorded a liability on the balance sheet for any of these guarantees.

Purchase Obligations

Our 2013 purchase obligations primarily consist of binding purchase orders for receiver systems and related equipment, digital broadcast operations, satellite and transponder leases, engineering and for products and services related to the operation of our DISH branded pay-TV service.  Our purchase obligations also include certain guaranteed fixed contractual commitments to purchase programming content.  Our purchase obligations can fluctuate significantly from period to period due to, among other

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things, management’s control of inventory levels, and can materially impact our future operating asset and liability balances, and our future working capital requirements.

Programming Contracts

In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are fully contingent on the number of subscribers to whom we provide the respective content.  These programming commitments are not included in the “Commitments” table above. The terms of our contracts typically range from one to ten years with annual rate increases. Our programming expenses will continue to increase to the extent we are successful growing our subscriber base. In addition, our margins may face further downward pressure from price increases and the renewal of long term programming contracts on less favorable pricing terms.

Rent Expense

Total rent expense for operating leases was $252 million, $267 million and $263 million in 2012, 2011 and 2010, respectively.

Patents and Intellectual Property

Many entities, including some of our competitors, have or may in the future obtain patents and other intellectual property rights that cover or affect products or services that we offer or that we may offer in the future.  We may not be aware of all intellectual property rights that our products or services may potentially infringe.  Damages in patent infringement cases can be substantial, and in certain circumstances can be trebled.  Further, we cannot estimate the extent to which we may be required in the future to obtain licenses with respect to patents held by others and the availability and cost of any such licenses.  Various parties have asserted patent and other intellectual property rights with respect to components within our direct broadcast satellite system.  We cannot be certain that these persons do not own the rights they claim, that our products do not infringe on these rights, and/or that these rights are not valid.  Further, we cannot be certain that we would be able to obtain licenses from these persons on commercially reasonable terms or, if we were unable to obtain such licenses, that we would be able to redesign our products to avoid infringement.

Contingencies

Separation Agreement

In connection with the Spin-off, DISH Network entered into a separation agreement with EchoStar that provides, among other things, for the division of certain liabilities, including liabilities resulting from litigation.  Under the terms of the separation agreement, EchoStar has assumed certain liabilities that relate to its business including certain designated liabilities for acts or omissions that occurred prior to the Spin-off.  Certain specific provisions govern intellectual property related claims under which, generally, EchoStar will only be liable for its acts or omissions following the Spin-off and DISH Network will indemnify EchoStar for any liabilities or damages resulting from intellectual property claims relating to the period prior to the Spin-off as well as our acts or omissions following the Spin-off.

Litigation

We are involved in a number of legal proceedings (including those described below) concerning matters arising in connection with the conduct of our business activities.  Many of these proceedings are at preliminary stages, and many of these proceedings seek an indeterminate amount of damages.  We regularly evaluate the status of the legal proceedings in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss or an additional loss may have been incurred and to determine if accruals are appropriate.  If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of the possible loss or range of possible loss can be made.

For certain cases described on the following pages, management is unable to provide a meaningful estimate of the possible loss or range of possible loss because, among other reasons, (i) the proceedings are in various stages; (ii) damages have not been sought; (iii) damages are unsupported and/or exaggerated; (iv) there is uncertainty as to the outcome of pending appeals or motions; (v) there are significant factual issues to be resolved; and/or (vi) there are novel legal issues or unsettled legal theories to be presented or a large number of parties (as with many patent-related cases).  For these cases, however, management does not believe, based on currently available information, that the outcomes of these proceedings will have a material adverse effect

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on our financial condition, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.

c4cast.com, Inc.

On May 7, 2012, c4cast.com, Inc. filed a complaint against DISH Network and its wholly-owned subsidiary, Blockbuster L.L.C., in the United States District Court for the Eastern District of Texas alleging infringement of United States Patent No. 7,958,204 (the “204 patent”), which is entitled “Community-Selected Content.” The 204 patent relates to systems, methods and techniques for providing resources to participants over an electronic network.

We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Channel Bundling Class Action

During 2007, a purported class of cable and satellite subscribers filed an antitrust action against our wholly-owned subsidiary, DISH Network L.L.C., in the United States District Court for the Central District of California.  The suit also names as defendants DirecTV, Comcast, Cablevision, Cox, Charter, Time Warner, Inc., Time Warner Cable, NBCUniversal, Viacom, Fox Entertainment Group and Walt Disney Company.  The suit alleges, among other things, that the defendants engaged in a conspiracy to provide customers with access only to bundled channel offerings as opposed to giving customers the ability to purchase channels on an “a la carte” basis.  On October 16, 2009, the District Court entered an order granting the defendants’ motion to dismiss with prejudice.  On June 3, 2011, the U.S. Court of Appeals for the Ninth Circuit affirmed the District Court’s order.  The plaintiff class sought rehearing en banc.  On October 31, 2011, the Ninth Circuit issued an order vacating the previous June 3, 2011 order, directing that a 3-judge panel be reconstituted, and denying the plaintiff class’ motion for rehearing.  On March 30, 2012, the reconstituted panel of the Ninth Circuit again affirmed the District Court’s order.  On April 10, 2012, the plaintiff class again filed a petition for rehearing en banc, which was denied on May 4, 2012.  On August 2, 2012, the plaintiff class filed a petition seeking review by the United States Supreme Court, which was denied on November 5, 2012.  The matter is now concluded.

Cyberfone Systems, LLC (f/k/a LVL Patent Group, LLC)

On September 15, 2011, LVL Patent Group, LLC filed a complaint against our wholly-owned subsidiary, DISH Network L.L.C., as well as EchoStar, EchoStar Technologies L.L.C., a wholly-owned subsidiary of EchoStar, and DirecTV in the United States District Court for the District of Delaware alleging infringement of United States Patent No. 6,044,382, which is entitled “Data Transaction Assembly Server.”  DirecTV was dismissed from the case on January 4, 2012.  On July 12, 2012, Cyberfone Systems, LLC (f/k/a LVL Patent Group, LLC) filed the operative second amended complaint making the same claim.  On January 24, 2013, Cyberfone Systems, LLC voluntarily dismissed the action against us and the EchoStar entities without prejudice, and the matter is now concluded.

ESPN

During 2008, our wholly-owned subsidiary, DISH Network L.L.C., filed a lawsuit against ESPN, Inc., ESPN Classic, Inc., ABC Cable Networks Group, Soapnet L.L.C. and International Family Entertainment (collectively, “ESPN”) for breach of contract in New York State Supreme Court.  Our complaint alleges that ESPN failed to provide us with certain HD feeds of the Disney Channel, ESPN News, Toon and ABC Family.  In October 2011, the jury returned a verdict in favor of the defendants.  We have appealed.

ESPN had asserted a counterclaim alleging that we owed approximately $35 million under the applicable affiliation agreements.  On April 15, 2009, the New York State Supreme Court granted, in part, ESPN’s motion for summary judgment on the counterclaim, finding that we are liable for some of the amount alleged to be owing but that the actual amount owing is disputed.  On December 29, 2010, the New York State Supreme Court, Appellate Division, First Department affirmed the partial grant of ESPN’s motion on the counterclaim.  After the partial grant of ESPN’s motion for summary judgment, ESPN sought an additional $30 million under the applicable affiliation agreements.  On March 15, 2010, the New York State Supreme Court affirmed the prior grant of ESPN’s motion and ruled that we owe the full amount of approximately $66 million under the

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applicable affiliation agreements.  As of December 31, 2010, we had $42 million recorded as a “Litigation accrual” on our Consolidated Balance Sheets.

On June 21, 2011, the First Department affirmed the New York State Supreme Court’s ruling that we owe approximately $66 million under the applicable affiliation agreements and, on October 18, 2011, denied our motion for leave to appeal that decision to New York’s highest court, the New York Court of Appeals.  We sought leave to appeal directly to the New York Court of Appeals and, on January 10, 2012, the New York Court of Appeals dismissed our motion for leave on the ground that the ruling upon which we appealed does not fully resolve all claims in the action.  As a result of the First Department’s June 2011 ruling, during 2011, we recorded $24 million of “Litigation Expense” on our Consolidated Statements of Operations and Comprehensive Income (Loss).  On October 11, 2012, the New York State Supreme Court awarded ESPN $5 million in attorneys’ fees as the prevailing party on both our claim and ESPN’s counterclaim.  As a result, we recorded $5 million of “General and administrative expenses” and increased our “Litigation accrual” to a total of $71 million related to this case as of December 31, 2012.  This reflects our estimated exposure for ESPN’s counterclaim.  We intend to vigorously prosecute and defend this case.

The Hopper Litigation

On May 24, 2012, our wholly-owned subsidiary, DISH Network L.L.C., filed a lawsuit in the United States District Court for the Southern District of New York against American Broadcasting Companies, Inc., CBS Corporation, Fox Entertainment Group, Inc., Fox Television Holdings, Inc., Fox Cable Network Services, L.L.C. and NBCUniversal.  In the lawsuit, we are seeking a declaratory judgment that we are not infringing any defendant’s copyright, or breaching any defendant’s retransmission consent agreement, by virtue of the PrimeTime Anytime and AutoHop features on our Hopper set-top box.  The PrimeTime Anytime feature allows a user of our Hopper set-top box, at his or her option, to record certain primetime programs airing on ABC, CBS, Fox, and/or NBC up to every night, and to store those recordings for up to eight days.  The AutoHop feature allows a subscriber, at his or her option, to watch certain recordings the subscriber made with our PrimeTime Anytime feature, commercial-free, if played back the next day after the show’s original airing.

Later on May 24, 2012, (i) Fox Broadcasting Company, Twentieth Century Fox Film Corp. and Fox Television Holdings, Inc. filed a lawsuit against us and DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature, the AutoHop feature, as well as Sling place-shifting functionality infringe their copyrights and breach their retransmission consent agreements, (ii) NBC Studios LLC, Universal Network Television, LLC, Open 4 Business Productions LLC and NBCUniversal filed a lawsuit against us and DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature and the AutoHop feature infringe their copyrights, and (iii) CBS Broadcasting Inc., CBS Studios Inc. and Survivor Productions LLC filed a lawsuit against us and DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature and the AutoHop feature infringe their copyrights.  The Central District of California matters have been assigned to a single judge.

As a result of certain parties’ competing venue-related motions brought in both the New York and California actions, and certain networks’ filing various counterclaims and amended complaints, the claims are presently pending in the following venues:  (1) the copyright and contract claims regarding the ABC parties are pending in New York; (2) the copyright and contract claims regarding the CBS parties are pending in New York; (3) the copyright and contract claims regarding the Fox parties are pending in California; and (4) the copyright claims regarding the NBC parties are pending in California, while the contract claims involving the NBC parties are pending in both New York and California.  A venue-related motion is still pending in the NBC action in New York.  The NBC plaintiffs have filed an amended complaint in their California action adding copyright claims against EchoStar and EchoStar Technologies L.L.C. (“EchoStar Technologies”), a wholly-owned subsidiary of EchoStar.  Additionally, both the ABC and CBS parties have filed counterclaims in the New York action adding copyright claims against EchoStar Technologies, and the CBS parties have filed a counterclaim alleging that we fraudulently concealed the AutoHop feature when negotiating renewal of the CBS retransmission consent agreement.

On September 21, 2012, the California court heard the Fox plaintiffs’ motion for a preliminary injunction to enjoin the Hopper set-top box’s PrimeTime Anytime and AutoHop features and, on November 7, 2012, entered an order denying the motion.  The Fox plaintiffs have appealed.  On November 23, 2012, the ABC plaintiffs filed a motion in the New York action for a preliminary injunction to enjoin the Hopper set-top box’s PrimeTime Anytime and AutoHop features, and we and the ABC plaintiffs have filed briefs related to that motion.  On February 21, 2013, the Fox plaintiffs filed a second motion for preliminary injunction against:  (i) us seeking to enjoin the Hopper Transfers feature in our second-generation Hopper set-top box, alleging breach of their retransmission consent agreement; and (ii) us and EchoStar Technologies seeking to enjoin the Sling place-shifting functionality in our second-generation Hopper set-top box, alleging copyright infringement and breach of their retransmission consent agreement.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

We intend to vigorously prosecute and defend our position in these cases.  In the event that a court ultimately determines that we infringe the asserted copyrights, we may be subject to substantial damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  In addition, as a result of this litigation, we may not be able to renew certain of our retransmission consent agreements and other programming agreements on favorable terms or at all.  If we are unable to renew these agreements, there can be no assurance that we would be able to obtain substitute programming, or that such substitute programming would be comparable in quality or cost to our existing programming.  Loss of access to existing programming could have a material adverse effect on our business, financial condition and results of operations, including, among other things, our gross new subscriber activations and subscriber churn rate.  We cannot predict with any degree of certainty the outcome of these suits or determine the extent of any potential liability or damages.

Norman IP Holdings, Inc.

On September 15, 2011, Norman IP Holdings, Inc. (“Norman”) filed a patent infringement complaint against Brother International Corporation and Lexmark International Corporation in the United States District Court for the Eastern District of Texas alleging infringement of U.S. Patent No. 5,592,555 (the “555 patent”) and U.S. Patent No. 5,502,689 (the “689 patent”).  On December 9, 2011, Norman filed a first amended complaint that added Ricoh Americas Corporation and dropped Brother International Corporation as a defendant.  On January 27, 2012, Norman filed a second amended complaint that added DISH Network as a defendant, in addition to adding Belkin International, Inc., BMW of North America LLC, Daimler North America Corporation, Mercedes-Benz USA, LLC, D-Link Systems, Inc., Ford Motor Company, Garmin International, Inc., Garmin USA, Inc., General Electric Company, General Motors Company, JVC Americas Corporation, Novatel Wireless, Inc., Novatel Wireless Solutions, Inc., Novatel Wireless Technology, Inc., TomTom, Inc., ViewSonic Corporation, Vizio, Inc., Volkswagen Group of America, Inc., Xerox Corporation, ZTE USA, Inc., and ZTE Solutions, Inc.  On February 8, 2013, Norman filed a third amended complaint that added claims against us alleging infringement of U.S. Patent No. 5,530,597 (the “597 patent”) and that dropped as defendants Ford Motor Company, General Electric Company, JVC Americas Corporation, Novatel Wireless Solutions, Inc., Novatel Wireless Technology, Inc., and TomTom, Inc.

The 555 patent relates to a wireless communications privacy method and system, the 689 patent relates to a clock generator capable of shut-down mode and clock generation method, and the 597 patent relates to an interrupt enable circuit that allows devices to exit processes without using a hardware reset.  Norman is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  The trial date has been set for January 5, 2015.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

NorthPoint Technology, Ltd.

On July 2, 2009, NorthPoint Technology, Ltd. (“NorthPoint”) filed suit against DISH Network, EchoStar and DirecTV in the United States District Court for the Western District of Texas alleging infringement of United States Patent No. 6,208,636 (the “636 patent”).  The 636 patent relates to the use of multiple low-noise block converter feedhorns, or LNBFs, which are antennas used for satellite reception.  On April 21, 2011, the U.S. Patent and Trademark Office issued an order granting reexamination of the 636 patent.  On June 21, 2011, the District Court entered summary judgment in DISH Network’s favor, finding that all asserted claims of the 636 patent are invalid.  NorthPoint appealed and, on May 11, 2012, the United States Court of Appeals for the Federal Circuit affirmed the District Court’s judgment.  The deadline for NorthPoint to file a further appeal has passed, and the matter is now concluded.

Olympic Developments AG, LLC

On January 20, 2011, Olympic Developments AG, LLC (“Olympic”) filed suit against our wholly-owned subsidiary, DISH Network L.L.C., Atlantic Broadband, Inc., Bright House Networks, LLC, Cable One, Inc., Cequel Communications Holdings I, LLC, CSC Holdings, LLC, GCI Communication Corp., Insight Communications Company, Inc., Knology, Inc., Mediacom Communications Corporation and RCN Telecom Services, LLC in the United States District Court for the Central District of California alleging infringement of United States Patent Nos. 5,475,585 and 6,246,400.  The patents relate to on-demand

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services.  Olympic is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  On June 13, 2011, the case was transferred to the Northern District of California.  On November 7, 2011, the case was stayed pending reexamination by the U.S. Patent and Trademark Office.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Personalized Media Communications, Inc.

During 2008, Personalized Media Communications, Inc. (“PMC”) filed suit against DISH Network, EchoStar and Motorola Inc. in the United States District Court for the Eastern District of Texas alleging infringement of United States Patent Nos. 5,109,414, 4,965,825, 5,233,654, 5,335,277, and 5,887,243, which relate to satellite signal processing.  PMC is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  Subsequently, Motorola Inc. settled with PMC, leaving EchoStar and DISH Network as defendants.  On July 18, 2012, pursuant to a Court order, PMC filed a Second Amended Complaint that added Rovi Guides, Inc. (f/k/a/ Gemstar-TV Guide International, Inc.) and TVG-PMC, Inc. (collectively, “Gemstar”) as a party, and added a new claim against all defendants seeking a declaratory judgment as to the scope of Gemstar’s license to the patents in suit, under which DISH Network and EchoStar are sublicensees.  A new trial date has not yet been set.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Pragmatus Telecom, LLC

On December 5, 2012, Pragmatus Telecom, LLC (“Pragmatus”) filed a patent infringement lawsuit against DISH Network in the United States District Court for the District of Delaware alleging infringement of United States Patent Nos. 6,311,231, 6,668,286, and 7,159,043.  Pragmatus alleges that the click-to-chat and click-to-call customer support features of the DISH web site and call center management systems infringe these patents.  Pragmatus has brought similar complaints against more than 40 other companies, including Comcast, AT&T, Sprint, Frontier Communications, Bright House, UPS, FedEx, GM and Ford.  Pragmatus is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein. On March 5, 2013, Pragmatus voluntarily dismissed with prejudice all claims in the action relating to allegedly infringing features provided by certain of our vendors.  Pragmatus also voluntarily dismissed without prejudice any other claims in the action.

Premier International Associates, LLC

On August 3, 2012, Premier International Associates, LLC (“Premier International Associates”) filed a complaint against us, our wholly-owned subsidiary, DISH Network L.L.C., DISH Network, and EchoStar and its wholly-owned subsidiary, EchoStar Technologies L.L.C., in the United States District Court for the Northern District of Illinois alleging infringement of United States Patent No. 6,243,725 (the “725 patent”), which is entitled “List Building System.” The 725 patent relates to a system for building an inventory of audio/visual works. Premier International Associates is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein. On February 28, 2013, we and the EchoStar defendants entered into a settlement agreement with Premier International Associates under which we and the EchoStar defendants will make an immaterial payment in exchange for a license to certain patents and patent applications.  Upon payment, Premier International Associates will dismiss the action against us and the EchoStar defendants with prejudice.

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Preservation Technologies, LLC

In December 2011, Preservation Technologies, LLC (“Preservation Technologies”) filed suit against DISH Network in the United States District Court for the Central District of California.  In the Operative Sixth Amended Complaint, filed on or about August 24, 2012, Preservation Technologies also names Netflix, Inc., Facebook, Inc., Hulu, LLC, AT&T Services, Inc., Cox Communications, Inc., Disney Online, American Broadcasting Companies, Inc. and Yahoo! Inc. as defendants.  Preservation Technologies alleges that our BLOCKBUSTER On Demand, DISH branded pay-TV and DISH Online services and our Hopper and Joey™ set-top boxes infringe U.S. Patent Nos. 5,813,014, 5,832,499, 6,092,080, 6,353,831, 6,574,638, 6,199,060, 5,832,495, 6,549,911, 6,212,527 and 6,477,537.  The patents relate to digital libraries, the management of multimedia assets, and the cataloging of multimedia data.  Preservation Technologies is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Ronald A. Katz Technology Licensing, L.P.

During 2007, Ronald A. Katz Technology Licensing, L.P. (“Katz”) filed a patent infringement action against our wholly-owned subsidiary, DISH Network L.L.C., in the United States District Court for the Northern District of California.  The suit originally alleged infringement of 19 patents owned by Katz.  The patents relate to interactive voice response, or IVR, technology.  The case has been transferred and consolidated for pretrial purposes in the United States District Court for the Central District of California by order of the Judicial Panel on Multidistrict Litigation.  Only four patents remain in the case against us, of which all are expired and two are subject to granted reexamination proceedings before the U.S. Patent and Trademark Office.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Technology Development and Licensing L.L.C.

On January 22, 2009, Technology Development and Licensing L.L.C. (“TDL”) filed suit against DISH Network and EchoStar in the United States District Court for the Northern District of Illinois alleging infringement of United States Patent No. Re. 35,952, which relates to certain favorite channel features.  TDL is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  In July 2009, the Court granted DISH Network’s motion to stay the case pending two reexamination petitions before the U.S. Patent and Trademark Office.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

TQP Development, LLC

On April 4, 2012, TQP Development, LLC (“TQP Development”) filed suit against our wholly-owned subsidiary, DISH Network L.L.C., in the United States District Court for the Eastern District of Texas alleging infringement of United States Patent No. 5,412,730 titled “Encrypted Data Transmission System Employing Means for Randomly Altering the Encryption Keys.”  TQP Development is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

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Vigilos, LLC

On February 23, 2011, Vigilos, LLC (“Vigilos”) filed suit against EchoStar, two EchoStar subsidiaries, Sling Media, Inc. and EchoStar Technologies L.L.C., and Monsoon Multimedia, Inc. in the U.S. District Court for the Eastern District of Texas alleging infringement of U.S. Patent No. 6,839,731, which is entitled “System and Method for Providing Data Communication in a Device Network.”  Subsequently in 2011, Vigilos added DISH Network L.L.C., our wholly-owned subsidiary, as a defendant in its First Amended Complaint and the case was transferred to the Northern District of California.  Later in 2011, Vigilos filed a Second Amended Complaint that added claims for infringement of a second patent, U.S. Patent No. 7,370,074, which is entitled “System and Method for Implementing Open-Protocol Remote Device Control” and Monsoon Multimedia was dismissed.  Vigilos is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  On December 21, 2012, we and the EchoStar defendants entered into a settlement agreement with Vigilos under which we and the EchoStar defendants made an immaterial payment in exchange for a license to certain patents and patent applications.  The case has been dismissed with prejudice.

Voom HD Holdings

In January 2008, Voom HD Holdings LLC (“Voom”) filed a lawsuit against our wholly-owned subsidiary, DISH Network L.L.C., in New York Supreme Court, alleging breach of contract and other claims arising from our termination of the affiliation agreement governing carriage of certain Voom HD channels on the DISH branded pay-TV service and seeking over $2.5 billion in damages.

On October 21, 2012, we entered into a confidential settlement agreement and release (the “Voom Settlement Agreement”) with Voom and CSC Holdings, LLC (“Cablevision”), and for certain limited purposes, MSG Holdings, L.P., The Madison Square Garden Company and EchoStar.  The Voom Settlement Agreement resolved the litigation between the parties relating to the Voom programming services.  Pursuant to the terms of the Voom Settlement Agreement, among other things:  (i) the litigation between the parties relating to the Voom programming services was dismissed with prejudice and the parties released each other for all claims against each other related thereto; (ii) we agreed to pay $700 million in cash to Voom; (iii) DISH Media Holdings Corporation, a wholly-owned subsidiary of DISH Network, agreed to enter into an agreement to transfer its ownership interest in Voom to Rainbow Programming Holdings, LLC, an affiliate of Voom; and (iv) an affiliate of Cablevision agreed to enter into an agreement to transfer certain of its wireless multichannel video distribution and data service licenses (the “MVDDS Licenses”) to us.  The transfer of the MVDDS Licenses is subject to FCC and other regulatory approvals.  On October 23, 2012, we paid Voom $700 million.

Separately, we entered into a multi-year affiliation agreement with AMC Network Entertainment LLC, WE: Women’s Entertainment LLC, The Independent Film Channel, The Sundance Channel L.L.C, each of which are subsidiaries of AMC Networks Inc., and Fuse Channel LLC, a subsidiary of The Madison Square Garden Company, for the carriage of AMC, WE, IFC, Sundance Channel and the Fuse channel.

Since the Voom Settlement Agreement and the multi-year affiliation agreement were entered into contemporaneously, we accounted for all components of both agreements at fair value in the context of the Voom Settlement Agreement.  We determined the fair value of the multi-year affiliation agreement and the MVDDS Licenses using a market-based approach and a probability-weighted discounted cash flow analysis, respectively.  Based on market data and similar agreements we have with other content providers, we allocated $54 million of the payments under the multi-year affiliation agreement to the fair value of the Voom Settlement Agreement.  The resulting liability was recorded on our Consolidated Balance Sheets as “Accrued Programming” and will be amortized as contra “Subscriber-related expenses” on a straight-line basis over the term of the agreement.  Evaluating all potential uses for the MVDDS Licenses, we assessed their fair value at $24 million and recorded these on our Consolidated Balance Sheets as “FCC Authorizations”.  The fair value of the Voom Settlement Agreement was assessed at $730 million and is recorded as “Litigation expense” on our Consolidated Statement of Operations and Comprehensive Income (Loss) for the year ended December 31, 2012.

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Other

In addition to the above actions, we are subject to various other legal proceedings and claims which arise in the ordinary course of business, including, among other things, disputes with programmers regarding fees.  In our opinion, the amount of ultimate liability with respect to any of these actions is unlikely to materially affect our financial position, results of operations or liquidity, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.

12.       Financial Information for Subsidiary Guarantors

Our senior notes are fully, unconditionally and jointly and severally guaranteed by all of our subsidiaries other than minor subsidiaries and the stand alone entity DISH DBS has no independent assets or operations.  Therefore, supplemental financial information on a condensed consolidating basis of the guarantor subsidiaries is not required.  There are no restrictions on our ability to obtain cash dividends or other distributions of funds from the guarantor subsidiaries, except those imposed by applicable law.

13.  Valuation and Qualifying Accounts

Our valuation and qualifying accounts as of December 31, 2012, 2011 and 2010 are as follows:

Allowance for doubtful accounts	Balance at Beginning of Year	Charged to Costs and Expenses	Deductions	Balance at End of Year
	(In thousands)
For the years ended:
December 31, 2012	$11,916	$116,742	$(114,824)	$13,834
December 31, 2011	$29,650	$94,678	$(112,412)	$11,916
December 31, 2010	$16,372	$115,478	$(102,200)	$29,650

14.  Quarterly Financial Data (Unaudited)

Our quarterly results of operations are summarized as follows:

	For the Three Months Ended
	March 31	June 30	September 30	December 31
	(In thousands)
Year ended December 31, 2012:
Total revenue	$3,247,226	$3,317,621	$3,291,877	$3,294,876
Operating income (loss)	573,970	502,238	(222,334)	539,061
Net income (loss)	277,490	221,910	(240,719)	225,585

Year ended December 31, 2011:
Total revenue	$3,220,590	$3,331,827	$3,250,805	$3,256,824
Operating income (loss)	985,390	710,709	632,210	622,091
Net income (loss)	548,874	349,292	297,001	330,516

15.  Related Party Transactions

Related Party Transactions with DISH Network

During the second quarter 2010, we purchased EchoStar XIV from DISH Orbital II L.L.C. (“DOLLC II”), an indirect wholly-owned subsidiary of DISH Network, and our affiliate, for its fair value of approximately $448 million.  We assumed $22 million in vendor financing and the difference, or $426 million, was paid to our affiliate.  We recorded the satellite at DOLLC

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II’s carrying value of $317 million and recorded the difference, or $131 million, as a capital distribution to DOC.

During the third quarter 2010, we purchased EchoStar XV from DOLLC II for its fair value of approximately $413 million.  We assumed $18 million in vendor financing and the difference, or $395 million, was paid to our affiliate.  We recorded the satellite at DOLLC II’s carrying value of $278 million and recorded the difference, or $135 million, as a capital distribution to DOC.

On April 19, 2011, we paid a dividend of $1.5 billion to DOC in connection with, among other things, the funding of DISH Network’s investments in DBSD North America and DISH Network’s acquisition of most of the assets of Blockbuster, Inc.

On August 10, 2011, we paid a dividend of $700 million to DOC in connection with, among other things, the funding of the TerreStar Transaction.

On November 1, 2011, the board of directors of DISH Network declared a dividend of $2.00 per share on its outstanding Class A and Class B common stock, or $893 million in the aggregate.  On November 30, 2011, we paid a dividend of $1.3 billion to DOC to fund the payment of DISH Network’s dividend and other potential DISH Network cash needs.

On October 1, 2012, we made a distribution to DOC of the assets and liabilities associated with the satellite broadband business with a fair value of $66 million.  This distribution resulted in a reduction in our historical net assets of $9 million and a deemed dividend of $57 million.

On December 2, 2012, the board of directors of DISH Network declared a dividend of $1.00 per share on its outstanding Class A and Class B common stock, or $453 million in the aggregate.  On December 27, 2012, we paid a dividend of $850 million to DOC to fund the payment of DISH Network’s dividend and other potential DISH Network cash needs.

Blockbuster.  On April 26, 2011, our parent, DISH Network, completed the acquisition of most of the assets of Blockbuster, Inc.  During the year ended December 31, 2012 and 2011, we recorded $21 million and $4 million, respectively, of “Subscriber-related expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss) for Blockbuster services provided to our subscribers related to certain of our promotions.

Blockbuster, Wireless Spectrum and Other Operations.  We provide administrative support such as legal, information systems, marketing, human resources, accounting and finance services to DISH Network’s Blockbuster, Wireless Spectrum and other operations.  During the years ended December 31, 2012 and 2011, the expenses associated with these services were $11 million and $2 million, respectively.

Related Party Transactions with EchoStar

Following the Spin-off, EchoStar has operated as a separate public company, and we have no continued ownership interest in EchoStar.  However, a substantial majority of the voting power of the shares of both companies is owned beneficially by Charles W. Ergen, our Chairman, or by certain trusts established by Mr. Ergen for the benefit of his family.

EchoStar is our primary supplier of set-top boxes and digital broadcast operations and a key supplier of transponder capacity.  Generally, the amounts we pay EchoStar for products and services are based on pricing equal to EchoStar’s cost plus a fixed margin (unless noted differently below), which will vary depending on the nature of the products and services provided.

In connection with and following the Spin-off, we and EchoStar have entered into certain agreements pursuant to which we obtain certain products, services and rights from EchoStar, EchoStar obtains certain products, services and rights from us, and we and EchoStar have indemnified each other against certain liabilities arising from our respective businesses.  We also may enter into additional agreements with EchoStar in the future.  The following is a summary of the terms of the principal agreements with EchoStar that may have an impact on our financial position and results of operations.

“Equipment sales - EchoStar”

Remanufactured Receiver Agreement.  We entered into a remanufactured receiver agreement with EchoStar pursuant to which EchoStar has the right, but not the obligation, to purchase remanufactured receivers and accessories from us at cost plus a fixed margin, which varies depending on the nature of the equipment purchased.  In November 2012, we and EchoStar extended this agreement until December 31, 2013.  EchoStar may terminate the remanufactured receiver agreement for any reason upon at least 60 days notice to us.  We may also terminate this agreement if certain entities acquire us.

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“Services and other revenue - EchoStar”

Professional Services Agreement.  Prior to 2010, in connection with the Spin-off, DISH Network entered into various agreements with EchoStar including the Transition Services Agreement, Satellite Procurement Agreement and Services Agreement, which all expired on January 1, 2010 and were replaced by a Professional Services Agreement.  During 2009, DISH Network and EchoStar agreed that EchoStar shall continue to have the right, but not the obligation, to receive the following services from DISH Network, among others certain of which were previously provided under the Transition Services Agreement: information technology, travel and event coordination, internal audit, legal, accounting and tax, benefits administration, program acquisition services and other support services.  Additionally, DISH Network and EchoStar agreed that DISH Network shall continue to have the right, but not the obligation, to engage EchoStar to manage the process of procuring new satellite capacity for DISH Network (previously provided under the Satellite Procurement Agreement) and receive logistics, procurement and quality assurance services from EchoStar (previously provided under the Services Agreement) and other support services.  The Professional Services Agreement automatically renewed on January 1, 2013 for an additional one-year period until January 1, 2014 and renews automatically for successive one-year periods thereafter, unless terminated earlier by either party upon at least 60 days notice.  However, either party may terminate the Professional Services Agreement in part with respect to any particular service it receives for any reason upon at least 30 days notice.

Management Services Agreement.  DISH Network entered into a Management Services Agreement with EchoStar pursuant to which DISH Network makes certain of its officers available to provide services (which are primarily legal and accounting services) to EchoStar.  Specifically, Paul W. Orban remains employed by DISH Network, but also served as EchoStar’s Senior Vice President and Controller through April 2012.  In addition, R. Stanton Dodge remains employed by us, but also served as EchoStar’s Executive Vice President, General Counsel and Secretary through November 2011.  EchoStar makes payments to DISH Network based upon an allocable portion of the personnel costs and expenses incurred by DISH Network with respect to such officers (taking into account wages and fringe benefits).  These allocations are based upon the estimated percentages of time to be spent by DISH Network’s executive officers performing services for EchoStar under the Management Services Agreement.  EchoStar also reimburses DISH Network for direct out-of-pocket costs incurred by DISH Network for management services provided to EchoStar.  DISH Network and EchoStar evaluate all charges for reasonableness at least annually and make any adjustments to these charges as DISH Network and EchoStar mutually agree upon.

The Management Services Agreement automatically renewed on January 1, 2013 for an additional one-year period until January 1, 2014 and renews automatically for successive one-year periods thereafter, unless terminated earlier: (i) by EchoStar at any time upon at least 30 days notice; (ii) by DISH Network at the end of any renewal term, upon at least 180 days notice; or (iii) by DISH Network upon notice to EchoStar, following certain changes in control.

Satellite Capacity Leased to EchoStar. During 2009, we entered into a satellite capacity agreement pursuant to which EchoStar leases certain satellite capacity from us on EchoStar I. The fee for the services provided under this satellite capacity agreement depends, among other things, upon the orbital location of the satellite and the length of the lease.  We and EchoStar mutually agreed to terminate this satellite capacity agreement effective as of July 1, 2012.

Real Estate Lease Agreements.  Since the Spin-off, DISH Network has entered into lease agreements pursuant to which DISH Network leases certain real estate to EchoStar.  The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic areas, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises.  The term of each of the leases is set forth below:

Varick Sublease Agreement.  During 2008, DISH Network subleased certain space at 185 Varick Street, New York, New York to EchoStar for a period of approximately seven years.

El Paso Lease Agreement.  During 2012, DISH Network leased certain space at 1285 Joe Battle Blvd. El Paso, Texas to EchoStar for a period ending on August 1, 2015, which also provides EchoStar with renewal options for four consecutive three-year terms.

“Satellite and transmission expenses — EchoStar”

Broadcast Agreement.  In connection with the Spin-off, we and EchoStar entered into a broadcast agreement pursuant to which EchoStar provided certain broadcast services to us, including teleport services such as transmission and downlinking, channel origination services, and channel management services for a period ending on January 1, 2012 (the “Prior Broadcast

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Agreement”).  We had the ability to terminate channel origination services and channel management services for any reason and without any liability upon at least 60 days notice to EchoStar.  If we terminated teleport services for a reason other than EchoStar’s breach, we were obligated to pay EchoStar the aggregate amount of the remainder of the expected cost of providing the teleport services.  The fees for the services provided under the Prior Broadcast Agreement were calculated at cost plus a fixed margin, which varied depending on the nature of the products and services provided.

Effective January 1, 2012, we and EchoStar entered into a new broadcast agreement (the “2012 Broadcast Agreement”) pursuant to which EchoStar provides broadcast services to us, for the period from January 1, 2012 to December 31, 2016.  The material terms of the 2012 Broadcast Agreement are substantially the same as the material terms of the Prior Broadcast Agreement, except that:  (i) the fees for services provided under the 2012 Broadcast Agreement are calculated at either:  (a) EchoStar’s cost of providing the relevant service plus a fixed dollar fee, which is subject to certain adjustments; or (b) EchoStar’s cost of providing the relevant service plus a fixed margin, which will depend on the nature of the services provided; and (ii) if we terminate the teleport services provided under the 2012 Broadcast Agreement for a reason other than EchoStar’s breach, we are generally obligated to reimburse EchoStar for any direct costs EchoStar incurs related to any such termination that it cannot reasonably mitigate.

Broadcast Agreement for Certain Sports Related Programming.  During May 2010, we and EchoStar entered into a broadcast agreement pursuant to which EchoStar provides certain broadcast services to us in connection with our carriage of certain sports related programming.  The term of this agreement is for ten years.  If we terminate this agreement for a reason other than EchoStar’s breach, we are generally obligated to reimburse EchoStar for any direct costs EchoStar incurs related to any such termination that it cannot reasonably mitigate.  The fees for the broadcast services provided under this agreement depend, among other things, upon the cost to develop and provide such services.

Satellite Capacity Leased from EchoStar.  Since the Spin-off, we have entered into certain satellite capacity agreements pursuant to which we lease certain satellite capacity on certain satellites owned or leased by EchoStar.  The fees for the services provided under these satellite capacity agreements depend, among other things, upon the orbital location of the applicable satellite and the length of the lease.  The term of each lease is set forth below:

EchoStar VI, VIII and XII.  We lease certain satellite capacity from EchoStar on EchoStar VI, VIII and XII.  The leases generally terminate upon the earlier of:  (i) the end of life or replacement of the satellite (unless we determine to renew on a year-to-year basis); (ii) the date the satellite fails; (iii) the date the transponders on which service is being provided fails; or (iv) a certain date, which depends upon, among other things, the estimated useful life of the satellite, whether the replacement satellite fails at launch or in orbit prior to being placed into service and the exercise of certain renewal options.  We generally have the option to renew each lease on a year-to-year basis through the end of the respective satellite’s life.  There can be no assurance that any options to renew such agreements will be exercised.

EchoStar IX.  We lease certain satellite capacity from EchoStar on EchoStar IX.  Subject to availability, we generally have the right to continue to lease satellite capacity from EchoStar on EchoStar IX on a month-to-month basis.

EchoStar XVI.  During December 2009, we entered into a transponder service agreement with EchoStar to lease all of the capacity on EchoStar XVI, a DBS satellite, after its service commencement date.  EchoStar XVI was launched during November 2012 to replace EchoStar XV at the 61.5 degree orbital location and is currently in service.  Under the original transponder service agreement, the initial term generally expired upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite failed; (iii) the date the transponder(s) on which service was being provided under the agreement failed; or (iv) ten years following the actual service commencement date.  Prior to expiration of the initial term, we also had the option to renew on a year-to-year basis through the end-of-life of the satellite.  Effective December 21, 2012, we and EchoStar amended the transponder service agreement to, among other things, change the initial term to generally expire upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite fails; (iii) the date the transponder(s) on which service is being provided under the agreement fails; or (iv) four years following the actual service commencement date.  Prior to expiration of the initial term, we have the option to renew for an additional six-year period.  Prior to expiration of the initial term, EchoStar also has the right, upon certain conditions, to renew for an additional six-year period.  If either we or EchoStar exercise our respective six-year renewal options, then we have the option to renew for an additional five-year period prior to expiration of the then-current term.  There can be no assurance that any options to renew this agreement will be exercised.

EchoStar XV.  EchoStar XV is owned by us and is operated at the 61.5 degree orbital location.  The FCC has granted EchoStar a temporary authorization to operate the satellite at the 61.5 degree orbital location.  For so long as EchoStar XV remains in

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

service at the 61.5 degree orbital location, we are obligated to pay EchoStar a fee, which varies depending on the number of frequencies being used by EchoStar XV.

Nimiq 5 Agreement.  During 2009, EchoStar entered into a fifteen-year satellite service agreement with Telesat Canada (“Telesat”) to receive service on all 32 DBS transponders on the Nimiq 5 satellite at the 72.7 degree orbital location (the “Telesat Transponder Agreement”).  During 2009, EchoStar also entered into a satellite service agreement (the “DISH Nimiq 5 Agreement”) with us, pursuant to which we currently receive service from EchoStar on all 32 of the DBS transponders covered by the Telesat Transponder Agreement.  DISH Network has also guaranteed certain obligations of EchoStar under the Telesat Transponder Agreement.  See discussion under “Guarantees” in Note 11.

Under the terms of the DISH Nimiq 5 Agreement, we make certain monthly payments to EchoStar that commenced in September 2009 when the Nimiq 5 satellite was placed into service and continue through the service term.  Unless earlier terminated under the terms and conditions of the DISH Nimiq 5 Agreement, the service term will expire ten years following the date it was placed into service.  Upon expiration of the initial term we have the option to renew the DISH Nimiq 5 Agreement on a year-to-year basis through the end of life of the Nimiq 5 satellite.  Upon in-orbit failure or end of life of the Nimiq 5 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.  There can be no assurance that any options to renew the DISH Nimiq 5 Agreement will be exercised or that we will exercise our option to receive service on a replacement satellite.

QuetzSat-1 Lease Agreement.  During 2008, EchoStar entered into a ten-year satellite service agreement with SES Latin America S.A. (“SES”), which provides, among other things, for the provision by SES to EchoStar of service on 32 DBS transponders on the QuetzSat-1 satellite.  During 2008, EchoStar also entered into a transponder service agreement (“QuetzSat-1 Transponder Agreement”) with us pursuant to which we receive service from EchoStar on 24 of the DBS transponders.  QuetzSat-1 was launched on September 29, 2011 and was placed into service during the fourth quarter 2011 at the 67.1 degree orbital location while we and EchoStar explored alternative uses for the QuetzSat-1 satellite.  In the interim, EchoStar provided us with alternate capacity at the 77 degree orbital location.  During the third quarter 2012, we and EchoStar entered into an agreement pursuant to which we sublease back to EchoStar five of the 24 DBS transponders on the QuetzSat-1 satellite.  Rental income generated from this sublease will be recorded as revenue within “Services and other revenue — EchoStar” on our Consolidated Statements of Operations and Comprehensive Income (Loss).  During January 2013, QuetzSat-1 was moved to the 77 degree orbital location and we commenced commercial operations at that location in February 2013.

Unless earlier terminated under the terms and conditions of the QuetzSat-1 Transponder Agreement, the initial service term will expire in November 2021.  Upon expiration of the initial term, we have the option to renew the QuetzSat-1 Transponder Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite.  Upon an in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.  There can be no assurance that any options to renew the QuetzSat-1 Transponder Agreement will be exercised or that we will exercise our option to receive service on a replacement satellite.

TT&C Agreement.  In connection with the Spin-off, we entered into a telemetry, tracking and control (“TT&C”) agreement pursuant to which we received TT&C services from EchoStar for a period ending on January 1, 2012 (the “Prior TT&C Agreement”).  The fees for services provided under the Prior TT&C Agreement were calculated at cost plus a fixed margin.  We were able to terminate the Prior TT&C Agreement for any reason upon 60 days notice.

Effective January 1, 2012, we entered into a new TT&C agreement pursuant to which we receive TT&C services from EchoStar for a period ending on December 31, 2016 (the “2012 TT&C Agreement”).  The material terms of the 2012 TT&C Agreement are substantially the same as the material terms of the Prior TT&C Agreement, except that the fees for services provided under the 2012 TT&C Agreement are calculated at either: (i) a fixed fee; or (ii) cost plus a fixed margin, which will vary depending on the nature of the services provided.

“Cost of sales — subscriber promotion subsidies — EchoStar”

Receiver Agreement.  EchoStar is currently our sole supplier of set-top box receivers. The table below indicates the dollar value of set-top boxes and other equipment that we purchased from EchoStar as well as the amount of purchases that are included in “Cost of sales — subscriber promotion subsidies — EchoStar” on our Consolidated Statements of Operations and Comprehensive Income (Loss).  The remaining amount is included in “Inventory” and “Property and equipment, net” on our Consolidated Balance Sheets.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

	For the Years Ended December 31,
Purchases from EchoStar	2012	2011	2010
	(In thousands)
Set-top boxes and other equipment	$1,028,588	$1,158,293	$1,470,173

Set-top boxes and other equipment included in “Cost of sales — subscriber promotion subsidies — EchoStar”	$264,208	$249,440	$175,777

In connection with the Spin-off, we and EchoStar entered into a receiver agreement pursuant to which we had the right, but not the obligation, to purchase digital set-top boxes and related accessories, and other equipment from EchoStar for a period ending on January 1, 2012 (the “Prior Receiver Agreement”).  The Prior Receiver Agreement allowed us to purchase digital set-top boxes, related accessories and other equipment from EchoStar at cost plus a fixed percentage margin, which varied depending on the nature of the equipment purchased.  Additionally, EchoStar provided us with standard manufacturer warranties for the goods sold under the Prior Receiver Agreement.  We were able to terminate the Prior Receiver Agreement for any reason upon at least 60 days notice to EchoStar.  EchoStar was able to terminate the Prior Receiver Agreement if certain entities were to acquire us.  The Prior Receiver Agreement also included an indemnification provision, whereby the parties indemnified each other for certain intellectual property matters.

Effective January 1, 2012, we and EchoStar entered into a new agreement (the “2012 Receiver Agreement”) pursuant to which we have the right, but not the obligation, to purchase digital set-top boxes, related accessories, and other equipment from EchoStar for the period from January 1, 2012 to December 31, 2014.  We have an option, but not the obligation, to extend the 2012 Receiver Agreement for one additional year upon 180 days notice prior to the end of the term.  The material terms of the 2012 Receiver Agreement are substantially the same as the material terms of the Prior Receiver Agreement, except that the 2012 Receiver Agreement allows us to purchase digital set-top boxes, related accessories and other equipment from EchoStar either: (i) at a cost (decreasing as EchoStar reduces costs and increasing as costs increase) plus a dollar mark-up which will depend upon the cost of the product subject to a collar on EchoStar’s mark-up; or (ii) at cost plus a fixed margin, which will depend on the nature of the equipment purchased.  Under the 2012 Receiver Agreement, EchoStar’s margins will be increased if they are able to reduce the costs of their digital set-top boxes and their margins will be reduced if these costs increase.

“General and administrative expenses — EchoStar”

Product Support Agreement.  In connection with the Spin-off, we entered into a product support agreement pursuant to which we have the right, but not the obligation, to receive product support from EchoStar (including certain engineering and technical support services) for all set-top boxes and related accessories that EchoStar has previously sold and in the future may sell to us.  The fees for the services provided under the product support agreement are calculated at cost plus a fixed margin, which varies depending on the nature of the services provided.  The term of the product support agreement is the economic life of such receivers and related accessories, unless terminated earlier.  We may terminate the product support agreement for any reason upon at least 60 days notice.  In the event of an early termination of this agreement, we are entitled to a refund of any unearned fees paid to EchoStar for the services.

Real Estate Lease Agreements.  We have entered into lease agreements pursuant to which we lease certain real estate from EchoStar.  The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic area, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises.  The term of each of the leases is set forth below:

•                  Inverness Lease Agreement.  The lease for certain space at 90 Inverness Circle East in Englewood, Colorado is for a period ending on December 31, 2016.  This agreement can be terminated by either party upon six months prior notice.

•                  Meridian Lease Agreement.  The lease for all of 9601 S. Meridian Blvd. in Englewood, Colorado is for a period ending on December 31, 2016.

•                  Santa Fe Lease Agreement.  The lease for all of 5701 S. Santa Fe Dr. in Littleton, Colorado is for a period ending on December 31, 2016 with a renewal option for one additional year.

•                  EchoStar Data Networks Sublease Agreement.  The sublease for certain space at 211 Perimeter Center in Atlanta, Georgia is for a period ending on October 31, 2016.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

•                  Gilbert Lease Agreement.  The lease for certain space at 801 N. DISH Dr. in Gilbert, Arizona is a month to month lease and can be terminated by either party upon 30 days prior notice.

•                  Cheyenne Lease Agreement.  The lease for certain space at 530 EchoStar Drive in Cheyenne, Wyoming is for a period ending on December 31, 2031.

DISHOnline.com Services Agreement.  Effective January 1, 2010, we entered into a two-year agreement with EchoStar pursuant to which we will receive certain services associated with an online video portal.  The fees for the services provided under this services agreement depend, among other things, upon the cost to develop and operate such services.  We have the option to renew this agreement for three successive one year terms and the agreement may be terminated for any reason upon at least 120 days notice to EchoStar.  In November 2012, we exercised our right to renew this agreement for a one-year period ending on December 31, 2013.

DISH Remote Access Services Agreement.  Effective February 23, 2010, we entered into an agreement with EchoStar pursuant to which we will receive, among other things, certain remote DVR management services.  The fees for the services provided under this services agreement depend, among other things, upon the cost to develop and operate such services.  This agreement has a term of five years with automatic renewal for successive one year terms and may be terminated for any reason upon at least 120 days notice to EchoStar.

SlingService Services Agreement.  Effective February 23, 2010, we entered into an agreement with EchoStar pursuant to which we will receive certain place-shifting services.  The fees for the services provided under this services agreement depend, among other things, upon the cost to develop and operate such services.  This agreement has a term of five years with automatic renewal for successive one year terms and may be terminated for any reason upon at least 120 days notice to EchoStar.

Other Agreements — EchoStar

Tax Sharing Agreement.  In connection with the Spin-off, DISH Network entered into a tax sharing agreement with EchoStar which governs our respective rights, responsibilities and obligations after the Spin-off with respect to taxes for the periods ending on or before the Spin-off.  Generally, all pre-Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-off, are borne by DISH Network, and DISH Network will indemnify EchoStar for such taxes.  However, DISH Network is not liable for and will not indemnify EchoStar for any taxes that are incurred as a result of the Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Internal Revenue Code of 1986, as amended (the “Code”) because of: (i) a direct or indirect acquisition of any of EchoStar’s stock, stock options or assets; (ii) any action that EchoStar takes or fails to take; or (iii) any action that EchoStar takes that is inconsistent with the information and representations furnished to the IRS in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the Spin-off or certain related transactions.  In such case, EchoStar is solely liable for, and will indemnify DISH Network for, any resulting taxes, as well as any losses, claims and expenses.  The tax sharing agreement will only terminate after the later of the full period of all applicable statutes of limitations, including extensions, or once all rights and obligations are fully effectuated or performed.

RUS Implementation Agreement.  In September 2010, DISH Broadband L.L.C. (“DISH Broadband”), our wholly-owned subsidiary, was selected by the Rural Utilities Service (“RUS”) of the United States Department of Agriculture to receive up to approximately $14 million in broadband stimulus grant funds (the “Grant Funds”).  Effective November 2011, DISH Broadband and Hughes entered into a RUS Implementation Agreement (the “RUS Agreement”) pursuant to which Hughes provides certain portions of the equipment and broadband service used to implement our RUS program.  The initial term of the RUS Agreement shall continue until the earlier of: (i) September 24, 2013; or (ii) the date that the Grant Funds have been exhausted.  In addition, DISH Broadband may terminate the RUS Agreement for convenience upon 45 days’ prior written notice to Hughes.  During the year ended December 31, 2012, we expensed $7 million under this agreement which is included in “Cost of sales — equipment, merchandise, services, rental and other” on our Consolidated Statement of Operations and Comprehensive Income (Loss).  During the year ended December 31, 2011, we did not record any expense under this agreement.

TiVo. On April 29, 2011, DISH Network and EchoStar entered into a settlement agreement with TiVo Inc. (“TiVo”).  The settlement resolved all pending litigation between DISH Network and EchoStar, on the one hand, and TiVo, on the other hand, including litigation relating to alleged patent infringement involving certain DISH digital video recorders, or DVRs.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Under the settlement agreement, all pending litigation was dismissed with prejudice and all injunctions that permanently restrain, enjoin or compel any action by DISH Network or EchoStar were dissolved.  DISH Network and EchoStar are jointly responsible for making payments to TiVo in the aggregate amount of $500 million, including an initial payment of $300 million and the remaining $200 million in six equal annual installments between 2012 and 2017.  Pursuant to the terms and conditions of the agreements entered into in connection with the Spin-off of EchoStar from DISH Network, DISH Network made the initial payment to TiVo in May 2011, except for the contribution from EchoStar totaling approximately $10 million, representing an allocation of liability relating to EchoStar’s sales of DVR-enabled receivers to an international customer.  Future payments will be allocated between DISH Network and EchoStar based on historical sales of certain licensed products, with DISH Network being responsible for 95% of each annual payment.

Our total litigation accrual for TiVo was $517 million as of December 31, 2010.  As a result of the settlement agreement, during 2011, we reversed $335 million of this accrual and made a payment of approximately $290 million for our portion of the initial payment to TiVo.  Of this amount, approximately $182 million related to periods prior to 2011 and the remaining $108 million represented a prepayment.  Our $108 million prepayment and our $190 million share of the remaining payments, a total of $298 million, is being expensed ratably as a subscriber-related expense from April 1, 2011 through July 31, 2018, the expiration date of the ‘389 patent.  In connection with our TiVo settlement, TiVo agreed to advertise and market certain of our products and services.  As a result, during 2011, $6 million was recognized as a reduction of litigation expense and we recorded a pre-paid marketing asset on our Consolidated Statements of Operations and Comprehensive Income (Loss) and our Consolidated Balance Sheets, respectively, which is being amortized as costs of sales over the term of the agreement.

In addition, under the settlement agreement, TiVo granted DISH Network a license under its ‘389 patent and certain related patents, for the remaining life of those patents, with respect to DISH-branded and co-branded products and services.

DISH Network and EchoStar, on the one hand, and TiVo, on the other hand, have also agreed on mutual releases of certain related claims and agreed not to challenge each other’s DVR technology-related patents that are licensed under the settlement agreement.

Because both DISH Network and EchoStar were defendants in the TiVo lawsuit, DISH Network and EchoStar were jointly and severally liable to TiVo for any final damages and sanctions that could have been awarded by the District Court.  As previously disclosed, DISH Network determined that it was obligated under the agreements entered into in connection with the Spin-off to indemnify EchoStar for substantially all liability arising from this lawsuit.  EchoStar contributed an amount equal to its $5 million intellectual property liability limit under the receiver agreement.  DISH Network and EchoStar further agreed that EchoStar’s $5 million contribution would not exhaust EchoStar’s liability to DISH Network for other intellectual property claims that may arise under the receiver agreement.  DISH Network and EchoStar also agreed that DISH Network would each be entitled to joint ownership of, and a cross-license to use, any intellectual property developed in connection with any potential new alternative technology.  Any amounts that EchoStar is responsible for under the settlement agreement with TiVo are in addition to the $5 million contribution previously made by EchoStar.

EchoStar XV Launch Service.  During 2009, EchoStar assigned certain of its rights under a launch contract to us for EchoStar’s fair value of $103 million.  This amount was paid to EchoStar during the first quarter 2010.  We recorded these rights at EchoStar’s net book value of $89 million and recorded the $14 million difference between EchoStar’s net book value and our purchase price as a capital transaction with EchoStar.  We used these rights to launch EchoStar XV in July 2010.

Weather Related Programming Agreement.  During May 2010, we entered into an agreement pursuant to which, among other things, EchoStar agreed to develop certain weather related programming and we received the right to distribute such programming.  This agreement was terminated during June 2010.  In July 2010, we purchased EchoStar’s interest in the entity that was developing such weather related programming for $5 million.

International Programming Rights Agreement.  During the years ended December 31, 2012 and 2011, we made no purchases and for the year ended December 31, 2010, we purchased $2 million of certain international rights for sporting events from EchoStar, included in “Subscriber-related expenses” on the Consolidated Statements of Operations and Comprehensive Income (Loss), of which EchoStar only retained a certain portion.

Acquisition of South.com, L.L.C.  During October 2010, we purchased all of South.com, L.L.C. from EchoStar and another party for $5 million.  South.com, L.L.C. is an entity that holds certain authorizations for multichannel video and data distribution service (MVDDS) spectrum in the United States.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Patent Cross-License Agreements.  During December 2011, DISH Network and EchoStar entered into separate patent cross-license agreements with the same third party whereby: (i) EchoStar and such third party licensed their respective patents to each other subject to certain conditions; and (ii) DISH Network and such third party licensed their respective patents to each other subject to certain conditions (each, a “Cross-License Agreement”).  Each Cross License Agreement covers patents acquired by the respective party prior to January 1, 2017 and aggregate payments under both Cross-License Agreements total less than $10 million. Each Cross License Agreement also contains an option to extend each Cross-License Agreement to include patents acquired by the respective party prior to January 1, 2022.  If both options are exercised, the aggregate additional payments to such third party would total less than $3 million.  However, DISH Network and EchoStar may elect to extend their respective Cross-License Agreement independently of each other.  Since the aggregate payments under both Cross-License Agreements were based on the combined annual revenues of DISH Network and EchoStar, DISH Network and EchoStar agreed to allocate their respective payments to such third party based on their respective percentage of combined total revenue.

Sprint Settlement Agreement.  On November 3, 2011, DISH Network and Sprint entered into the Sprint Settlement Agreement pursuant to which all disputed issues relating to the DBSD Transaction and the TerreStar Transaction were resolved between DISH Network and Sprint, including, but not limited to, issues relating to the costs allegedly incurred by Sprint to relocate users from the spectrum then licensed to DBSD North America and TerreStar (the “Sprint Clearing Costs”).  EchoStar was a party to the Sprint Settlement Agreement solely for the purposes of executing a mutual release between it and Sprint relating to the Sprint Clearing Costs.  EchoStar was a holder of certain TerreStar debt instruments.  In March 2012, EchoStar’s remaining debt instruments were exchanged for a right to receive a distribution in accordance with the terms of the liquidating trust established pursuant to TerreStar’s chapter 11 plan of liquidation.  Pursuant to the terms of the Sprint Settlement Agreement, DISH Network made a net payment of approximately $114 million to Sprint.

Voom Settlement Agreement.  On October 21, 2012, we entered into the Voom Settlement Agreement with Voom and Cablevision, and for certain limited purposes, MSG Holdings, L.P., The Madison Square Garden Company and EchoStar.  The Voom Settlement Agreement resolved the litigation between the parties relating to the Voom programming services.  EchoStar was a party to the Voom Settlement Agreement solely for the purposes of executing a mutual release of claims with Voom, Cablevision, MSG Holdings, L.P. and The Madison Square Garden Company relating to the Voom programming services.

Other Agreements

In November 2009, Mr. Roger Lynch became employed by both DISH Network and EchoStar as Executive Vice President.  Mr. Lynch is responsible for the development and implementation of advanced technologies that are of potential utility and importance to both DISH Network and EchoStar.  Mr. Lynch’s compensation consists of cash and equity compensation and is borne by both EchoStar and DISH Network.

Related Party Transactions with NagraStar L.L.C.

NagraStar is a joint venture between EchoStar and Nagra USA, Inc. that is our provider of encryption and related security systems intended to assure that only authorized customers have access to our programming.

The table below summarizes our transactions with NagraStar.

	For the Years Ended December 31,
	2012	2011	2010
	(In thousands)
Purchases (including fees):
Purchases from NagraStar	$72,549	$77,705	$79,547

	As of December 31,
	2012	2011
	(In thousands)
Amounts Payable and Commitments:
Amounts payable to NagraStar	$21,930	$5,853

DISH DBS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)

(Unaudited)

	As of
	March 31,	December 31,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$2,920,967	$3,424,387
Marketable investment securities	2,796,885	2,269,670
Trade accounts receivable - other, net of allowance for doubtful accounts of $11,881 and $13,834, respectively	847,837	819,520
Trade accounts receivable - EchoStar, net of allowance for doubtful accounts of zero	6,830	19,924
Advances to affiliates	299,639	3,854
Inventory	469,549	464,393
Deferred tax assets	91,722	91,722
Other current assets	113,321	117,157
Total current assets	7,546,750	7,210,627

Noncurrent Assets:
Restricted cash and marketable investment securities	78,685	121,661
Property and equipment, net of accumulated depreciation of $2,986,338 and $2,948,204, respectively	3,006,118	3,007,384
FCC authorizations	635,794	635,794
Other noncurrent assets, net	185,384	198,992
Total noncurrent assets	3,905,981	3,963,831
Total assets	$11,452,731	$11,174,458

Liabilities and Stockholder’s Equity (Deficit)
Current Liabilities:
Trade accounts payable - other	$219,305	$221,839
Trade accounts payable - EchoStar	301,999	262,843
Deferred revenue and other	879,576	832,518
Accrued programming	1,151,761	1,092,346
Accrued interest	197,554	224,383
Litigation accrual	—	70,999
Other accrued expenses	423,367	440,990
Current portion of long-term debt and capital lease obligations	533,478	534,787
Total current liabilities	3,707,040	3,680,705

Long-Term Obligations, Net of Current Portion:
Long-term debt and capital lease obligations, net of current portion	11,321,938	11,328,944
Deferred tax liabilities	1,194,328	1,184,349
Long-term deferred revenue, distribution and carriage payments and other long-term liabilities	272,856	242,360
Total long-term obligations, net of current portion	12,789,122	12,755,653
Total liabilities	16,496,162	16,436,358

Commitments and Contingencies (Note 8)

Stockholder’s Equity (Deficit):
Common stock, $.01 par value, 1,000,000 shares authorized, 1,015 shares issued and outstanding	—	—
Additional paid-in capital	1,265,583	1,254,814
Accumulated other comprehensive income (loss)	7,549	6,080
Accumulated earnings (deficit)	(6,316,563)	(6,522,794)
Total stockholder’s equity (deficit)	(5,043,431)	(5,261,900)
Total liabilities and stockholder’s equity (deficit)	$11,452,731	$11,174,458

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISH DBS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(In thousands)

(Unaudited)

	For the Three Months
	Ended March 31,
	2013	2012
Revenue:
Subscriber-related revenue	$3,310,355	$3,218,946
Equipment sales and other revenue	24,618	21,613
Equipment sales, services and other revenue - EchoStar	1,285	6,667
Total revenue	3,336,258	3,247,226

Costs and Expenses (exclusive of depreciation shown separately below - Note 5):
Subscriber-related expenses	1,887,593	1,762,934
Satellite and transmission expenses:
EchoStar	110,993	109,121
Other	9,981	10,574
Cost of sales - equipment, services and other	19,996	22,948
Subscriber acquisition costs:
Cost of sales - subscriber promotion subsidies	70,064	84,769
Other subscriber acquisition costs	359,654	314,451
Total subscriber acquisition costs	429,718	399,220
General and administrative expenses - EchoStar	12,786	10,428
General and administrative expenses	145,582	160,736
Depreciation and amortization (Note 5)	205,496	197,295
Total costs and expenses	2,822,145	2,673,256

Operating income (loss)	514,113	573,970

Other Income (Expense):
Interest income	7,208	1,692
Interest expense, net of amounts capitalized	(195,766)	(134,286)
Other, net	128	2,705
Total other income (expense)	(188,430)	(129,889)

Income (loss) before income taxes	325,683	444,081
Income tax (provision) benefit, net	(119,452)	(166,591)
Net income (loss)	$206,231	$277,490

Comprehensive Income (Loss):
Net income (loss)	$206,231	$277,490
Unrealized holding gains (losses) on available-for-sale securities	2,610	4,735
Deferred income tax (expense) benefit	(1,141)	—
Comprehensive income (loss)	$207,700	$282,225

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISH DBS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Months
	Ended March 31,
	2013	2012
Cash Flows From Operating Activities:
Net income (loss)	$206,231	$277,490
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	205,496	197,295
Realized and unrealized losses (gains) on investments	—	(2,619)
Non-cash, stock-based compensation	10,219	22,087
Deferred tax expense (benefit)	8,839	5,536
Other, net	3,303	1,936
Change in noncurrent assets	11,400	11,230
Change in long-term deferred revenue, distribution and carriage payments and other long-term liabilities	30,496	(4,127)
Changes in current assets and current liabilities, net	(257,937)	181,029
Net cash flows from operating activities	218,047	689,857

Cash Flows From Investing Activities:
Purchases of marketable investment securities	(1,301,005)	(155,734)
Sales and maturities of marketable investment securities	776,400	212,334
Purchases of property and equipment	(231,908)	(167,054)
Change in restricted cash and marketable investment securities	42,976	(1,026)
Net cash flows from investing activities	(713,537)	(111,480)

Cash Flows From Financing Activities:
Repayment of long-term debt and capital lease obligations	(8,315)	(8,077)
Other	385	1,045
Net cash flows from financing activities	(7,930)	(7,032)

Net increase (decrease) in cash and cash equivalents	(503,420)	571,345
Cash and cash equivalents, beginning of period	3,424,387	399,072
Cash and cash equivalents, end of period	$2,920,967	$970,417

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$219,247	$114,226
Cash received for interest	$7,208	$1,692
Cash paid for income taxes	$300	$4,321
Cash paid for income taxes to DISH Network	$106,445	$161,055

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.                                      Organization and Business Activities

Principal Business

DISH DBS Corporation (which together with its subsidiaries is referred to as “DISH DBS,” the “Company,” “we,” “us” and/or “our” unless otherwise required by the context) is a holding company and an indirect, wholly-owned subsidiary of DISH Network Corporation (“DISH Network”).  DISH DBS was formed under Colorado law in January 1996 and its common stock is held by DISH Orbital Corporation (“DOC”), a direct subsidiary of DISH Network.  We operate the DISH® branded direct broadcast satellite (“DBS”) pay-TV service, which had 14.092 million subscribers in the United States as of March 31, 2013.  The DISH branded pay-TV service consists of Federal Communications Commission (“FCC”) licenses authorizing us to use DBS and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, third party broadcast operations, customer service facilities, a leased fiber network, in-home service and call center operations, and certain other assets utilized in our operations.

2.              Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information.  Accordingly, these statements do not include all of the information and notes required for complete financial statements prepared under GAAP.  In our opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Our results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the full year.  For further information, refer to the Consolidated Financial Statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2012 (“2012 10-K”).  Certain prior period amounts have been reclassified to conform to the current period presentation.

Principles of Consolidation

We consolidate all majority owned subsidiaries, investments in entities in which we have controlling influence and variable interest entities where we have been determined to be the primary beneficiary.  Non-majority owned investments are accounted for using the equity method when we have the ability to significantly influence the operating decisions of the investee.  When we do not have the ability to significantly influence the operating decisions of an investee, the cost method is used.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense for each reporting period.  Estimates are used in accounting for, among other things, allowances for doubtful accounts, self-insurance obligations, deferred taxes and related valuation allowances, uncertain tax positions, loss contingencies, fair value of financial instruments, fair value of options granted under our stock-based compensation plans, fair value of assets and liabilities acquired in business combinations, fair value of multi-element arrangements, capital leases, asset impairments, estimates of future cash flows used to evaluate impairments, useful lives of property, equipment and intangible assets, retailer incentives, programming expenses, subscriber lives and royalty obligations.  Weak economic conditions have increased the inherent uncertainty in the estimates and assumptions indicated above.  Actual results may differ from previously estimated amounts, and such differences may be material to the Condensed Consolidated Financial Statements.  Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected prospectively in the period they occur.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

Fair Value Measurements

We determine fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Market or observable inputs are the preferred source of values, followed by unobservable inputs or assumptions based on hypothetical transactions in the absence of market inputs. We apply the following hierarchy in determining fair value:

•                  Level 1, defined as observable inputs being quoted prices in active markets for identical assets, including U.S. treasury notes;

•                  Level 2, defined as observable inputs other than quoted prices included in Level 1, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•                  Level 3, defined as unobservable inputs for which little or no market data exists, consistent with reasonably available assumptions made by other participants therefore requiring assumptions based on the best information available.

As of March 31, 2013 and December 31, 2012, the carrying value for cash and cash equivalents, marketable investment securities, trade accounts receivable (net of allowance for doubtful accounts), and current liabilities (excluding the “Current portion of long-term debt and capital lease obligations”) is equal to or approximates fair value due to their short-term nature or proximity to current market rates.  See Note 3.

Fair values for our publicly traded debt securities are based on quoted market prices, when available.  The fair values of private debt are estimated based on an analysis in which we evaluate market conditions, related securities, various public and private offerings, and other publicly available information.  In performing this analysis, we make various assumptions regarding, among other things, credit spreads, and the impact of these factors on the value of the notes.  See Note 6 for the fair value of our long-term debt.

Advertising Costs

Our advertising costs associated with acquiring new Pay-TV subscribers are expensed as incurred.  During the three months ended March 31, 2013 and 2012, we recorded advertising costs of $114 million and $89 million, respectively, within “Other subscriber acquisition costs” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

3.              Marketable Investment Securities and Restricted Cash and Cash Equivalents

Our marketable investment securities and restricted cash and cash equivalents consist of the following:

	As of
	March 31,	December 31,
	2013	2012
	(In thousands)
Marketable investment securities:
Current marketable investment securities - VRDNs	$122,542	$124,007
Current marketable investment securities - other	2,674,343	2,145,663
Total current marketable investment securities	2,796,885	2,269,670
Restricted marketable investment securities (1)	64,065	49,044
Total marketable investment securities	2,860,950	2,318,714

Restricted cash and cash equivalents (1)	14,620	72,617

Total marketable investment securities and restricted cash and cash equivalents	$2,875,570	$2,391,331

(1)         Restricted marketable investment securities and restricted cash and cash equivalents are included in “Restricted cash and marketable investment securities” on our Condensed Consolidated Balance Sheets.

Marketable Investment Securities

Our marketable investment securities portfolio consists of various debt and equity instruments, all of which are classified as available-for-sale.

Current Marketable Investment Securities — VRDNs

Variable rate demand notes (“VRDNs”) are long-term floating rate municipal bonds with embedded put options that allow the bondholder to sell the security at par plus accrued interest. All of the put options are secured by a pledged liquidity source. Our VRDN portfolio is comprised mainly of investments in municipalities, which are backed by financial institutions or other highly rated obligors that serve as the pledged liquidity source. While they are classified as marketable investment securities, the put option allows VRDNs to be liquidated generally on a same day or on a five business day settlement basis.

Current Marketable Investment Securities — Other

Our current marketable investment securities portfolio includes investments in various equity and debt instruments including corporate and government bonds.

Restricted Cash and Marketable Investment Securities

As of March 31, 2013 and December 31, 2012, our restricted marketable investment securities, together with our restricted cash, included amounts required as collateral for our letters of credit or surety bonds and for litigation.  During the first quarter 2013, we released $42 million of restricted cash related to litigation.  See Note 8 for further information.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

Unrealized Gains (Losses) on Marketable Investment Securities

As of March 31, 2013 and December 31, 2012, we had accumulated net unrealized gains of $8 million and $6 million, both net of related tax effect, respectively, as a part of “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit).”  The components of our available-for-sale investments are summarized in the table below.

	As of March 31, 2013				As of December 31, 2012
	Marketable				Marketable
	Investment	Unrealized			Investment	Unrealized
	Securities	Gains	Losses	Net	Securities	Gains	Losses	Net
	(In thousands)
Debt securities:
VRDNs	$122,542	$—	$—	$—	$124,007	$—	$—	$—
Other (including restricted)	2,723,022	8,094	(1,036)	7,058	2,181,064	7,335	(1,144)	6,191
Equity securities:
Other (1)	15,386	2,149	—	2,149	13,643	406	—	406
Total	$2,860,950	$10,243	$(1,036)	$9,207	$2,318,714	$7,741	$(1,144)	$6,597

(1) In connection with certain commercial arrangements that we entered into during the third quarter 2012, among other things, we received shares of common stock from a single issuer for no cash consideration.

As of March 31, 2013, restricted and non-restricted marketable investment securities include debt securities of $2.445 billion with contractual maturities within one year and $401 million with contractual maturities after one year through five years.  Actual maturities may differ from contractual maturities as a result of our ability to sell these securities prior to maturity.

Marketable Investment Securities in a Loss Position

The following table reflects the length of time that the individual securities, accounted for as available-for-sale, have been in an unrealized loss position, aggregated by investment category. As of March 31, 2013 and December 31, 2012, the unrealized losses on our investments in debt securities primarily represent investments in corporate bonds. We have the ability to hold and do not intend to sell our investments in these debt securities before they recover or mature, and it is more likely than not that we will hold these investments until that time. In addition, we are not aware of any specific factors indicating that the underlying issuers of these debt securities would not be able to pay interest as it becomes due or repay the principal at maturity. Therefore, we believe that these changes in the estimated fair values of these marketable investment securities are related to temporary market fluctuations.

	As of
	March 31, 2013		December 31, 2012
	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss
	(In thousands)
Debt Securities:
Less than 12 months	$1,213,859	$(734)	$724,739	$(865)
12 months or more	7,337	(302)	29,045	(279)
Total	$1,221,196	$(1,036)	$753,784	$(1,144)

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

Fair Value Measurements

Our investments measured at fair value on a recurring basis were as follows:

	As of
	March 31, 2013				December 31, 2012
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
	(In thousands)
Cash Equivalents (including restricted)	$2,325,046	$2,597	$2,322,449	$—	$3,014,946	$59,386	$2,955,560	$—

Debt securities:
VRDNs	$122,542	$—	$122,542	$—	$124,007	$—	$124,007	$—
Other (including restricted)	2,723,022	—	2,723,022	—	2,181,064	—	2,181,064	—

Equity securities	15,386	15,386	—	—	13,643	13,643	—	—

Total	$2,860,950	$15,386	$2,845,564	$—	$2,318,714	$13,643	$2,305,071	$—

4.              Inventory

Inventory consists of the following:

	As of
	March 31,	December 31,
	2013	2012
	(In thousands)
Finished goods - DBS	$267,393	$259,274
Raw materials	89,387	122,758
Work-in-process	112,769	82,361
Total inventory	$469,549	$464,393

5.              Property and Equipment

Depreciation and Amortization Expense

Depreciation and amortization expense consists of the following:

	For the Three Months
	Ended March 31,
	2013	2012
	(In thousands)
Equipment leased to customers	$163,118	$152,443
Satellites	27,171	32,087
Buildings, furniture, fixtures, equipment and other	15,207	12,765
Total depreciation and amortization	$205,496	$197,295

Cost of sales and operating expense categories included in our accompanying Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) do not include depreciation expense related to satellites or equipment leased to customers.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

DBS Satellites

We currently utilize 13 satellites in geostationary orbit approximately 22,300 miles above the equator, six of which we own and depreciate over the useful life of each satellite.  We currently utilize capacity on five satellites from EchoStar, which are accounted for as operating leases. See Note 10 for further discussion of our satellite leases with EchoStar.  We also lease two satellites from third parties, which are accounted for as capital leases and are depreciated over the shorter of the economic life of the satellite or the term of the satellite agreement.

Satellite Anomalies

Operation of our DISH branded pay-TV service requires that we have adequate DBS satellite transmission capacity for the programming we offer.  Moreover, current competitive conditions require that we continue to expand our offering of new programming.  While we generally have had in-orbit DBS satellite capacity sufficient to transmit our existing channels and some backup capacity to recover the transmission of certain critical programming, our backup capacity is limited.

In the event of a failure or loss of any of our satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other satellites and use it as a replacement for the failed or lost satellite.  Such a failure could result in a prolonged loss of critical programming or a significant delay in our plans to expand programming as necessary to remain competitive and thus may have a material adverse effect on our business, financial condition and results of operations.

Prior to 2013, certain of our owned and leased satellites have experienced anomalies, some of which have had a significant adverse impact on their remaining useful life and/or commercial operation.  There can be no assurance that future anomalies will not further impact the remaining useful life and/or commercial operation of any of the satellites in our fleet.  See “Long-Lived DBS Satellite Assets” below for further discussion of evaluation of impairment.  There can be no assurance that we can recover critical transmission capacity in the event one or more of our in-orbit satellites were to fail.  We generally do not carry commercial insurance for any of the in-orbit satellites that we use, other than certain satellites leased from third parties, and therefore, we will bear the risk associated with any uninsured in-orbit satellite failures.  Recent developments with respect to certain of our satellites are discussed below.

Leased Satellites

EchoStar XII.  Prior to 2012, EchoStar XII experienced solar array anomalies that reduced the total power available for use by the satellite.  During September and November 2012 and January 2013, EchoStar XII experienced additional solar array anomalies, which further reduced the total power available for use by the satellite.  Since the number of useable transponders on EchoStar XII depends on, among other things, whether EchoStar XII is operated in CONUS, spot beam, or hybrid CONUS/spot beam mode, we are unable to determine at this time the actual number of transponders that will be available at any given time or how many transponders can be used during the remaining estimated life of the satellite.  Additional solar array anomalies are likely to continue to degrade operational capability in all of the possible modes.  This satellite is currently not in service and serves as an in-orbit spare.

Long-Lived DBS Satellite Assets.  We evaluate our DISH branded pay-TV DBS satellite fleet for impairment as one asset group and test for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.  While certain of the anomalies discussed above, and previously disclosed, may be considered to represent a significant adverse change in the physical condition of an individual satellite, based on the redundancy designed within each satellite and considering the asset grouping, these anomalies are not considered to be significant events that would require evaluation for impairment recognition.  Unless and until a specific satellite is abandoned or otherwise determined to have no service potential, the net carrying amount related to the satellite would not be written off.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

6.              Long-Term Debt

4 1/4% Senior Notes due 2018

On April 5, 2013, we issued $1.2 billion aggregate principal amount of our five-year, 4 1/4% Senior Notes due April 1, 2018 at an issue price of 100.0%.  Interest accrues at an annual rate of 4 1/4% and is payable semi-annually in cash, in arrears on April 1 and October 1 of each year, commencing on October 1, 2013.

The 4 1/4% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100.0% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.  Prior to April 1, 2016, we may also redeem up to 35.0% of the 4 1/4% Senior Notes at a specified premium with the net cash proceeds from certain equity offerings or capital contributions.

The 4 1/4% Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•                  ranked effectively junior to DISH DBS’ and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

The indenture related to the 4 1/4% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or make distributions on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•                  make certain investments;

•                  create liens or enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 4 1/4% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

5 1/8% Senior Notes due 2020

On April 5, 2013, we issued $1.1 billion aggregate principal amount of our seven-year, 5 1/8% Senior Notes due May 1, 2020 at an issue price of 100.0%.  Interest accrues at an annual rate of 5 1/8% and is payable semi-annually in cash, in arrears on May 1 and November 1 of each year, commencing on November 1, 2013.

The 5 1/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100.0% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.  Prior to May 1, 2016, we may also redeem up to 35.0% of the 5 1/8% Senior Notes at a specified premium with the net cash proceeds from certain equity offerings or capital contributions.

The 5 1/8% Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

unsecured senior debt; and

•                  ranked effectively junior to DISH DBS’ and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

The indenture related to the 5 1/8% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or make distributions on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•                  make certain investments;

•                  create liens or enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 5 1/8% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

Fair Value of our Long-Term Debt

The following table summarizes the carrying and fair values of our debt facilities as of March 31, 2013 and December 31, 2012:

	As of
	March 31, 2013		December 31, 2012
	Carrying		Carrying
	Value	Fair Value	Value	Fair Value
	(In thousands)
7 % Senior Notes due 2013 (1)	$500,000	$513,350	$500,000	$521,875
6 5/8% Senior Notes due 2014	1,000,000	1,063,750	1,000,000	1,078,500
7 3/4% Senior Notes due 2015	750,000	815,385	750,000	844,725
7 1/8% Senior Notes due 2016	1,500,000	1,668,750	1,500,000	1,683,750
4 5/8% Senior Notes due 2017	900,000	933,750	900,000	940,500
7 7/8% Senior Notes due 2019	1,400,000	1,664,250	1,400,000	1,669,500
6 3/4% Senior Notes due 2021	2,000,000	2,220,000	2,000,000	2,280,000
5 7/8% Senior Notes due 2022	2,000,000	2,102,000	2,000,000	2,150,000
5 % Senior Notes due 2023	1,500,000	1,485,000	1,500,000	1,548,750
Mortgages and other notes payable	65,082	65,082	65,427	65,427
Subtotal	11,615,082	$12,531,317	11,615,427	$12,783,027
Capital lease obligations (2)	240,334	NA	248,304	NA
Total long-term debt and capital lease obligations (including current portion)	$11,855,416		$11,863,731

(1)         Our 7% Senior Notes with an aggregate principal balance of $500 million mature on October 1, 2013.

(2)         Disclosure regarding fair value of capital leases is not required.

We estimated the fair value of our publicly traded long-term debt using market prices in less active markets (Level 2).

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

7.     Stock-Based Compensation

Stock Incentive Plans

DISH Network maintains stock incentive plans to attract and retain officers, directors and key employees.  Our employees participate in the DISH Network stock incentive plans.  Stock awards under these plans include both performance and non-performance based stock incentives.  As of March 31, 2013, there were outstanding under these plans stock options to acquire 14.6 million shares of DISH Network’s Class A common stock and 2.0 million restricted stock units associated with our employees.  Stock options granted prior to March 31, 2013 were granted with exercise prices equal to or greater than the market value of DISH Network Class A common stock at the date of grant and with a maximum term of approximately ten years.  While historically DISH Network has issued stock awards subject to vesting, typically at the rate of 20% per year, some stock awards have been granted with immediate vesting and other stock awards vest only upon the achievement of certain DISH Network-specific objectives.  As of March 31, 2013, DISH Network had 70.0 million shares of its Class A common stock available for future grant under its stock incentive plans.

On December 28, 2012, DISH Network paid a dividend in cash of $1.00 per share on its outstanding Class A and Class B common stock to shareholders of record on December 14, 2012.  In light of such dividend, during January 2013, the exercise price of 12.9 million stock options, affecting approximately 400 of our employees, was reduced by $0.77 per share (the “2012 Stock Option Adjustment”).  Except as noted below, all information discussed below reflects the 2012 Stock Option Adjustment.

On January 1, 2008, DISH Network completed the distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar.  In connection with the Spin-off, each DISH Network stock award was converted into an adjusted DISH Network stock award and a new EchoStar stock award consistent with the Spin-off exchange ratio.  DISH Network is responsible for fulfilling all stock awards related to DISH Network common stock and EchoStar is responsible for fulfilling all stock awards related to EchoStar common stock, regardless of whether such stock awards are held by our or EchoStar’s employees.  Notwithstanding the foregoing, our stock-based compensation expense, resulting from stock awards outstanding at the Spin-off date, is based on the stock awards held by our employees regardless of whether such stock awards were issued by DISH Network or EchoStar.  Accordingly, stock-based compensation that we expense with respect to EchoStar stock awards is included in “Additional paid-in capital” on our Condensed Consolidated Balance Sheets.  As of March 31, 2013, we have recognized all of our stock-based compensation expense resulting from EchoStar stock awards outstanding at the Spin-off date held by our employees except for the 2005 LTIP performance awards, which were determined not to be probable as of March, 31, 2013.  See discussion of the 2005 LTIP below.

The following stock awards were outstanding:

	As of March 31, 2013
	DISH Network Awards		EchoStar Awards
Stock Awards Outstanding	Stock Options	Restricted Stock Units	Stock Options	Restricted Stock Units
Held by DISH DBS employees	14,589,595	2,011,748	787,232	42,288

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

Stock Award Activity

DISH Network stock option activity associated with our employees was as follows:

	For the Three Months
	Ended March 31, 2013
	Options	Weighted- Average Exercise Price
Total options outstanding, beginning of period (1)	13,018,490	$18.99
Granted	1,870,000	$36.40
Exercised	(271,895)	$18.05
Forfeited and cancelled	(27,000)	$18.55
Total options outstanding, end of period	14,589,595	$20.55
Performance-based options outstanding, end of period (2)	8,262,300	$22.11
Exercisable at end of period	4,518,294	$17.43

(1)         The beginning of period weighted-average exercise price of $18.99 does not reflect the 2012 Stock Option Adjustment, which occurred subsequent to December 31, 2012.

(2)         These stock options are included in the caption “Total options outstanding, end of period.”  See discussion of the 2005 LTIP, 2008 LTIP, 2013 LTIP and other employee performance awards below.

We realized tax benefits from stock awards exercised as follows:

	For the Three Months
	Ended March 31,
	2013	2012
	(In thousands)
Tax benefit from stock awards exercised	$1,622	$1,743

Based on the closing market price of DISH Network Class A common stock on March 31, 2013, the aggregate intrinsic value of stock options associated with our employees was as follows:

	As of March 31, 2013
	Options Outstanding	Options Exercisable
	(In thousands)
Aggregate intrinsic value	$253,104	$92,468

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

DISH Network restricted stock unit activity associated with our employees was as follows:

	For the Three Months
	Ended March 31, 2013
	Restricted Stock Units	Weighted- Average Grant Date Fair Value
Total restricted stock units outstanding, beginning of period	1,076,748	$22.82
Granted	935,000	$36.40
Vested	—	$—
Forfeited and cancelled	—	$—
Total restricted stock units outstanding, end of period	2,011,748	$29.13
Restricted Performance Units outstanding, end of period (1)	2,011,748	$29.13

(1)         These Restricted Performance Units are included in the caption “Total restricted stock units outstanding, end of period.”  See discussion of the 2005 LTIP, 2008 LTIP, 2013 LTIP and other employee performance awards below.

Long-Term Performance-Based Plans

2005 LTIP. During 2005, DISH Network adopted a long-term, performance-based stock incentive plan (the “2005 LTIP”). The 2005 LTIP provides stock options and restricted stock units, either alone or in combination, which vest over seven years at the rate of 10% per year during the first four years, and at the rate of 20% per year thereafter. Exercise of the stock awards is subject to the foregoing vesting schedule and a performance condition that a DISH Network-specific subscriber goal is achieved by March 31, 2015.

Contingent compensation related to the 2005 LTIP will not be recorded in our financial statements unless and until DISH Network concludes achievement of the performance condition is probable. Given the competitive nature of DISH Network’s business, small variations in subscriber churn, gross new subscriber activation rates and certain other factors can significantly impact subscriber growth. Consequently, while it was determined that achievement of the goal was not probable as of March 31, 2013, that assessment could change in the future.

If all of the stock awards under the 2005 LTIP were vested and the goal had been met or if DISH Network had determined that achievement of the goal was probable during the three months ended March 31, 2013, we would have recorded total non-cash, stock-based compensation expense for our employees as indicated in the table below. If the goal is met and there are unvested stock awards at that time, the vested amounts would be expensed immediately on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss), with the unvested portion recognized ratably over the remaining vesting period.

	2005 LTIP
		Vested
	Total	Portion (1)
	(In thousands)
DISH Network awards held by DISH DBS employees	$32,321	$29,856
EchoStar awards held by DISH DBS employees	5,591	5,256
Total	$37,912	$35,112

(1)            Represents the amount of this award that has met the foregoing vesting schedule and would therefore vest upon achievement of the performance condition.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

2008 LTIP. During 2008, DISH Network adopted a long-term, performance-based stock incentive plan (the “2008 LTIP”). The 2008 LTIP provides stock options and restricted stock units, either alone or in combination, which vest based on DISH Network-specific subscriber and financial goals. Exercise of the stock awards is contingent on achieving these goals by December 31, 2015.

Although no awards vest until DISH Network attains the performance goals, compensation related to the 2008 LTIP will be recorded based on DISH Network’s assessment of the probability of meeting the remaining goals.  If the remaining goals are probable of being achieved, we will begin recognizing the associated non-cash, stock-based compensation expense on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period to achieve the goal.  See table below titled “Estimated Remaining Non-Cash, Stock-Based Compensation Expense.”

During the first quarter 2011, DISH Network determined that all of the 2008 LTIP performance goals are probable of achievement.  As of March 31, 2013, approximately 70% of the 2008 LTIP awards had vested.  We are recognizing the associated non-cash stock-based compensation expense on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period for vesting of the approximately 30% of the awards remaining, as indicated in the table below titled “Non-Cash, Stock-Based Compensation Expense Recognized.”

2013 LTIP.  During 2013, DISH Network adopted a long-term, performance-based stock incentive plan (the “2013 LTIP”).  The 2013 LTIP provides stock options and restricted stock units in combination, which vest based on DISH Network -specific subscriber and financial goals.  Exercise of the stock awards is contingent on achieving these goals by September 30, 2022.  Regardless of when achieved, no vesting will occur or payment will be made under the 2013 LTIP for any performance goals prior to March 31, 2014.

Although no awards vest until DISH Network attains the performance goals, compensation related to the 2013 LTIP will be recorded based on DISH Network’s assessment of the probability of meeting the goals.  If the goals are probable of being achieved, we will begin recognizing the associated non-cash, stock-based compensation expense on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period to achieve the goal.  Consequently, while it was determined that achievement of any of these goals was not probable as of March 31, 2013, that assessment could change in the future.

Other Employee Performance Awards.  In addition to the above long-term, performance stock incentive plans, DISH Network has other stock awards that vest based on certain other DISH Network-specific subscriber, operational and financial goals.  Exercise of these stock awards is contingent on achieving certain performance goals.

Additional compensation related to these awards will be recorded based on DISH Network’s assessment of the probability of meeting the remaining performance goals.  If the remaining goals are probable of being achieved, we will begin recognizing the associated non-cash, stock-based compensation expense on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period to achieve the goal.  See table below titled “Estimated Remaining Non-Cash, Stock-Based Compensation Expense.”

Although no awards vest until the performance goals are attained, DISH Network determined that certain goals were probable of achievement and, as a result, recorded non-cash, stock-based compensation expense for the three months ended March 31, 2013 and 2012, as indicated in the table below titled “Non-Cash, Stock-Based Compensation Expense Recognized.”

Given the competitive nature of DISH Network’s business, small variations in subscriber churn, gross new subscriber activation rates and certain other factors can significantly impact subscriber growth.  Consequently, while it was determined that achievement of certain DISH Network-specific subscriber, operational and financial goals was not probable as of March 31, 2013, that assessment could change in the future.

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The non-cash stock-based compensation expense associated with these awards is as follows:

	For the Three Months
	Ended March 31,
Non-Cash, Stock-Based Compensation Expense Recognized	2013	2012
	(In thousands)
2008 LTIP	$1,781	$5,496
2013 LTIP	—	—
Other employee performance awards	2,001	3,139
Total non-cash, stock-based compensation expense recognized for performance based awards	$3,782	$8,635

Estimated Remaining Non-Cash, Stock-Based Compensation Expense	2008 LTIP	2013 LTIP	Other Employee Performance Awards
	(In thousands)
Remaining expense estimated to be recognized during 2013	$938	$—	$1,789
Estimated contingent expense subsequent to 2013	—	64,826	43,185
Total estimated remaining expense over the term of the plan	$938	$64,826	$44,974

Of the 14.6 million stock options and 2.0 million restricted stock units outstanding under the DISH Network stock incentive plans associated with our employees as of March 31, 2013, the following awards were outstanding pursuant to the performance-based stock incentive plans:

	As of March 31, 2013
Performance-Based Stock Options	Number of Awards	Weighted- Average Exercise Price
2005 LTIP	1,878,500	$20.83
2008 LTIP	1,513,800	$9.47
2013 LTIP	1,870,000	$36.40
Other employee performance awards	3,000,000	$20.39
Total	8,262,300	$22.11

Restricted Performance Units
2005 LTIP	211,498
2008 LTIP	10,250
2013 LTIP	935,000
Other employee performance awards	855,000
Total	2,011,748

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Stock-Based Compensation

During the three months ended March 31, 2013, we incurred $4 million of additional non-cash, stock-based compensation expense in connection with the 2012 Stock Option Adjustment discussed previously. This amount is included in the table below.  Total non-cash, stock-based compensation expense for all of our employees is shown in the following table and was allocated to the same expense categories as the base compensation for such employees:

	For the Three Months
	Ended March 31,
	2013	2012
	(In thousands)
Subscriber-related	$444	$837
General and administrative	9,775	21,250
Total non-cash, stock-based compensation	$10,219	$22,087

As of March 31, 2013, our total unrecognized compensation cost related to the non-performance based unvested stock awards was $18 million.  This cost is based on an estimated future forfeiture rate of approximately 4.3% per year and will be recognized over a weighted-average period of approximately two years.  Share-based compensation expense is recognized based on stock awards ultimately expected to vest and is reduced for estimated forfeitures.  Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  Changes in the estimated forfeiture rate can have a significant effect on share-based compensation expense since the effect of adjusting the rate is recognized in the period the forfeiture estimate is changed.

Valuation

The fair value of each stock option for the three months ended March 31, 2013 and 2012 was originally estimated at the date of the grant using a Black-Scholes option valuation model with the following assumptions:

	For the Three Months
	Ended March 31,
Stock Options	2013 (1)	2012
Risk-free interest rate	1.93%	0.51% - 1.29%
Volatility factor	32.37%	38.80% - 39.34%
Expected term of options in years	10.0	3.4 - 5.9
Weighted-average fair value of options granted	$16.37	$9.49 - $12.69

(1)  During the three months ended March 31, 2013, all stock options granted had the same vesting period.

On December 28, 2012 and December 1, 2011, DISH Network paid a $1.00 and a $2.00 cash dividend per share on its outstanding Class A and Class B common stock, respectively.  While DISH Network currently does not intend to declare additional dividends on its common stock, it may elect to do so from time to time.  Accordingly, the dividend yield percentage used in the Black-Scholes option valuation model is set at zero for all periods.  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded stock options which have no vesting restrictions and are fully transferable.  Consequently, our estimate of fair value may differ from other valuation models.  Further, the Black-Scholes option valuation model requires the input of highly subjective assumptions.  Changes in the subjective input assumptions can materially affect the fair value estimate.

We will continue to evaluate the assumptions used to derive the estimated fair value of DISH Network’s stock options as new events or changes in circumstances become known.

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8.              Commitments and Contingencies

Wireless Spectrum

On March 2, 2012, the FCC approved the transfer of 40 MHz of 2 GHz wireless spectrum licenses held by DBSD North America and TerreStar to DISH Network.  On March 9, 2012, DISH Network completed the acquisitions of 100% of the equity of reorganized DBSD North America (the “DBSD Transaction”) and substantially all of the assets of TerreStar (the “TerreStar Transaction”), pursuant to which DISH Network acquired, among other things, certain satellite assets and wireless spectrum licenses held by DBSD North America and TerreStar.  The total consideration to acquire the DBSD North America and TerreStar assets was approximately $2.860 billion.

On February 15, 2013, the FCC issued an order, which became effective on March 7, 2013, modifying DISH Network’s 2 GHz licenses to expand its terrestrial operating authority.  The FCC’s order of modification has imposed certain limitations on the use of a portion of this spectrum, including interference protections for other spectrum users and power and emission limits that DISH Network presently believes could render 5 MHz of its uplink spectrum effectively unusable for terrestrial services and limit its ability to fully utilize the remaining 15 MHz of its uplink spectrum for terrestrial services.  These limitations could, among other things, impact the ongoing development of technical standards associated with DISH Network’s wireless business, and may have a material adverse effect on DISH Network’s ability to commercialize these licenses.  The new rules also mandate certain interim and final build-out requirements for the licenses.  By March 2017, DISH Network must provide terrestrial signal coverage and offer terrestrial service to at least 40% of the aggregate population represented by all of the areas covered by the licenses (the “2 GHz Interim Build-out Requirement”).  By March 2020, DISH Network must provide terrestrial signal coverage and offer terrestrial service to at least 70% of the population in each area covered by an individual license (the “2 GHz Final Build-out Requirement”).  If DISH Network fails to meet the 2 GHz Interim Build-out Requirement, the 2 GHz Final Build-out Requirement will be accelerated by one year, from March 2020 to March 2019.  If DISH Network fails to meet the 2 GHz Final Build-out Requirement, DISH Network’s terrestrial authorization for each license area in which it fails to meet the requirement will terminate.  In addition, the FCC is currently considering rules for a spectrum band that is adjacent to DISH Network’s 2 GHz licenses, known as the “H Block.”  If the FCC adopts rules for the H block that do not adequately protect DISH Network’s 2 GHz licenses, there could be a material adverse effect on DISH Network’s ability to commercialize the 2 GHz licenses.

DISH Network will likely be required to make significant additional investments or partner with others to, among other things, finance the commercialization and build-out requirements of these licenses and DISH Network’s integration efforts including compliance with regulations applicable to the acquired licenses.  Depending on the nature and scope of such commercialization, build-out, and integration efforts, any such investment or partnership could vary significantly.  We have made cash distributions to DISH Network to finance these acquisitions and may make additional cash distributions to, among other things, finance the commercialization and build-out of these licenses and DISH Network’s integration efforts including compliance with regulations applicable to the acquired licenses.  Additionally, recent consolidation in the wireless telecommunications industry, may, among other things, limit DISH Network’s available options, including DISH Network’s ability to partner with others.  There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these spectrum licenses or that DISH Network will be able to profitably deploy the assets represented by these spectrum licenses.

In 2008, DISH Network paid $712 million to acquire certain 700 MHz wireless spectrum licenses, which were granted to DISH Network by the FCC in February 2009.  These licenses mandate certain interim and final build-out requirements.  By June 2013, DISH Network must provide signal coverage and offer service to at least 35% of the geographic area in each area covered by each individual license (the “700 MHz Interim Build-out Requirement”).  By the end of DISH Network’s license term (June 2019), DISH Network must provide signal coverage and offer service to at least 70% of the geographic area in each area covered by each individual license (the “700 MHz Final

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Build-out Requirement”).  DISH Network recently notified the FCC of its plans to commence signal coverage in select cities within certain of these areas, but DISH Network has not yet developed plans for providing signal coverage and offering service in all of these areas.  If DISH Network fails to meet the 700 MHz Interim Build-out Requirement, the term of DISH Network’s licenses will be reduced, from June 2019 to June 2017, and DISH Network could face possible fines and the reduction of license area(s).  If DISH Network fails to meet the 700 MHz Final Build-out Requirement, DISH Network’s authorization for each license area in which it fails to meet the requirement will terminate.  To commercialize these licenses and satisfy the associated FCC build-out requirements, DISH Network will be required to make significant additional investments or partner with others.  Depending on the nature and scope of such commercialization and build-out, any such investment or partnership could vary significantly.  We may make cash distributions to, among other things, finance the commercialization and build-out of these licenses.  There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these investments and profitably deploy the spectrum associated with the 700 MHz licenses.

Guarantees

In connection with the Spin-off, we distributed certain satellite lease agreements to EchoStar and remained the guarantor under those capital leases for payments totaling approximately $90 million over approximately the next 23 months.

In addition, during the third quarter 2009, EchoStar entered into a new satellite transponder service agreement for Nimiq 5 through 2024.  We sublease this capacity from EchoStar and DISH Network guarantees a certain portion of EchoStar’s obligation under their satellite transponder service agreement through 2019.  As of March 31, 2013, the remaining obligation of DISH Network’s guarantee is $422 million.

As of March 31, 2013, we have not recorded a liability on the balance sheet for any of these guarantees.

Contingencies

Separation Agreement

In connection with the Spin-off, DISH Network entered into a separation agreement with EchoStar that provides, among other things, for the division of certain liabilities, including liabilities resulting from litigation.  Under the terms of the separation agreement, EchoStar has assumed certain liabilities that relate to its business including certain designated liabilities for acts or omissions that occurred prior to the Spin-off.  Certain specific provisions govern intellectual property related claims under which, generally, EchoStar will only be liable for its acts or omissions following the Spin-off and DISH Network will indemnify EchoStar for any liabilities or damages resulting from intellectual property claims relating to the period prior to the Spin-off as well as our acts or omissions following the Spin-off.

Litigation

We are involved in a number of legal proceedings (including those described below) concerning matters arising in connection with the conduct of our business activities.  Many of these proceedings are at preliminary stages, and many of these proceedings seek an indeterminate amount of damages.  We regularly evaluate the status of the legal proceedings in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss or an additional loss may have been incurred and to determine if accruals are appropriate.  If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of the possible loss or range of possible loss can be made.

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For certain cases described on the following pages, management is unable to provide a meaningful estimate of the possible loss or range of possible loss because, among other reasons, (i) the proceedings are in various stages; (ii) damages have not been sought; (iii) damages are unsupported and/or exaggerated; (iv) there is uncertainty as to the outcome of pending appeals or motions; (v) there are significant factual issues to be resolved; and/or (vi) there are novel legal issues or unsettled legal theories to be presented or a large number of parties (as with many patent-related cases).  For these cases, however, management does not believe, based on currently available information, that the outcomes of these proceedings will have a material adverse effect on our financial condition, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.

c4cast.com, Inc.

On May 7, 2012, c4cast.com, Inc. filed a complaint against DISH Network and its wholly-owned subsidiary, Blockbuster L.L.C., in the United States District Court for the Eastern District of Texas alleging infringement of United States Patent No. 7,958,204 (the “204 patent”), which is entitled “Community-Selected Content.”  The 204 patent relates to systems, methods and techniques for providing resources to participants over an electronic network.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

ESPN

During 2008, our wholly-owned subsidiary, DISH Network L.L.C., filed a lawsuit against ESPN, Inc., ESPN Classic, Inc., ABC Cable Networks Group, Soapnet L.L.C. and International Family Entertainment (collectively, “ESPN”) for breach of contract in New York State Supreme Court.  Our complaint alleges that ESPN failed to provide us with certain HD feeds of the Disney Channel, ESPN News, Toon and ABC Family.  In October 2011, the jury returned a verdict in favor of the defendants, which the New York State Supreme Court, Appellate Division, First Department (the “First Department”) affirmed on April 2, 2013.  We intend to further appeal.

ESPN had asserted a counterclaim alleging that we owed approximately $35 million under the applicable affiliation agreements.  On April 15, 2009, the New York State Supreme Court granted, in part, ESPN’s motion for summary judgment on the counterclaim, finding that we are liable for some of the amount alleged to be owing but that the actual amount owing is disputed.  On December 29, 2010, the First Department affirmed the partial grant of ESPN’s motion for summary judgment on the counterclaim.  After the partial grant of ESPN’s motion for summary judgment, ESPN sought an additional $30 million under the applicable affiliation agreements.  On March 15, 2010, the New York State Supreme Court ruled that we owe the full amount of approximately $66 million under the applicable affiliation agreements.  As of December 31, 2010, we had $42 million recorded as a “Litigation accrual” on our Consolidated Balance Sheets.

On June 21, 2011, the First Department affirmed the New York State Supreme Court’s ruling that we owe approximately $66 million under the applicable affiliation agreements and, on October 18, 2011, denied our motion for leave to appeal that decision to New York’s highest court, the New York Court of Appeals.  We sought leave to appeal directly to the New York Court of Appeals and, on January 10, 2012, the New York Court of Appeals dismissed our motion for leave on the ground that the ruling upon which we appealed does not fully resolve all claims in the action.  As a result of the First Department’s June 2011 ruling, during 2011, we recorded $24 million of “Litigation Expense” on our Consolidated Statements of Operations and Comprehensive Income (Loss).  On October 11, 2012, the New York State Supreme Court awarded ESPN $5 million in attorneys’ fees as the prevailing party on both our claim and ESPN’s counterclaim.  As a result, we recorded $5 million of “General and administrative expenses” and increased our “Litigation accrual” to a total of $71 million related to this case as of

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December 31, 2012.  During the first quarter 2013, we paid $71 million to ESPN related to the counterclaim and attorneys’ fees and $12 million for accrued interest, which amounts we may be able to recover if our further appeals are successful.  We intend to vigorously prosecute and defend this case.

The Hopper Litigation

On May 24, 2012, our wholly-owned subsidiary, DISH Network L.L.C., filed a lawsuit in the United States District Court for the Southern District of New York against American Broadcasting Companies, Inc., CBS Corporation, Fox Entertainment Group, Inc., Fox Television Holdings, Inc., Fox Cable Network Services, L.L.C. and NBCUniversal, LLC.  In the lawsuit, we are seeking a declaratory judgment that we are not infringing any defendant’s copyright, or breaching any defendant’s retransmission consent agreement, by virtue of the PrimeTime Anytime™ and AutoHop™ features of our Hopper® set-top box.  A consumer can use the PrimeTime Anytime feature, at his or her option, to record certain primetime programs airing on ABC, CBS, Fox, and/or NBC up to every night, and to store those recordings for up to eight days.  A consumer can use the AutoHop feature, at his or her option, to watch certain recordings the subscriber made with our PrimeTime Anytime feature, commercial-free, if played back the next day after the show’s original airing.

Later on May 24, 2012, (i) Fox Broadcasting Company, Twentieth Century Fox Film Corp. and Fox Television Holdings, Inc. filed a lawsuit against us and DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature, the AutoHop feature, as well as Sling placeshifting functionality infringe their copyrights and breach their retransmission consent agreements, (ii) NBC Studios LLC, Universal Network Television, LLC, Open 4 Business Productions LLC and NBCUniversal LLC filed a lawsuit against us and DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature and the AutoHop feature infringe their copyrights, and (iii) CBS Broadcasting Inc., CBS Studios Inc. and Survivor Productions LLC filed a lawsuit against us and DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature and the AutoHop feature infringe their copyrights.  The Central District of California matters have been assigned to a single judge, but remain separate cases.

As a result of certain parties’ competing venue-related motions brought in both the New York and California actions, and certain networks’ filing various counterclaims and amended complaints, the claims are presently pending in the following venues:  (1) the copyright and contract claims regarding the ABC parties are pending in New York; (2) the copyright and contract claims regarding the CBS parties are pending in New York; (3) the copyright and contract claims regarding the Fox parties are pending in California; and (4) the copyright and contract claims regarding the NBC parties are pending in California.  The NBC plaintiffs and Fox plaintiffs have filed amended complaints in their respective California actions adding copyright claims against EchoStar and EchoStar Technologies L.L.C. (“EchoStar Technologies”), a wholly-owned subsidiary of EchoStar.  In addition, the Fox plaintiffs’ amended complaint added claims challenging the Sling placeshifting functionality and Hopper Transfers™ feature of our second-generation Hopper set-top box.  Additionally, both the ABC and CBS parties have filed counterclaims in the New York action adding copyright claims against EchoStar Technologies, and the CBS parties have filed a counterclaim alleging that we fraudulently concealed the AutoHop feature when negotiating renewal of our CBS retransmission consent agreement.

On September 21, 2012, the California court heard the Fox plaintiffs’ motion for a preliminary injunction to enjoin the Hopper set-top box’s PrimeTime Anytime and AutoHop features and, on November 7, 2012, entered an order denying the motion.  The Fox plaintiffs have appealed, and oral argument has been scheduled before the United States Court of Appeals for the Ninth Circuit on June 3, 2013.  On March 27, 2013, at the request of the parties, the Central District of California granted a stay of all proceedings in the action brought by the NBC plaintiffs, pending resolution of the appeal by the Fox plaintiffs.

On November 23, 2012, the ABC plaintiffs filed a motion in the New York action for a preliminary injunction to enjoin the Hopper set-top box’s PrimeTime Anytime and AutoHop features, and we and the ABC plaintiffs have

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filed briefs related to that motion.  On February 21, 2013, the Fox plaintiffs filed a second motion for preliminary injunction against:  (i) us seeking to enjoin the Hopper Transfers feature in our second-generation Hopper set-top box, alleging breach of their retransmission consent agreement; and (ii) us and EchoStar Technologies seeking to enjoin the Sling placeshifting functionality in our second-generation Hopper set-top box, alleging copyright infringement and breach of their retransmission consent agreement.  A hearing on that motion was held on April 19, 2013.

We intend to vigorously prosecute and defend our position in these cases.  In the event that a court ultimately determines that we infringe the asserted copyrights, we may be subject to substantial damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  In addition, as a result of this litigation, we may not be able to renew certain of our retransmission consent agreements and other programming agreements on favorable terms or at all.  If we are unable to renew these agreements, there can be no assurance that we would be able to obtain substitute programming, or that such substitute programming would be comparable in quality or cost to our existing programming.  Loss of access to existing programming could have a material adverse effect on our business, financial condition and results of operations, including, among other things, our gross new subscriber activations and subscriber churn rate.  We cannot predict with any degree of certainty the outcome of these suits or determine the extent of any potential liability or damages.

Norman IP Holdings, Inc.

On September 15, 2011, Norman IP Holdings, Inc. (“Norman”) filed a patent infringement complaint against Brother International Corporation and Lexmark International Corporation in the United States District Court for the Eastern District of Texas alleging infringement of U.S. Patent No. 5,592,555 (the “555 patent”) and U.S. Patent No. 5,502,689 (the “689 patent”).  On January 27, 2012, Norman filed a second amended complaint that added DISH Network as a defendant, among others.  On February 8, 2013, Norman filed a third amended complaint that added claims against us alleging infringement of U.S. Patent No. 5,530,597 (the “597 patent”).  In the fourth amended complaint, filed on April 8, 2013, Norman added claims against us for infringement of U.S. Patent Nos. 5,608,873 (the “873 patent”) and 5,771,394 (the “394 patent”).  In the operative fifth amended complaint, filed on May 1, 2013, in addition to us, Norman names Mercedes-Benz USA, LLC, Volkswagen Group of America, Inc., Xerox Corporation, ZTE (USA) Inc., and ZTE Solutions, Inc. as defendants.

The 555 patent relates to a wireless communications privacy method and system, the 689 patent relates to a clock generator capable of shut-down mode and clock generation method, and the 597 patent relates to an interrupt enable circuit that allows devices to exit processes without using a hardware reset, the 873 patent relates to a device and method for providing inter-processor communication in a multi-processor architecture, and the 394 patent relates to a servo loop control apparatus having a master microprocessor and at least one autonomous streamlined signal processor.  Norman is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  The trial date has been set for January 5, 2015.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Olympic Developments AG, LLC

On January 20, 2011, Olympic Developments AG, LLC (“Olympic”) filed suit against our wholly-owned subsidiary, DISH Network L.L.C., Atlantic Broadband, Inc., Bright House Networks, LLC, Cable One, Inc., Cequel Communications Holdings I, LLC, CSC Holdings, LLC, GCI Communication Corp., Insight Communications Company, Inc., Knology, Inc., Mediacom Communications Corporation and RCN Telecom Services, LLC in the United States District Court for the Central District of California alleging infringement of  United States Patent Nos. 5,475,585 and 6,246,400.  The patents relate to on-demand services.  Olympic is an entity that seeks to license an

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acquired patent portfolio without itself practicing any of the claims recited therein.  On June 13, 2011, the case was transferred to the Northern District of California.  On November 7, 2011, the case was stayed pending reexamination by the U.S. Patent and Trademark Office.  On March 12, 2013, Olympic voluntarily dismissed its claims against us without prejudice.

Personalized Media Communications, Inc.

During 2008, Personalized Media Communications, Inc. (“PMC”) filed suit against DISH Network, EchoStar and Motorola Inc. in the United States District Court for the Eastern District of Texas alleging infringement of United States Patent Nos. 5,109,414, 4,965,825, 5,233,654, 5,335,277, and 5,887,243, which relate to satellite signal processing.  PMC is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  Subsequently, Motorola Inc. settled with PMC, leaving EchoStar and DISH Network as defendants.  On July 18, 2012, pursuant to a Court order, PMC filed a Second Amended Complaint that added Rovi Guides, Inc. (f/k/a/ Gemstar-TV Guide International, Inc.) and TVG-PMC, Inc. (collectively, “Gemstar”) as a party, and added a new claim against all defendants seeking a declaratory judgment as to the scope of Gemstar’s license to the patents in suit, under which DISH Network and EchoStar are sublicensees.  A new trial date has not yet been set.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Pragmatus Telecom, LLC

On December 5, 2012, Pragmatus Telecom, LLC (“Pragmatus”) filed a patent infringement lawsuit against DISH Network in the United States District Court for the District of Delaware alleging infringement of United States Patent Nos. 6,311,231, 6,668,286, and 7,159,043.  Pragmatus alleges that the click-to-chat and click-to-call customer support features of the DISH web site and call center management systems infringe these patents.  Pragmatus has brought similar complaints against more than 40 other companies, including Comcast, AT&T, Sprint, Frontier Communications, Bright House, UPS, FedEx, GM and Ford.  Pragmatus is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  On March 5, 2013, Pragmatus voluntarily dismissed with prejudice all claims in the action relating to allegedly infringing features provided by certain of our vendors.  Pragmatus also voluntarily dismissed without prejudice all remaining claims in the action.

Premier International Associates, LLC

On August 3, 2012, Premier International Associates, LLC (“Premier International Associates”) filed a complaint against us, our wholly-owned subsidiary, DISH Network L.L.C., DISH Network and EchoStar and its wholly-owned subsidiary, EchoStar Technologies L.L.C., in the United States District Court for the Northern District of Illinois alleging infringement of United States Patent No. 6,243,725 (the “725 patent”), which is entitled “List Building System.”  The 725 patent relates to a system for building an inventory of audio/visual works.  Premier International Associates is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  On March 27, 2013, Premier International Associates dismissed the action against us and the EchoStar defendants with prejudice, pursuant to a settlement under which we and the EchoStar defendants made an immaterial payment in exchange for a license to certain patents and patent applications.

Preservation Technologies, LLC

In December 2011, Preservation Technologies, LLC (“Preservation Technologies”) filed suit against DISH Network in the United States District Court for the Central District of California.  In the Operative Seventh Amended Complaint, filed on March 22, 2013, Preservation Technologies also names Netflix, Inc., Hulu, LLC,

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AT&T Services, Inc., Cox Communications, Inc., Disney Online, American Broadcasting Companies, Inc., Yahoo! Inc., Wal-Mart Stores, Inc., Vudu, Inc. and ESPN Internet Ventures as defendants.  Preservation Technologies alleges that our BLOCKBUSTER On Demand, DISH branded pay-TV and DISH Online services and our Hopper and Joey® set-top boxes infringe U.S. Patent Nos. 5,813,014, 5,832,499, 6,092,080, 6,353,831, 6,574,638, 6,199,060, 5,832,495, 6,549,911, 6,212,527 and 6,477,537.  The patents relate to digital libraries, the management of multimedia assets, and the cataloging of multimedia data.  Preservation Technologies is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Ronald A. Katz Technology Licensing, L.P.

During 2007, Ronald A. Katz Technology Licensing, L.P. (“Katz”) filed a patent infringement action against our wholly-owned subsidiary, DISH Network L.L.C., in the United States District Court for the Northern District of California.  The suit originally alleged infringement of 19 patents owned by Katz.  The patents relate to interactive voice response, or IVR, technology.  The case has been transferred and consolidated for pretrial purposes in the United States District Court for the Central District of California by order of the Judicial Panel on Multidistrict Litigation.  Only four patents remain in the case against us, of which all are expired and two are subject to granted reexamination proceedings before the U.S. Patent and Trademark Office.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Technology Development and Licensing L.L.C.

On January 22, 2009, Technology Development and Licensing L.L.C. (“TDL”) filed suit against DISH Network and EchoStar in the United States District Court for the Northern District of Illinois alleging infringement of United States Patent No. Re. 35,952, which relates to certain favorite channel features.  TDL is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  In July 2009, the Court granted DISH Network’s motion to stay the case pending two reexamination petitions before the U.S. Patent and Trademark Office.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

TQP Development, LLC

On April 4, 2012, TQP Development, LLC (“TQP Development”) filed suit against our wholly-owned subsidiary, DISH Network L.L.C., in the United States District Court for the Eastern District of Texas alleging infringement of United States Patent No. 5,412,730 titled “Encrypted Data Transmission System Employing Means for Randomly Altering the Encryption Keys.”  TQP Development is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  The trial date has been set for January 6, 2014.

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We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Other

In addition to the above actions, we are subject to various other legal proceedings and claims which arise in the ordinary course of business, including, among other things, disputes with programmers regarding fees.  In our opinion, the amount of ultimate liability with respect to any of these actions is unlikely to materially affect our financial position, results of operations or liquidity, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.

9.              Financial Information for Subsidiary Guarantors

Our senior notes are fully, unconditionally and jointly and severally guaranteed by all of our subsidiaries other than minor subsidiaries and the stand-alone entity DISH DBS has no independent assets or operations.  Therefore, supplemental financial information on a condensed consolidating basis of the guarantor subsidiaries is not required.  There are no restrictions on our ability to obtain cash dividends or other distributions of funds from the guarantor subsidiaries, except those imposed by applicable law.

10.       Related Party Transactions

Related Party Transactions with DISH Network

On October 1, 2012, we made a distribution to DOC of the assets and liabilities associated with our satellite broadband business with a fair value of $66 million.  This distribution resulted in a reduction in our historical net assets of $9 million and a deemed dividend of $57 million.

On December 2, 2012, the board of directors of DISH Network declared a dividend of $1.00 per share on its outstanding Class A and Class B common stock, or $453 million in the aggregate.  On December 27, 2012, we paid a dividend of $850 million to DOC to fund the payment of DISH Network’s dividend and other potential DISH Network cash needs.

Blockbuster.  On April 26, 2011, our parent, DISH Network, completed the acquisition of most of the assets of Blockbuster, Inc.  During the three months ended March 31, 2013 and 2012, we recorded $4 million and $5 million, respectively, of “Subscriber-related expenses” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for Blockbuster services provided to our subscribers related to certain of our promotions.

Blockbuster, Wireless and Other Operations.  We provide administrative support such as legal, information systems, marketing, human resources, accounting and finance services to DISH Network’s Blockbuster, Wireless and other operations.  During the three months ended March 31, 2013 and 2012, the expenses associated with these services for each period were $2 million.

Related Party Transactions with EchoStar

Following the Spin-off, EchoStar has operated as a separate public company, and we have no continued ownership interest in EchoStar.  However, a substantial majority of the voting power of the shares of both companies is owned beneficially by Charles W. Ergen, our Chairman, and by certain trusts established by Mr. Ergen for the benefit of his family.

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EchoStar is our primary supplier of set-top boxes and digital broadcast operations and a key supplier of transponder capacity.  Generally, the amounts we pay EchoStar for products and services are based on pricing equal to EchoStar’s cost plus a fixed margin (unless noted differently below), which will vary depending on the nature of the products and services provided.

In connection with and following the Spin-off, we and EchoStar have entered into certain agreements pursuant to which we obtain certain products, services and rights from EchoStar, EchoStar obtains certain products, services and rights from us, and we and EchoStar have indemnified each other against certain liabilities arising from our respective businesses.  We also may enter into additional agreements with EchoStar in the future.  The following is a summary of the terms of our principal agreements with EchoStar that may have an impact on our financial position and results of operations.

“Equipment sales - EchoStar”

Remanufactured Receiver Agreement.  We entered into a remanufactured receiver agreement with EchoStar pursuant to which EchoStar has the right, but not the obligation, to purchase remanufactured receivers and accessories from us at cost plus a fixed margin, which varies depending on the nature of the equipment purchased.  In November 2012, we and EchoStar extended this agreement until December 31, 2013.  EchoStar may terminate the remanufactured receiver agreement for any reason upon at least 60 days notice to us.  We may also terminate this agreement if certain entities acquire us.

“Services and other revenue - EchoStar”

Professional Services Agreement.  Prior to 2010, in connection with the Spin-off, DISH Network entered into various agreements with EchoStar including the Transition Services Agreement, Satellite Procurement Agreement and Services Agreement, which all expired on January 1, 2010 and were replaced by a Professional Services Agreement.  During 2009, DISH Network and EchoStar agreed that EchoStar shall continue to have the right, but not the obligation, to receive the following services from DISH Network, among others, certain of which were previously provided under the Transition Services Agreement: information technology, travel and event coordination, internal audit, legal, accounting and tax, benefits administration, program acquisition services and other support services.  Additionally, DISH Network and EchoStar agreed that DISH Network shall continue to have the right, but not the obligation, to engage EchoStar to manage the process of procuring new satellite capacity for DISH Network (previously provided under the Satellite Procurement Agreement) and receive logistics, procurement and quality assurance services from EchoStar (previously provided under the Services Agreement) and other support services.  The Professional Services Agreement automatically renewed on January 1, 2013 for an additional one-year period until January 1, 2014 and renews automatically for successive one-year periods thereafter, unless terminated earlier by either party upon at least 60 days notice.  However, either party may terminate the Professional Services Agreement in part with respect to any particular service it receives for any reason upon at least 30 days notice.

Management Services Agreement.  DISH Network entered into a Management Services Agreement with EchoStar pursuant to which DISH Network makes certain of its officers available to provide services (which are primarily legal and accounting services) to EchoStar.  Specifically, Paul W. Orban remains employed by DISH Network, but also served as EchoStar’s Senior Vice President and Controller through April 2012.  EchoStar makes payments to DISH Network based upon an allocable portion of the personnel costs and expenses incurred by DISH Network with respect to such officers (taking into account wages and fringe benefits).  These allocations are based upon the estimated percentages of time to be spent by DISH Network’s executive officers performing services for EchoStar under the Management Services Agreement.  EchoStar also reimburses DISH Network for direct out-of-pocket costs incurred by DISH Network for management services provided to EchoStar.  DISH Network and EchoStar evaluate all charges for reasonableness at least annually and make any adjustments to these charges as DISH Network and EchoStar mutually agree upon.

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The Management Services Agreement automatically renewed on January 1, 2013 for an additional one-year period until January 1, 2014 and renews automatically for successive one-year periods thereafter, unless terminated earlier: (i) by EchoStar at any time upon at least 30 days notice; (ii) by DISH Network at the end of any renewal term, upon at least 180 days notice; or (iii) by DISH Network upon notice to EchoStar, following certain changes in control.

Satellite Capacity Leased to EchoStar. During 2009, we entered into a satellite capacity agreement pursuant to which EchoStar leases certain satellite capacity from us on EchoStar I. The fee for the services provided under this satellite capacity agreement depends, among other things, upon the orbital location of the satellite and the length of the lease.  We and EchoStar mutually agreed to terminate this satellite capacity agreement effective as of July 1, 2012.

Real Estate Lease Agreements.  Since the Spin-off, DISH Network has entered into lease agreements pursuant to which DISH Network leases certain real estate to EchoStar.  The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic areas, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises.  The term of each lease is set forth below:

Varick Sublease Agreement.  During 2008, DISH Network subleased certain space at 185 Varick Street, New York, New York to EchoStar for a period of approximately seven years.

El Paso Lease Agreement.  During 2012, DISH Network leased certain space at 1285 Joe Battle Blvd. El Paso, Texas to EchoStar for a period ending on August 1, 2015, which also provides EchoStar with renewal options for four consecutive three-year terms.

“Satellite and transmission expenses — EchoStar”

Broadcast Agreement.  Effective January 1, 2012, we and EchoStar entered into a broadcast agreement (the “2012 Broadcast Agreement”) pursuant to which EchoStar provides broadcast services to us, including teleport services such as transmission and downlinking, channel origination services, and channel management services, for the period from January 1, 2012 to December 31, 2016.  The fees for services provided under the 2012 Broadcast Agreement are calculated at either:  (a) EchoStar’s cost of providing the relevant service plus a fixed dollar fee, which is subject to certain adjustments; or (b) EchoStar’s cost of providing the relevant service plus a fixed margin, which will depend on the nature of the services provided.  We have the ability to terminate channel origination services and channel management services for any reason and without any liability upon at least 60 days notice to EchoStar.  If we terminate the teleport services provided under the 2012 Broadcast Agreement for a reason other than EchoStar’s breach, we are generally obligated to reimburse EchoStar for any direct costs EchoStar incurs related to any such termination that it cannot reasonably mitigate.

Broadcast Agreement for Certain Sports Related Programming.  During May 2010, we and EchoStar entered into a broadcast agreement pursuant to which EchoStar provides certain broadcast services to us in connection with our carriage of certain sports related programming.  The term of this agreement is for ten years.  If we terminate this agreement for a reason other than EchoStar’s breach, we are generally obligated to reimburse EchoStar for any direct costs EchoStar incurs related to any such termination that it cannot reasonably mitigate.  The fees for the broadcast services provided under this agreement depend, among other things, upon the cost to develop and provide such services.

Satellite Capacity Leased from EchoStar.  Since the Spin-off, we have entered into certain satellite capacity agreements pursuant to which we lease certain satellite capacity on certain satellites owned or leased by EchoStar.  The fees for the services provided under these satellite capacity agreements depend, among other things, upon the orbital location of the applicable satellite and the length of the lease.  The term of each lease is set forth below:

DISH DBS CORPORATION

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EchoStar VI, VIII and XII.  The leases for EchoStar VI, VIII and XII generally terminate upon the earlier of:  (i) the end of life or replacement of the satellite (unless we determine to renew on a year-to-year basis); (ii) the date the satellite fails; (iii) the date the transponders on which service is being provided fails; or (iv) a certain date, which depends upon, among other things, the estimated useful life of the satellite, whether the replacement satellite fails at launch or in orbit prior to being placed into service and the exercise of certain renewal options.  We generally have the option to renew each lease on a year-to-year basis through the end of the respective satellite’s life.  There can be no assurance that any options to renew such agreements will be exercised.  Beginning in the first quarter 2013, the leases for the EchoStar VI and VIII satellites expired in accordance with their terms and we no longer lease capacity from EchoStar on EchoStar VI and VIII.

EchoStar IX.  We lease certain satellite capacity from EchoStar on EchoStar IX.  Subject to availability, we generally have the right to continue to lease satellite capacity from EchoStar on EchoStar IX on a month-to-month basis.

EchoStar XVI.  During December 2009, we entered into a transponder service agreement with EchoStar to lease all of the capacity on EchoStar XVI, a DBS satellite, after its service commencement date.  EchoStar XVI was launched during November 2012 to replace EchoStar XV at the 61.5 degree orbital location and is currently in service.  Under the original transponder service agreement, the initial term generally expired upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite failed; (iii) the date the transponder(s) on which service was being provided under the agreement failed; or (iv) ten years following the actual service commencement date.  Prior to expiration of the initial term, we also had the option to renew on a year-to-year basis through the end-of-life of the satellite.  Effective December 21, 2012, we and EchoStar amended the transponder service agreement to, among other things, change the initial term to generally expire upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite fails; (iii) the date the transponder(s) on which service is being provided under the agreement fails; or (iv) four years following the actual service commencement date.  Prior to expiration of the initial term, we have the option to renew for an additional six-year period.  Prior to expiration of the initial term, EchoStar also has the right, upon certain conditions, to renew for an additional six-year period.  If either we or EchoStar exercise our respective six-year renewal options, then we have the option to renew for an additional five-year period prior to expiration of the then-current term.  There can be no assurance that any options to renew this agreement will be exercised.

EchoStar XV.  EchoStar XV is owned by us and is operated at the 61.5 degree orbital location.  The FCC has granted EchoStar a temporary authorization to operate the satellite at the 61.5 degree orbital location.  For so long as EchoStar XV remains in service at the 61.5 degree orbital location, we are obligated to pay EchoStar a fee, which varies depending on the number of frequencies being used by EchoStar XV.

Nimiq 5 Agreement.  During 2009, EchoStar entered into a fifteen-year satellite service agreement with Telesat Canada (“Telesat”) to receive service on all 32 DBS transponders on the Nimiq 5 satellite at the 72.7 degree orbital location (the “Telesat Transponder Agreement”).  During 2009, EchoStar also entered into a satellite service agreement (the “DISH Nimiq 5 Agreement”) with us, pursuant to which we currently receive service from EchoStar on all 32 of the DBS transponders covered by the Telesat Transponder Agreement.  DISH Network has also guaranteed certain obligations of EchoStar under the Telesat Transponder Agreement.  See discussion under “Guarantees” in Note 8.

Under the terms of the DISH Nimiq 5 Agreement, we make certain monthly payments to EchoStar that commenced in September 2009 when the Nimiq 5 satellite was placed into service and continue through the service term.  Unless earlier terminated under the terms and conditions of the DISH Nimiq 5 Agreement, the service term will expire ten years following the date it was placed into service.  Upon expiration of the initial term we have the option to renew the DISH Nimiq 5 Agreement on a year-to-year basis through the end of life of the Nimiq 5 satellite.  Upon in-orbit failure or end of life of the Nimiq 5 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.  There can be no assurance that any options to renew the DISH

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Nimiq 5 Agreement will be exercised or that we will exercise our option to receive service on a replacement satellite.

QuetzSat-1 Lease Agreement.  During 2008, EchoStar entered into a ten-year satellite service agreement with SES Latin America S.A. (“SES”), which provides, among other things, for the provision by SES to EchoStar of service on 32 DBS transponders on the QuetzSat-1 satellite.  During 2008, EchoStar also entered into a transponder service agreement (“QuetzSat-1 Transponder Agreement”) with us pursuant to which we receive service from EchoStar on 24 of the DBS transponders.  QuetzSat-1 was launched on September 29, 2011 and was placed into service during the fourth quarter 2011 at the 67.1 degree orbital location while we and EchoStar explored alternative uses for the QuetzSat-1 satellite.  In the interim, EchoStar provided us with alternate capacity at the 77 degree orbital location.  During the third quarter 2012, we and EchoStar entered into an agreement pursuant to which we sublease back to EchoStar five of the 24 DBS transponders on the QuetzSat-1 satellite.  Rental income generated from this sublease is recorded as revenue within “Services and other revenue — EchoStar” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).  During January 2013, QuetzSat-1 was moved to the 77 degree orbital location and we commenced commercial operations at that location in February 2013.

Unless earlier terminated under the terms and conditions of the QuetzSat-1 Transponder Agreement, the initial service term will expire in November 2021.  Upon expiration of the initial term, we have the option to renew the QuetzSat-1 Transponder Agreement on a year-to-year basis through the end of life of the QuetzSat-1 satellite.  Upon an in-orbit failure or end of life of the QuetzSat-1 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.  There can be no assurance that any options to renew the QuetzSat-1 Transponder Agreement will be exercised or that we will exercise our option to receive service on a replacement satellite.

TT&C Agreement.  Effective January 1, 2012, we entered into a telemetry, tracking and control (“TT&C”) agreement pursuant to which we receive TT&C services from EchoStar for a period ending on December 31, 2016 (the “2012 TT&C Agreement”).  The fees for services provided under the 2012 TT&C Agreement are calculated at either: (i) a fixed fee; or (ii) cost plus a fixed margin, which will vary depending on the nature of the services provided.  We are able to terminate the 2012 TT&C Agreement for any reason upon 60 days notice.

“General and administrative expenses — EchoStar”

Product Support Agreement.  In connection with the Spin-off, we entered into a product support agreement pursuant to which we have the right, but not the obligation, to receive product support from EchoStar (including certain engineering and technical support services) for all set-top boxes and related accessories that EchoStar has previously sold and in the future may sell to us.  The fees for the services provided under the product support agreement are calculated at cost plus a fixed margin, which varies depending on the nature of the services provided.  The term of the product support agreement is the economic life of such receivers and related accessories, unless terminated earlier.  We may terminate the product support agreement for any reason upon at least 60 days notice.  In the event of an early termination of this agreement, we are entitled to a refund of any unearned fees paid to EchoStar for the services.

Real Estate Lease Agreements.  We have entered into lease agreements pursuant to which we lease certain real estate from EchoStar.  The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic area, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises.  The term of each of the leases is set forth below:

•                  Inverness Lease Agreement.  The lease for certain space at 90 Inverness Circle East in Englewood, Colorado is for a period ending on December 31, 2016.  This agreement can be terminated by either party upon six months prior notice.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

•                  Meridian Lease Agreement.  The lease for all of 9601 S. Meridian Blvd. in Englewood, Colorado is for a period ending on December 31, 2016.

•                  Santa Fe Lease Agreement.  The lease for all of 5701 S. Santa Fe Dr. in Littleton, Colorado is for a period ending on December 31, 2016 with a renewal option for one additional year.

•                  EchoStar Data Networks Sublease Agreement.  The sublease for certain space at 211 Perimeter Center in Atlanta, Georgia is for a period ending on October 31, 2016.

•                  Gilbert Lease Agreement.  The lease for certain space at 801 N. DISH Dr. in Gilbert, Arizona is a month-to-month lease and can be terminated by either party upon 30 days prior notice.

•                  Cheyenne Lease Agreement. The lease for certain space at 530 EchoStar Drive in Cheyenne, Wyoming is for a period ending on December 31, 2031.

DISHOnline.com Services Agreement.  Effective January 1, 2010, we entered into a two-year agreement with EchoStar pursuant to which we receive certain services associated with an online video portal.  The fees for the services provided under this services agreement depend, among other things, upon the cost to develop and operate such services.  We have the option to renew this agreement for three successive one year terms and the agreement may be terminated for any reason upon at least 120 days notice to EchoStar.  In November 2012, we exercised our right to renew this agreement for a one-year period ending on December 31, 2013.

DISH Remote Access Services Agreement.  Effective February 23, 2010, we entered into an agreement with EchoStar pursuant to which we receive, among other things, certain remote DVR management services.  The fees for the services provided under this services agreement depend, among other things, upon the cost to develop and operate such services.  This agreement has a term of five years with automatic renewal for successive one year terms and may be terminated for any reason upon at least 120 days notice to EchoStar.

SlingService Services Agreement.  Effective February 23, 2010, we entered into an agreement with EchoStar pursuant to which we receive certain services related to placeshifting.  The fees for the services provided under this services agreement depend, among other things, upon the cost to develop and operate such services.  This agreement has a term of five years with automatic renewal for successive one year terms and may be terminated for any reason upon at least 120 days notice to EchoStar.

Application Development Agreement.  During the fourth quarter 2012, we and EchoStar entered into a set-top box application development agreement (the “Application Development Agreement”) pursuant to which EchoStar provides us with certain services relating to the development of web-based applications for set-top boxes for a period ending on February 1, 2015.  The Application Development Agreement renews automatically for successive one-year periods thereafter, unless terminated earlier by us or EchoStar at any time upon at least 90 days’ notice.  The fees for services provided under the Application Development Agreement are calculated at EchoStar’s cost of providing the relevant service plus a fixed margin, which will depend on the nature of the services provided.

XIP Encryption Agreement.  During the third quarter 2012, we entered into an encryption agreement with EchoStar for our XiP line of set-top boxes (the “XiP Encryption Agreement”) pursuant to which EchoStar provides certain security measures on our XiP line of set-top boxes for a period until December 31, 2014.  Under the XiP Encryption Agreement, we have the option, but not the obligation, to extend the XiP Encryption Agreement for one additional year upon 180 days notice prior to the end of the term.  We and EchoStar each have the right to terminate the XiP Encryption Agreement for any reason upon at least 30 days notice and 180 days notice, respectively.  The fees for the services provided under the XIP Agreement are calculated on a monthly basis based on the number of receivers utilizing such security measures each month.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

Other Agreements — EchoStar

Receiver Agreement.  EchoStar is currently our sole supplier of set-top box receivers.  Effective January 1, 2012, we and EchoStar entered into a receiver agreement (the “2012 Receiver Agreement”) pursuant to which we have the right, but not the obligation, to purchase digital set-top boxes, related accessories, and other equipment from EchoStar for the period from January 1, 2012 to December 31, 2014.  We have an option, but not the obligation, to extend the 2012 Receiver Agreement for one additional year upon 180 days notice prior to the end of the term.  The 2012 Receiver Agreement allows us to purchase digital set-top boxes, related accessories and other equipment from EchoStar either: (i) at a cost (decreasing as EchoStar reduces costs and increasing as costs increase) plus a dollar mark-up which will depend upon the cost of the product subject to a collar on EchoStar’s mark-up; or (ii) at cost plus a fixed margin, which will depend on the nature of the equipment purchased.  Under the 2012 Receiver Agreement, EchoStar’s margins will be increased if they are able to reduce the costs of their digital set-top boxes and their margins will be reduced if these costs increase.  EchoStar provides us with standard manufacturer warranties for the goods sold under the 2012 Receiver Agreement.  Additionally, the 2012 Receiver Agreement includes an indemnification provision, whereby the parties indemnify each other for certain intellectual property matters.  We are able to terminate the 2012 Receiver Agreement for any reason upon at least 60 days notice to EchoStar.  EchoStar is able to terminate the 2012 Receiver Agreement if certain entities acquire us.

For the three months ended March 31, 2013 and 2012, we purchased set-top boxes and other equipment from EchoStar of $297 million and $237 million, respectively.  These amounts are initially included in “Inventory” and are subsequently capitalized as “Property and equipment, net” on our Condensed Consolidated Balance Sheets or expensed as “Subscriber acquisition costs” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) when the equipment is deployed.

Tax Sharing Agreement.  In connection with the Spin-off, DISH Network entered into a tax sharing agreement with EchoStar which governs our respective rights, responsibilities and obligations after the Spin-off with respect to taxes for the periods ending on or before the Spin-off.  Generally, all pre-Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-off, are borne by DISH Network, and DISH Network will indemnify EchoStar for such taxes.  However, DISH Network is not liable for and will not indemnify EchoStar for any taxes that are incurred as a result of the Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Internal Revenue Code of 1986, as amended (the “Code”) because of: (i) a direct or indirect acquisition of any of EchoStar’s stock, stock options or assets; (ii) any action that EchoStar takes or fails to take; or (iii) any action that EchoStar takes that is inconsistent with the information and representations furnished to the IRS in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the Spin-off or certain related transactions.  In such case, EchoStar is solely liable for, and will indemnify DISH Network for, any resulting taxes, as well as any losses, claims and expenses.  The tax sharing agreement will only terminate after the later of the full period of all applicable statutes of limitations, including extensions, or once all rights and obligations are fully effectuated or performed.

RUS Implementation Agreement.  In September 2010, DISH Broadband L.L.C. (“DISH Broadband”), our wholly-owned subsidiary, was selected by the Rural Utilities Service (“RUS”) of the United States Department of Agriculture to receive up to approximately $14 million in broadband stimulus grant funds (the “Grant Funds”).  Effective November 2011, DISH Broadband and Hughes Communications, Inc. (“Hughes”) entered into a RUS Implementation Agreement (the “RUS Agreement”) pursuant to which Hughes provides certain portions of the equipment and broadband service used to implement our RUS program.  The initial term of the RUS Agreement shall continue until the earlier of: (i) September 24, 2013; or (ii) the date that the Grant Funds have been exhausted.  In addition, DISH Broadband may terminate the RUS Agreement for convenience upon 45 days’ prior written notice to Hughes.  During the three months ended March 31, 2013 and 2012, we expensed $1 million under this agreement which is included in “Cost of sales — equipment, services other” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

TiVo.  On April 29, 2011, DISH Network and EchoStar entered into a settlement agreement with TiVo, Inc. (“TiVo”).  The settlement resolved all pending litigation between DISH Network and EchoStar, on the one hand, and TiVo, on the other hand, including litigation relating to alleged patent infringement involving certain DISH digital video recorders, or DVRs.

Under the settlement agreement, all pending litigation was dismissed with prejudice and all injunctions that permanently restrain, enjoin or compel any action by DISH Network or EchoStar were dissolved.  DISH Network and EchoStar are jointly responsible for making payments to TiVo in the aggregate amount of $500 million, including an initial payment of $300 million and the remaining $200 million in six equal annual installments between 2012 and 2017.  Pursuant to the terms and conditions of the agreements entered into in connection with the Spin-off of EchoStar from DISH Network, DISH Network made the initial payment to TiVo in May 2011, except for the contribution from EchoStar totaling approximately $10 million, representing an allocation of liability relating to EchoStar’s sales of DVR-enabled receivers to an international customer.  Future payments will be allocated between DISH Network and EchoStar based on historical sales of certain licensed products, with DISH Network being responsible for 95% of each annual payment.

Patent Cross-License Agreements.  During December 2011, DISH Network and EchoStar entered into separate patent cross-license agreements with the same third party whereby: (i) EchoStar and such third party licensed their respective patents to each other subject to certain conditions; and (ii) DISH Network and such third party licensed their respective patents to each other subject to certain conditions (each, a “Cross-License Agreement”).  Each Cross License Agreement covers patents acquired by the respective party prior to January 1, 2017 and aggregate payments under both Cross-License Agreements total less than $10 million. Each Cross License Agreement also contains an option to extend each Cross-License Agreement to include patents acquired by the respective party prior to January 1, 2022.  If both options are exercised, the aggregate additional payments to such third party would total less than $3 million.  However, DISH Network and EchoStar may elect to extend their respective Cross-License Agreement independently of each other.  Since the aggregate payments under both Cross-License Agreements were based on the combined annual revenues of DISH Network and EchoStar, DISH Network and EchoStar agreed to allocate their respective payments to such third party based on their respective percentage of combined total revenue.

Voom Settlement Agreement.  On October 21, 2012, we entered into the Voom Settlement Agreement with Voom and Cablevision, and for certain limited purposes, MSG Holdings, L.P., The Madison Square Garden Company and EchoStar.  The Voom Settlement Agreement resolved the litigation between the parties relating to the Voom programming services.  EchoStar was a party to the Voom Settlement Agreement solely for the purposes of executing a mutual release of claims with Voom, Cablevision, MSG Holdings, L.P. and The Madison Square Garden Company relating to the Voom programming services.

Other Agreements

In November 2009, Mr. Roger Lynch became employed by both DISH Network and EchoStar as Executive Vice President.  Mr. Lynch is responsible for the development and implementation of advanced technologies that are of potential utility and importance to both DISH Network and EchoStar.  Mr. Lynch’s compensation consists of cash and equity compensation and is borne by both EchoStar and DISH Network.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

Related Party Transactions with NagraStar L.L.C.

NagraStar is a joint venture between EchoStar and Nagra USA, Inc. that is our provider of encryption and related security systems intended to assure that only authorized customers have access to our programming.

The table below summarizes our transactions with NagraStar.

	For the Three Months
	Ended March 31,
	2013	2012
	(In thousands)
Purchases (including fees):
Purchases from NagraStar	$22,019	$17,484

	As of
	March 31,	December 31,
	2013	2012
	(In thousands)
Amounts Payable and Commitments:
Amounts payable to NagraStar	$23,615	$21,930

11.       Subsequent Events

Sprint Merger Proposal

On April 15, 2013, DISH Network announced that it had submitted a merger proposal to the Board of Directors of Sprint for a total consideration of $25.5 billion, consisting of $17.3 billion in cash and $8.2 billion in stock.  Under this proposal, Sprint shareholders would receive $7.00 per share, based upon the closing price of DISH Network shares on April 12, 2013, consisting of $4.76 per share in cash and 0.05953 DISH Network shares per Sprint share.  The equity portion would represent approximately 32% ownership in the combined DISH Network/Sprint.  There is no assurance that DISH Network’s proposal will be accepted by Sprint or that DISH Network will ultimately be able to complete a transaction with Sprint upon terms acceptable to DISH Network.  The proposed merger would be subject to, among other things, certain regulatory approvals, approval by Sprint’s shareholders, and other customary closing conditions.

To the extent that DISH Network completes the proposed merger with Sprint, it will be required to commit a majority of its cash and marketable securities, and it will incur significant additional indebtedness, including indebtedness incurred by us to finance the cash consideration and possibly to refinance certain existing debt.  These commitments may cause DISH Network and us to defer or curtail other strategic investments, investments in our pay-TV business or other transactions.  The incurrence of indebtedness to finance the proposed merger with Sprint, together with Sprint’s existing indebtedness, will increase the leverage of the combined company.  In addition, DISH Network may be required to spend additional capital or raise additional capital to support DISH Network’s investment in Sprint’s business and to continue the build-out of a wireless network, which may not be available on acceptable terms.  We may raise additional indebtedness and make cash distributions to DISH Network to, among other things, finance the proposed merger with Sprint and to support DISH Network’s investment in Sprint’s business.  There can be no assurance that DISH Network will be able to achieve its business and financial goals following the proposed merger with Sprint or that achievement of these goals will benefit us.  If DISH Network is unable to successfully address these challenges and risks, among others, our business, financial condition and/or results of operations may suffer.  For additional information, see Item 1A, “Risk Factors - Risks Relating to DISH Network’s Proposed Merger with Sprint.”

DISH DBS CORPORATION

Offer to Exchange up to $1,200,000,000 aggregate principal amount of new

4.250% Senior Notes due 2018 and

Up to $1,100,000,000 aggregate principal amount of new 5.125% Senior Notes due 2020,

which have been registered under the Securities Act of 1933,

for any and all of its outstanding 4.250% Senior Notes due 2018 and 5.125% Senior Notes due 2020,

respectively

PROSPECTUS

, 2013

All tendered Old Notes, executed letters of transmittal and other related documents should be directed to the exchange agent at the numbers and address below.  Requests for assistance and for additional copies of the prospectus, the letter of transmittal and other related documents should also be directed to the exchange agent.

The exchange agent for the exchange offer is:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By Facsimile:
(612) 667-6282

Attention: Bondholder Communications

For Information or Confirmation by telephone:
(800) 344-5128

By registered mail or certified

mail:

Wells Fargo Bank, National Association

MAC - N9303-121

Corporate Trust Operations

P.O. Box 1517

Minneapolis, Minnesota 55480-1517

By regular mail or overnight

courier:

Wells Fargo Bank, National Association

MAC - N9303-121

Corporate Trust Operations

Sixth Street & Marquette Avenue

Minneapolis, Minnesota 55479

By hand:

Wells Fargo Bank, National Association

Northstar East Building — 12th floor

Corporate Trust Services

608 Second Avenue South

Minneapolis, Minnesota 55479

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers

The following subparagraphs briefly describe indemnification provisions for directors, officers and controlling persons of the Registrants against liability, including liability under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Colorado Corporations

As provided in the Articles of Incorporation of DISH DBS, a Colorado corporation, DISH DBS may eliminate or limit the personal liability of a director to DISH DBS or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that, in accordance with Section 7-108-402 of the Colorado Business Corporation Act (the “Colorado Act”), such provision shall not eliminate or limit the liability of a director to the Registrant or to its shareholders for monetary damages for: any breach of the director’s duty of loyalty to DISH DBS or to its shareholders; acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; acts specified in Section 7-108-403 of the Colorado Act; or any transaction from which the director derived an improper personal benefit.  No such provisions eliminate or limit the liability of a director to DISH DBS or to its shareholders for monetary damages for any act or omission occurring prior to the date when such provision becomes effective.

Under provisions of the Bylaws of DISH DBS and the Colorado Act, each person who is or was a director or officer of the Registrant will be indemnified by the Registrant as a matter of right summarized as follows:

(a)         Under the Colorado Act, a person who is wholly successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of DISH DBS shall be indemnified against reasonable expenses (including attorneys’ fees) in connection with such suit or proceeding;

(b)         Except as provided in subparagraph (c) below, a director may be indemnified under such law against both (1) reasonable expenses (including attorneys’ fees), and (2) judgments, penalties, fines and amounts paid in settlement, if he acted in good faith and reasonably believed, in the case of conduct in his official capacity as a director, that his conduct was in DISH DBS’s best interests, or in all other cases that his conduct was not opposed to the best interests of DISH DBS, and with respect to any criminal action, he had not reasonable cause to believe his conduct was unlawful, but DISH DBS may not indemnify the director if the director is found liable to DISH DBS or is found liable on the basis that personal benefit was improperly received by the director in connection with any suit or proceeding charging improper personal benefit to the director;

(c)          In connection with a suit or proceeding by or in the right of DISH DBS, indemnification is limited to reasonable expenses incurred in connection with the suit or proceeding, but DISH DBS may not indemnify the director if the director was found liable to DISH DBS; and

(d)         Officers of DISH DBS will be indemnified to the same extent as directors as described in (a), (b) and (c).

Colorado Limited Liability Companies

Each of DISH Network L.L.C., DISH Operating L.L.C., DISH Network Service L.L.C. and EchoSphere L.L.C. is a limited liability company organized under the laws of the State of Colorado.  Section 7-80-407 of the Colorado Limited Liability Company Act empowers a Colorado limited liability company to reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.

In accordance with this provision, the Articles of Organization of each of DISH Network L.L.C., DISH Operating L.L.C., DISH Network Service L.L.C. and EchoSphere L.L.C. state that such company shall indemnify, to the maximum extent permitted under applicable law, any person, and the estate and personal representative of any such person, against all liability and expense incurred by reason of the fact that such person is or was a manager, officer, employee or fiduciary of the company or, while serving as manager, officer, employee or fiduciary of the company, such person is or was serving at the request of the company as a manager, director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial fiduciary position of, another domestic or foreign entity or other individual or entity or of an employee benefit plan.

ITEM 21. Exhibits and Financial Statement Schedules

(a)   Exhibits

EXHIBIT NO.	DESCRIPTION

3.1(a)*	Articles of Incorporation of DISH DBS Corporation (incorporated by reference to Exhibit 3.4(a) to the Registration Statement on Form S-4 of DISH DBS Corporation, Commission File No. 333-31929).

3.1(b)*

Certificate of Amendment of the Articles of Incorporation of DISH DBS Corporation, dated as of August 25, 2003 (incorporated by reference to Exhibit 3.1(b) to the Annual Report on Form 10-K of DISH DBS Corporation for the year ended December 31, 2003, Commission File No. 333-31929).

3.1(c)*

Amendment of the Articles of Incorporation of DISH DBS Corporation, effective December 12, 2008 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of DISH DBS Corporation filed December 12, 2008, Commission File No. 333-31929).

3.1(d)*	Bylaws of DISH DBS Corporation (incorporated by reference to Exhibit 3.4(b) to the Registration Statement on Form S-4 of DISH DBS Corporation, Commission File No. 333-31929).

4.1*

Indenture, relating to the 6 5/8% Senior Notes Due 2014, dated October 1, 2004 between DISH DBS Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed October 1, 2004, Commission File No. 0-26176).

4.2*

Indenture, relating to the 7 1/8% Senior Notes Due 2016, dated as of February 2, 2006 between DISH DBS Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed February 3, 2006, Commission File No. 0-26176).

4.3*

Indenture, relating to the 7% Senior Notes Due 2013, dated as of October 18, 2006 between DISH DBS Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed October 18, 2006, Commission File No. 0-26176).

4.4*

Indenture, relating to the 7 3/4% Senior Notes Due 2015, dated as of May 27, 2008 between DISH DBS Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed May 28, 2008, Commission File No. 0-26176).

4.5*

Indenture, relating to the 7 7/8% Senior Notes Due 2019, dated as of August 17, 2009 between DISH DBS Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed August 18, 2009, Commission File No. 0-26176).

4.6*

Indenture, relating to the 6.75% Senior Notes due 2021, dated as of May 5, 2011, among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed May 5, 2011, Commission File No. 000-26176).

4.7*

Indenture, relating to the 4 5/8% Senior Notes Due 2017, dated as of May 16, 2012 between DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed May 16, 2012, Commission File No. 333-31929).

4.8*

Indenture, relating to the 5 7/8% Senior Notes Due 2022, dated as of May 16, 2012 between DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of DISH DBS Corporation filed May 16, 2012, Commission File No. 333-31929).

4.9*	Indenture, relating to the 5% Senior Notes due 2023, dated as of December 27, 2012 between

EXHIBIT NO.	DESCRIPTION

DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed December 27, 2012, Commission File No. 333-31929).

4.10*

Indenture, relating to the 4 1/4% Senior Notes due 2018, dated as of April 5, 2013 between DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of DISH DBS Corporation filed April 5, 2013, Commission File No. 333-31929).

4.11*

Indenture, relating to the 5 1/8% Senior Notes due 2020, dated as of April 5, 2013 between DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed April 5, 2013, Commission File No. 333-31929).

4.12*

Registration Rights Agreement, relating to the 4 1/4% Senior Notes due 2018 and the 5 1/8% Senior Notes due 2020, dated as of April 5, 2013, among DISH DBS Corporation, the guarantors named on the signature pages thereto and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of DISH DBS Corporation filed April 5, 2013, Commission File No. 333-31929).

4.13*	Form of Note for 4 1/4% Senior Notes due 2018 (included as part of Exhibit 4.10).

4.14*	Form of Note for 5 1/8% Senior Notes due 2020 (included as part of Exhibit 4.11).

5.1(H)	Opinion of Sullivan & Cromwell LLP regarding the legality of the securities being registered.

10.1*	2002 Class B CEO Stock Option Plan (incorporated by reference to Appendix A to DISH Network Corporation’s Definitive Proxy Statement on Schedule 14A dated April 9, 2002).**

10.2*

Satellite Service Agreement, dated as of March 21, 2003, between SES Americom, Inc., EchoStar Satellite Corporation and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2003, Commission File No.0-26176).****

10.3*

Amendment No. 1 to Satellite Service Agreement dated July 10, 2003 between SES Americom Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended September 30, 2003, Commission File No.0-26176).****

10.4*

Satellite Service Agreement dated as of August 13, 2003 between SES Americom Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended September 30, 2003, Commission File No.0-26176).****

10.5*

Satellite Service Agreement, dated February 19, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No.0-26176).****

10.6*

Amendment No. 1 to Satellite Service Agreement, dated March 10, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No.0-26176).****

10.7*

Amendment No. 3 to Satellite Service Agreement, dated February 19, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No.0-26176).****

10.8*

Whole RF Channel Service Agreement, dated February 4, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No.0-26176).****

EXHIBIT NO.	DESCRIPTION

10.9*

Letter Amendment to Whole RF Channel Service Agreement, dated March 25, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No.0-26176).****

10.10*

Amendment No. 2 to Satellite Service Agreement, dated April 30, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2004, Commission File No.0-26176).****

10.11*

Second Amendment to Whole RF Channel Service Agreement, dated May 5, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2004, Commission File No.0-26176).****

10.12*

Third Amendment to Whole RF Channel Service Agreement, dated October 12, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No.0-26176).****

10.13*

Amendment No. 4 to Satellite Service Agreement, dated October 21, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No.0-26176).****

10.14*

Amendment No. 3 to Satellite Service Agreement, dated November 19, 2004 between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No.0-26176).****

10.15*

Amendment No. 5 to Satellite Service Agreement, dated November 19, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No.0-26176).****

10.16*

Amendment No. 6 to Satellite Service Agreement, dated December 20, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No.0-26176).****

10.17*

Description of the 2005 Long-Term Incentive Plan dated January 26, 2005 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2005, Commission File No.0-26176).**

10.18*

Amendment No. 4 to Satellite Service Agreement, dated April 6, 2005, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2005, Commission File No.0-26176).****

10.19*

Amendment No. 5 to Satellite Service Agreement, dated June 20, 2005, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2005, Commission File No.0-26176).****

10.20*	Incentive Stock Option Agreement (Form A) (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.21*	Incentive Stock Option Agreement (Form B) (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.22*	Restricted Stock Unit Agreement (Form A) (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File

EXHIBIT NO.	DESCRIPTION

No.0-26176).**

10.23*	Restricted Stock Unit Agreement (Form B) (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.24*

Incentive Stock Option Agreement (1999 Long-Term Incentive Plan) (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.25*	Nonemployee Director Stock Option Agreement (incorporated by reference to Exhibit 99.6 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.26*

Nonqualifying Stock Option Agreement (2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.7 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.27*

Restricted Stock Unit Agreement (2005 Long-Term Incentive Plan) (incorporated by reference to Exhibit 99.8 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.28*

Separation Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 2.1 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.29*

Tax Sharing Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.2 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.30*

Employee Matters Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.3 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.31*

Intellectual Property Matters Agreement between EchoStar Corporation, EchoStar Acquisition L.L.C., Echosphere L.L.C., DISH DBS Corporation, EIC Spain SL, EchoStar Technologies L.L.C. and DISH Network Corporation (incorporated by reference from Exhibit 10.4 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.32*

Management Services Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.5 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.33*

Form of Satellite Capacity Agreement between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.28 to the Amendment No. 2 to Form 10 of EchoStar Corporation filed December 26, 2007, Commission File No. 001-33807).

10.34*

Description of the 2008 Long-Term Incentive Plan dated December 22, 2008 (incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2008, Commission File No. 0-26176).**

10.35*

DISH Network Corporation 2009 Stock Incentive Plan (incorporated by reference to Appendix A to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed March 31, 2009, Commission File No. 000-26176).**

10.36*

Amended and Restated DISH Network Corporation 2001 Nonemployee Director Stock Option Plan (incorporated by reference to Appendix B to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed March 31, 2009, Commission File No. 000-26176).**

10.37*

Amended and Restated DISH Network Corporation 1999 Stock Incentive Plan (incorporated by reference to Appendix C to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed March 31, 2009, Commission File No. 000-26176).**

EXHIBIT NO.	DESCRIPTION

10.38*

Amended and Restated DISH Network Corporation 1995 Stock Incentive Plan (incorporated by reference to Appendix D to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed March 31, 2009, Commission File No. 000-26176).**

10.39*

Professional Services Agreement, dated August 4, 2009, between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q of EchoStar Corporation for the quarter ended September 30, 2009, Commission File No. 001-33807).****

10.40*

Allocation Agreement, dated August 4, 2009, between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.4 to the Quarterly Report on Form 10-Q of EchoStar Corporation for the quarter ended September 30, 2009, Commission File No. 001-33807).

10.41*

NIMIQ 5 Whole RF Channel Service Agreement, dated September 15, 2009, between Telesat Canada and EchoStar Corporation (incorporated by reference from Exhibit 10.30 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).****

10.42*

NIMIQ 5 Whole RF Channel Service Agreement, dated September 15, 2009, between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.31 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).****

10.43*

Amendment to Form of Satellite Capacity Agreement (Form A) between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.34 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).

10.44*

Amendment to Form of Satellite Capacity Agreement (Form B) between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.35 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).

10.45*

EchoStar XVI Satellite Capacity Agreement between EchoStar Satellite Services L.L.C. and DISH Network L.L.C. (incorporated by reference from Exhibit 10.36 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).****

10.46*

Assignment of Rights Under Launch Service Contract from EchoStar Corporation to DISH Orbital II L.L.C. (incorporated by reference from Exhibit 10.37 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).

10.47*

Cost Allocation Agreement, dated April 29, 2011, between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q of EchoStar Corporation for the quarter ended June 30, 2011, Commission File No. 001-33807).

10.48*

Settlement and Patent License between TiVo Inc. and DISH Network Corporation and EchoStar Corporation, dated as of April 29, 2011 (incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q/A of EchoStar Corporation filed February 21, 2012, Commission File No. 001-33807).****

10.49*

QuetzSat-1 Transponder Service Agreement, dated November 24, 2008, between EchoStar 77 Corporation, a direct wholly-owned subsidiary of EchoStar Corporation, and DISH Network L.L.C. (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).****

10.50*

Receiver Agreement dated January 1, 2012 between Echosphere L.L.C. and EchoStar Technologies L.L.C. (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2012, Commission File No.  0-26176) ****

EXHIBIT NO.	DESCRIPTION

10.51*

Broadcast Agreement dated January 1, 2012 between EchoStar Broadcasting Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2012, Commission File No.  0-26176) ****

10.52*

Confidential Settlement Agreement and Release dated as of October 21, 2012 by and between Voom HD Holdings LLC and CSC Holdings, LLC, on the one hand, and DISH Network L.L.C., on the other hand, and for certain limited purposes, DISH Media Holdings Corporation, MSG Holdings, L.P., The Madison Square Garden Company and EchoStar Corporation (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended September 30, 2012, Commission File No. 0-26176).****

10.53*

Description of the 2013 Long-Term Incentive Plan dated November 30, 2012 (incorporated by reference to the Current Report on Form 8-K of DISH Network Corporation filed December 6, 2012, Commission File No. 0-26176).**

10.54*

Amendment to EchoStar XVI Satellite Capacity Agreement between EchoStar Satellite Services L.L.C. and DISH Network L.L.C. dated December 21, 2012 (incorporated by reference from Exhibit 10.62 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2012, Commission File No. 0-26176).****

12.1(H)	Statement regarding computation of ratio of earnings to fixed charges.

21(H)	Subsidiaries of DISH DBS Corporation.

23.1(H)	Consent of KPMG LLP.

23.2(H)	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

24.1(H)	Powers of Attorney (included on the signature pages hereto).

25.1(H)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the Indenture governing the 2018 Notes.

25.2(H)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the Indenture governing the 2020 Notes.

99.1(H)	Form of Letter of Transmittal.

99.2(H)	Form of Notice of Guaranteed Delivery.

101***

The following materials from (A) the Annual Report on Form 10-K of DISH DBS Corporation for the year ended December 31, 2012, filed on March 6, 2013, formatted in eXtensible Business Reporting Language (“XBRL”): (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Operations and Comprehensive Income (Loss), (iii) Consolidated Statement of Changes in Stockholder’s Equity (Deficit), (iv) Consolidated Statements of Cash Flows, and (v) related notes to these financial statements and (B) the Quarterly Report on Form 10-Q of DISH DBS Corporation for the quarter ended March 31, 2013, filed on May 13, 2013, formatted in XBRL: (i) Condensed Consolidated Balance Sheets, (ii) Condensed Consolidated Statements of Operations and Comprehensive Income (Loss), (iii) Condensed Consolidated Statements of Cash Flows and (iv) related notes to these financial statements.

(H)	Filed herewith.
*	Incorporated by reference.
**	Constitutes a management contract or compensatory plan or arrangement.
***

In accordance with Regulation S-T, the information in this Exhibit 101 shall not be deemed “filed” for the purposes of section 18 of the Exchange Act or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by the specific reference in such filing.

****	Certain portions of the exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

ITEM 22. Undertakings

(a)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of approximate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)         The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporating documents by first class mail or other equally prompt means.  This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(c)          The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(d)         The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)          The undersigned Registrants hereby undertake:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on July 19, 2013.

DISH DBS CORPORATION

By:	/s/ Joseph P. Clayton
	Name:	Joseph P. Clayton
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stanton Dodge his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph P. Clayton	President and Chief Executive Officer
Joseph P. Clayton	(Principal Executive Officer)	July 19, 2013

/s/ Robert E. Olson	Executive Vice President and Chief Financial Officer
Robert E. Olson	(Principal Financial and Accounting Officer)	July 19, 2013

/s/ Charles W. Ergen
Charles W. Ergen	Chairman and Director	July 19, 2013

/s/ James DeFranco
James DeFranco	Director	July 19, 2013

/s/ R. Stanton Dodge
R. Stanton Dodge	Director	July 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on July 19, 2013.

DISH NETWORK L.L.C.

DISH NETWORK SERVICE L.L.C.

ECHOSPHERE L.L.C.

By:	/s/ Charles W. Ergen
	Name:	Charles W. Ergen
	Title:	Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stanton Dodge his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles W. Ergen	Chairman
Charles W. Ergen	(Principal Executive Officer)	July 19, 2013

/s/ Robert E. Olson	Executive Vice President
Robert E. Olson	and Chief Financial Officer (Principal Financial and Accounting Officer)	July 19, 2013

/s/ Joseph P. Clayton
DISH DBS Corporation As Sole Member By: Joseph P. Clayton President and Chief Executive Officer	Sole Member	July 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on July 19, 2013.

DISH OPERATING L.L.C.

By:	/s/ Charles W. Ergen
	Name:	Charles W. Ergen
	Title:	Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stanton Dodge his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles W. Ergen	Chairman
Charles W. Ergen	(Principal Executive Officer)	July 19, 2013

/s/ Robert E. Olson
Robert E. Olson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 19, 2013
/s/ Charles W. Ergen
DISH Network L.L.C. As Sole Member By: Charles W. Ergen Chairman	Sole Member	July 19, 2013

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1(a)*	Articles of Incorporation of DISH DBS Corporation (incorporated by reference to Exhibit 3.4(a) to the Registration Statement on Form S-4 of DISH DBS Corporation, Commission File No. 333-31929).

3.1(b)*

Certificate of Amendment of the Articles of Incorporation of DISH DBS Corporation, dated as of August 25, 2003 (incorporated by reference to Exhibit 3.1(b) to the Annual Report on Form 10-K of DISH DBS Corporation for the year ended December 31, 2003, Commission File No. 333-31929).

3.1(c)*

Amendment of the Articles of Incorporation of DISH DBS Corporation, effective December 12, 2008 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of DISH DBS Corporation filed December 12, 2008, Commission File No. 333-31929).

3.1(d)*	Bylaws of DISH DBS Corporation (incorporated by reference to Exhibit 3.4(b) to the Registration Statement on Form S-4 of DISH DBS Corporation, Commission File No. 333-31929).

4.1*

Indenture, relating to the 6 5/8% Senior Notes Due 2014, dated October 1, 2004 between DISH DBS Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed October 1, 2004, Commission File No. 0-26176).

4.2*

Indenture, relating to the 7 1/8% Senior Notes Due 2016, dated as of February 2, 2006 between DISH DBS Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed February 3, 2006, Commission File No. 0-26176).

4.3*

Indenture, relating to the 7% Senior Notes Due 2013, dated as of October 18, 2006 between DISH DBS Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed October 18, 2006, Commission File No. 0-26176).

4.4*

Indenture, relating to the 7 3/4% Senior Notes Due 2015, dated as of May 27, 2008 between DISH DBS Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed May 28, 2008, Commission File No.0-26176).

4.5*

Indenture, relating to the 7 7/8% Senior Notes Due 2019, dated as of August 17, 2009 between DISH DBS Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed August 18, 2009, Commission File No. 0-26176).

4.6*

Indenture, relating to the 6.75% Senior Notes due 2021, dated as of May 5, 2011, among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed May 5, 2011, Commission File No. 000-26176).

4.7*

Indenture, relating to the 4 5/8% Senior Notes Due 2017, dated as of May 16, 2012 between DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed May 16, 2012, Commission File No. 333-31929).

4.8*

Indenture, relating to the 5 7/8% Senior Notes Due 2022, dated as of May 16, 2012 between DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of DISH DBS Corporation filed May 16, 2012, Commission File No. 333-31929).

4.9*

Indenture, relating to the 5% Senior Notes due 2023, dated as of December 27, 2012 between DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current

1

EXHIBIT NO.	DESCRIPTION

Report on Form 8-K of DISH DBS Corporation filed December 27, 2012, Commission File No. 333-31929).

4.10*

Indenture, relating to the 4 1/4% Senior Notes due 2018, dated as of April 5, 2013 between DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of DISH DBS Corporation filed April 5, 2013, Commission File No. 333-31929).

4.11*

Indenture, relating to the 5 1/8% Senior Notes due 2020, dated as of April 5, 2013 between DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed April 5, 2013, Commission File No. 333-31929).

4.12*

Registration Rights Agreement, relating to the 4 1/4% Senior Notes due 2018 and the 5 1/8% Senior Notes due 2020, dated as of April 5, 2013, among DISH DBS Corporation, the guarantors named on the signature pages thereto and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of DISH DBS Corporation filed April 5, 2013, Commission File No. 333-31929).

4.13*	Form of Note for 4 1/4% Senior Notes due 2018 (included as part of Exhibit 4.10).

4.14*	Form of Note for 5 1/8% Senior Notes due 2020 (included as part of Exhibit 4.11).

5.1(H)	Opinion of Sullivan & Cromwell LLP regarding the legality of the securities being registered.

10.1*	2002 Class B CEO Stock Option Plan (incorporated by reference to Appendix A to DISH Network Corporation’s Definitive Proxy Statement on Schedule 14A dated April 9, 2002).**

10.2*

Satellite Service Agreement, dated as of March 21, 2003, between SES Americom, Inc., EchoStar Satellite Corporation and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2003, Commission File No.0-26176).****

10.3*

Amendment No. 1 to Satellite Service Agreement dated July 10, 2003 between SES Americom Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended September 30, 2003, Commission File No.0-26176).****

10.4*

Satellite Service Agreement dated as of August 13, 2003 between SES Americom Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended September 30, 2003, Commission File No.0-26176).****

10.5*

Satellite Service Agreement, dated February 19, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No.0-26176).****

10.6*

Amendment No. 1 to Satellite Service Agreement, dated March 10, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No.0-26176).****

10.7*

Amendment No. 3 to Satellite Service Agreement, dated February 19, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No.0-26176).****

10.8*

Whole RF Channel Service Agreement, dated February 4, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No.0-26176).****

2

EXHIBIT NO.	DESCRIPTION

10.9*

Letter Amendment to Whole RF Channel Service Agreement, dated March 25, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No.0-26176).****

10.10*

Amendment No. 2 to Satellite Service Agreement, dated April 30, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2004, Commission File No.0-26176).****

10.11*

Second Amendment to Whole RF Channel Service Agreement, dated May 5, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2004, Commission File No.0-26176).****

10.12*

Third Amendment to Whole RF Channel Service Agreement, dated October 12, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No.0-26176).****

10.13*

Amendment No. 4 to Satellite Service Agreement, dated October 21, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No.0-26176).****

10.14*

Amendment No. 3 to Satellite Service Agreement, dated November 19, 2004 between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No.0-26176).****

10.15*

Amendment No. 5 to Satellite Service Agreement, dated November 19, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No.0-26176).****

10.16*

Amendment No. 6 to Satellite Service Agreement, dated December 20, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No.0-26176).****

10.17*

Description of the 2005 Long-Term Incentive Plan dated January 26, 2005 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2005, Commission File No.0-26176).**

10.18*

Amendment No. 4 to Satellite Service Agreement, dated April 6, 2005, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2005, Commission File No.0-26176).****

10.19*

Amendment No. 5 to Satellite Service Agreement, dated June 20, 2005, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2005, Commission File No.0-26176).****

10.20*	Incentive Stock Option Agreement (Form A) (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.21*	Incentive Stock Option Agreement (Form B) (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.22*	Restricted Stock Unit Agreement (Form A) (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File

3

EXHIBIT NO.	DESCRIPTION

No.0-26176).**

10.23*	Restricted Stock Unit Agreement (Form B) (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.24*

Incentive Stock Option Agreement (1999 Long-Term Incentive Plan) (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.25*	Nonemployee Director Stock Option Agreement (incorporated by reference to Exhibit 99.6 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.26*

Nonqualifying Stock Option Agreement (2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.7 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.27*

Restricted Stock Unit Agreement (2005 Long-Term Incentive Plan) (incorporated by reference to Exhibit 99.8 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No.0-26176).**

10.28*

Separation Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 2.1 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.29*

Tax Sharing Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.2 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.30*

Employee Matters Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.3 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.31*

Intellectual Property Matters Agreement between EchoStar Corporation, EchoStar Acquisition L.L.C., Echosphere L.L.C., DISH DBS Corporation, EIC Spain SL, EchoStar Technologies L.L.C. and DISH Network Corporation (incorporated by reference from Exhibit 10.4 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.32*

Management Services Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.5 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.33*

Form of Satellite Capacity Agreement between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.28 to the Amendment No. 2 to Form 10 of EchoStar Corporation filed December 26, 2007, Commission File No. 001-33807).

10.34*

Description of the 2008 Long-Term Incentive Plan dated December 22, 2008 (incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2008, Commission File No. 0-26176).**

10.35*

DISH Network Corporation 2009 Stock Incentive Plan (incorporated by reference to Appendix A to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed March 31, 2009, Commission File No. 000-26176).**

10.36*

Amended and Restated DISH Network Corporation 2001 Nonemployee Director Stock Option Plan (incorporated by reference to Appendix B to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed March 31, 2009, Commission File No. 000-26176).**

10.37*

Amended and Restated DISH Network Corporation 1999 Stock Incentive Plan (incorporated by reference to Appendix C to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed March 31, 2009, Commission File No. 000-26176).**

4

EXHIBIT NO.	DESCRIPTION

10.38*

Amended and Restated DISH Network Corporation 1995 Stock Incentive Plan (incorporated by reference to Appendix D to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed March 31, 2009, Commission File No. 000-26176).**

10.39*

Professional Services Agreement, dated August 4, 2009, between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q of EchoStar Corporation for the quarter ended September 30, 2009, Commission File No. 001-33807).****

10.40*

Allocation Agreement, dated August 4, 2009, between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.4 to the Quarterly Report on Form 10-Q of EchoStar Corporation for the quarter ended September 30, 2009, Commission File No. 001-33807).

10.41*

NIMIQ 5 Whole RF Channel Service Agreement, dated September 15, 2009, between Telesat Canada and EchoStar Corporation (incorporated by reference from Exhibit 10.30 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).****

10.42*

NIMIQ 5 Whole RF Channel Service Agreement, dated September 15, 2009, between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.31 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).****

10.43*

Amendment to Form of Satellite Capacity Agreement (Form A) between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.34 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).

10.44*

Amendment to Form of Satellite Capacity Agreement (Form B) between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.35 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).

10.45*

EchoStar XVI Satellite Capacity Agreement between EchoStar Satellite Services L.L.C. and DISH Network L.L.C. (incorporated by reference from Exhibit 10.36 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).****

10.46*

Assignment of Rights Under Launch Service Contract from EchoStar Corporation to DISH Orbital II L.L.C. (incorporated by reference from Exhibit 10.37 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).

10.47*

Cost Allocation Agreement, dated April 29, 2011, between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q of EchoStar Corporation for the quarter ended June 30, 2011, Commission File No. 001-33807).

10.48*

Settlement and Patent License between TiVo Inc. and DISH Network Corporation and EchoStar Corporation, dated as of April 29, 2011 (incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q/A of EchoStar Corporation filed February 21, 2012, Commission File No. 001-33807).****

10.49*

QuetzSat-1 Transponder Service Agreement, dated November 24, 2008, between EchoStar 77 Corporation, a direct wholly-owned subsidiary of EchoStar Corporation, and DISH Network L.L.C. (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).****

10.50*

Receiver Agreement dated January 1, 2012 between Echosphere L.L.C. and EchoStar Technologies L.L.C. (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2012, Commission File No.  0-26176) ****

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EXHIBIT NO.	DESCRIPTION

10.51*

Broadcast Agreement dated January 1, 2012 between EchoStar Broadcasting Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2012, Commission File No.  0-26176) ****

10.52*

Confidential Settlement Agreement and Release dated as of October 21, 2012 by and between Voom HD Holdings LLC and CSC Holdings, LLC, on the one hand, and DISH Network L.L.C., on the other hand, and for certain limited purposes, DISH Media Holdings Corporation, MSG Holdings, L.P., The Madison Square Garden Company and EchoStar Corporation (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended September 30, 2012, Commission File No. 0-26176).****

10.53*

Description of the 2013 Long-Term Incentive Plan dated November 30, 2012 (incorporated by reference to the Current Report on Form 8-K of DISH Network Corporation filed December 6, 2012, Commission File No. 0-26176).**

10.54*

Amendment to EchoStar XVI Satellite Capacity Agreement between EchoStar Satellite Services L.L.C. and DISH Network L.L.C. dated December 21, 2012 (incorporated by reference from Exhibit 10.62 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2012, Commission File No. 0-26176).****

12.1(H)	Statement regarding computation of ratio of earnings to fixed charges.

21(H)	Subsidiaries of DISH DBS Corporation.

23.1(H)	Consent of KPMG LLP.

23.2(H)	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

24.1(H)	Powers of Attorney (included on the signature pages hereto).

25.1(H)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the Indenture governing the 2018 Notes.

25.2(H)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the Indenture governing the 2020 Notes.

99.1(H)	Form of Letter of Transmittal.

99.2(H)	Form of Notice of Guaranteed Delivery.

101***

The following materials from (A) the Annual Report on Form 10-K of DISH DBS Corporation for the year ended December 31, 2012, filed on March 6, 2013, formatted in eXtensible Business Reporting Language (“XBRL”): (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Operations and Comprehensive Income (Loss), (iii) Consolidated Statement of Changes in Stockholder’s Equity (Deficit), (iv) Consolidated Statements of Cash Flows, and (v) related notes to these financial statements and (B) the Quarterly Report on Form 10-Q of DISH DBS Corporation for the quarter ended March 31, 2013, filed on May 13, 2013, formatted in XBRL: (i) Condensed Consolidated Balance Sheets, (ii) Condensed Consolidated Statements of Operations and Comprehensive Income (Loss), (iii) Condensed Consolidated Statements of Cash Flows and (iv) related notes to these financial statements.

(H)	Filed Herewith.
*	Incorporated by reference.
**	Constitutes a management contract or compensatory plan or arrangement.
***

In accordance with Regulation S-T, the information in this Exhibit 101 shall not be deemed “filed” for the purposes of section 18 of the Exchange Act or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by the specific reference in such filing.

****	Certain portions of the exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

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